AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1999
                                                   REGISTRATION NO. 333-52599

                                                                   -333-52599-10
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              THE HOLT GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                      4400                     23-2932358
 (State or Incorporation)       (Primary Standard            (I.R.S. Employer
                                    Industrial            Identification Number)
                               Classification Code
                                     Number)

                            ------------------------

            101 SOUTH KING STREET, GLOUCESTER CITY, NEW JERSEY 08030
                                 (609) 742-3000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                      SEE TABLE OF ADDITIONAL REGISTRANTS
                            ------------------------

                             JOHN A. EVANS, ESQUIRE
                  GENERAL COUNSEL, VICE PRESIDENT & SECRETARY
                              THE HOLT GROUP, INC.
                             101 SOUTH KING STREET
                       GLOUCESTER CITY, NEW JERSEY 08030
                                 (609) 742-3000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                With a copy to:
                            Lisa D. Kabnick, Esquire
                           Robert A. Friedel, Esquire
                              Pepper Hamilton LLP
                             3000 Two Logan Square
                             18th and Arch Streets
                        Philadelphia, Pennsylvania 19103
                                 (215) 981-4000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: A soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                             ADDITIONAL REGISTRANTS

                                                                                            ADDRESS, INCLUDING ZIP
                                                                                             CODE, AND TELEPHONE
    EXACT NAME OF         STATE OR OTHER       PRIMARY STANDARD                             NUMBER, INCLUDING AREA
    REGISTRANT AS        JURISDICTION OF          INDUSTRIAL           IRS EMPLOYER         CODE, OF REGISTRANTS'
  SPECIFIED IN ITS        CORPORATION OR        CLASSIFICATION        IDENTIFICATION         PRINCIPAL EXECUTIVE
       CHARTER             ORGANIZATION          CODE NUMBER              NUMBER                   OFFICES
---------------------  --------------------  --------------------  --------------------  ----------------------------
Holt Cargo Systems,          Delaware                4491               23-1664146       101 South King Street
Inc.                                                                                     Gloucester City, New Jersey
                                                                                         (609) 742-3000

Holt Hauling and           Pennsylvania              6519               22-1646716       101 South King Street
Warehousing System,                                                                      Gloucester City, New Jersey
Inc.                                                                                     (609) 742-3000

Murphy Marine                Delaware                4491               51-0355907       101 South King Street
Services, Inc.                                                                           Gloucester City, New Jersey
                                                                                         (609) 742-3000

Wilmington                   Delaware                4491               51-0123806       101 South King Street
Stevedores, Inc.                                                                         Gloucester City, New Jersey
                                                                                         (609) 742-3000

San Juan                     Delaware                6519               52-2098606       101 South King Street
International                                                                            Gloucester City, New Jersey
Terminals, Inc.                                                                          (609) 742-3000

SJIT, Inc.                   Delaware                4491               52-2098607       101 South King Street
                                                                                         Gloucester City, New Jersey
                                                                                         (609) 742-3000

NPR, Inc.                    Delaware                4424               22-3357134       212 Fernwood Ave.
                                                                                         Edison, NJ 08837
                                                                                         (732) 225-2121

NPR-Navieras                 Delaware                4499               22-3357120       212 Fernwood Ave.
Receivables, Inc.                                                                        Edison, NJ 08837
                                                                                         (732) 225-2121

NPR Holding                  Delaware                4400               22-3351317       212 Fernwood Ave.
Corporation                                                                              Edison, NJ 08837
                                                                                         (732) 225-2121

NPR S.A., Inc.               Delaware                4412               22-3549966       212 Fernwood Ave.
                                                                                         Edison, NJ 08837
                                                                                         (732) 225-2121

Information Contained Herein is Subject to Completion or Amendment. A Registration Statement Relating to These Securities Has Been Filed with the Securities and Exchange Commission. These Securities May Not Be Sold Nor May Offers to Buy Be Accepted Prior to the Time the Registration Statement Becomes Effective. This Prospectus Shall Not Constitute an Offer to Sell or the Solicitation of an Offer to Buy Nor Shall There Be Any Sale of These Securities in Any State in Which Such Offer, Solicitation or Sale Would Be Unlawful Prior to Registration or Qualification under the Securities Laws of Any Such State.





                   SUBJECT TO COMPLETION, DATED JUNE 11, 1999

PROSPECTUS

                               OFFER TO EXCHANGE
                          9 3/4% SENIOR NOTES DUE 2006
                  ($140,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                          FOR ANY AND ALL OUTSTANDING
                        9 3/4% SENIOR NOTES DUE 2006 OF

                              THE HOLT GROUP, INC.

                    GUARANTEED BY HOLT CARGO SYSTEMS, INC.,
                   HOLT HAULING AND WAREHOUSING SYSTEM, INC.,
           MURPHY MARINE SERVICES, INC., WILMINGTON STEVEDORES, INC.,
         SAN JUAN INTERNATIONAL TERMINALS, INC., SJIT, INC., NPR, INC.,
            NPR-NAVIERAS RECEIVABLES, INC., NPR HOLDING CORPORATION
              AND NPR S.A., INC. (COLLECTIVELY, THE "GUARANTORS")

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
[                 , 1999] (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE").

     The Holt Group, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the"Letter of Transmittal") to exchange its outstanding 9 3/4% Senior Notes Due 2006 (the "Old Notes"), of which $140,000,000 aggregate principal amount is outstanding as of the date hereof, for a like aggregate principal amount of its newly issued
9 3/4% Senior Notes Due 2006, which have been registered under the Securities Act of 1933, as amended (the "New Notes"). The New Notes are being offered hereby in order to satisfy certain obligations of the Company under the Registration Rights Agreement (the "Registration Rights Agreement"), dated January 21, 1998, among Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"), the Company and the Guarantors. The form and terms of the New Notes will be the same as those of the Old Notes except that the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and consequently will not be subject to certain transfer restrictions, registration rights and related liquidated damages provisions applicable to the Old Notes. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of an indenture (the "Indenture"), dated as of January 21, 1998, among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Indenture provides for the issuance of both the Old Notes and the New Notes. The Old Notes and the New Notes are referred to herein collectively as the "Notes" and holders of the Notes are sometimes referred to herein as the "Holders."

     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement. The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
    COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
       UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1999

                               TABLE OF CONTENTS

Available Information.......................................    1
Disclosure Regarding Forward-Looking Statements.............    2
Prospectus Summary..........................................    3
Risk Factors................................................   17
The Acquisition and the Refinancings........................   27
Reorganization of the Company...............................   28
The Exchange Offer..........................................   29
Capitalization..............................................   37
Selected Historical Financial Data..........................   38
Management's Discussion and Analysis of Financial Condition
  and Results of
  Operations................................................   39
Business....................................................   54
Management..................................................   73
Certain Transactions........................................   78
Sole Stockholder............................................   79
Description of Certain Indebtedness.........................   79
Description of New Notes....................................   84
Certain United States Federal Income Tax Considerations.....  111
Plan of Distribution........................................  114
Legal Matters...............................................  115
Experts.....................................................  115
Change of Accountants.......................................  115

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement (which term shall include any amendments thereto) on Form S-4 under the Securities Act (the "Registration Statement") with respect to the securities offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Each statement made in this Prospectus referring to a document filed as an exhibit or schedule to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to the exhibit or schedule for a complete statement of its terms and conditions. In addition, upon the effectiveness of the Registration Statement filed with the Commission, the Company and the Guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, the Company will file periodic reports and other information with the Commission relating to its business, financial statements and other matters, including therein, where applicable, financial statements of the Guarantors. Any interested parties may inspect and/or copy the Registration Statement, its schedules and exhibits, and other information filed in connection therewith, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The obligations of the Company and the Guarantors under the Exchange Act to file periodic reports and other information with the Commission may, to the extent that such obligations arise from the registration of the New Notes, be suspended, under certain circumstances, if the New Notes are held of record by fewer than 300 holders at the beginning of any fiscal year and are not listed on a national securities exchange. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) all annual, quarterly and current reports that the Company is or would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, for so long as the Company or any Guarantor is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any registrable securities remain outstanding, the Company and the Guarantors have agreed that they will comply with the reporting obligations under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder, and that if it ceases to be required to file periodic reports thereunder, it will upon the request of any holder of registrable securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such holder to sell its registrable securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, including the "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections, contains "forward-looking statements," which can be identified by the use of forward-looking terminology, such as "may," "intend," "will," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. In particular, any statement, express or implied, concerning future operating results or the ability to generate revenues, income or cash flow to service the Notes are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. All forward-looking statements are expressly qualified by such cautionary statements. See "Risk Factors."

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere herein. This summary is qualified in its entirety by reference to such information. Unless otherwise expressly stated or the context otherwise requires, (i) the "Issuer" refers to The Holt Group, Inc.; (ii) "Holt" refers to the following direct and indirect wholly owned subsidiaries of the Issuer (the "Holt Subsidiaries"): Holt Hauling and Warehousing System, Inc., Holt Cargo Systems, Inc., The Riverfront Development Corporation, Murphy Marine Services, Inc., Wilmington Stevedores, Inc. (a wholly-owned subsidiary of Murphy Marine Services, Inc.) San Juan International Terminals, Inc. and SJIT, Inc. and; (iii) "NPR" refers to the following direct and indirect wholly owned subsidiaries of the Issuer: NPR Holding Corporation, NPR-Navieras Receivables, Inc. and NPR, Inc.; and (iv) the "Company" refers to the consolidated entity consisting of the Issuer, Holt and NPR.

                                  THE COMPANY


     The Company is a leading provider of integrated cargo transportation and logistics management services in the United States. The Company's predecessor was founded in 1926 by Leo A. Holt, Sr., and the Company is wholly owned by his son, Thomas J. Holt, Sr., the Company's Chairman, President and Chief Executive Officer. Through Holt, the Company owns and operates marine terminal facilities, including the largest private integrated marine terminal complex in the United States, and provides related services. Through NPR, which commenced operations through its predecessor in 1974 and was acquired by the Company on November 20, 1997 (the "Acquisition"), the Company is a leading operator of cargo ships in the U.S.-Puerto Rico market under the trade name "Navieras." NPR provides containerized cargo transportation and related services between the United States, Puerto Rico, and the Caribbean. The Company's revenues, EBITDA (as defined herein) and net income for the three months ended March 31, 1999 were $95.3 million, $19.6 million and $9.3 million, respectively. At March 31, 1999, the Company had outstanding $280.2 million of consolidated indebtedness, of which $140.2 million was secured indebtedness to which the Notes were effectively subordinated. In addition, at March 31, 1999, the Company had outstanding guarantees of third-party debt totaling $31.6 million, all of which was secured by assets of the Company, and to which the Notes were effectively subordinated.


     Through Holt, the Company offers a variety of cargo services, including stevedoring (the loading and unloading of ships), warehousing (the storage of cargo) and inland trucking. Holt also leases port facilities to third-party stevedores, warehousemen and other lessees (the "Lessee-Operators"). These services are performed at three facilities (the "Holt Facilities"), all of which are located on the Delaware River, a key waterway for commerce on the East Coast of the United States. The Gloucester Marine Terminal (the "Gloucester Facility") in Gloucester City, New Jersey, is owned by the Company and is leased to the Lessee-Operators. The Packer Avenue Marine Terminal (the "Packer Avenue Facility") in Philadelphia, Pennsylvania, which is owned by an agency of the Commonwealth of Pennsylvania, is subleased by the Company for a term expiring in 2040 (including all renewal options). At the Packer Avenue Facility, Holt provides stevedoring, warehousing and inland transportation of containerized and other cargoes. The Company provides stevedoring services at the Port of Wilmington, Delaware (the "Wilmington Facility"), owned by an agency of the State of Delaware, where the Company's subsidiary, Wilmington Stevedores, Inc. ("Wilmington Stevedores"), has operated since 1974. In 1998, the Company and the Lessee-Operators loaded and/or discharged an aggregate of 823 ships and 6.0 million tons of cargo at the Holt Facilities.

     Since inception, the Company has invested over $130.0 million in the Gloucester Facility and the Packer Avenue Facility. The Gloucester Facility features 4,200 lineal feet of deep water frontage, 18 warehouses with approximately one million square feet of dry space and approximately one million square feet of refrigerated space, and two container cranes. The Packer Avenue Facility features 3,800 lineal feet of deep water frontage, three dry warehouses with approximately 278,000 square feet of storage space, one refrigerated warehouse with approximately 168,000 square feet of storage space and five container cranes. With the most refrigerated warehouse space of any marine terminal operator in the United States, the Company believes it is currently the leader in providing refrigerated facilities and related services in the United States, with a substantial portion of the frozen beef and fruit imported by ship to the East Coast passing through the Holt Facilities. The Company believes it is the leading contract stevedore in the Wilmington Facility, as it handled in excess of 95% of the aggregate container volume and approximately 75% of the aggregate tonnage of cargo handled in the Wilmington Facility during 1998.

     Through NPR, the Company is a leading provider of containerized cargo service between the United States, Puerto Rico, and the Caribbean. Containerized cargo encompasses a variety of goods transported in standard sized containers. NPR currently operates four ships to provide service three times per week between San Juan, Puerto Rico and the United States via the port of Jacksonville, Florida and weekly service between San Juan and the port of Philadelphia, Pennsylvania. These two ports of entry provide efficient gateways to major commercial areas throughout the United States and Canada, ranging from the New York metropolitan area to the West Coast. In addition, through charter arrangements, NPR provides service two times a week between San Juan and the Dominican Republic and also, through a slot charter arrangement (i.e. the use of space on another carrier's vessel), services the Caribbean island of Trinidad and the United States Virgin Islands.

     NPR's predecessor was formed in 1974 by the Puerto Rico Government and was sold to an investor group (including certain members of NPR's current management) in March 1995 (the "Privatization"). Following the Privatization, NPR's management team significantly improved the operating performance of NPR by implementing a strategic turnaround plan which consisted of increasing its share of the cargo transported between the United States and Puerto Rico and reducing its operating costs. During 1998, NPR transported approximately 32.9% of the fully containerized cargo carried between the United States and Puerto Rico, as compared to approximately 31.8% of such cargo during 1997. After the Privatization, NPR reduced the number of vessels in continuous operation from five to four and the number of ports of call in the United States from five to two while at the same time increasing the aggregate volume of cargo carried. In addition, NPR consolidated customer service activities into one service center located in Tampa, Florida, and trimmed corporate overhead by reducing the headcount from 676 at the time of the Privatization to 387 at December 31, 1998. Additional savings were realized through lower intermodal transportation costs due to commitment of higher cargo volumes to railroads and trucking companies, reduced advertising costs and elimination of excess container capacity. As a result of these initiatives, NPR's EBITDA increased from $8.2 million for the year ended January 5, 1997 to $13.1 million for the period beginning January 6, 1997 and ended November 20, 1997, while for the same periods its revenues decreased from $269.1 million to $245.3 million and its net income increased from a loss of $14.9 million to net income of $1.5 million.

     The Company believes numerous benefits have resulted and will continue to result from integration of the operations of Holt and NPR, including cost savings and new revenue opportunities. Integration commenced immediately upon consummation of the Acquisition when the Company relocated NPR's northeastern port of call from Elizabeth, New Jersey to the Packer Avenue Facility, and the integration is continuing. The Acquisition also provides opportunities for the Company to cross-market its expanded services to Holt's and NPR's respective customer bases. The Company believes that these expanded services create new revenue opportunities both in its existing markets and through expansion into new markets.

OPERATING STRENGTHS

     The Company's objective is to maintain and enhance its position as a leading provider of integrated cargo transportation and logistics management services, and to expand its service offerings through controlled internal growth. The Company intends to achieve its objective by capitalizing on the following operating strengths:

  MARKET LEADERSHIP

     Holt and NPR are leaders in their respective businesses and the Company believes that each has significant opportunities to continue to enhance its market position. Over its 70-year history, Holt has established itself as a market leader by pursuing a niche-market strategy that focuses on certain segments of the cargo handling industry. For example, the Holt Facilities provide the largest amount of refrigerated warehouse space of any marine terminal operator in the United States, handling a substantial portion of the frozen beef and fruit imported by ship to the East Coast. The Holt Facilities became leaders in the handling of refrigerated cargo as a result of Holt's investment in extensive refrigerated warehousing facilities and development of expertise in the optimal methods of handling such cargo. NPR also attained a leading position by implementing a successful operational turnaround since the Privatization which has resulted in an increase in its market share. During 1998, NPR ranked first overall, having transported approximately 32.9% of the fully containerized cargo carried between the United States and Puerto Rico. Further improvements in NPR's market position are expected both from continued emphasis on elements of the turnaround plan and entry into new market segments. In order to facilitate its expansion to the 53-foot "big-box" container market, NPR has recently completed the modification of two of its vessels to accommodate 53-foot containers in addition to all other standard-sized containers, and the Company expects to enter this market in late 1999. This "big box" segment, which the Company believes has attractive growth prospects, currently constitutes approximately 11.8% of the container market between the United States and Puerto Rico. See "Business -- NPR -- Overview of Operations" and "Risk Factors -- Growth Strategies."

  LONG-TERM COMPETITIVE ADVANTAGES

     The Company possesses certain long-term competitive advantages to help sustain its leading market positions. Holt's competitive advantages include the following: (i) control of scarce waterfront property through its ownership of the Gloucester Facility and its long-term lease of the Packer Avenue Facility;
(ii) availability of extensive warehouse space, especially refrigerated warehouse space; (iii) efficient operations derived from years of experience and expertise; and (iv) superior customer service driven primarily by advanced capabilities in logistics and management information systems, such as the cargo tracking system ("CTS") offered to customers at the Holt Facilities. NPR's competitive advantages include the following: (i) the quality of its service, including its high-speed vessel service and its efficient routing system; (ii) long-term customer relationships; (iii) control of approximately 60% of the available waterfront container terminal facilities at Puerto Nuevo, San Juan, the largest container port in Puerto Rico, which allows for the growth of the Company's third-party stevedoring business; and (iv) the requirement that only vessels meeting the requirements of the Jones Act (the "Jones Act") be used in the domestic trade (i.e., generally, the ships must be United States built, owned and crewed). All of NPR's ships meet such requirements, and the limited availability of such vessels in the marketplace creates a competitive advantage for NPR.

  HIGH QUALITY, VALUE-ADDED SERVICES

     The Company provides high quality, value-added services to its customers. CTS offers customers at the Holt Facilities a state-of-the-art bar coding system to provide up-to-the-minute tracking of cargo that can be accessed by customers remotely via modem. Services and facilities offered at the Holt Facilities are attractive to customers due to (i) the ability to stevedore, warehouse and transport cargo at the same facility, which gives customers flexibility and convenience, (ii) the availability of specialized services, including extensive refrigerated storage space, and (iii) the efficiency of the operations at the Holt Facilities which provide reliability and cost efficiency for customers. Holt's stevedoring operations at the Packer Avenue Facility achieve productivity levels of up to 30 container lifts per hour and truck turnaround time of 30 minutes or less. The Company believes that these productivity measures are superior to those of other operators in competing ports such as New York and Baltimore. In addition, in connection with NPR's comprehensive operational turnaround since the Privatization, NPR has improved the quality and enhanced the value of its services by, among other things, (i) consolidating its customer service functions in one location to monitor and maintain consistently high quality customer service, (ii) enhancing the on-time performance of its high speed vessel service, and (iii) offering efficient intermodal connections to trucking and rail carriers.

  SIGNIFICANT BENEFITS OF THE ACQUISITION

     The Company believes the Acquisition creates significant opportunities to realize cost savings and capitalize on new revenue opportunities.

     o Cost savings. The Company believes the combination of Holt and NPR has created significant cost saving opportunities, including savings resulting from the relocation of NPR's northeastern port of call from Elizabeth, New Jersey to Philadelphia, Pennsylvania and efficiencies to be realized from improving NPR's stevedoring operations in San Juan. NPR initiated service on November 20, 1997 to the Packer Avenue Facility. In addition, the Company believes that it can significantly improve the efficiency of its stevedoring operations in San Juan, by, among other things, the move in the third quarter of 1998 of two of Holt's high-speed cranes to that terminal. These cranes are capable of lifting larger containers, stacking containers on vessels an additional tier higher and operating at greater speeds and with less maintenance than the cranes previously operated by NPR.

     o Revenue opportunities. The combination of Holt and NPR has created significant opportunities for growth in revenues upon completion of the integration of the operations of Holt and NPR, with little additional capital investment. Foremost among these opportunities is the ability to cross market Holt's and NPR's services to each other's customer base. The Company now positions itself as a one-stop solution to its customers' cargo transportation and handling needs. When CTS is integrated into NPR's operations, the Company will have the ability to offer this feature to all customers shipping to and from Puerto Rico, which the Company believes will give NPR a competitive advantage. The CTS technology will also enhance the Company's stevedoring business in San Juan, where it currently handles third-party ships in addition to its own. In addition, the move in the third quarter of 1998 of two of Holt's high-speed cranes to San Juan will allow the Company to increase its third-party stevedoring business, an incrementally profitable element of the Company's strategic growth plan.

     The Company intends to expand its services, grow its businesses and increase its revenues and cash flow primarily through controlled internal growth that capitalizes on the foregoing operating strengths. In addition, although the Company is not seeking actively to make acquisitions, the Company may, from time to time, make opportunistic acquisitions of complementary businesses that the Company believes will enhance its ability to provide fully integrated and value-added cargo transportation services to its customers.

                      THE ACQUISITION AND THE REFINANCINGS

     On November 20, 1997, the Company acquired NPR's outstanding common stock for an aggregate purchase price of $69.0 million. In connection with the Acquisition, the Company also repaid $39.7 million of NPR's outstanding indebtedness, repaid $31.6 million of Holt's outstanding indebtedness and redeemed NPR's outstanding preferred stock for $0.7 million (collectively, the "Refinancings"). The Company obtained the funds required to complete the Acquisition and the Refinancings from (i) the issuance of 10.5% senior unsecured increasing rate notes (the "Bridge Notes") to an affiliate of the Initial Purchaser in the principal amount of $100.0 million, (ii) the issuance of 12.5% subordinated unsecured increasing rate notes to the former shareholders of NPR in the principal amount of $25.0 million (the "Seller Notes"), and (iii) the sale/leaseback of certain NPR containers, gensets and chassis that generated cash proceeds of $24.0 million. See "The Acquisition and the Refinancings."

     The following table sets forth the sources and uses of funds in connection with the Acquisition and the Refinancings. See "Description of Certain Indebtedness."

                                                              (DOLLARS IN MILLIONS)
                                                              ---------------------
SOURCES OF FUNDS:
  Sale/leaseback of equipment...............................         $ 24.0
  Seller Notes..............................................           25.0
  Bridge Notes..............................................          100.0
                                                                     ------
     Total Sources..........................................         $149.0
                                                                     ======

USES OF FUNDS:
  Purchase NPR common stock.................................         $ 69.0
  Refinance NPR debt........................................           39.7
  Redeem NPR preferred stock................................            0.7
  Refinance Holt debt.......................................           31.6
  Transaction expenses......................................            4.8
  Working capital...........................................            3.2
                                                                     ------
     Total Uses.............................................         $149.0
                                                                     ======

                         REORGANIZATION OF THE COMPANY

     The Issuer was capitalized in October 1997 to consolidate the operations of the Holt Subsidiaries under the Issuer. On October 31, 1997, Thomas J. Holt, Sr. contributed all of the outstanding shares of capital stock of each of the Holt Subsidiaries to the Issuer, all of the outstanding stock of which is owned by Mr. Holt (the "Reorganization"). Following the Reorganization, each of the Holt Subsidiaries became a direct or indirect wholly-owned subsidiary of the Issuer. See "Reorganization of the Company."

     The Issuer was incorporated under the laws of the State of Delaware in 1997. The Issuer and all of its subsidiaries are treated for federal and certain state income tax purposes as S corporations under subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Company's taxable income is reported by and taxed directly to the Company's sole shareholder. The Company's headquarters are located at 101 South King Street, Gloucester City, New Jersey 08030, and its telephone number is (609) 742-3000.

                    INVESTMENT IN ATLANTIC CONTAINER LINE AB

     In early 1997, The Riverfront Development Corporation ("Riverfront"), a wholly owned subsidiary of the Issuer, purchased approximately 1.1 million shares (subsequently converted into 2.2 million shares as a result of a 2-for-1 stock split) (the "ACL Shares"), or approximately 17% of the outstanding shares, of Atlantic Container Line AB ("ACL"), a Swedish shipping line publicly traded on The Oslo Stock Exchange, for a total of approximately $23.5 million. ACL operates five roll-on, roll-off container ships between North America and Europe. Riverfront is not a Guarantor of the Notes.

     In May and June, 1998, Riverfront purchased options to acquire up to an aggregate of 1.5 million shares of ACL at 102.50 Norwegian krone (approximately $13.30) per share. The options were scheduled to expire as to 1.2 million shares on March 1, 1999 and as to 325,000 shares on March 18, 1999. Riverfront paid
39.1 million krone (approximately $5.2 million) for the option, approximating the amount received by Riverfront in April 1998 as a dividend with respect to the ACL shares. Prior to the expiration dates of the options, Riverfront entered into new option agreements for the 1.5 million shares of ACL and paid 72.4 million krone (approximately $9.3 million) for the new options, which are now scheduled to expire on December 1, 1999. It is Riverfront's intent to dividend to the Issuer the ACL shares and options it owns subject to all indebtedness of Riverfront related to the shares and options and also subject to receiving all necessary governmental and third party consents for ultimate distribution to the sole shareholder of the Issuer. As of March 31, 1999, such indebtedness amounted to $24.4 million, of which $9.0 million was payable to a bank and $15.4 million was payable to other subsidiaries of the Issuer. In conjunction with the distribution, the sole shareholder of the Issuer shall assume such indebtedness and agree to pay the portion payable to the Company ($15.4 million) prior to December 31, 1999. In the event Riverfront does not complete the dividend, it would be the Company's intent to otherwise liquidate these marketable securities.


     The market value of the ACL shares as of June 10, 1999 was $11.00 per share. The market value of the Company's investment in ACL (including the options) as of June 10, 1999 was approximately $30.3 million, representing a decrease of $1.0 million from the March 31, 1999 value. Riverfront financed a portion of its investment in ACL with funds borrowed from Finansbanken ASA, of which $8.9 million was outstanding as of March 31, 1999.


                           ISSUANCE OF THE OLD NOTES

     The Old Notes were issued in a transaction (the "Offering") pursuant to which the Company issued an aggregate of $140.0 million principal amount of the Old Notes to the Initial Purchaser on January 21, 1998 (the "Closing Date") pursuant to a Purchase Agreement, dated January 21, 1998 (the "Purchase Agreement") among the Company, the Guarantors and the Initial Purchaser. The net proceeds of the Offering, after deducting underwriting discounts and offering expenses, were approximately $135.0 million. Approximately $101.8 million of the net proceeds was used to repay the Bridge Notes, including accrued interest of $1.8 million and $25.5 million was used to repay the Seller Notes, including accrued interest of $0.5 million. The balance of the net proceeds of the Offering have been and are being used for working capital and general corporate purposes. See "The Acquisition and the Refinancings." The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and certain other exemptions under the Securities Act. The Company, the Guarantors and the Initial Purchaser also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer -- Purpose and Effect."

                               THE EXCHANGE OFFER

The Exchange Offer..................The Company is offering, upon the terms and subject to the conditions set forth herein and in the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 9 3/4% Senior Notes due 2006 (the "New Notes," and together with the Old Notes, sometimes collectively referred to herein as the "Notes") for each $1,000 in principal amount of the outstanding Old Notes (the "Exchange Offer"). As of the date of this Prospectus, $140.0 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the Indenture for all Notes. As of March 31, 1999, CEDE & Co. ("CEDE") was the sole registered holder of the Old Notes and held $140.0 million of aggregate principal amount of the Old Notes for 30 of its participants. See "The Exchange Offer -- Terms of the Exchange Offer."

Expiration Date.....................5:00 p.m., New York City time, on
                                    ________________, 1999, as the same may be
                                    extended. See "The Exchange Offer --
                                    Expiration Date; Extensions; Amendments."

Conditions of the Exchange Offer....The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the condition that it does not violate any applicable law or interpretation of the staff of the Commission. In addition, as a condition to its participation in the Exchange Offer, each Holder of Old Notes will be required to furnish certain written representations to the Company and the Guarantors. See "The Exchange Offer -- Conditions of the Exchange Offer."

Termination of Certain Rights.......Pursuant to the Registration Rights
                                    Agreement and the Old Notes, Holders of Old
                                    Notes (i) have rights to receive Liquidated
                                    Damages (as defined herein) and (ii) have certain rights intended for the holders of unregistered securities. "Liquidated
                                    Damages" means an amount equal to $0.05 per week per $1,000 in principal amount of old Notes held by such Holder (amounting to $1,000 per day in the aggregate for the $140.0 million principal amount of Notes outstanding) for each week or portion thereof that a Registration Default (as defined herein) continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week, per $1,000 in principal amount of Transfer Restricted Securities. The Company shall not be required to pay liquidated damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. See "The Exchange Offer -- Termination of Certain Rights," "-- Procedures for Tendering Old Notes" and

                                    "Description of New Notes -- Registration
                                    Rights; Liquidated Damages."

Accrued Interest on the Old Notes...The New Notes will bear interest at a rate equal to 9 3/4% per annum from and including their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of original issuance of the Old Notes or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which accrues at the rate of 9 3/4% per annum, will cease to accrue on the day prior to the issuance of the New Notes.

Procedures for Tendering Old Notes..Unless a tender of Old Notes is effected pursuant to the procedures for book-entry transfer as provided herein, each Holder desiring to accept the Exchange Offer must complete and sign the Letter of Transmittal, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or deliver the Letter of Transmittal, together with the Old Notes and any other required documents (such as evidence of authority to act, if the Letter of Transmittal is signed by someone acting in a fiduciary or representative capacity), to the Exchange Agent (as defined) at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any Beneficial Owner (as defined) of the Old Notes whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender Old Notes in the Exchange Offer, should instruct such entity or person to promptly tender on such Beneficial Owner's behalf. See "The Exchange Offer -- Procedures for Tendering Old Notes." By tendering Old Notes for exchange, each registered holder will represent to the Company that, among other things, (i) neither the Holder nor any Beneficial Owner is an affiliate of the Company or any Guarantor within the meaning of Rule 405 under the Securities Act, (ii) any New Notes to be received by the Holder or any Beneficial Owner are being acquired in the ordinary course of business, and (iii) neither the Holder nor any Beneficial Owner has an arrangement or understanding with any person to participate in the distribution of the New Notes.

Guaranteed Delivery Procedures......Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See "The Exchange Offer -- Procedures for Tendering Old Notes -- Guaranteed Delivery Procedures."

Acceptance of Old Notes and Delivery
  of New Notes......................Upon satisfaction or waiver of all conditions of the Exchange Offer, the
                                    Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as soon as practicable after acceptance of the Old Notes. See "The Exchange Offer -- Acceptance of Old Notes for Exchange; Delivery of New Notes."

Withdrawal Rights...................Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal Rights."

Certain Federal Income Tax
  Considerations....................Generally, the exchange pursuant to the
                                    Exchange Offer will not be a taxable event for federal income tax purposes. See "Certain United States Federal Income Tax Considerations -- The Exchange Offer."

The Exchange Agent..................The Bank of New York is the exchange agent
                                    (in such capacity, the "Exchange Agent").
                                    The address and telephone number of the
                                    Exchange Agent are set forth in "The
                                    Exchange Offer -- The Exchange Agent;
                                    Assistance."

Fees and Expenses...................All expenses incident to the Company's consummation of the Exchange Offer and
                                    compliance with the Registration Rights
                                    Agreement will be borne by the Company. See
                                    "The Exchange Offer -- Solicitation of
                                    Tenders; Fees and Expenses."

Resales of the New Notes............Based on interpretations by the staff of the
                                    Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Holder (other than (i) a broker-dealer who purchased the Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company or any Guarantor within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                            DESCRIPTION OF NEW NOTES

     The Old Notes were issued under an indenture, dated as of January 21, 1998 (the "Indenture"), among the Company, the Guarantors and the Trustee. The New Notes will be issued under the Indenture as it relates to the New Notes. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) subject to certain limited exceptions, holders of New Notes will not be entitled to Liquidated Damages otherwise payable under the terms of the Registration Rights Agreement in respect of Old Notes held by such holders during any period in which a Registration Default is continuing, and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the delivery of New Notes by the Company to the Registrar under the Indenture in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "-- Procedures for Tendering Old Notes" and "Description of New Notes."

Notes Offered................................  $140.0 million aggregate principal amount of
                                               9 3/4% Senior Notes due 2006.

Issuer.......................................  The Holt Group, Inc. (for purposes of this section, the "Company")

Maturity Date................................  January 15, 2006.

Interest Rate and Payment Dates..............  Interest on the New Notes will accrue at 9 3/4%
                                               per annum, payable semi-annually in arrears on
                                               January 15 and July 15 of each year, commencing
                                               July 15, 1998.

Ranking......................................  The New Notes will be senior unsecured obligations of the Company and will rank pari
                                               passu with all existing and future
                                               unsubordinated indebtedness of the Company and
                                               senior in right of payment to all existing and
                                               future subordinated indebtedness of the Company.
                                               The New Notes, however, will be effectively
                                               subordinated to secured indebtedness of the
                                               Company and the Guarantors (including
                                               indebtedness under the Revolving Credit Facility
                                               and Other Indebtedness) with respect to the
                                               assets securing such indebtedness. The New Notes
                                               also will be effectively subordinated to claims
                                               of creditors of the Company's subsidiaries,
                                               except to the extent that such subsidiaries are
                                               Guarantors. As of March 31, 1999 the Company had
                                               outstanding $280.2 million of consolidated
                                               indebtedness, of which $140.2 million was
                                               secured indebtedness to which the Notes were
                                               effectively subordinated. See "Description of
                                               Certain Indebtedness."

Optional Redemption..........................  The New Notes will be redeemable in whole or in part, at the option of the Company, at any time
                                               on or after January 15, 2002, at the redemption
                                               prices set forth herein, plus accrued and unpaid
                                               interest and Liquidated Damages, if any, to the
                                               date of redemption. See "Description of the New
                                               Notes -- Optional Redemption." In addition, at
                                               any

                                               time on or before January 15, 2001, the Company
                                               may redeem up to 35% of the sum of the
                                               originally issued aggregate principal amount of
                                               (i) the Notes and (ii) any Additional Notes (as
                                               defined herein) with the net proceeds of a
                                               Public Equity Offering (as defined herein), at a
                                               redemption price equal to 109 3/4% of the
                                               principal amount thereof, plus accrued and
                                               unpaid interest and Liquidated Damages, if any,
                                               to the date of redemption; provided however,
                                               that not less than 65% of the sum of the
                                               originally issued aggregate principal amount of
                                               (i) the Notes and (ii) any Additional Notes is
                                               outstanding immediately after giving effect to
                                               such redemption. See "Description of the New
                                               Notes -- Optional Redemption."

Guarantees...................................  The New Notes will be irrevocably, unconditionally and fully guaranteed on a joint
                                               and several basis, as to the payment of
                                               principal, premium, if any, and interest by
                                               certain of the Company's existing and future
                                               subsidiaries. The guarantees will rank pari
                                               passu with all existing and future
                                               unsubordinated indebtedness of the Guarantors
                                               and senior in right of payment to all existing
                                               and future subordinated indebtedness of the
                                               Guarantors. The obligations of each Guarantor
                                               under its guarantee, however, will be limited in
                                               a manner intended to avoid it being deemed a
                                               fraudulent conveyance under applicable law. See
                                               "Description of the New Notes -- General," "--
                                               Guarantees; Certain Bankruptcy Limitations" and
                                               "-- Certain Covenants."

Change of Control............................  Upon a Change of Control, each holder of New
                                               Notes will have the right to require the Company
                                               to repurchase all or a portion of such holder's
                                               New Notes at a purchase price equal to 101% of
                                               the principal amount thereof, plus accrued and
                                               unpaid interest and Liquidated Damages, if any,
                                               to the date of repurchase. See "Description of
                                               the New Notes -- Certain Covenants."

Certain Covenants............................  The Indenture under which the New Notes will be issued (the "Indenture") contains certain
                                               covenants that, among other things, limits: (i)
                                               the incurrence of additional indebtedness and
                                               the issuance of Disqualified Capital Stock (as
                                               defined herein) by the Company and the
                                               Guarantors; (ii) the payment of dividends on,
                                               and redemption of, capital stock of the Company
                                               and the Guarantors and the redemption of certain
                                               subordinated obligations of the Company and
                                               Guarantors; (iii) restrictions on the ability of
                                               the Subsidiaries of the Company and the
                                               Guarantors to pay dividends or make other
                                               restricted payments; (iv) the incurrence of
                                               liens securing indebtedness; (v) sales of assets
                                               and Subsidiary stock; (vi) transactions with
                                               affiliates; (vii) mergers, consolidations and
                                               transfers of all or substantially all of the
                                               Company's assets; (viii) investments; and (ix)
                                               lines of business. These covenants are subject
                                               to important exceptions and

                                               qualifications. See "Description of the New
                                               Notes -- Certain Covenants."

Registration Rights; Liquidated
  Damages....................................  The Company, the Guarantors and the Initial
                                               Purchaser have entered into a Registration
                                               Rights Agreement pursuant to which the Company
                                               and the Guarantors agreed, for the benefit of
                                               the Holders of the Notes, that they would, at
                                               their cost, (i) no later than April 21, 1998,
                                               file a registration statement under the
                                               Securities Act (an "Exchange Offer Registration
                                               Statement") with the Commission with respect to
                                               a registered offer to exchange (the "Exchange
                                               Offer") the Old Notes for New Notes with terms
                                               substantially identical to the Notes (including
                                               the Guarantees), except that such New Notes will
                                               not contain transfer restrictions, and (ii) use
                                               their best efforts to cause such Exchange Offer
                                               Registration Statement to be declared effective
                                               under the Securities Act no later than July 20,
                                               1998 and to consummate the Exchange Offer within
                                               30 business days after the Exchange Offer
                                               Registration Statement is declared effective.
                                               The Registration Statement, of which this
                                               Prospectus forms part, constitutes the Exchange
                                               Offer Registration Statement. In certain
                                               circumstances, the Company and the Guarantors
                                               will, at their expense, be required to file and
                                               use their best efforts to cause to be declared
                                               effective a shelf registration statement
                                               covering resales of the Notes. If the Company
                                               and the Guarantors fail to satisfy their
                                               registration obligations under the Registration
                                               Rights Agreement, the Company will be required
                                               to pay Liquidated Damages to holders of the Old
                                               Notes under certain circumstances. Liquidated
                                               Damages accrue in the amount of $1,000 per day
                                               in the aggregate for the $140.0 million
                                               principal amount of Notes outstanding during the
                                               first 90 days (and at a greater rate thereafter)
                                               following a Registration Default and cease
                                               accruing when all Registration Defaults are
                                               cured. As a result of the Registration Statement
                                               not yet having been declared effective by the
                                               Commission, Liquidated Damages are accruing,
                                               currently at the rate of $4,000 per day in the
                                               aggregate for the $140.0 million principal
                                               amount of Notes outstanding. See "Description of
                                               New Notes -- Registration Rights; Liquidated
                                               Damages."

Absence of a Public Market for the
  New Notes..................................  The New Notes are new securities for which there is currently no established trading market. The
                                               Company does not intend to apply for listing of
                                               the New Notes on any securities exchange or for
                                               quotation through The Nasdaq Stock Market.
                                               Accordingly, there can be no assurance as to the
                                               development or liquidity of any market for the
                                               New Notes.

Risk Factors.................................  An investment in the New Notes involves a high degree of risk. Prospective investors should
                                               carefully consider the matters set forth under
                                               "Risk Factors."

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following summary historical financial information was derived in part from, and should be read in conjunction with the historical consolidated financial statements of the Company and the historical consolidated financial statements of NPR and the respective notes thereto, "Selected Historical Financial Data," "NPR Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The historical consolidated financial statements of the Company as of and for each of the years ended December 31, 1994 through 1998 have been audited. The summary historical consolidated financial and operating information of the Company for the three month periods ended March 31, 1998 and March 31, 1999 were derived from the unaudited historical consolidated financial statements of the Company, and include, in the opinion of management, all adjustments necessary to present fairly the data for such periods. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results of operations to be expected for the year ending December 31, 1999 or for any future period. The historical consolidated financial statements of NPR for the period beginning March 3, 1995 and ended December 31, 1995, the year ended January 5, 1997 and the period beginning January 6, 1997 and ended November 20, 1997 have been audited.




                                                                                                    THREE MONTHS
                                                        YEAR ENDED DECEMBER 31,                    ENDED MARCH 31,
                                          ----------------------------------------------------   -------------------
                                            1994       1995       1996       1997       1998       1998       1999
                                          --------   --------   --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
COMPANY (1)

INCOME STATEMENT DATA:

  Revenues..............................  $ 54,409   $ 69,350   $ 73,076   $118,998   $370,476   $ 95,765   $ 95,328

  Operating income (loss)...............     8,709     15,173     15,759     18,414     23,562     10,263     14,648

BALANCE SHEET DATA (END OF PERIOD):

  Total assets..........................   145,556    164,754    172,479    382,378    436,230    380,640    453,200

  Total debt............................    88,993     97,159     99,203    213,433    257,814    218,384    280,232

  Equity................................    38,455     44,172     49,422     72,729     59,827     76,247     64,744

OTHER FINANCIAL DATA:

  Ratio of earnings to fixed charges
    (2).................................      1.4x       1.7x       1.7x       1.6x       1.3x       1.8x       2.4x

  EBITDA (3)............................    12,839     19,548     19,784     27,066     49,176     14,787     19,607

  Cash flows provided by (used in)
    operating activities................    (4,039)    (2,810)    17,205     24,533     15,510      7,039     (6,274)

  Cash flows provided by (used in)
    investing activities................     9,743     (3,249)   (16,365)   (87,614)   (57,832)   (18,774)    (8,447)

  Cash flows provided by (used in)
    financing activities................    (7,060)     6,426     (1,419)    67,918     39,137      5,711     22,191

  Interest expense, net.................     6,090      7,875      8,154      9,211     18,780      4,778      5,323

  Depreciation and amortization.........     4,130      4,375      4,025      8,652     16,598      4,524      4,958

  Capital expenditures..................    11,922      6,034      6,936      9,674     19,058      4,735      1,064

MARGINS:

  EBITDA (3)............................      23.6%      28.2%      27.1%      22.7%      13.3%      15.4%      20.6%

  Operating income (loss)...............      16.0       21.9       21.6       15.5        6.4       10.7       15.4


                                                               MARCH 3, 1995     YEAR ENDED    JANUARY 6, 1997
                                                              TO DECEMBER 31,    JANUARY 5,    TO NOVEMBER 20,
                                                                   1995             1997             1997
                                                              ---------------   ------------   ----------------
NPR
INCOME STATEMENT DATA:
  Revenues..................................................     $233,767         $269,097         $245,341
  Operating income (loss)...................................       (6,394)          (6,354)           5,476
BALANCE SHEET DATA (END OF PERIOD):
  Total assets..............................................      161,035          146,135          130,603
  Total debt................................................       49,485           58,717           40,613
  Equity (deficit)..........................................        2,890          (11,989)         (10,496)
OTHER FINANCIAL DATA:
  EBITDA(3).................................................        4,305            8,170           13,094
  Cash flows provided by (used in) operating activities.....        6,429           (7,736)          15,662
  Cash flows provided by (used in) investing activities.....      (63,352)           3,068            3,226
  Cash flows provided by (used in) financing activities.....       58,946            4,495          (18,812)
  Interest expense, net.....................................        5,812            7,171            5,973
  Depreciation and amortization.............................       10,669           14,524           10,618
  Capital expenditures......................................        4,063            3,342              854
  Investment Loss...........................................     $     --         $     --              500
MARGINS:
  EBITDA(3).................................................          1.8%             3.0%             5.3%
  Operating income (loss)...................................         (2.7)            (2.4)             2.2

------------------

(1) Includes NPR from November 20, 1997, the date of its acquisition by the Company. Also includes Riverfront, which is not a Guarantor, and which owns the ACL Shares. At December 31, 1998, Riverfront had total assets of $30.0 million and stockholder's equity of $5.7 million (including unrealized holding losses on marketable securities of $2.6 million). In 1998, Riverfront had dividends from marketable securities of $5.8 million (which is not included in revenues) and net income of $4.8 million (which is not included in operating income). At March 31, 1998 and 1999, Riverfront had total assets of $41.3 million and $35.1 million, respectively, and stockholder's equity of $17.4 million and $1.5 million (including unrealized appreciation on marketable securities of $13.9 million and unrealized holding losses on marketable securities of $6.7 million, respectively). During the three months ended March 31, 1998 and 1999, Riverfront had no dividends from marketable securities and net loss of $0.1 million and $0.2 million, respectively, (which is not included in operating income). As of the end of and for all other periods presented (i.e. 1994-1997), Riverfront had no material amount of assets, stockholder's equity, revenues or net income. See "-- Investment in Atlantic Container Line AB."


(2) For purposes of this computation, fixed charges consist of interest expense, amortization of deferred financing costs and one-third of rental expenses, representing an approximation of that portion of rental expenses attributable to interest. Earnings consist of income before income taxes, extraordinary items and cumulative effect of changes in accounting principles, plus fixed charges.

(3) The term EBITDA as used herein represents operating income plus depreciation and amortization, adjusted to exclude certain non-recurring revenues and expenses. EBITDA has been presented because the Company believes it is commonly used in this or a similar format by investors to analyze and compare operating performance and to determine a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operations or any other measure of income or cash flow that is prepared in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Financial Data" and the historical financial statements of Holt and NPR and the related notes thereto included elsewhere in this Prospectus.

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors before purchasing the New Notes offered hereby. The matters set forth below constitute cautionary statements identifying important factors with respect to certain forward-looking statements appearing in this Prospectus, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT


     The Company has substantial indebtedness and significant debt service obligations. The Company had outstanding $280.2 million of consolidated indebtedness as of March 31, 1999, of which $140.2 million was senior to the Notes. In addition, at March 31, 1999, the Company had outstanding guarantees of third-party debt totaling $31.6 million. The Indenture permits the Company to incur additional indebtedness, including guarantees, subject to certain limitations, from time to time to finance working capital, capital expenditures and other general corporate purposes. See "Capitalization" and "Description of the New Notes -- Certain Covenants."


     The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of the principal of and interest on its outstanding indebtedness and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital needs, capital expenditures and general corporate purposes may be materially limited or impaired or such financing may not be available on terms favorable to the Company; (iii) indebtedness under the Revolving Credit Facility and certain of the Other Indebtedness and Financings (as defined herein) will be secured and will mature prior to the maturity of the Notes; (iv) certain of the Company's borrowings may be at variable rates of interest, including future borrowings under the Revolving Credit Facility and certain of the Other Indebtedness and Financings, which will expose the Company to the risk of increased interest rates; and (v) the Company's high degree of leverage may reduce its ability to withstand competitive pressure and make it more vulnerable to a downturn in its business or the economy in general. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Company's ability to satisfy its interest payment obligations under its indebtedness will depend largely on its future performance which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. In addition, certain amounts owed under the Revolving Credit Facility and under certain Other Indebtedness and Financings will become due before any principal payments on the Notes are scheduled to become due and such amounts may need to be refinanced. Furthermore, the Company does not expect to be able to repay the principal amount of the Notes at maturity from available cash and, accordingly, will need to refinance the Notes, or repay the Notes with the proceeds of an equity offering, at or prior to their maturity. There can be no assurance that the Company will be able to generate sufficient cash flow to service its interest payment obligations under its indebtedness or that cash flows, future borrowings or equity financings will be available for the payment or refinancing of the Company's indebtedness. To the extent that the Company is not successful in repaying or negotiating renewals of its borrowings or in arranging new financings, it may have to sell significant assets, which would have a material adverse effect on the Company's business and results of operations. Among the factors that will affect the Company's ability to effect an offering of its capital stock or to refinance the Notes are financial market conditions and the value and performance of the Company at the time of such offering or refinancing. There can be no assurance that any such offering or refinancing can be successfully completed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Certain Indebtedness."

HOLDING COMPANY STRUCTURE

     The Issuer is a holding company the only material assets of which are the stock of its subsidiaries, which hold substantially all of the Company's operating assets and generate its operating income. Accordingly, the Issuer is dependent on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the interest and principal payments on the Notes. The ability of the Issuer's subsidiaries to pay dividends to the Issuer is subject to, among other things, the terms of the Revolving Credit Facility and the Other Indebtedness and Financings to which they are subject, as well as future debt instruments of the subsidiaries and applicable law. Certain of the Other Indebtedness and financings restrict distributions from the Issuer's subsidiaries to the Issuer to a percentage of cumulative net income, subject to certain adjustments. There can be no assurance that any such distributions will be adequate to fund the interest and principal payments of the Notes when due. The Guarantees provide that if the Issuer fails to satisfy any payment obligation under the Notes, the holders of the Notes would have a direct claim against the Guarantors. However, if a court were to invalidate the Guarantees under fraudulent conveyance laws or other legal principles or if, by the terms of such Guarantees, the obligations thereunder were reduced as necessary to prevent such avoidance, the claims of the other creditors of the Guarantors, including trade creditors, would to such extent have priority as to assets of such Guarantor over the claims of the holders of the Notes (except to the extent that the Issuer had an enforceable claim as a creditor of such Guarantor). The Guarantee of the Notes by any Guarantor will be discharged upon the sale of such Guarantor in accordance with the provisions of the Indenture. See "-- Fraudulent Transfer Considerations" and "Description of the New Notes -- Guarantees; Certain Bankruptcy Limitations."

     The Guarantees are senior unsecured obligations of the Guarantors. The Indenture provides that the Guarantors shall not incur any Indebtedness that is senior in right of payment to the Guarantees, except as set forth therein. See "Description of the New Notes -- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock."

ASSET ENCUMBRANCES


     As of March 31, 1999, the Company had outstanding $280.2 million of consolidated indebtedness, of which $140.2 million was secured indebtedness to which the Notes were effectively subordinated. The Revolving Credit Facility currently is secured by the Company's vessels and accounts receivable and claims of the holders of the Notes are effectively subordinated to the extent of such assets. Upon repayment of a $17.3 million term loan, which is part of the Revolving Credit Facility, due on December 31, 1999, the accounts receivable will no longer secure the Revolving Credit Facility. The Other Indebtedness and Financings are secured by mortgages on the Gloucester Facility, certain material handling equipment and the ACL Shares. Claims of the holders of the Notes also will be effectively subordinated to the extent of such assets. The claims of holders of the Notes upon any distribution of assets of any subsidiary of the Company in the event of liquidation or reorganization of such subsidiary will be subordinated to the prior claims of present and future creditors of such subsidiary to the extent such claims are secured. In such an event, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. The Indenture permits subsidiaries of the Issuer, under certain circumstances, to incur indebtedness and permits the Issuer and its subsidiaries, under certain circumstances, to secure indebtedness. See "Description of the New Notes -- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" and "Description of Certain Indebtedness."


RESTRICTIVE COVENANTS

     The Indenture, the Revolving Credit Facility and certain of the Other Indebtedness and Financings contain certain financial and other covenants, including covenants requiring the Company to maintain certain financial ratios and restricting the ability of the Company to incur indebtedness or to create or suffer to exist certain liens. The ability of the Company to comply with such provisions may be affected by events beyond its control. Should the Company be unable to comply with the financial or other restrictive covenants under the Indenture, the Revolving Credit Facility or the Other Indebtedness and Financings at any time in the future, there can be no assurance that the lenders thereunder would agree to any necessary amendments or waivers. In such a case, the failure to obtain amendments or waivers could have a material adverse effect upon the Company and its ability to meet its obligations in respect of the Notes. A failure to make any required payment under the Revolving Credit Facility or the Other Indebtedness and Financings or to comply with any of the financial and operating covenants included in the Revolving Credit Facility or the Other Indebtedness and Financings could result in an event of default thereunder, permitting the lenders to accelerate the maturity of the indebtedness under the Revolving Credit Facility and the Other Indebtedness and Financings and, depending upon the action taken by such lenders, delaying or precluding payment of principal of or interest on the Notes. Such an acceleration also would permit the acceleration of the other indebtedness of the Company which contain cross-acceleration or cross-default provisions, including the Indenture. The Indenture also has certain covenants which, if not complied with, would result in an event of default thereunder permitting holders of the Notes, under certain circumstances, to accelerate the Notes. Any such event of default or acceleration also could result in an event of default or acceleration of other indebtedness of the Company. If the lenders under the Revolving Credit Facility or the Other Indebtedness and Financings or the holders of the Notes accelerate the maturity of the indebtedness thereunder there can be no assurance that the Company will have sufficient assets to satisfy its obligations under the Notes. In addition, other indebtedness of the Company that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Revolving Credit Facility, the Other Indebtedness and Financings or the Notes. See "Description of the New Notes -- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock."

CAPITAL REQUIREMENTS

     Each of the Company's businesses is capital intensive, and the Company will continue to require substantial capital in order to operate and expand its business. The stevedoring, trucking and shipping industries each require extensive investment in capital equipment. The Company historically has relied upon vessel charters and on debt and equipment leases to finance capital equipment, and it has granted its lenders liens on substantially all of its tangible assets. Although NPR's five ocean-going vessels are subject to a rigorous dry-docking program which is expected to permit such vessels to remain in operation at least an additional five to ten years, the Company has begun to consider the future acquisition of new vessels. If in the future the Company were unable to borrow sufficient funds, enter into acceptable lease arrangements, sell or trade its used equipment at acceptable prices, or raise additional equity capital, the resulting capital shortage would limit the Company's growth and force the Company to operate its capital equipment for longer periods, which would be likely to adversely affect the Company's growth and profitability.

RISKS RELATED TO THE ACQUISITION AND INTEGRATION OF NPR

     The full benefits of a business combination of Holt and NPR require the integration of NPR into the Company's operations and the implementation of appropriate operations, financial and management systems and controls in order to capture the efficiencies and the cost reductions that are expected to result from the Acquisition. The process of integrating the operations commenced immediately upon completion of the Acquisition with the relocation of NPR's northeastern port of call from Elizabeth, New Jersey to the Packer Avenue Facility, and the integration is continuing.

     However, the integration of NPR into the Company's operations will involve a number of risks, including the possible diversion of management's attention from other business concerns, the possible loss of key employees of NPR, potential difficulties in integrating the operations of NPR with those of the Company and the potential inability to replicate successfully Holt's operating efficiencies in NPR's operations. Furthermore, the Company may not be able to realize some or all of the anticipated cost savings or to successfully pursue some or all of the anticipated revenue opportunities. Consequently, no assurance can be given as to the effect of the integration of NPR on the Company's business or results of operations or as to when the integration will be completed. In addition, the Company's contractual recourse against the former shareholders of NPR under the Acquisition agreement is extremely limited. Accordingly, unanticipated events or liabilities related to NPR's business could materially and adversely affect the Company.

UNIONIZED WORK FORCE

     At December 31, 1998, all of Holt's non-supervisory work force, 28.9% of NPR's office workers and all of NPR's shipboard and non-supervisory stevedoring employees were covered under collective bargaining agreements, and the number of employees of the Company covered by collective bargaining agreements could increase in the future. In the past, Holt has experienced labor strikes, the most recent of which was with the International Longshoreman's Association ("ILA") and took place in 1996. In addition, Holt has in the past engaged in legal proceedings with labor unions and its subsidiary, Holt

Cargo Systems, Inc. ("Holt Cargo") is currently the claimant in an arbitration with the ILA. Although Holt Cargo and certain of the other Holt Subsidiaries currently have "no strike" clauses in all of their collective bargaining agreements, there can be no assurance that the unions will not engage in a work stoppage or strike in the future. Although the Company believes that relations with the unions are satisfactory, a prolonged work stoppage or strike by its unionized work force could have a material adverse effect on the Company's results of operations. See "Business -- Holt -- Employees" and "-- NPR -- Employees and Labor Relations."

POTENTIAL WITHDRAWAL LIABILITY AT PORT OF NEW YORK

     NPR has an obligation to contribute to the NYSA-ILA Pension Fund for the benefit of unionized stevedores who handle NPR's ships in the port located in Elizabeth, New Jersey. The Pension Fund is a multiemployer pension plan subject to the withdrawal liability provisions of ERISA. In the event NPR incurs a complete withdrawal from the Pension Fund, either by completely terminating all contributing operations in the Port of New York, or by permanently ceasing to have a legal obligation to contribute to the Pension Fund, NPR will incur a withdrawal liability that currently is estimated at up to approximately $17.1 million plus interest, payable over an eight-year period.

     In the event NPR does not make contributions to the Pension Fund during three consecutive years equal to at least 30% of the highest yearly level in effect during the prior five years, NPR will incur a partial withdrawal liability equal to a fraction of the complete withdrawal liability. The fraction will be based on a comparison of NPR's contributing operations in the year after the partial withdrawal to the five-year average level of operations prior to the year of withdrawal (or prior to the three-year decline). Partial withdrawal also would be payable over the same period as a complete withdrawal, commencing at least one full year after the year of partial withdrawal.

     Pursuant to a settlement agreement with NPR's predecessor, the Puerto Rico government has established an escrow account with the Pension Fund. If NPR incurs a complete withdrawal or partial withdrawal and does not pay the assessed liability when due, the Pension Fund is entitled to collect against the escrow account. NPR is required to indemnify the Puerto Rico government for its liability in this regard and the Puerto Rico government is entitled to confess judgement against NPR for such liability. In addition, any withdrawal liability obligations are joint and several liabilities of all members of NPR's control group, including the Company, pursuant to ERISA.

     Although the Company plans to structure the relocation of NPR's northeastern port of call from Elizabeth, New Jersey to the Packer Avenue Facility in a manner designed to ensure that a partial or complete withdrawal will not occur, there can be no assurance that such plans will be successful or that such plans will not change. Accordingly, there can be no assurance (i) that the Company will not incur a partial withdrawal liability or the full withdrawal liability (currently estimated at up to approximately $17.1 million plus interest, payable over eight years), (ii) that the full withdrawal liability will not exceed $17.1 million plus interest or (iii) that any withdrawal liability incurred would not be required to be paid over less than eight years.

NPR'S RELIANCE ON LIMITED MARKETS

     Most of NPR's revenues currently are attributable to freight moving either to or from Puerto Rico, accounting for 88.8% of NPR's ocean revenues in 1997 and 90.3% in 1998. Accordingly, NPR's results are affected by economic conditions and business cycles in Puerto Rico that may or may not be similar to those in the continental United States. NPR's reliance on the Puerto Rico market makes it susceptible to changes to which it would not otherwise be exposed if it operated in a more geographically diverse market, including a downturn in the local economy, local competitive factors, changes in government regulations and changes in government administrations and other political changes. For example, over time, there has been a significant increase in the amount of foreign (non-United States) exports into Puerto Rico such that, based on the Company's estimates, foreign cargo (containerized and non-containerized), has grown from approximately 24% of total imports to Puerto Rico in 1992 to approximately 29% in 1996. In addition, the United States Congress has passed legislation that establishes a phase-out of Section 936 of the Code which allows for favorable United States tax treatment of profits resulting from manufacturing operations in Puerto Rico. The phase-out began in January 1996 and continues until January 2006. This favorable tax provision has contributed to economic growth in Puerto Rico in the past by enticing United States corporations to establish manufacturing operations in Puerto Rico. Furthermore, any change in Puerto Rico's political status with the United States, or the ongoing debate on such status, could affect the economy of Puerto Rico. The ultimate effect of the phase-out of Section 936 or of possible changes in Puerto Rico's governmental and political status is uncertain and, accordingly, there can be no assurance that such issues will not adversely affect NPR.

POTENTIAL LOSS OF JONES ACT PROTECTION

     The Company's marine operations are conducted primarily in the United States domestic trade, which, by virtue of a set of federal laws known as the Jones Act, require that only United States built, owned and crewed vessels move freight between ports in the United States, including the non-contiguous areas of Puerto Rico, Alaska, Hawaii and Guam. There have been repeated attempts to modify these laws, and efforts to effect such modifications are expected to continue in the future. The Company already is subject to vigorous competition, and modification or relaxation of Jones Act requirements could lead to potential additional competition in its marine operations, including competition by companies with financial resources greater than the Company that could be committed to the construction of new vessels. While the Company believes that the modification or relaxation of the Jones Act is unlikely at this time, significant modification or relaxation of the Jones Act could result in additional competition from larger or lower cost carriers. There is no assurance that any modification or relaxation of the Jones Act would not have a material adverse effect on the value of the Company's vessels or on the results of operations of the Company in the domestic trades it now serves or expects to serve in the future.

GROWTH STRATEGIES

     The Company intends to expand its services and grow its businesses primarily through controlled internal growth and pursuit of growth opportunities created by the Acquisition. See "Business -- The Company -- Operating Strengths." The Company also may, from time to time, make opportunistic acquisitions of complementary businesses. Each of these growth strategies requires both capital investments and commitment of management resources, and there can be no assurance that, even after such investments and commitment of resources, such strategies will be successful.


     In order to facilitate its expansion to the 53-foot "big box" container market, NPR has recently completed the modification of two of its vessels to accommodate 53-foot containers in addition to all other standard-sized containers. The Company has recently begun to participate in this market, however the Company does not expect full penetration into this market until late 1999, There can be no assurance that new business opportunities will be developed to justify this investment. See "Business -- NPR -- Overview of Operations."


RELATED ENTITY TRANSACTIONS

     Significant assets utilized by the Company, including the lease for the Packer Avenue Facility and the ownership of the management information systems used in Holt's operations, including CTS, are held by Astro Holdings, Inc. ("AHI") or SLS Services, Inc. ("SLS"), both of which are controlled by Leo A. Holt and Michael J. Holt, each of whom is a director of the Company and a son of Thomas J. Holt, Sr., the Chairman, President and Chief Executive Officer of the Company. AHI subleases the Packer Avenue Facility (which includes four container cranes) and leases certain additional equipment to Holt. SLS provides the Company with certain administrative services such as accounting, billing, MIS (including CTS) and risk management services. In addition, certain other companies which are majority owned by Thomas J. Holt, Sr. (the "Non-consolidated Affiliates") provide to or procure from the Company various assets and services, including warehouse space, building and equipment maintenance and stevedoring services. See "Certain Transactions" and Notes 10 and 11 of "Notes to Consolidated Financial Statements" of the Company.

     The Company may enter into other material transactions and agreements with these companies (or other companies under the control of such directors and executive officers of the Company) from time to time in the future. The terms of any future transactions and agreements may be more or less favorable to the Company than the terms of the arrangements and agreements currently in effect. The ability of the Company to enter into transactions with related parties is limited pursuant to the

Indenture. See "Description of the New Notes -- Certain Covenants -- Limitation on Transactions with Affiliates."

     The interests of certain of the Company's directors in AHI, SLS and/or the Non-consolidated Affiliates (or other companies under their control) could give rise to conflicts of interest. Such conflicts could arise for example, in transactions involving business dealings between the Company and such companies or in connection with potential acquisitions or other business opportunities. There can be no assurance that any such conflicts of interest would be resolved in a manner satisfactory to the holders of the Notes.

DEPENDENCE ON CERTAIN CUSTOMERS

     For the years ended December 31, 1996, 1997 and 1998, Holt's 15 largest customers accounted for 50.1%, 48.8% and 54.3%, respectively, of total revenues. No customer accounted for more than 10% of Holt's total revenues for the years ended December 31, 1996, 1997 or 1998, other than Columbus Line, Inc., which accounted for 10.5% of such revenue during 1996 and 1997. For the period from March 3, 1995 to December 31, 1995, the year ended January 5, 1997 and the period beginning January 6, 1997 and ended November 20, 1997, NPR's 15 largest customers accounted for 26.6%, 28.5% and 27.5%, respectively, of NPR's total revenues. No customer accounted for more than 10% of NPR's total revenues in any such period.

     Most of Holt's customer contracts have terms of one to five years, but are terminable on notice of between 30 and 180 days by either party. There can be no assurance that existing customer contracts will not be terminated prior to the end of their term or that such customer contracts will be renewed or that new customer contracts will be entered into on terms favorable to the Company. A majority of NPR's customers are parties to Time-Volume Agreements ("TVAs") or fixed rate contracts which are generally one year in duration and terminable by the customer at any time upon payment of a specified penalty. The sudden loss of or reduction in demand for its services from a significant group of customers of any of the Company's subsidiaries could have a material adverse effect on the Company's or such subsidiary's business and results of operations. See "Business -- Holt -- Customers" and "-- NPR -- Customers."

EFFECTS OF ECONOMIC FACTORS

     Economic recession, changes in fuel prices and the supply of fuel, increases in fuel or energy taxes, interest rate fluctuations, changes in the cost of insurance and customers' business cycles are economic factors that affect the Company's business, but over which the Company has little or no control. NPR, like its competitors, currently passes fuel price increases through to substantially all of its customers, including customers who are parties to TVAs or fixed rate contracts. To the extent that increased expenses resulting from these factors cannot be passed through to customers, there could be a material adverse effect on the Company's profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

     Each of the industries in which the Company operates is highly competitive. Competition in the cargo handling and transportation industry is based upon, among other things, price, timeliness of delivery, adequacy and location of facilities and quality of service. NPR faces price competition from competitors in the Puerto Rico market some of which are part of larger transportation organizations which possess greater financial resources than the Company. There can be no assurance that the Company will be able to compete successfully against current and future sources of competition or that the current and future competitive pressures faced by the Company will not adversely affect its profitability or financial performance. See "Business -- Holt -- Competition" and "-- NPR -- Competition."

RISK MANAGEMENT AND CLAIMS EXPOSURE

     The Company's current operations utilize a limited number of major items of capital equipment, including container cranes and oceangoing vessels, the loss of any of which could have a material adverse effect on the Company. The operation of any marine vessel involves the risk of catastrophic events due to various perils of the sea. In addition, certain of the Company's ports are vulnerable to the risk of hurricanes. The hazards associated with these events include (i) the risk of loss of or damage to the Company's facilities, vessels or third parties (including customers) from impact, fire or explosion, (ii) loss or contamination of cargo, (iii) personal injury of employees or third parties, and (iv) pollution and other environmental damages. In the event of either a total loss of or major damage to any vessel, container crane or port facility, there can be no assurance that the Company could locate a suitable replacement or, if available, that such replacement could be obtained on suitable terms. Although the Company maintains insurance coverage against these hazards, there can be no assurance that such insurance will be adequate to cover any losses or damages resulting from such hazards. Although the Company owns a fifth vessel which can be made available to be rotated into service when one of the four others vessels currently in operation is in need of maintenance or repair, there can be no assurance that the loss of, damage to or significant required repair to any of the Company's vessels, container cranes or port facilities in the future would not have a material adverse effect on the Company. In addition, to the extent that the Company experiences a significant increase in the frequency or severity of accidents or workers' compensation claims, or unfavorable developments on existing claims, the Company's operating results and financial condition could be materially adversely affected. Significant increases in the Company's claims and insurance cost, to the extent not offset by rate increases, would reduce the Company's profitability.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to various environmental laws and regulations dealing with the transportation, storage, presence, use, disposal and handling of hazardous materials and hazardous wastes, discharge of storm water and vessel fuel delivery. The Company is not aware of any material fuel spills on land or at sea or any material hazardous substance contamination on its properties and believes that its operations are in material compliance with existing environmental laws and regulations. However, if any material hazardous substance contamination were found on the Company's properties or if the Company were found to be in material violation of applicable laws and regulations, the Company could be responsible for material clean-up costs, property damage, and fines or other penalties, any one of which could have a material adverse effect on the Company. See "Business -- Holt -- Environmental Matters" and "-- NPR -- Environmental Matters."

GOVERNMENT REGULATION

     The Company is subject to regulation by various federal and state agencies, including the Surface Transportation Board, the United States Maritime Administration ("MARAD"), the Federal Maritime Commission and the United States Coast Guard. These regulatory authorities have broad powers, generally governing activities such as authority to engage in motor carrier operations, operational safety, accounting systems, tariff filings of freight rates, certain mergers, consolidations and acquisitions, contraband, environmental contamination and financial reporting. NPR's containerized shipping operations are conducted primarily in the United States domestic trade, which, by virtue of the Jones Act, require that only United States built, owned and crewed vessels move freight between ports in the United States, including the noncontiguous areas of Puerto Rico, Alaska, Hawaii and Guam. The Company also is subject to regulations promulgated by the United States Environmental Protection Agency ("EPA") and similar state agencies. Although the Company believes that its operations are in material compliance with current laws and regulations, there can be no assurance that current regulatory requirements will not change or that any noncompliance with such requirements will not occur or be discovered. See "Business -- Holt -- Government Regulation" and "-- NPR -- Government Regulation."

DEPENDENCE ON KEY PERSONNEL

     The success of the Company is dependent upon its senior management team, as well as its ability to attract and retain qualified personnel. The Company's Chairman, President and Chief Executive Officer, Thomas J. Holt, Sr., and certain of the Company's other executive officers have extensive experience in the maritime cargo handling industry. The Company does not maintain "key man" life insurance on Mr. Holt or any other member of the Company's senior management team. Loss of the services of certain of these individuals could have a material adverse effect on the Company's operations. Additionally, there is substantial competition for qualified personnel in the cargo handling and transportation industry. There can be no assurance that the Company will be able to retain its existing senior management team or attract additional qualified personnel. See "Management."

CONTROLLING STOCKHOLDER; CHANGE OF CONTROL

     Thomas J. Holt, Sr. owns 100% of the outstanding common stock of the Company, which is the only class of capital stock of the Company outstanding. See "Sole Stockholder." As a result, Mr. Holt has the ability to elect the Board of Directors of the Company, to approve or disapprove other matters requiring stockholder approval, and to control the affairs and policies of the Company. The interests of Mr. Holt as the sole equity holder of the Company may differ from the interests of holders of Notes.

     There can be no assurance that Mr. Holt will continue to control the Company. A change of control would be an event of default under the Revolving Credit Facility and certain of the Other Indebtedness and Financings, permitting the lenders under the Revolving Credit Facility and certain Other Indebtedness and Financings to exercise remedies, and would require the Company to make an offer to purchase all of the outstanding Notes under the Indenture. The inability to repay indebtedness under the Revolving Credit Facility and certain Other Indebtedness and Financings, if accelerated, or to purchase all of the Notes, would also constitute an event of default under the Indenture. See "Description of Certain Indebtedness" and "Description of the Notes -- Certain Covenants." No assurance can be given that the Company will be able to comply with its obligations under the Revolving Credit Facility and Other Indebtedness and Financings in the event of a change of control or to refinance any of its obligations thereunder or other obligations that might become due by the reason of these provisions. Thus, in the event the Company was unable to meet its obligations, there may not be any resources available to meet claims for payment on the Notes.

PENDING LITIGATION

     NPR is the defendant in a lawsuit filed in November 1996 in the United States District Court for the District of Puerto Rico (Ocean Logistics Management, Inc. v. NPR, Inc., No. 96-2388 DRD). The plaintiff seeks damages arising out of an agreement between the plaintiff and NPR whereby NPR offered a discounted freight rate to the plaintiff in exchange for shipment of a guaranteed volume of containers between the mainland United States and Puerto Rico. The plaintiff claims that NPR unilaterally terminated the agreement approximately two and one-half months before its termination date, allegedly causing damages to the plaintiff. In its first amended complaint, the plaintiff asserted causes of action claiming breach of contract, breach of a distribution contract pursuant to Puerto Rico law, tortious interference with contractual relations, liability for outstanding commissions and trucking claims and $12 million for the fifth claim (presumably because of the treble damages provisions of the Sherman act). On February 26, 1999, the Court ordered the Plaintiff to show cause why its cause of action claiming liability for outstanding commissions and trucking claims should not be dismissed in light of the fact that the Court on the same date dismissed all of the Plaintiff's other causes of action. Although the Company believes that any liability of NPR in connection with the lawsuit will be substantially less than $4 million, there can be no assurance in that regard or that the resolution of this lawsuit will not have a material adverse effect on the Company's financial condition or results of operations.



     NPR and the Company are also defendants in a lawsuit filed in May 1999, in the United States District Court for the District of Puerto Rico (Sea-Land Service, Inc., Piercrane, Inc. v. NPR (Navieras) Inc. et al., No. 99-1420). The plaintiffs seek damages in an amount not less than fifty million dollars ($50,000,000) to compensate them for damages to their property and business arising out of defendants' alleged negligence and NPR's breach of contract.



     In their lawsuit, the plaintiffs claim that during Hurricane Georges, NPR's cranes, one of which is leased from Sea-Land, broke from their securing arrangements and struck plaintiffs' cranes because defendants failed to properly prepare for the Hurricane. Furthermore, the plaintiffs claim that since NPR is obligated, under its lease with Sea-Land for one of the cranes, to indemnify Sea-Land for all losses incurred by Sea-Land in any way relating to possession and use of the crane, NPR's failure to hold Sea-Land harmless for the losses it suffered as a result of the leased crane striking plaintiffs' cranes, constitutes a breach of contract under the lease. Although the Company believes that any liability of NPR and the Company in connection with the lawsuit is covered by insurance, there can be no assurance in that regard or that the resolution of this lawsuit will not have a material adverse effect on the Company's consolidated financial position or results of operations. See "Business -- NPR -- Legal Proceedings".


FRAUDULENT TRANSFER CONSIDERATIONS

     The obligations of any Guarantor under its Guarantee may be subject to avoidance under state fraudulent transfer or conveyance laws or federal bankruptcy law. If a court were to find, in a lawsuit by an unpaid creditor of a Guarantor or a representative of creditors, such as a trustee in bankruptcy, (i) that such Guarantor incurred the indebtedness represented by its Guarantee with the intent to hinder, delay or defraud present or future creditors, or received less than a reasonably equivalent value or fair consideration for any such indebtedness and (ii) at the time of such incurrence (a) was insolvent, (b) was rendered insolvent by reason of such incurrence, (c) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or (d) intended to incur, or believed or reasonably should have believed that it would incur debts beyond its ability to pay as such debts matured, such court could avoid such Guarantor's obligations under its Guarantee, subordinate such Guarantee to all other indebtedness of such Guarantor or take other action detrimental to the holders of the Notes. In such an event, there can be no assurance that any payment on such Guarantee could ever be recovered by holders of the Notes. In addition, any payments by any Guarantor pursuant to such Guarantor's Guarantee could be avoided and may be required to be returned to such Guarantor or to a fund for the benefit of its creditors.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a Guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than the fair salable value of all of its assets at a fair valuation or if the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. Although the Company believes that each of the Guarantors is solvent under the foregoing standards, there can be no assurance as to what standard a court would apply in making such determination or that a court would reach the same conclusion. See "Description of the Notes -- Guarantees; Certain Bankruptcy Limitations."

     In rendering their opinions with respect to the validity of the Notes and the Guarantees, counsel for the Issuer and the Guarantors and counsel for the Initial Purchaser will not express any opinion as to the applicability of federal or state statutes relating to fraudulent conveyances and obligations.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     The New Notes are a new issue of securities, have no established trading market, and may not be widely distributed. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in The Nasdaq Stock Market. The Initial Purchaser has advised the Company that it intends to make a market in the Notes as permitted by applicable laws and regulations; however, the Initial Purchaser is not obligated to do so, and may discontinue any such market making activities at any time without notice. In addition, such market making activity may be limited during the Exchange Offer. Therefore, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities, and the price at which the holders of New Notes will be able to sell such New Notes is not assured and the New Notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other facts, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

ABSENCE OF REGISTRATION UNDER STATE SECURITIES LAWS

     The New Notes have not been registered or qualified under any state securities laws. The Exchange Offer is being made both to U.S. institutional investors, pursuant to exemptions from such laws for sales to such investors, and to non-U.S. persons (within the meaning of Regulation S under the Securities
Act), as state securities laws do not apply to sales to persons who are not residents of any state. In order to acquire the Old Notes, each Holder of Old Notes was required to represent to the Company that it was either (i) a "qualified institutional buyer" within the meaning of the Rule 144A under the Securities Act, (ii) an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act or
(iii) a non-U.S. person within the meaning of Regulation S under the Securities Act. Holders who wish to exchange their Old Notes for New Notes pursuant to the Exchange Offer will be required to represent to the Company that they remain institutional investors or non-U.S. persons, as they represented at the time they acquired their Old Notes. Any Holder who no longer qualifies as such an institutional investor (e.g., a bank whose charter has been revoked) or who is no longer a non-U.S. person, as the case may be, will not be entitled to exchange such Old Notes for New Notes in the Exchange Offer, unless another state securities law exemption is available. If no such exemption is available, the Holder will continue to hold the Old Notes, which will continue to be subject to the restrictions on transfer as set forth in the legend thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes for resale under the Securities Act. New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and other than any broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Notes. Each broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities and that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

                      THE ACQUISITION AND THE REFINANCINGS

     On November 20, 1997, the Issuer acquired NPR pursuant to a Stock Purchase Agreement dated September 25, 1997, with NPR Holding Corporation and the former shareholders (the "Sellers") of NPR Holding Corporation (as amended, the "Agreement"). Pursuant to the Agreement, on November 20, 1997, the Issuer paid to the Sellers $44.0 million in cash and issued to the Sellers $25.0 million in aggregate principal amount of Seller Notes. In connection with the Acquisition, the Issuer also contributed $39.7 million to NPR which was used to repay outstanding indebtedness of NPR, repaid $31.6 million of Holt's outstanding indebtedness and redeemed NPR's outstanding preferred stock for $0.7 million (collectively, the "Refinancings"). The Issuer obtained the funds required to complete the Acquisition and the Refinancings from: (i) the issuance by the Company of Bridge Notes to an affiliate of the Initial Purchaser in the principal amount of $100.0 million; (ii) the issuance of $25.0 million of Seller Notes to the Sellers; and (iii) the sale/leaseback of certain NPR containers, gensets and chassis which generated cash proceeds of $24.0 million.

     In addition, in connection with the Acquisition, NPR entered into five-year employment agreements with certain members of NPR management ("NPR Senior Management"). In addition, NPR granted NPR Senior Management "Phantom Stock Units" representing the right to receive, in the aggregate, the fair market value of up to 10% of the NPR common stock outstanding on the grant date, computed on a fully diluted basis as if the Phantom Stock Units were outstanding shares of NPR common stock, subject to vesting based on the achievement of specified performance goals and subject to certain conditions. See "Management -- NPR 1997 Phantom Stock Plan." Pursuant to the terms of the Agreement, NPR also distributed to the Sellers 10% of the outstanding capital stock of TNX and retained a 40% ownership interest in TNX. Contemporaneous with the closing, NPR caused $670,000 in cash bonuses to be distributed to certain management employees of NPR (excluding NPR Senior Management).

     The Issuer's contractual recourse against the Sellers under the Agreement is extremely limited. The Agreement does not provide for contractual indemnification from the Sellers and provides that no representations and warranties of the Sellers survive closing, except as to title to the acquired shares.

     The following table sets forth the sources and uses of funds in connection with the Acquisition and the Refinancings. See "Description of Certain Indebtedness."

                                                       (DOLLARS IN MILLIONS)
                                                       ---------------------
SOURCES OF FUNDS:
  Sale/leaseback of equipment........................         $ 24.0
  Seller Notes.......................................           25.0
  Bridge Notes.......................................          100.0
                                                              ------
     Total Sources...................................         $149.0
                                                              ======

USES OF FUNDS:
  Purchase NPR common stock..........................         $ 69.0
  Refinance NPR debt.................................           39.7
  Redeem NPR preferred stock.........................            0.7
  Refinance Holt debt................................           31.6
  Transaction expenses...............................            4.8
  Working capital....................................            3.2
                                                              ------
     Total Uses......................................         $149.0
                                                              ======

                         REORGANIZATION OF THE COMPANY

     The Issuer was capitalized in October 1997 to consolidate the operations of the Holt Subsidiaries under the Issuer. On October 31, 1997, pursuant to the Reorganization, Thomas J. Holt, Sr. contributed all of the outstanding shares of capital stock of each of the Holt Subsidiaries to the Issuer, all of the outstanding stock of which is owned by Mr. Holt. Following the Reorganization, each of the Holt Subsidiaries became a direct or indirect wholly-owned subsidiary of the Issuer. The Holt Subsidiaries remain liable for all of their existing and contingent liabilities relating to periods prior to the Reorganization. The Issuer is a holding company and conducts no business and holds no assets other than the outstanding capital stock of Holt and NPR. See "Risk Factors -- Holding Company Structure." Upon consummation of the Acquisition, NPR became a wholly owned subsidiary of the Issuer. See "The Acquisition and the Refinancings."

     Historically, the Holt Subsidiaries and the Non-consolidated Affiliates were operated as a group under the common control of Thomas J. Holt, Sr. The Non-consolidated Affiliates are engaged in businesses which are not directly related to the Company's business, including steamship agency and chartering, ice manufacturing, real estate rental and warehouse labor subcontracting. The Non-consolidated Affiliates will continue to be controlled by Thomas J. Holt, Sr. after completion of the Offering. Holt and the Non-consolidated Affiliates provide services and goods to each other. See "Risk Factors -- Related Entity Transactions" and "Certain Transactions."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     The Old Notes were sold by the Company to the Initial Purchasers on January 21, 1998, pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act and certain other exemptions under the Securities Act. The Company and the Initial Purchaser also entered into the Registration Rights Agreement, pursuant to which the Company agreed, with respect to the Old Notes, to (i) cause to be filed, on or prior to April 21, 1998, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use its reasonable best efforts to cause such registration statement to be declared effective by the Commission on or prior to July 20, 1998 and (iii) to cause the Exchange Offer to remain open for a period of not less than 30 days. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the conditions, terms and provisions of the Registration Rights Agreement. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) subject to certain limited exceptions, holders of New Notes will not be entitled to Liquidated Damages, and (iii) holders of New Notes will not be, and upon consummation of the Exchange Offer, Holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for holders of unregistered securities. See "-- Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, Holders may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).

     As of the date of this Prospectus, $140.0 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the Indenture for all Notes. As of March 31, 1999, CEDE was the sole registered holder of the Old Notes and held $140.0 million of aggregate principal amount of the Old Notes for 30 of its participants. Solely for reasons of administration (and for no other purpose), the Company has fixed the close of business on _________, 1999, as the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a Holder of the Old Notes (or such Holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining Holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such the Holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes and for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted

Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Expiration Date shall be ___________, 1999 at 5:00 p.m., New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended (which will in no event exceed 90 days from the commencement of the Exchange Offer).

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such notice and public announcement shall set forth the new Expiration Date of the Exchange Offer.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will, in accordance with applicable law, file a post-effective amendment to the registration statement (a "Post-effective Amendment") and resolicit the registered holders of the Old Notes. If the Company files a Post-effective Amendment, it will notify the Exchange Agent of an extension of the Exchange Offer by oral or written notice, and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the effectiveness of such Post-effective Amendment. Such notice and public announcement shall set forth the new Expiration Date, which new Expiration Date shall be no less than five days after the then applicable Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the condition that it does not violate any applicable law or interpretation of the staff of the Commission.

     Further, as a condition to its participation in the Exchange Offer, each Holder of Old Notes (including, without limitation, any Holder who is a Broker-Dealer) will be required to furnish a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that
(i) it is not an affiliate of the Company, (ii) it is not engaged in, or does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer and (iii) it is acquiring the New Notes in its ordinary course of business. Each Holder using the Exchange Offer to participate in a distribution of the New Notes will be required to acknowledge and agree that, if the resales are of New Notes obtained by such Holder in exchange for Old Notes acquired directly from the Company or an affiliate thereof, it (1) could not, under Securities and Exchange Commission policy as in effect on the date of the Registration Rights Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), or similar no-action or interpretive letters, and (2) must comply with the registration and prospectus delivery requirements of the Exchange Act in connection with a secondary resale transaction and that such a secondary sale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K, unless an exemption from registration is otherwise available.

     In addition, each Holder of Old Notes will be required to furnish a written representation to the Company and the Guarantors (which may be contained in the Letter of Transmittal contemplated by the Exchange Offer Registration Statement) to the effect that they are either (A) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act,
(B) an institutional "accredited investor" within the meaning of subparagraph
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act or (C) a non-U.S. person within the meaning of Regulation S under the Securities Act.

TERMINATION OF CERTAIN RIGHTS

     The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default (as defined herein), Holders of Old Notes are entitled to receive Liquidated Damages. A Registration Default will be deemed to have occurred if (i) any registration statement required by the Registration Rights Agreement is not filed with the Commission on or prior to the applicable filing deadline, (ii) any registration statement has not been declared effective by the Commission on or prior to the applicable effectiveness deadline, (iii) the Exchange Offer has not been consummated within 30 days after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately. Liquidated Damages shall be calculated as an amount equal to $.05 per week per $1,000 in principal amount of Old Notes held by a Holder for each week or portion thereof that the Registration Default continues (amounting to an aggregate of $1,000 per day for the $140.0 million principal amount of Notes outstanding) for the first 90-day period immediately following the occurrence of such Registration Default. The amount of liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of Old Notes. As a result of the Registration Statement of which this Prospectus forms a part not yet having been declared effective by the Commission, Liquidated Damages are accruing, currently at the rate of $3,000 per day in the aggregate for the $140.0 million principal amount of Notes outstanding. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "Description of New Notes -- Registration Rights -- Liquidated Damages."

ACCRUED INTEREST ON THE OLD NOTES

     The New Notes will bear interest at a rate equal to 9 3/4% per annum from and including their date of issuance. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last Interest Payment Date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 9 3/4% per annum, will cease to accrue on the day prior to the issuance of the New Notes. See "Description of New Notes -- General."

PROCEDURES FOR TENDERING OLD NOTES

     The tender of a Holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED

THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (ii) by an Eligible Institution (as defined). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the Nasdaq Stock Market, a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to the Company that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the Holder and each Beneficial Owner of the Old Notes are being acquired by the Holder and each Beneficial Owner in the ordinary course of business of the Holder and each Beneficial Owner, (ii) the Holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the Holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed herein under "Resales of New Notes," (iv) that if the Holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the Holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission, and (vi) neither the Holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing. In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the Letter of Transmittal.

     Guaranteed Delivery Procedures. Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such Holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within three business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within three business days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

     Book-Entry Delivery. The Exchange Agent will establish an account with respect to the Old Notes at the DTC ("Book-Entry Transfer Facility") for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Old Notes by causing such facility to transfer Old Notes into the Exchange Agent's account in accordance with such facility's procedure for such transfer. Even though delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and other documents required by the Letter of Transmittal, must, in any case, be transmitted to and received by the Exchange Agent at one of its addresses set forth on the back cover of this Prospectus before the Expiration Date, or the guaranteed delivery procedure set forth above must be followed. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent. The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Old Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as soon as practicable after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

     The Bank of New York is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

 By Registered or Certified Mail:      By Hand/Overnight      Facsimile Transmission:
                                            Express:
       The Bank of New York           The Bank of New York        (212) 815-6339
        101 Barclay Street           101 Barclay Street, 7E
 Corporate Trust Services Window    New York, New York 10286    To confirm receipt:
           Ground Level                    Attention:             (212) 815-5924
                                         Reorganization
     New York, New York 10286               Section
     Attention: Jackie Warren

SOLICITATION OF TENDERS; FEES AND EXPENSES

     No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will offers be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Notes in such jurisdiction.

     All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company, including, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the Guarantors, (v) fees and disbursements of independent certified public accountants, (vi) rating agency fees, (vii) internal expenses of the Company and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), and (ix) fees and expenses incurred in connection with the listing, if any, of the New Notes on a securities exchange.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a Holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such Holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the Holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any Holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such Holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letters to Shearman and Sterling (available July 2, 1993) and K-III Communications Corporation (available May 14, 1993), or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Company has agreed that for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as amended and supplemented, available to any broker-dealer who receives New Notes in the Exchange Offer for use in connection with any such resale. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exception from, or in a transaction not subject to, the Securities Act and applicable states securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "Risk Factors -- Consequences of Failure to Exchange."

OTHER

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of the Old Notes are urged to consult their financial and tax advisers in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of New Notes." All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

                                 CAPITALIZATION


     The following table sets forth as of March 31, 1999 the capitalization of the Company. This table should be read in conjunction with the historical consolidated financial statements of the Company, together with the notes thereto, and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.



                                                                     AS OF
                                                                 MARCH 31, 1999
                                                             ----------------------
                                                             (DOLLARS IN THOUSANDS)
Cash and cash equivalents..................................         $ 12,291
Marketable securities......................................           31,278(1)
                                                                    --------
  Total....................................................         $ 43,569
                                                                    ========

Debt (including current maturities)
  Revolving Credit Facility................................         $ 42,500
  Senior secured debt......................................           97,732
  Notes issued in the Offering.............................          140,000
                                                                    --------
     Total debt............................................          280,232

Total stockholder's equity.................................           64,744(2)
                                                                    --------

Total capitalization.......................................         $344,977
                                                                    ========


------------------
(1) It is Riverfront's intent to dividend the ACL shares and options it owns to the Issuer, for ultimate distribution to the sole shareholder of the Issuer or otherwise liquidate these marketable securities. See "Prospectus Summary -- Investment in Atlantic Container Line AB."

(2) Includes $1.5 million of stockholder's equity of Riverfront, which is not a Guarantor.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following table sets forth the selected historical consolidated financial and operating data of the Company as of and for each of the five years ended December 31, 1998 which have been derived in part from the audited historical consolidated financial statements of the Company and the notes thereto included elsewhere in this Prospectus. The selected historical consolidated financial and operating data as of and for the years ended December 31, 1994 and 1995 are also audited and not included elsewhere herein. The selected historical consolidated financial and operating data of the Company for the three month periods ended March 31, 1998 and March 31, 1999 were derived from the unaudited historical consolidated financial statements of the Company and include, in the opinion of management, all adjustments necessary to present fairly the data for such periods. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results of operations to be expected for the year ending December 31, 1999 or for any future period. The data presented below should be read in conjunction with the historical consolidated financial statements of the Company and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.



                                                                                                            THREE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                              MARCH 31,
                                         --------------------------------------------------------------   -----------------------
                                            1994         1995         1996         1997         1998         1998         1999
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                             (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA (1):
  Revenues.............................  $   54,409   $   69,350   $   73,076   $  118,998   $  370,476   $   95,765   $   95,328
  Operating expenses:
  Terminal expenses....................      13,102       19,753       24,125       30,431      103,960       23,033       17,299
  General and administrative
    expenses...........................       7,875        9,591        8,865       26,112       55,517       14,430       15,200
  Equipment maintenance................       7,722        9,470       10,720       15,796       50,228       16,766       17,192
  Insurance and safety.................       5,415        4,291        4,797        2,998        6,493          838        1,577
  Vessel...............................          --           --           --        5,815       45,761       10,873        9,659
  Transportation.......................       2,506        2,857        2,917        9,346       58,048       14,798       14,582
  Depreciation and amortization........       4,130        4,375        4,025        8,652       16,598        4,524        4,958
  Losses on investment in joint
    venture............................          --           --           --           --        9,016           --           --
  Other operating expenses.............       4,950        3,840        1,868        1,434        1,293          240          213
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Total operating expenses.............      45,700       54,177       57,317      100,584      346,914       85,502       80,680
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Operating income (loss)..............       8,709       15,173       15,759       18,414       23,562       10,263       14,648
  Interest expense, net................       6,090        7,875        8,154        9,211       18,780        4,778        5,323
  Other (income).......................      (1,212)         (19)        (694)      (1,552)      (5,777)          (3)          12
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income...........................  $    3,919   $    7,317   $    8,299   $   10,755   $   10,559   $    5,488   $    9,313
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========
BALANCE SHEET DATA (END OF PERIOD) (1):
  Fixed assets, net....................  $   85,327   $   87,013   $   90,056   $  194,427   $  195,265   $  191,341   $  193,643
  Total assets.........................     145,556      164,754      172,479      382,378      436,230      380,640      453,200
  Total debt...........................      88,993       97,159       99,203      213,433      257,814      218,384      280,232
  Stockholder's equity.................      38,455       44,172       49,422       72,729       59,827       76,247       64,744
OTHER DATA(1):
  Ratio of earnings to fixed charges
    (2)................................        1.4x         1.7x         1.7x         1.6x         1.3x         1.8x         2.4x
  EBITDA (3)...........................  $   12,839   $   19,548   $   19,784   $   27,066   $   49,176   $   14,787   $   19,606
  EBITDA margin (3)....................       23.6%        28.2%        27.1%        22.7%        13.3%        15.4%        20.6%
  Cash flows provided by (used in)
    operating activities...............      (4,039)      (2,810)      17,205       24,533       15,510        7,039       (6,274)
  Cash flows used in investing
    activities.........................      (9,743)      (3,249)     (16,365)     (87,614)     (57,832)     (18,774)      (8,447)
  Cash flows provided by (used in)
    financing activities...............      (7,060)       6,426       (1,419)      67,918       39,137        5,711       22,191
  Capital expenditures.................  $   11,922   $    6,034   $    6,936   $    9,674   $   19,058   $    4,735   $    1,064
  Number of ship calls.................         317          481          706          689          823           --           --
  Tonnage of cargo handled.............   1,251,160    3,099,226    5,048,135    5,456,721    5,980,290           --           --


------------------

(1) Includes NPR from November 20, 1997, the date of its acquisition by the Company. Also includes Riverfront, which is not a Guarantor, and which owns the ACL Shares. At December 31, 1998, Riverfront had total assets of $30.0 million and stockholder's equity of $5.7 million (including unrealized holding losses on marketable securities of $2.6 million). In 1998, Riverfront had dividends from marketable securities of $5.8 million (which is not included in revenues) and net income of $4.8 million (which is not included in operating income). At March 31, 1998 and 1999, Riverfront had total assets of $41.3 million and $35.1 million, respectively, and stockholder's equity of $17.4 million and $1.5 million (including unrealized appreciation on marketable securities of $13.9 million and unrealized holding losses on marketable securities of $6.7 million, respectively). During the three months ended March 31, 1998 and 1999, Riverfront had no dividends from marketable securities and net loss of $0.1 million and $0.2 million, respectively, (which is not included in operating income). As of the end of and for all other periods presented (i.e. 1994-1997), Riverfront had no material amount of assets, stockholder's equity, revenues or net income. See "Prospectus Summary -- Investment in Atlantic Container Line AB."

(2) For purposes of this computation, fixed charges consist of interest expense, amortization of deferred financing costs and one-third of rental expenses, representing an approximation of that portion of rental expenses attributable to interest. Earnings consist of income before income taxes, extraordinary items and cumulative effect of changes in accounting principles, plus fixed charges.
(3) The term EBITDA as used herein represents operating income plus depreciation and amortization, adjusted to exclude certain non-recurring revenues and expenses. EBITDA has been presented because the Company believes it is commonly used in this or a similar format by investors to analyze and compare operating performance and to determine a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operations or any other measure of income or cash flow that is prepared in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of Holt and NPR and the related notes thereto included elsewhere in this Prospectus.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following should be read in conjunction with the "Unaudited Pro Forma Condensed Financial Data" and the historical consolidated financial statements of the Company and the historical consolidated financial statements of NPR and the related notes thereto included elsewhere in this Prospectus.

OVERVIEW

     Holt began operations in Philadelphia, Pennsylvania in 1926 as a one man/one truck cargo hauling operation run by its founder, Leo A. Holt, Sr. In the early 1950s, Holt entered the warehousing business with the acquisition of its first warehouse in Philadelphia, Pennsylvania. As management of Holt passed from the founder to his sons, Leo A. Holt, Jr. and Thomas J. Holt, Sr., Holt continued to expand its warehousing business with the acquisition of additional warehouses in Philadelphia and Camden, New Jersey. In 1967, Holt entered the stevedoring business through the acquisition of the Gloucester Facility. Holt has continued the expansion of its services since then through upgrades of its existing facilities and additions of new facilities. In 1973, Holt broadened the types of cargo it handled to include perishables, including meat and fruit, by acquiring its first refrigerated warehouse. In recognition of a significant trend toward containerization in the cargo transportation business, Holt undertook a major construction program from 1977 to 1984 that enabled the Gloucester Facility to handle containerized cargo. Upon the retirement of Leo A. Holt, Jr. in 1982, Thomas J. Holt, Sr. became the majority stockholder of Holt, and Thomas J. Holt, Sr. currently owns 100% of the capital stock of the Company. The Packer Avenue Facility, owned by an agency of the Commonwealth of Pennsylvania, is leased by AHI pursuant to a lease expiring in 2040, including all renewal options. AHI subleases the Packer Avenue Facility to Holt. See "Risk Factors -- Related Entity Transactions" and "Certain Transactions." In 1991, Holt consolidated its container operations at the Packer Avenue Facility. In 1993, Holt began to lease the Gloucester Facility to Lessee-Operators. In 1994, Holt established a base in the port of Wilmington, Delaware through its formation of Murphy Marine Services, Inc. ("Murphy Marine") which, subsequent to its acquisition of Wilmington Stevedores, Inc. in July 1995, has grown to become that port's largest stevedore.

     Holt has been an innovator in the methods of properly handling refrigerated cargo, enabling the Lessee-Operators to reduce labor costs and pass through some of their savings to their customers. In 1994, Holt implemented an intra-terminal transit system to directly discharge refrigerated cargo in one movement from the ship into the warehouse via a transit shed, while maintaining the product at a constant temperature. This bypasses the need to truck the cargo from the pier to an offsite warehouse, which helps minimize handling costs. Holt has constructed three warehouse extensions to existing transit sheds, one each in 1994, 1996 and 1997. The implementation of this system has resulted in increases in rental fees paid to Holt by the Lessee-Operators at the Gloucester Facility, as customers find it increasingly attractive to transport and store their refrigerated cargo through that facility.

     In addition, CTS is available at the Holt Facilities and utilizes a special bar-coding technology that provides customers with an innovative tracking system for their cargo. The system is especially effective when the cargo is unitized or characterized by contents of different weights, moisture content, or other unique characteristics.

     Today, Holt offers a broad range of services, including stevedoring, warehousing and inland trucking of cargo. Holt also leases port facilities to the Lessee-Operators at the Gloucester Facility. Through their operations at the Holt Facilities, the Company and its Lessee-Operators handle various types of cargoes, including refrigerated perishables, wood, steel, automobiles and containerized cargo. Stevedoring and warehousing services are billed on a per container basis for containerized cargo and a per weight or per unit basis for breakbulk cargo. Holt's stevedoring services, which are charged for each movement of cargo, consist of the loading or unloading of a ship and may include pick-up of cargo from or delivery of cargo to, a destination in the marine terminal. Fees for Holt's warehousing services, which consist of the handling and storage of cargo, are based on a handling charge (both in and out of the warehouse) and a storage charge. Holt's trucking services are billed on either a tonnage or a per load basis. In addition, the Gloucester Facility is leased to the Lessee-Operators for periods of one to five years on the basis of a fixed lease charge and, in some cases, a variable charge based on the tonnage of cargo moved through the marine terminal. Holt also receives revenues from ancillary activities, such as the maintenance and repair of customer equipment.

     The following table sets forth, for the periods indicated, the Company's revenues, in thousands of dollars, by type of revenue and as a percentage of total revenues:


                                              YEAR ENDED DECEMBER 31,                            THREE MONTHS ENDED MARCH 31,
                            -----------------------------------------------------------      ------------------------------------
                                 1996                  1997                  1998                 1998                 1999
                            ---------------      ----------------      ----------------      ---------------      ---------------
                               $        %           $         %           $         %           $        %           $        %
                            -------   -----      --------   -----      --------   -----      -------   -----      -------   -----
Stevedoring...............  $44,001    60.2%     $ 44,481    37.4%     $ 44,917    12.2%     $12,562    13.1%     $ 9,484    10.0%
Warehousing...............    9,984    13.7%       11,887    10.0%       15,176     4.1%       4,303     4.5%       4,102     4.3%
Inland trucking...........    2,779     3.8%        3,285     2.8%        4,587     1.2%         909     0.9%         905     0.9%
Other operating
  revenues................    1,039     1.4%        1,269     1.1%        2,361     0.6%         389     0.4%         665     0.7%
Rental income.............   14,995    20.5%       24,007    20.1%       30,423     8.2%       8,836     9.2%      11,069    11.6%
Ocean revenues............       --      --        31,404    26.4%      261,545    70.6%      65,576    68.5%      63,642    66.8%
Other.....................      269      .4%        2,610     2.2%       11,426     3.1%       3,190     3.4%       5,456     5.7%
Revenue from
  nonconsolidated
  affiliates..............        9      --%           55      --%           41     0.0%           0     0.0%           5     0.0%
                            -------   -----      --------   -----      --------   -----      -------   -----      -------   -----
Total revenues............  $73,076   100.0%     $118,998   100.0%     $370,476   100.0%      95,765   100.0%     $95,328   100.0%
                            =======   =====      ========   =====      ========   =====      =======   =====      =======   =====


     Holt's major operating expense categories are as follows: (i) terminal;
(ii) general and administrative; (iii) equipment maintenance; (iv) insurance/safety; and (v) transportation. Holt's terminal expenses consist primarily of labor charges related to stevedoring and warehousing. General and administrative expenses are comprised, for the most part, of corporate overhead. Holt's equipment maintenance expenses are routine expenses which include the maintenance of Holt's forklifts, cranes, truck, tractors, trailers, etc. The insurance/safety expense provides for Holt's cost of insurance or claims filed against it. Finally, Holt's transportation expense is comprised of the costs associated with Holt's trucking operations, including labor, fuel, maintenance and other expenses associated with its own fleet and fees paid to owner operators.

     In November 1997, the Company entered the marine transportation business through the acquisition of NPR, whose predecessor was formed in 1974 by the Puerto Rico Government in recognition of the vital importance of maritime transportation to the economic development of Puerto Rico. When NPR's predecessor commenced operations, it had a virtual monopoly. Over time, however, the reemergence of competition, bureaucratic management and periodic turnover in political administrations negatively affected its competitive position and operating performance. In November 1992, the Puerto Rico Government began publicly evaluating the merits of liquidating or divesting its interest in the shipping business. Uncertainty surrounding the Puerto Rico Government's intentions and the possibility of liquidation provided competitors with the opportunity to increase their market shares. In March 1995, an investor group, including certain members of NPR management, purchased NPR's business from the Puerto Rico Government in the Privatization.

     Since the Privatization, NPR's management has implemented various programs to improve its operating performance. During 1998, NPR transported approximately 32.9% of the fully containerized cargo carried between the United States and Puerto Rico, as compared to approximately 31.8% of such cargo during 1997. Following the Privatization, NPR's management reduced operating costs by (i) decreasing vessel expenses by reducing the number of vessels in operation from five to four and reducing the number of ports of call in the United States from five to two, while at the same time increasing the aggregate volume of cargo carried, (ii) consolidating customer service activities into one service center located in Tampa, Florida, (iii) trimming other corporate overhead by reducing headcount from 676 at the time of the Privatization to 387 at December 31, 1998,
(iv) reducing intermodal transportation costs through the commitment of high cargo volumes to railroads and trucking companies, (v) reducing advertising costs and (vi) eliminating excess container capacity.

     NPR provides service three times per week between San Juan, Puerto Rico and the United States via the port of Jacksonville, Florida and weekly service between San Juan and the port of Philadelphia, Pennsylvania. In addition, through charter arrangements, NPR provides service two times a week between San Juan and the Dominican Republic and, through a slot charter arrangement, also services the Caribbean island of Trinidad and the United States Virgin Islands.

     NPR's ocean revenues are realized primarily through its northbound and southbound ocean freight operations. In general, NPR bases its pricing on (i) direction of the cargo (i.e. northbound or southbound), (ii) type of commodity transported, (iii) destination of the transported cargo and (iv) market conditions. In addition, a majority of the cargo transported by NPR in 1998 was subject to time volume agreements ("TVAs") or fixed rate contracts which provide NPR's customers with rates which are lower than NPR's "any quantity" tariff rates, so long as the customer agrees to ship a minimum quantity of cargo over a specified time period. NPR generates other revenues through third party stevedoring in San Juan and demurrage (penalties assessed against customers for holding NPR equipment beyond the contracted period).

     NPR's operating expenses can be broadly categorized as follows: (i) vessel,
(ii) cargo handling, (iii) terminal, (iv) transportation and (v) selling, general and administrative. Vessel expenses are directly attributable to the operation and/or dry docking of vessels such as fuel expenses, crew wages and repair costs. Cargo handling expenses are comprised of all of the costs associated with loading and unloading a vessel, including stevedoring charges, port assessments, wharfage and dockage. Terminal expenses include expenses associated with NPR's land-based operations, including facilities and equipment maintenance and repairs, warehousing, etc. Transportation expenses are all the expenses associated with the in-land movement of cargo off-site via rail or truck. Finally, selling, general and administrative expenses are comprised of NPR's corporate overhead as well as its marketing expenditures.

RESULTS OF OPERATIONS OF THE COMPANY

     The following table sets forth, for the periods indicated, the Company's actual operating results in thousands of dollars and as a percentage of total revenues:


                                              YEAR ENDED DECEMBER 31,                          THREE MONTHS ENDED MARCH 31,(1)
                            -----------------------------------------------------------      ------------------------------------
                                 1996                  1997                  1998                 1998                 1999
                            ---------------      ----------------      ----------------      ---------------      ---------------
                               $        %           $         %           $         %           $        %           $        %
                            -------   -----      --------   -----      --------   -----      -------   -----      -------   -----
Operating revenues........  $57,803    79.1%     $ 92,326    77.6%     $328,586    88.7%     $83,739    87.4%     $78,798    82.7%
Rental income.............   14,995    20.5        24,007    20.2        30,423     8.2        8,836     9.2       11,069    11.6
Other revenues............      269     0.4         2,610     2.2        11,426     3.1        3,190     3.4        5,456     5.7
Revenues from
  non-consolidated
  affiliates..............        9      --            55      --            41      --            0     0.0            5     0.0
                            -------   -----      --------   -----      --------   -----      -------   -----      -------   -----
Total revenues............   73,076   100.0       118,998   100.0       370,476   100.0       95,765   100.0       95,328   100.0
                            -------   -----      --------   -----      --------   -----      -------   -----      -------   -----
Operating expenses:
  Terminal................   24,125    32.9        30,431    25.5       103,960    28.0       23,033    24.0       17,299    18.2
  General and
    administrative........    8,865    12.1        26,112    21.9        55,517    15.0       14,430    15.1       15,200    15.9
  Equipment maintenance...   10,720    14.7        15,796    13.3        50,228    13.6       16,766    17.4       17,192    18.0
  Insurance and safety....    4,797     6.6         2,998     2.5         6,493     1.8          838     0.9        1,577     1.7
  Vessel..................       --      --         5,815     4.9        45,761    12.4       10,873    11.4        9,659    10.1
  Transportation..........    2,917     4.0         9,346     7.9        58,048    15.6       14,798    15.5       14,582    15.3
  Depreciation and
    amortization..........    4,025     5.5         8,652     7.3        16,598     4.5        4,524     4.7        4,958     5.2
  Losses on investment in
    joint venture.........       --      --            --      --         9,016     2.4            0     0.0            0     0.0
  Other operating
    expenses..............    1,868     2.6         1,434     1.2         1,293     0.3          240     0.3          213     0.2
                            -------   -----      --------   -----      --------   -----      -------   -----      -------   -----
    Total operating
      expenses............   57,317    78.4       100,584    84.5       346,914    93.6       85,502    89.3       80,680    84.6
                            -------   -----      --------   -----      --------   -----      -------   -----      -------   -----
Operating income..........  $15,759    21.6%     $ 18,414    15.5%     $ 23,562     6.4%     $10,263    10.7%     $14,648    15.4%
                            -------   -----      --------   -----      --------   -----      -------   -----      -------   -----
Net income................  $ 8,299    11.4%     $ 10,755     9.0%     $ 10,559     2.9%     $ 5,488     5.7%     $ 9,313     9.8%
                            =======   =====      ========   =====      ========   =====      =======   =====      =======   =====
Calculation of EBITDA:
  Operating income........   15,759                18,414                23,562               10,263               14,648
  Depreciation and
    amortization..........    4,025                 8,652                16,598                4,524                4,958
  Losses on investment in
    joint venture.........       --                    --                 9,016
                            -------              --------              --------              -------              -------
    EBITDA................   19,784    27.1%       27,066    22.7%       49,176    13.3%      14,787    15.4%      19,606    20.6%



------------------


(1) Historically the results of operations for the first quarter ended March 31 have been the most profitable for the Company due to the large volume of cargo handled during this quarter at the Company's facilities and are not necessarily indicative of the results of operations to be expected for the full fiscal year.

  THE PERIOD ENDED MARCH 31, 1999 COMPARED TO THE PERIOD ENDED MARCH 31, 1998



     Revenues. Revenues decreased to $95.3 million, for the three months ended March 31, 1999 from $95.8 million for the three months ended March 31, 1998, a decrease of $0.5 million, or 0.5%. This decrease was attributable primarily to the decrease in ocean revenue to $63.6 million in 1999 compared with $65.6 million in 1998, a decrease of $2.0 million, or 2.9%. Total loads from ocean freight operations in 1999 were 30,737 compared to 30,943 loads for 1998, a decrease of 206 loads, or 0.6%. The decrease in loads was further adversely effected by lower revenue per unit due to rate pressure in the U.S.-Puerto Rico trade routes. This competitive pressure is expected to continue to impact NPR's revenues for the foreseeable future. Trucking revenues in 1999 were $0.9 million, unchanged from 1998. Warehousing revenues decreased to $4.1 million in 1999 compared to $4.3 million in 1998 a decrease of $0.2 million, or 4.6% as a result of reduced freight originating on NPR vessels. Stevedoring revenue decreased to $9.5 million in 1999 from $12.6 million in 1998 a decrease of $3.1 million, or 24.6% as a result of the outsourcing of unprofitable terminal handling activities at PAMT.



     Rental income increased to $11.1 million for the three months ended March 31, 1999 from $8.8 million for the three months ended March 31, 1998, an increase of $2.3 million, or 26.1%. This $2.3 million increase was due to increased leasing revenues from the Lessee-Operators at the Gloucester Facility associated with increased tonnage of cargo handled.



     Third party stevedoring revenues at the San Juan terminal increased by $2.3 million for the three months ended March 31, 1999 compared with the three months ended March 31, 1998 due to increased tonnage. Maintenance and repair revenues increased $0.2 million for the three months ended March 31, 1999 compared with the three months ended March 31, 1998.



     Terminal Expenses. Terminal expenses decreased to $17.3 million for the three months ended March 31, 1999 from $23.0 million for the three months ended March 31, 1998, a decrease of $5.7 million, or 24.8%. Terminal expenses as percentage of revenues were 18.2% for the three months ended March 31, 1999 compared to 24.0% for the three months ended March 31, 1998. This decrease was primarily attributable to the lower stevedoring costs as a result of changing ports of call from the Port of Elizabeth to the Packer Avenue facility as well as outsourcing of unprofitable terminal handling.



     General and Administrative Expenses. General and administrative expenses increased to $15.2 million for the three months ended March 31, 1999 from $14.4 million for the three months ended March 31, 1998, an increase of $0.8 million, or 5.5%. General and administrative expenses as a percentage of revenues were 15.9% for the three months ended March 31, 1999 compared to 15.1% for the three months ended March 31, 1998. This increase was attributable to increases in professional fees associated with the acquisition of NPR.



     Equipment Maintenance Expense. Equipment maintenance expenses increased to $17.2 million for the three months ended March 31, 1999 from $16.8 million for the three months ended March 31, 1998, an increase of $0.4 million, or 2.4%. Equipment maintenance expenses as a percentage of revenues were 18.0% for the three months ended March 31, 1999 compared to 17.4% for the three months ended March 31, 1998. This increase was primarily attributable to the transfer of equipment rental costs from the Port of Elizabeth to the Packer Avenue facility, which resulted from the changing ports of call. Other than increased expenses associated with the acquisition of NPR, equipment maintenance expenses were unchanged for 1999 and 1998.



     Insurance and Safety Expenses. Insurance and safety expenses increased to $1.6 million for the three months ended March 31, 1999, from $0.8 million for the three months ended March 31, 1998, an increase of $0.8 million, or 100.0%. Insurance and safety expenses as a percentage of revenues were 1.7% for the three months ended March 31, 1999 compared to 0.9% for the three months ended March 31, 1998. This increase was attributable to increased coverage for new equipment which was purchased to replace older equipment as well as timing differences wherein some insurance expense was recorded in the second quarter of 1998 and the first quarter of 1999.

     Vessel Expenses. Vessel expenses decreased to $9.7 million for the three months ended March 31, 1999 from $10.9 million for the three months ended March 31, 1998, a decrease of $1.2 million, or 11.0%. Vessel expenses as a percentage of revenues were 10.1% for the three months ended March 31, 1999 compared to 11.4% for the three months ended March 31, 1998. This decrease was primarily attributable to the change from a 2-2 rotation (Jacksonville twice a week and Philadelphia twice a week) to a 3-1 rotation (Jacksonville three times a week and Philadelphia once a week).



     Transportation Expenses. Transportation expenses decreased to $14.6 million for the three months ended March 31, 1999 from $14.8 million for the three months ended March 31, 1998, a decrease of $0.2 million, or 1.3% essentially attributable to NPR operations. Transportation expenses as a percentage of revenues were 15.3% for the three months ended March 31, 1999 compared to 15.5% for the three months ended March 31, 1998. In order to remain competitive within the industry, NPR has absorbed a significant amount of inter-modal expenses, which has historically been passed through and paid by NPR's customers. However, a change in the vessel rotation has helped to more than offset these expenses.



     Depreciation and Amortization Expenses. Depreciation and amortization expenses increased to $5.0 million for the three months ended March 31, 1999 from $4.5 million for the three months ended March 31, 1998, an increase of $0.5 million, or 11.1%. Depreciation and amortization expenses as a percentage of revenues were 5.2% for the three months ended March 31, 1999 compared to 4.7% for the three months ended March 31, 1998. This increase was attributable to amortization of dry-docking costs incurred in the latter part of 1998.



     Other Operating Expenses. Other operating expenses, which consist of operating taxes and licenses, traffic and sales expenses and charges from Non-consolidated Affiliates, decreased to $0.2 million for the three months ended March 31, 1999 from $0.3 million for the three months ended March 31, 1998, a decrease of $0.1 million, or 33.3%. Other operating expenses as a percentage of revenues were unchanged at 0.2% for the three months ended March 31, 1999 and 1998.



     Net Income. Net Income increased to $9.3 million for the three months ended March 31, 1999 from $5.5 million for the three months ended March 31, 1998, an increase of $3.8 million, or 69.1%. Net income as a percentage of revenues was 9.8% for the three months ended March 31, 1999 compared to 5.7% for the three months ended March 31, 1998. Despite a decrease in total revenue net income increased as a result of cost reductions noted above.



     EBITDA. EBITDA increased to $19.6 million for the three months ended March 31, 1999 from $14.8 million for the three months ended March 31, 1998, an increase of $4.8 million, or 32.4%. EBITDA as a percentage of revenues was 20.6% for the three months ended March 31, 1999 compared to 15.4% for the three months ended March 31, 1998. The increase in EBITDA was attributable to the changes in revenues and expenses as discussed above.


  YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     Revenues. Revenues increased to $370.5 million, in 1998 from $119.0 million in 1997, an increase of $251.5 million, or 211.3%. This increase was attributable primarily to the inclusion of $261.5 million of ocean freight revenue in 1998 compared to ocean freight revenues of $31.4 million in 1997, an increase of $230.1 million. This increase was due to the acquisition of NPR on November 20, 1997. Total loads from ocean freight operations in 1998 were 124,549 compared to 121,759 loads for 1997, an increase of 2,790 loads, or 2.3%. The increase in loads was offset by lower revenue per unit due to rate pressure in the US-Puerto Rico trade routes. This competitive rate pressure is expected to continue to impact NPR's revenues for the foreseeable future. Trucking revenues increased to $4.6 million in 1998 from $3.3 million in 1997 an increase of $1.3 million, or 39.4%. This increase was due to freight originating on NPR vessels. Warehousing revenues increased to $15.2 million in 1998 compared to
11.9 million in 1997 an increase of $3.3 million, or 27.7%. This increase was due to freight originating on NPR vessels. Stevedoring revenue increased to $44.9 million in 1998 from $44.5 million in 1997 an increase of $0.4 million, or 0.9%. This increase was due to increased vessel calls.

     Rental income increased to $30.4 million for 1998 from $24.0 million in 1997, an increase of $6.4 million, or 26.7%. This $6.4 million increase was due to increased leasing revenues from the Lessee-Operators at the Gloucester Facility associated with increased tonnage of cargo handled due to the more efficient intra-terminal handling system for refrigerated cargo combined with the continued roll-out of the CTS bar-coding system as well as increased storage and handling capacity due to additional facility space which was placed in service during the second quarter of 1997.

     The remaining increase of $9.9 million was due primarily to the inclusion of third party stevedoring revenues at the San Juan terminal due to the acquisition of NPR, which accounted for $8.8 million. The balance of the increase in 1998 from 1997 of $1.1 million was due to increased maintenance and repair revenues.


     Terminal Expenses. Terminal expenses increased to $104.0 million for 1998 from $30.4 million for 1997, an increase of $73.6 million, or 242.1%. Terminal expenses as percentage of revenues were 28.0% for 1998 compared to 25.5% for 1997. This increase was primarily attributable to $66.8 million of expenses associated with NPR's Jacksonville, San Juan, and Philadelphia terminal operations. The remaining $6.8 million increase was due to the transfer of stevedoring costs from the Port of Elizabeth to the Packer Avenue facility which resulted from changing ports of call. Other than increased expenses associated with the operations of NPR, terminal expenses were unchanged for 1998 and 1997.


     General and Administrative Expenses. General and administrative expenses increased to $55.5 million for 1998 from $26.1 million for 1997, an increase of $29.4 million, or 112.6%. General and administrative expenses as a percentage of revenues were 15.0% for 1998 compared to 21.9% for 1997. This increase was attributable primarily to the inclusion of $26.0 million of general and administrative expenses related to the operations of NPR. The remaining $3.4 million increase represents increases in professional fees associated with this purchase.

     Equipment Maintenance Expenses. Equipment maintenance expenses increased to $50.2 million for 1998 from $15.8 million for 1997, an increase of $34.4 million, or 217.7%. Equipment maintenance expenses as a percentage of revenues were 13.6% for 1998 compared to 13.3% for 1997. This increase was primarily attributable to $30.6 million of expenses associated with NPR's Jacksonville and San Juan terminal operations. The remaining $3.8 million increase was due to the transfer of equipment rental costs from the Port of Elizabeth to the Packer Avenue facility which resulted from changing ports of call. Other than increased expenses associated with the acquisition of NPR, equipment maintenance expenses were unchanged for 1998 and 1997.

     Insurance and Safety Expenses. Insurance and safety expenses increased to $6.5 million for 1998 from $3.0 million for 1997, an increase of $3.5 million, or 116.7%. Insurance and safety expenses as a percentage of revenues were 1.8% for 1998 compared to 2.5% for 1997. This increase was attributable partly to the inclusion of $1.1 million of insurance and safety expenses related to the operations of NPR. The remaining $2.4 million increase was due to increased coverage for additional facilities constructed in late 1997 as well as new equipment which was purchased to replace older equipment.

     Vessel. Vessel expense increased to $45.8 million for 1998 from $5.8 million for 1997, an increase of $40.0 million, or 789.7%. Vessel expenses as a percentage of revenues were 12.4% for 1998 compared to 4.9% for 1997. This increase was totally related to NPR.


     Transportation Expenses. Transportation expenses increased to $58.0 million for 1998 from $9.3 million for 1997, an increase of $48.7 million, or 523.7%. Transportation expenses as a percentage of revenues were 15.6% for 1998 compared to 7.9% for 1997. This increase was attributable to expenses associated with NPR's inter-modal operations. In order to remain competitive within the industry, NPR has absorbed a significant amount of inter-modal expenses which had historically been passed through and paid for by NPR'S customers. This practice is expected to continue. Other than increased expenses associated with the operations of NPR, transportation expenses were unchanged for 1998 and 1997.


     Depreciation and Amortization Expenses. Depreciation and amortization expenses increased to $16.6 million for 1998 from $8.7 million for 1997, an increase of $7.9 million, or 90.8%. Depreciation and amortization expenses as a percentage of revenues were 4.5% for 1998 compared to 7.3% for 1997. This increase was attributable to vessel depreciation of $8.0 million.

     Losses on Investment in Joint Venture. Losses on investment in joint venture totaled $9.0 million for 1998 and was wholly attributable to reserves established to provide for a 100% provision of advances to fund TNX operations which have been completely wound down by the end of 1998. The magnitude of this loss was primarily due to the downturn of the Brazilian economy in the fourth quarter of 1998, which led to overcapacity of vessel tonnage in the trade lanes where TNX operates and competitive rate pressure.

     Other Operating Expenses. Other operating expenses, which consist of operating taxes and licenses, traffic and sales expenses and charges from Non-consolidated Affiliates, decreased to $1.3 million for 1998 from $1.4 million for 1997, a decrease of $0.1 million, or 0.7%. Other operating expenses as a percentage of revenues were 0.3% for 1998 and 1.2% for 1997.

     Net Income. Net income decreased to $10.6 million for 1998 from $10.8 million for 1997, a decrease of $0.2 million, or 1.9%. Net income as a percentage of revenues was 2.8% for 1998 compared to 9.0% for 1997. The decrease in net income was attributable to competitive pricing pressures, which have reduced revenue per load, and has caused Holt to absorb a significant portion of its transportation costs. Additionally, for 1998, Holt reserved $9.0 million for advances to fund TNX operations as noted above. Dividend income totaling $5.8 million partially offset the reductions described above.

     EBITDA. EBITDA increased to $49.1 million for 1998 from $27.1 million for 1997, an increase of $22.0 million, or 81.2%. EBITDA as a percentage of revenues was 10.8% for 1998 compared to 22.7% for 1997. The increase in EBITDA was attributable to the changes in revenues and expenses as discussed above.

  YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Revenues. Revenues increased to $119.0 million in 1997 from $73.1 million in 1996, an increase of $45.9 million, or 62.8%. Operating revenues increased $34.5 million which was due primarily to the November 20, 1997 acquisition of NPR which accounted for $31.4 million of the increase. Rental income increased to $24.0 million for 1997 from $15.0 in 1996, an increase of $9.0 million, or 60%. This was due to increased leasing revenues from the Lessee-Operators at the Gloucester Facility associated with increased tonnage of cargo handled and the continued roll-out of a more efficient intra-terminal handling system. Other revenue increased $2.3 million which was due to the acquisition of NPR which accounted for $1.3 million due to demurrage and miscellaneous sales. The remaining increase of $1.0 million was due to proceeds from the sale of scrap materials.


     Terminal Expenses. Terminal expenses increased to $30.4 million in 1997 from $24.1 million in 1996, an increase of $6.3 million, or 26.1% the increase was attributable to the inclusion of $6.9 million of NPR terminal expenses. Terminal expenses as a percentage of revenue were 25.5% in 1997 compared to 32.9% in 1996. This decrease was attributable primarily to reduced labor costs resulting from the negotiation of favorable work rules with the ILA by the Port of Philadelphia effective October 1, 1996.


     General and Administrative Expenses. General and administrative expenses increased to $26.1 million in 1997 from $8.9 million in 1996, an increase of $17.2 million, or 194.5% The increase was attributable to the inclusion of $12.9 million of NPR general and administrative expenses. The remaining $4.3 million increase was due to (i) a $1.0 million increase in bad debt expense resulting from the loss of one container customer that filed for bankruptcy and ceased operations, (ii) increased legal expenses incurred in connection with the acquisition of NPR and (iii) general increases. General and administrative expenses as a percentage of revenue were 21.9% in 1997 compared to 12.1% in 1996. The increase in general and administrative expenses as a percentage of revenue was due to the inclusion of NPR which incurs a higher percentage of general and administrative expenses to total revenue.

     Equipment Maintenance Expenses. Equipment maintenance expenses increased to $15.8 million in 1997 from $10.7 million in 1996 an increase of $5.1 million, or 47.3%. The increase was due to (i) $2.7 million in warehouse operating lease payments incurred in connection with the sub-lease of an additional warehouse and (ii) $2.2 million in equipment rental expenses due to increased volume of business at the Packer Avenue Facility due to NPR's change in port of call from Elizabeth to Philadelphia as well as overall volume increases. Equipment and maintenance expenses as a percentage of revenue were 13.3% in 1997 and 14.7% in 1996. The decrease in equipment and maintenance expense as a percentage of revenue was the result of leveraging of the equipment maintenance expenses over increased revenues.

     Insurance and Safety Expenses. Insurance and safety expenses decreased to $3.0 million in 1997, from $4.8 million in 1996, a decrease of $1.8 million, or 37.5%. Insurance and safety expenses as a percentage of revenue was 2.5% in 1997 compared to 6.6% in 1996. The decrease in insurance and safety expenses was the result of the decrease in premiums due to lower overall experience rates.

     Vessel Expenses. Vessel expenses were $5.8 million in 1997 and were incurred due to the acquisition of NPR. Holt did not have any vessel expenses prior to the acquisition of NPR.

     Transportation Expense. Transportation expense increased to $9.3 million in 1997 from $2.9 million in 1996, an increase of $6.4 million, or 220.4%. The increase was due primarily to the acquisition of NPR which accounted for $6.0 million of the increase. Transportation expense as a percentage of revenue was 7.9% in 1997 compared to 4.0% in 1996. The increase was due to the greater percentage of transportation expense from NPR's shipping operations, compared to Holt's stevedoring and warehousing operations.

     Depreciation and Amortization Expenses. Depreciation and amortization expenses increased to $8.7 million in 1997 from $4.0 million in 1996, an increase of $4.7 million, or 115%. Depreciation and amortization expenses as a percentage of revenues were 7.3% for the 1997 period compared to 5.5% for the 1996 period. The increase in depreciation and amortization expenses was primarily due to (i) the amortization of $2.3 million of capitalized costs associated with the acquisition of NPR, (ii) NPR depreciation of $1.0 million and (iii) $1.3 million resulting from additions of machinery and equipment during 1996 and 1997.

     Other Operating Expenses. Other operating expenses, which consist of operating taxes and licenses, traffic and sales expenses and charges from Non-consolidated Affiliates, decreased to $1.4 million in 1997 from $1.9 million in 1996, a decrease of $0.5 million, or 23.2%. Other operating expenses as a percentage of revenues were 1.2% for the 1997 period compared to 2.6% for the 1996 period.

     Net Income. Net income increased to $10.8 million for 1997 from $8.3 million for 1996, an increase of $2.5 million, or 30.1%. Net income as a percentage of revenues was 9.0% for 1997 compared to 11.4% for 1996. The increase in net income was primarily attributable to the increased revenues at the Gloucester Facility combined with reduced terminal expenses as a percentage of revenue due to the negotiation of favorable work rules with the ILA by the Port of Philadelphia effective October 1, 1996.

     EBITDA. EBITDA increased to $27.1 million in 1997 from $19.8 million in 1996. EBITDA as a percentage of revenue was 22.7% in 1997 compared to 27.1% in 1996. The changes in EBITDA were attributable to the changes in revenues and expenses as discussed above.

RESULTS OF OPERATIONS OF NPR

     The following table sets forth, for the periods indicated, NPR's actual operating results in thousands of dollars and as a percentage of total revenues:

                                                 MAR. 3 TO DEC. 31,         YEAR ENDED         JAN. 6 TO NOV. 20,
                                                        1995             JANUARY 5, 1997              1997
                                                 ------------------      ----------------      ------------------
Ocean revenues.................................  $228,228     97.6%      $265,110    98.5%      238,670     97.3%
Other revenues.................................     5,539      2.4          3,987     1.5         6,671      3.7
                                                 --------    -----       --------   -----      --------    -----
Total revenues.................................   233,767    100.0        269,097   100.0       245,341    100.0
                                                 --------    -----       --------   -----      --------    -----

Operating expenses:
  Vessel.......................................    48,012     20.5%        48,941    18.2%       43,915     17.9%
  Cargo handling...............................    49,006     21.0         57,662    21.4        50,287     20.5
  Terminal.....................................    55,010     23.5         56,145    20.9        52,793     21.5
  Transportation...............................    34,512     14.8         49,535    18.4        42,144     17.2
  Selling, general and administrative..........    42,922     18.3         48,644    18.1        40,108     16.4
  Depreciation and amortization................    10,699      4.6         14,524     5.4        10,618      4.3
                                                 --------    -----       --------   -----      --------    -----
    Total operating expenses...................   240,161    102.7        275,451   102.4       239,865     97.8
                                                 --------    -----       --------   -----      --------    -----

Operating income (loss)........................    (6,394)    (2.7)        (6,354)   (2.4)        5,476      2.2
                                                 --------    -----       --------   -----      --------    -----
Net income (loss)..............................   (12,173)    (5.2)       (14,932)   (5.5)        1,493      0.6
                                                 --------    -----       --------   -----      --------    -----

Calculation of EBITDA:
  Operating income (loss)......................  $ (6,394)               $ (6,354)                5,476
  Depreciation and amortization................    10,699                  14,524                10,618
  Non-recurring other revenue..................        --                      --                (3,000)
                                                 --------                --------              --------
    EBITDA.....................................     4,305      1.8          8,170     3.0        13,094      6.6

     The following table sets forth, for the periods indicated, NPR's actual operating results in thousands of dollars and such results expressed per load (i.e. per loaded container shipped):

                                                 MAR. 3 TO DEC. 31,       YEAR ENDED       JAN. 6 TO NOV. 20,
                                                        1995            JANUARY 5, 1997           1997
                                                 -------------------   -----------------   -------------------
                                                             $/LOAD               $/LOAD               $/LOAD
                                                             -------              ------               -------
Loads..........................................    97,641               115,595             107,156
                                                 --------              --------            --------

Ocean revenues.................................  $228,228    $2,337    $265,110   $2,293   $238,670    $2,227
Other revenues.................................     5,539        57       3,987       35      6,671        62
                                                 --------    ------    --------   ------   --------    ------
    Total revenues.............................   233,767     2,394     269,097    2,328    245,341     2,289
                                                 --------    ------    --------   ------   --------    ------

Operating expenses:
  Vessel.......................................    48,012       492      48,941      423     43,915       410
  Cargo handling...............................    49,006       502      57,662      499     50,287       469
  Terminal.....................................    55,010       563      56,145      486     52,793       493
  Transportation...............................    34,512       353      49,535      429     42,144       393
  Selling, general and administrative..........    42,922       440      48,644      421     40,188       374
  Depreciation and amortization................    10,699       110      14,524      126     10,618        99
                                                 --------    ------    --------   ------   --------    ------
    Total operating expenses...................   240,161     2,460     275,451    2,384    239,865     2,238
                                                 --------    ------    --------   ------   --------    ------

Operating income (loss)........................    (6,394)      (65)     (6,354)     (55)     5,476        51
                                                 --------    ------    --------   ------   --------    ------
Net income (loss)..............................   (12,173)    (12.5)    (14,932)    (129)     1,493        14
                                                 --------    ------    --------   ------   --------    ------

Calculation of EBITDA:
  Operating income (loss)......................  $ (6,394)             $ (6,354)              5,476
  Depreciation and amortization................    10,699                14,524              10,618
  Non-recurring other revenue..................        --                    --              (3,000)
                                                 --------              --------            --------
    EBITDA.....................................     4,305        44       8,170       71     13,094       150

  PERIOD FROM JANUARY 6, 1997 TO NOVEMBER 20, 1997 COMPARED TO
  YEAR ENDED JANUARY 5, 1997

     The Company believes that the comparison of NPR's results of operations in the period from January 6, 1997 to November 20, 1997 to NPR's results of operations for the year ended January 5, 1997 is not meaningful due to the significant difference in the length of time in each such period. However, the discussion below includes a discussion of each of the operating items on a per load basis to the extent that the Company believes it is meaningful to the understanding of such items.

     Revenues. Ocean revenue per load (i.e. per container shipped during the relevant period) decreased to $2,227 per load for the 1997 period, from $2,293 per load for the 1996 period. This decrease per load was attributable primarily to: (i) a higher proportion of NPR's total loads coming from northbound cargo, which typically yields less revenue per load than southbound cargo and (ii) and competitive pressure on pricing, offset in part by an upward adjustment resulting from a pricing settlement. Ocean revenues generated in other markets, such as the Dominican Republic, Trinidad and the Virgin Islands, remained relatively stable for the period ended November 20, 1997 versus the comparable period in 1996. Other revenue increased to $6.7 million for the 10.6 months ended November 20, 1997 from $4.0 million for the twelve months ended December 31, 1996, an increase of $2.7 million. This increase was attributable primarily to increased third party stevedoring services at the San Juan terminal.

     Vessel Expenses. As a percentage of revenues, vessel expenses decreased to 17.9% for the 1997 period from 18.2% for the 1996 period. Vessel expenses per load decreased to $410 per load for the 10.5 months ended 1997, from $423 per load for the 1996 period. The decrease per load was attributable primarily to the higher volume of cargo carried in the 1997 period. The decrease in vessel expenses is primarily attributable to lower operating costs for the payroll, fuel expenses and dry-docking expenses totaling $6.2 million. Dry-docking expense decreased from $3.4 million in 1996 to $1.2 million in the 1997 period, primarily due to the timing of the dry-docking of the vessels and the related estimated costs that were substantially accrued for in 1996 which resulted in a reduction of required accrual of $2.2 million for the 1997 period. The U.S. Coast Guard extended the vessel dry dock requirement in 1996. Vessel maintenance and repairs increased $1.2 for the 1997 period primarily due to work performed on the vessels at sea during 1997.

     Cargo Handling Expenses. As a percentage of revenues, cargo handling expenses decreased to 20.5% for the 1997 period from 21.4% for the 1996 period. On a per load basis, cargo handling expenses decreased to $469 per load for the 1997 period, from $499 per load for the 1996 period. This decrease as a percentage of revenues was attributable primarily to higher stevedoring productivity as more cargo was routed through the Port of Jacksonville instead of the Port of Elizabeth, New Jersey which has lower stevedoring productivity as well as higher stevedoring costs and port assessments.

     Terminal Expenses. As a percentage of revenues, terminal expenses increased to 21.5% for the 1997 period from 20.9% for the 1996 period. On a per load basis, terminal expenses increased to $493 per load for the 1997 period from $486 per load for the 1996 period. This increase was attributable primarily to: (i) costs related to the implementation of a new tire program, (ii) expenses related to preventive maintenance on rolling stock and (iii) additional labor costs resulting from the re-negotiation of its labor contract effective October 1, 1996.

     Transportation Expenses. As a percentage of revenues, transportation expenses decreased to 17.2% for the 1997 period from 18.4% for the 1996 period. On a per load basis, transportation expenses decreased to $393 per load for the 1997 period, from $429 per load for the 1996 period. This decrease was attributable primarily to the increased volume and the routing of more cargo to Jacksonville from more midwestern points in order to save on cargo handling expenses and assessments in Elizabeth.

     Selling, General, and Administrative Expenses. As a percentage of revenues, selling, general and administrative expenses decreased to 16.4% for the 1997 period from 18.1% for the 1996 period. On a per load basis, selling, general and administrative expenses decreased to $374 per load for the 1997 period, from $421 per load for the 1996 period. The decrease in selling, general and administrative expenses is a result of the reduction of personnel which created savings of $7.3 million for payroll and payroll fringes for the period ended November 20, 1997. Additionally, in 1997, NPR achieved communication expense savings of $1.2 million primarily as a result of competitive pricing by its suppliers.

     Depreciation and Amortization Expenses. As a percentage of revenues, depreciation and amortization expenses decreased to 4.3% for the 1997 period from 5.4% for the 1996 period. On a per load basis, depreciation and amortization expense decreased to $99 per load for the 1997 period from $126 per load for the 1996 period. This decrease was attributable primarily to reduced amortization of drydock costs and elimination of certain assets.

     Net Income (Loss). As a percentage of revenues net income increased to 0.6% for the 1997 period from a net loss of 5.5% for the 1996 period and was attributable to the changes in the revenues and expenses discussed above. On a per load basis, net income increased to $14 per load for the 1997 period from -$129 for the 1996 period.

     EBITDA. As a percentage of revenues. EBITDA increased to 6.6% for the 1997 period from 3.0% for the 1996 period. On a per load basis, EBITDA increased to $150 per load for the 1997 period from $71 for the 1996 period.

SEASONALITY

     Holt handles a variety of cargoes throughout the year ranging from refrigerated meat and produce to steel and wood products. Holt believes that this diversified mix of cargoes has negated the effects of seasonality associated with specific types of cargoes.

     Although NPR historically realized a seasonal impact on its revenues during December (due to Christmas) and May (due to Mother's Day), this seasonal impact has diminished significantly over the past two years. The Company believes that this decrease is attributable partially to greater use of TVAs and fixed rate contracts in NPR's trade, which reduces the fluctuation in cargo volumes throughout the year.

LIQUIDITY AND CAPITAL RESOURCES


     The Company's primary source of liquidity is cash flow from operations and borrowings under the Revolving Credit Facility. Financing available under the Revolving Credit Facility consists of a $50 million revolver (increased from $30 million as of September 1998), under which approximately $6.4 million in letters of credit and approximately $42.5 million of borrowings were outstanding at March 31, 1999. On February 25, 1999 the Revolving Credit Facility was amended to provide for an additional $17.3 million in the form of a term loan as an advance against insurance proceeds expected to be collected by the Company for damages caused by Hurricane Georges. The Company intends to use cash flow from operations and borrowings under the Revolving Credit Facility to finance working capital requirements.


     The Company's liquidity needs relate primarily to payment of principal and interest on outstanding indebtedness, including principal and interest payments on the Notes, the funding of capital expenditures and the funding of distributions to the Company's sole shareholder to pay income taxes.


     As of March 31, 1999, the Company had outstanding $280.2 million of consolidated indebtedness, consisting of (i) $140.0 million principal amount of the Notes, and (ii) $140.2 million of senior secured indebtedness. See "Risk Factors -- Substantial Leverage and Ability to Service Debt,"
"-- Asset Encumbrances" and "Description of Certain Indebtedness."



     The Company's mandatory debt service requirements for maturities of the Revolving Credit Facility and long-term debt for the years ending December 31, 1999, 2000 and 2001 are $51.0 million, $3.1 million and $2.7 million, respectively. The Company anticipates exercising its option to extend the maturity date of the Revolving Credit Facility (having an outstanding balance of $42.5 million at March 31, 1999) to December 31, 2000.


     As substantially all of the Company's operating income is generated by its subsidiaries, the Company is dependent on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its obligations. The ability of the subsidiaries to pay dividends to the Company is subject to, among other things, the terms of the Revolving Credit Facility and Other Indebtedness and Financings to which they are subject. Certain of the Other Indebtedness and Financings restrict distributions from the Issuer's subsidiaries to the Issuer to a percentage of cumulative net income, subject to certain adjustments.

     The Company's aggregate capital expenditures for the years ended December 31, 1996, 1997 and 1998 and the quarter ended March 31, 1999 were $6.9 million, $9.7 million, $19.1 million and $1.1 million, respectively. The Company's capital spending in each period related principally to the construction of certain improvements and purchase of forklift and other moving equipment at the Gloucester Facility and the Packer Avenue Facility. NPR's aggregate capital expenditures were $4.1 million for the period from March 6, 1995 to December 31, 1995, $3.3 million for fiscal 1996 and $0.9 million for fiscal 1997. NPR's capital expenditures related principally to the acquisition of rolling stock.


     The Revolving Credit Facility, the Indenture and certain of the Other Indebtedness and Financings contain various covenants which impose certain restrictions on the Company, including with respect to the incurrence of additional indebtedness, the payment of dividends and the ability to make acquisitions. In addition, the Revolving Credit Facility requires the maintenance of certain financial ratios. See "Risk Factors."

RECENT DEVELOPMENTS

     Hurricane Georges. The Company's operations in San Juan, Puerto Rico have been affected by Hurricane Georges which struck the island during September 1998. Although certain of its buildings and cranes located at Puerto Nuevo suffered damages, NPR was able to continue to conduct business since two of the high speed cranes used by the Company were not damaged. Additionally, NPR's fleet of vessels did not incur any damage. The Company has submitted a claim to its property insurance carrier for recovery of the replacement cost of the equipment and buildings which were damaged, business interruption and extra expense. The net book value of the damaged equipment and buildings are carried on the Company's books at a de minimis value since these assets have been fully depreciated.

     The Company believes that substantially all of the damages will be covered by its insurance policy. The Company has received $8 million as an advance against its insurance claim which has not yet been finalized.

IMPACT OF YEAR 2000 ON THE COMPANY'S SYSTEMS

     Many computer systems were not designed to handle dates beyond the year 1999, and, therefore, computer hardware and software will need to be modified prior to the year 2000 in order to remain functional. The Company is in the process of determining whether its computer systems are Year 2000 compliant and is replacing or upgrading those computer systems that are not.

     The Company has two major data centers, NPR in Edison, New Jersey and Holt in Gloucester City, New Jersey. NPR has an IBM mainframe, two local area networks and 13 remote site locations. Holt has three IBM AS/400s, one local area network, 10 remote site locations and three RF site locations.

     The Company's systems software is principally supplied by IBM. The operating systems for the IBM mainframe and the IBM AS/400s are already Year 2000 compliant. Other system software used by the Company is supplied by Computer Associates, Microsoft, and Novell. All of these software systems are represented to be Year 2000 compliant by these software vendors. A detailed plan and impact analysis was conducted by the Company to determine the extent of Year 2000 implications on the Company's mainframe and AS/400 computer systems with respect to business applications developed and maintained by the Company. The Company is utilizing existing staff and outside resources to fix and test all such business applications. Business software supplied by third parties used by the Company is respresented to be Year 2000 compliant by the vendors of the software.

     The Company's Year 2000 readiness plan includes the scanning, testing and modification or upgrade (where necessary) of approximately 20,000 programs and files used throughout the Company's operations. The Company has purchased additional computers and conversion tools to be used in connection with the testing and upgrading of existing systems and has hired additional programmers to assist with the Year 2000 project. The Company expects to complete all required upgrades by July 31, 1999. The estimated cost of the Company's Year 2000 readiness project is approximately $1.2 million of which approximately $750,000 has been incurred through 1998.

     In the event the Company does not achieve Year 2000 compliance by January 1, 2000, the resulting misrepresentation of date calculation in the Company's computer systems could result in interruption in the Company's business, loss of customers, inability to properly process or account for payments from customers or payments to vendors and personnel, and claims for damages arising out of the foregoing, any or all of which could have a material adverse effect on the Company's financial condition and results of operations. The Company considers this scenario to be unlikely as its Year 2000 compliance methodology includes testing of the Company developed software and the vendor supplied software in a Year 2000 environment and is proceeding on a schedule which would result in completion of all required upgrades by July 31, 1999.

     While the Company has contacted its key business partners and inquired as to the status of their Year 2000 compliance, the Company has not received responses indicating an expectation of achieving Year 2000 compliance from all of them. The Company has no control over the systems and services used by third parties with which it interfaces, and accordingly, there can be no assurance that all key business partners will successfully resolve all of their Year 2000 compliance issues. Although the Company cannot predict with accuracy the actual adverse consequences if key business partners do not achieve Year 2000 compliance, it is possible that such non-compliance could result in an interruption in the Company's business which could have a material adverse effect on the Company's financial condition and results of operations.

     Contingency plans are being developed to ensure critical operations continue uninterrupted in the event the Company or key business partners fail to resolve their respective Year 2000 issues in a timely manner. Such plans will be developed by the end of the third quarter of 1999 and will be in place prior to the end of the year. The Company will identify and prioritize the potential risks and will coordinate this plan with all its departments. The contingency plan will include the close monitoring of service performance in Year 2000 and, if needed, the replacement of automated information transference with manual documents and the development of conversion systems of key interfaces should key business partners, with which the Company exchanges data, fail to comply on time.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to various federal and state environmental laws and regulations, including but not limited to, the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), which creates liability on the part of the owner or operator of a facility for the investigation and remediation of hazardous substances, as well as creating the authority and funding for unilateral response action by the United States Environmental Protection Agency ("EPA"). In addition, portions of the Gloucester Facility are part of a multi-property action pursuant to CERCLA to address historic contamination via radioactive material. Holt has voluntarily entered into a consent order with the EPA requiring the performance of certain investigative measures and the proposal of certain remedial measures in connection with the Gloucester Facility. The Company has conducted recent environmental assessments at each of its facilities and believes it is in material compliance with all environmental laws and does not anticipate material expenditures for environmental compliance in the foreseeable future. See "Business -- Holt -- Environmental Matters" and "-- NPR -- Environmental Matters."

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
RECENT ACCOUNTING PRONOUNCEMENTS

     Set forth below are recent accounting pronouncements which may have a future effect on the Company's reporting requirements. These pronouncements should be read in conjunction with the significant accounting policies which the Company has adopted that are set forth in the "Notes to Consolidated Financial Statements" of the Company.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
133). This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign currency denominated forecasted transaction.

     SFAS No. 133 amends SFAS No. 52 "Foreign Currency Translation" to permit special accounting for a hedge of a foreign currency forecasted transaction with a derivative. It supersedes SFAS No. 80 "Accounting for Futures Contracts, Risk and Financial Instruments with Concentrations of Credit Risk" and No. 119 "Disclosure and Derivative Financial Instruments and Fair Value of Financial Instruments." Such statement also amends SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" to include in SFAS No. 107 the disclosure provisions about concentrations of credit risk from SFAS No. 105, SFAS No. 133 also nullifies or modifies the consensus reached on a number of issues addressed by the Emerging Issues Task Force.

     SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Initial application of this statement should be as of the beginning of an entity's fiscal quarter following June 15, 1999. On that date, hedging relationships must be designated anew and documented pursuant to the provisions of this statement. Earlier application of all of the provisions of this statement is encouraged, but it is permitted only as of the beginning of any fiscal quarter that begins after issuance of this Statement. This statement should not be applied retroactively to financial statements of prior periods. The Company does not expect the impact of SFAS No. 133 to have a material affect on its Financial Reporting.

     During April 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 98-5 "Reporting on the Costs of Start-up Activities (SOP 98-5). SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred and is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect the impact of SOP 98-5 to have a material effect on its financial reporting.

                                    BUSINESS
                                  THE COMPANY


     The Company is a leading provider of integrated cargo transportation and logistics management services in the United States. The Company's predecessor was founded in 1926 by Leo A. Holt, Sr., and the Company is wholly owned by his son, Thomas J. Holt, Sr., the Company's Chairman, President and Chief Executive Officer. Through Holt, the Company owns and operates marine terminal facilities, including the largest private integrated marine terminal complex in the United States, and provides related services. Through NPR, which commenced operations through its predecessor in 1974 and was acquired by the Company in November 1997, the Company is a leading operator of cargo ships in the U.S.-Puerto Rico market under the trade name "Navieras." NPR provides containerized cargo transportation and related services between the United States, Puerto Rico, the Caribbean and, through a joint venture, South America. As a result of the Acquisition, the Company expects to realize significant cost savings and capitalize on new revenue opportunities. The Company's revenues, EBITDA (as defined herein) and net income for the three months ended March 31, 1999 were $95.3 million, $19.6 million and $9.3 million, respectively. At March 31, 1999, the Company had outstanding $280.2 million of consolidated indebtedness, of which $140.2 million was secured indebtedness to which the Notes were effectively subordinated. In addition, at March 31, 1999, the Company had outstanding guarantees of third-party debt totaling $31.6 million all of which were secured by assets of the Company and to which the Notes were effectively subordinated.


     Through Holt, the Company offers a variety of cargo services, including stevedoring (the loading and unloading of ships), warehousing (the storage of cargo) and inland trucking. Holt also leases port facilities to the Lessee-Operators. These services are performed at the Holt Facilities, all of which are located on the Delaware River, a key waterway for commerce on the East Coast of the United States. The Gloucester Facility in Gloucester City, New Jersey, is owned by the Company and is leased to the Lessee-Operators. The Packer Avenue Facility in Philadelphia, Pennsylvania, which is owned by an agency of the Commonwealth of Pennsylvania, is subleased by the Company for a term expiring in 2040, including all renewal options. At the Packer Avenue Facility, Holt provides stevedoring, warehousing and inland transportation of containerized and other cargoes. The Company provides stevedoring services at the Wilmington Facility, owned by an agency of the State of Delaware, where the Company's subsidiary, Wilmington Stevedores, has operated since 1974. In 1998, the Company and the Lessee-Operators loaded and/or discharged an aggregate of 823 ships and 6.0 million tons of cargo at the Holt Facilities.

     Since inception, the Company has invested over $130.0 million in the Gloucester Facility and the Packer Avenue Facility. The Gloucester Facility features 4,200 lineal feet of deep water frontage, 18 warehouses with approximately one million square feet of dry space and approximately one million square feet of refrigerated space, and two container cranes. The Packer Avenue Facility features 3,800 lineal feet of deep water frontage, three dry warehouses with approximately 278,000 square feet of storage space, one refrigerated warehouse with approximately 168,000 square feet of storage space and five container cranes. With the most refrigerated warehouse space of any marine terminal operator in the United States, the Company believes it is currently the leader in providing refrigerated facilities and related services in the United States, with a substantial portion of the frozen beef and fruit imported by ship to the East Coast passing through the Holt Facilities. The Company is the leading stevedore in the Wilmington Facility, handling in excess of 95% of the aggregate container volume and approximately 75% of the aggregate tonnage of cargo handled in the Wilmington Facility during 1998.

     Through NPR, the Company is a leading provider of containerized cargo service between the United States, Puerto Rico and the Caribbean. Containerized cargo encompasses a variety of goods transported in standard sized containers. NPR currently operates four ships to provide service three times per week between San Juan, Puerto Rico and the United States via the port of Jacksonville, Florida and weekly service between San Juan and the port of Philadelphia, Pennsylvania. These two ports of entry provide efficient gateways to major commercial areas throughout the United States and Canada, ranging from the New York metropolitan area to the West Coast. In addition, through charter arrangements, NPR provides service two times a week between San Juan and the Dominican Republic and also, through a slot charter arrangement, services the Caribbean island of Trinidad and the United States Virgin Islands.

     NPR's predecessor was formed in 1974 by the Puerto Rico Government and was sold to an investor group (including certain members of NPR's current management) in the Privatization in March 1995. Following the Privatization, NPR's management team significantly improved the operating performance of NPR by implementing a strategic turnaround plan which consisted of increasing its share of the cargo transported between the United States and Puerto Rico and reducing its operating costs. During 1998, NPR transported approximately 32.9% of the fully containerized cargo carried between the United States and Puerto Rico, as compared to approximately 31.8% of such cargo during 1997. NPR reduced the number of vessels in continuous operation from five to four and the number of ports of call in the United States from five to two, while at the same time increasing the aggregate volume of cargo carried. In addition, NPR consolidated customer service activities into one service center located in Tampa, Florida, and trimmed corporate overhead by reducing the headcount from 676 at the time of the Privatization to 387 at December 31, 1998. Additional savings were realized through lower intermodal transportation unit costs due to commitment of higher cargo volumes to railroads and trucking companies, reduced advertising costs and elimination of excess container capacity. As a result of these initiatives, NPR's EBITDA increased from $8.2 million for the year ended January 5, 1997 to $13.1 million for the period beginning January 6, 1997 and ended November 20, 1997, while for the same periods its revenues decreased from $269.1 million to $245.3 million and its net income increased from a loss of $14.9 million to net income of $1.5 million.

     The Company believes numerous benefits have resulted and will continue to result from integration of the operations of Holt and NPR, including cost savings and new revenue opportunities. Integration commenced immediately upon consummation of the Acquisition when the Company relocated NPR's northeastern port of call from Elizabeth, New Jersey to the Packer Avenue Facility, and the integration is continuing. The Acquisition also provides opportunities for the Company to cross-market its expanded services to Holt's and NPR's respective customer bases. The Company believes that these expanded services create new revenue opportunities both in its existing markets and through expansion into new markets.

OPERATING STRENGTHS

     The Company's objective is to maintain and enhance its position as a leading provider of integrated cargo transportation and logistics management services, and to expand its service offerings through controlled internal growth. The Company intends to achieve its objective by capitalizing on the following operating strengths:

  MARKET LEADERSHIP


     Holt and NPR are leaders in their respective businesses and the Company believes that each has significant opportunities to continue to enhance its market position. Over its 70-year history, Holt has established itself as a market leader by pursuing a niche-market strategy that focuses on certain segments of the cargo handling industry. For example, the Holt Facilities provide the largest amount of refrigerated warehouse space of any marine terminal operator in the United States, handling a substantial portion of the frozen beef and fruit imported by ship to the East Coast. The Holt Facilities became leaders in the handling of refrigerated cargo as a result of Holt's investment in extensive refrigerated warehousing facilities and development of expertise in the optimal methods of handling such cargo. NPR also attained a leading position by implementing a successful operational turnaround since the Privatization which has resulted in an increase in its market share. During 1998, NPR ranked first overall, having transported approximately 32.9% of the fully containerized cargo carried between the United States and Puerto Rico. Further improvements in NPR's market position are expected both from continued emphasis on elements of the turnaround plan and entry into new market segments. In order to facilitate its expansion to the 53-foot "big box" container market, NPR has completed recently modification of two of its vessels to accommodate 53-foot containers in addition to all other standard-sized containers. The Company has recently began to participate in this market, however the

Company does not expect full penetration into this market until late 1999. This "big box" segment, which the Company believes has attractive growth prospects, currently constitutes approximately 11.8% of the container market between the United States and Puerto Rico. See "-- NPR -- Overview of Operations" and "Risk Factors -- Growth Strategies."


  LONG-TERM COMPETITIVE ADVANTAGES

     The Company possesses certain long-term competitive advantages to help sustain its leading market positions. Holt's competitive advantages include the following: (i) control of scarce waterfront property through its ownership of the Gloucester Facility and its long-term lease of the Packer Avenue Facility;
(ii) availability of extensive warehouse space, especially refrigerated warehouse space; (iii) efficient operations derived from years of experience and expertise; and (iv) superior customer service driven primarily by advanced capabilities in logistics and management information systems, such as the CTS cargo tracking system offered to customers at the Holt Facilities. NPR's competitive advantages include (i) the quality of its service, including its high-speed vessel service and its efficient routing system; (ii) long-term customer relationships; (iii) control of approximately 60% of the available waterfront container terminal facilities at Puerto Nuevo, San Juan, the largest container port in Puerto Rico which allows for the growth of the Company's third-party stevedoring business; and (iv) the requirement that only vessels meeting the requirements of the Jones Act be used in the domestic trade (i.e., generally, the ships must be United States built, owned and crewed). All of NPR's ships meet such requirements, and the limited availability of such vessels in the marketplace creates a competitive advantage for NPR.

  HIGH QUALITY, VALUE-ADDED SERVICES

     The Company provides high quality, value-added services to its customers. CTS offers customers at the Holt Facilities a state-of-the-art bar coding system to provide up-to-the-minute tracking of cargo that can be accessed by customers remotely via modem. Services and facilities offered at the Holt Facilities are attractive to customers due to (i) the ability to stevedore, warehouse and transport cargo at the same facility, which gives customers flexibility and convenience, (ii) the availability of specialized services, including extensive refrigerated storage space, and (iii) the efficiency of the operations at the Holt Facilities which provide reliability and cost efficiency for customers. Holt's stevedoring operations at the Packer Avenue Facility achieve productivity levels of up to 30 container lifts per hour and truck turnaround time through its gates of 30 minutes or less. The Company believes that these productivity measures are superior to those of other operators in competing ports such as New York and Baltimore. In addition, in connection with NPR's comprehensive operational turnaround since the Privatization, NPR has improved the quality and enhanced the value of its services by, among other things, (i) consolidating its customer service functions in one location to monitor and maintain consistently high quality customer service, (ii) enhancing the on-time performance of its high speed vessel service, and (iii) offering efficient intermodal connections to trucking and rail carriers.

  SIGNIFICANT BENEFITS OF THE ACQUISITION

     The Company believes the Acquisition creates significant opportunities to realize cost savings and capitalize on new revenue opportunities.

     o Cost savings. The Company believes the combination of Holt and NPR has created significant cost saving opportunities, including savings resulting from the relocation of NPR's northeastern port of call from Elizabeth, New Jersey to Philadelphia, Pennsylvania and efficiencies to be realized from improving NPR's stevedoring operations in San Juan. NPR initiated service on November 20, 1997 to the Packer Avenue Facility. In addition, the Company believes that it can significantly improve the efficiency of its stevedoring operations in San Juan, by, among other things, the move in the third quarter of 1998 of two of Holt's high-speed cranes to that terminal. These cranes are capable of lifting larger containers, stacking containers on vessels an additional tier higher and operating at greater speeds and with less maintenance than the cranes previously operated by NPR.

     o Revenue opportunities. The combination of Holt and NPR has created significant opportunities for growth in revenues upon completion of the integration of the operations of Holt and NPR, with little additional capital investment. Foremost among these opportunities is the ability to cross market Holt's and NPR's services to each other's customer base. The Company now positions itself as a one-stop solution to its customers' cargo transportation and handling needs. When CTS is integrated into NPR's operations, the Company will have the ability to offer this feature to all customers shipping to and from Puerto Rico, which the Company believes will give NPR a competitive advantage. The CTS technology will also enhance the Company's stevedoring business in San Juan, where it currently handles third-party ships in addition to its own. In addition, the move in the third quarter of 1998 of two of Holt's high-speed cranes to San Juan will allow the Company to increase its third-party stevedoring business, an incrementally profitable element of the Company's strategic growth plan.

     The Company intends to expand its services, grow its businesses and increase its revenues and cash flow primarily through controlled internal growth that capitalizes on the foregoing operating strengths. In addition, although the Company is not seeking actively to make acquisitions, the Company may, from time to time, make opportunistic acquisitions of complementary businesses that the Company believes will enhance its ability to provide fully integrated and value-added cargo transportation services to its customers.

                                      HOLT

GENERAL

     Holt's predecessor was founded in 1926 by Leo A. Holt, Sr., as a one man/one truck business, and grew to include warehousing in the 1950s. In 1967, Holt entered the stevedoring business when it acquired the Gloucester Facility. From 1967 to 1989, Holt rapidly grew and customized the Gloucester Facility to include over one million square feet of warehouse space (of which 115,000 square feet was refrigerated space) and two container cranes. In 1990, to accommodate planned expansions, Holt began to operate the Packer Avenue Facility, located directly across the Delaware River from the Gloucester Facility. Holt consolidated its container operations at this facility in September 1991. The Packer Avenue Facility is strategically located next to two major interstate highways and Ameriport, an intermodal facility which services three Class I railroads including Conrail, CSX and CP Rail. Together, these major interstate highways and three railroad lines provide an efficient means of land transportation for the containers and other cargoes loaded and unloaded at the Packer Avenue Facility. In 1993, Holt began to lease the Gloucester Facility to Lessee-Operators. From 1994 to 1997, Holt continued to expand and renovate both the Gloucester Facility and the Packer Avenue Facility. Today, the two facilities feature an aggregate of 22 warehouses with approximately 2.4 million square feet of warehouse space, 9 container cranes, approximately 8,000 lineal feet of river frontage with 18 berths, serviced by a fleet of approximately 150 trucks per day. In 1995, Holt's subsidiary, Murphy Marine, acquired Wilmington Stevedores, which operates as a contract stevedore at the Wilmington Facility and provides stevedoring services for a majority of the cargo handled at the port of Wilmington. During 1998, the Company and the Lessee-Operators loaded and/or discharged an aggregate of 823 ships and 6.0 million tons of ocean-going cargo at the Holt Facilities.

OVERVIEW OF OPERATIONS

     At the Packer Avenue Facility, Holt offers a variety of cargo services, including stevedoring (the loading and unloading of ships); warehousing (the storage of cargo), and inland trucking. At the Gloucester Facility, Holt leases port facilities to the Lessee-Operators, which provide all stevedoring and warehousing services. Through these facilities, a customer is able to move inbound cargo from an arriving ship to its final destination via rail or truck and outbound cargo from the customer's location to its final destination via rail, truck or ship. When a ship docks at the Gloucester Facility or the Packer Avenue Facility, Holt, or in the case of the Gloucester Facility, the Lessee-Operators, provide services to (i) unload cargo from the ship, (ii) move cargo into a warehouse, (iii) store cargo in refrigerated or dry warehouses, (iv) load cargo onto another ship, or onto a truck or train for transportation to its final destination, and (v) transport cargo on an owned or leased truck. At the Wilmington Facility, Holt provides stevedoring services only.

  STEVEDORING

     A stevedore contracts with an owner of or an agent for a ship for the purpose of loading or unloading the ship's cargo. A stevedore employs longshoremen to load and unload cargoes to or from barges or oceangoing vessels. In addition to these traditional stevedoring services, Holt and the Lessee-Operators provide value-added services such as the supervision, equipment and machinery necessary for conducting cargo handling operations at terminals, and typically provide most of the portside services the shipping lines require. These portside services include vessel berthing and line handling, preparing of cargo stowage plans, documenting cargo and providing other data processing services, weighing cargoes, providing for security for the cargo, assisting government agencies such as the United States Customs Service and the Department of Agriculture, and receiving and delivering the cargo at and from the marine terminal. Additional services for containerized cargo include parking, storing and maintaining inventory of containers and chassis, moving containers throughout the terminal, maintaining and repairing containers and chassis, and stuffing (loading individual containers) and stripping (unloading individual containers) cargo.

     The principal types of cargo that are handled at the Holt Facilities are as follows:

     o Containerized Cargo. Containerized cargo comprised approximately 49% of aggregate tonnage handled by Holt and the Lessee-Operators at the Holt Facilities during 1998. A container is a standardized metal box capable of carrying up to 32 tons of cargo and is conducive to intermodal handling (shipment by rail, truck and ship). Containers can hold a wide variety of cargo from computers to food stuffs. Containers are unloaded by shore-cranes with a specially designed spreader lifting mechanism and then moved to a storage or marshaling area by straddle carriers, large forklifts or top loaders. Alternatively, the container may be placed directly on a wheeled chassis and then moved by a truck operator to the storage or marshaling area.

     o Breakbulk or Unitized Cargo. Breakbulk cargo, sometimes referred to as unitized cargo, comprised approximately 39% of aggregate tonnage handled by Holt and the Lessee-Operators at the Holt Facilities during 1998. Breakbulk cargo is typically boxed, bagged, or palletized and utilizes equipment (shore-based cranes, forklifts, etc.) owned or leased by the stevedore. Breakbulk ships also typically have on-board booms or cranes (one per hatch) which may be utilized to access the hold. Fruit, steel and wood constitute the majority of breakbulk cargo handled at the Holt Facilities.

     o Other Cargo. Two other types of cargo handled by Holt are bulk and roll-on/roll-off cargo. Bulk cargoes typically are not in any containers, and such cargo can be either dry (such as grain, fertilizer and iron ore) or wet (such as petroleum products, chemicals and liquid food products). Roll-on/roll-off cargoes (such as automobiles, trucks and farm equipment) are driven under their own power on board specialized vessels. These other cargoes comprised approximately 12% of aggregate tonnage handled by Holt and the Lessee-Operators at the Holt Facilities during 1998.

  WAREHOUSING

     Holt and the Lessee-Operators operate 22 warehouses with approximately 2.4 million square feet of warehouse space, which includes approximately 1.1 million square feet of refrigerated warehouse space, representing the most refrigerated warehouse space of any marine terminal operation in the United States. The warehousing facilities operated by Holt and the Lessee-Operators at the Packer Avenue Facility and the Gloucester Facility provide customers with additional services which the Company believes create a substantial competitive advantage. A shipper directing cargo to one of these facilities, if it so desires, can have the vessel unloaded, the containers (in the case of containerized cargo) unstuffed and the cargo stored until it is ready to be delivered to its final destination. At that point, the cargo can be shipped to its final destination by Holt or the Lessee-Operators by rail, motor freight line or Holt's own fleet of trucks.

     The utilization of CTS makes the warehousing capabilities at the Packer Avenue and Gloucester Facilities more efficient and effective. CTS enables Holt, the Lessee-Operators and the shipper to track specific cargo from the ship to the warehouse and beyond. This system is especially effective with breakbulk cargo, such as pallets of fruit, which commonly pass through these facilities. See
"-- Management Information Systems and Technology."

  INLAND TRANSPORTATION

     Holt's own fleet of 30 tractors and 100 trailers, augmented by approximately 150 owner-operators, transport truckload freight between the Holt Facilities and inland points in the United States. Holt maintains a centralized dispatch and customer service operation located at the Packer Avenue Facility to schedule pickup and delivery of customer freight. The operations center features a fully integrated computerized dispatch and customer service network. Customer service representatives solicit and accept freight, quote freight rates and serve as the primary contact with customers. Holt intends to utilize the flexibility of adding and removing owner-operators from its driver work force to address driver and equipment needs in the future. Owner-operators receive a flat rate per trip to cover equipment costs, fuel and maintenance.

  FACILITY LEASING

     Substantially all of the Gloucester Facility is leased to Lessee-Operators who in turn provide services to their customers. The Lessee-Operators include container and breakbulk stevedores, warehouse service companies, equipment rental companies, fruit importers and service companies and a home products manufacturing company. The Company also provides courtesy offices to the United States Customs Service and the United States Department of Agriculture. Due to the size and quality of the Gloucester Facility and the scarce availability of suitable port facilities in the Philadelphia area, the Company believes that it has entered into its leases on favorable terms and that any renewals and/or new contracts could be entered into on substantially similar terms. See "-- Overview of Port Facilities -- The Gloucester Facility."

OVERVIEW OF PORT FACILITIES

     Holt's marine terminal operations are conducted at the Holt Facilities, all of which are located on the Delaware River, a key waterway for commerce on the East Coast of the United States. Holt's port operations along the Delaware River are centrally located within the largest consumption market in the United States. Same-day delivery can be achieved within a 250 mile radius, which includes points as far west as Pittsburgh, Pennsylvania, as far north as Syracuse, New York, and as far south as Norfolk, Virginia. This access is extremely important to perishable goods importers who look to rush their product to market in fresh condition. Shippers of non-perishable goods also find the Holt Facilities attractive because of their accessibility to the United States interstate highway system and to major railroads. For example, the Packer Avenue Facility has direct access to three major Class I railroads (Conrail, CSX and CP
Rail), which makes rail shipment cost effective to shippers throughout North America, including Toronto and Montreal, Canada. The Company believes the Packer Avenue Facility is the only marine terminal facility in the country that has three Class I railroads servicing it, which provides Holt with a major competitive advantage.

     Below is a description of each of the Holt Facilities:

  THE GLOUCESTER FACILITY

     The Gloucester Facility, which is owned by Holt, consists of approximately 150 acres and features approximately 4,200 lineal feet of deep water frontage, 18 warehouses with approximately one million square feet of dry space, approximately one million square feet of refrigerated space and two container cranes. The refrigerated warehouses are located directly adjacent to five deep water berths and provide for the quick and efficient unloading of refrigerated cargo directly from vessels to the warehouse. There are also approximately 60 acres of open ground suitable for storing containers, chassis and break-bulk cargoes which do not need to be stored indoors. The Gloucester Facility has direct access to rail lines connected to Conrail's South Jersey Line rail yard and is also in close proximity to major interstate highways, facilitating the movement of cargoes to and from the Gloucester Facility. Substantially all of the Gloucester Facility is leased to Lessee-Operators who in turn provide service to their customers.

     The majority of the Lessee-Operators either conduct stevedoring operations for containerized cargoes and for breakbulk cargo such as steel, wood, and fruit products or provide long term and temporary warehouse storage at the Gloucester Facility. Typically, the Lessee-Operators enter into leases, which range in term from one to five years, for each building or combination of buildings as necessary to accommodate their business needs. Leases currently in effect contain expiration dates ranging from 1998 to 2001. Certain of the leases are terminable by either party at any time upon 90 days prior written notice. In addition to a fixed lease charge, certain of the Lessee-Operators are required to pay a variable charge based on the tonnage of cargo or number of containers moved through the Gloucester Facility by the applicable Lessee-Operators.

     Certain of the other Lessee-Operators do not provide stevedoring or warehousing services. For example, one of the Lessee-Operators at the Gloucester Facility performs maintenance repair services for forklifts, tractors, chassis, containers and other types of material handling equipment under a year-to-year lease. Another Lessee-Operator manufactures wood products for the home building industry. This manufacturer leases three buildings totaling approximately 200,000 square feet under a lease expiring in 2001. Certain fruit shipping customers which utilize the Gloucester Facility also rent office space on a short-term basis from the Company during the fruit import season. The Company also provides courtesy offices to the United States Department of Agriculture and United States Customs Service at the Gloucester Facility. These agencies provide necessary services to the customers at the Gloucester Facility.

  THE PACKER AVENUE FACILITY

     The Packer Avenue Facility, which is owned by an agency of the Commonwealth of Pennsylvania, is subleased by Holt pursuant to a sublease expiring in 2040, including all renewal options. The Packer Avenue Facility occupies approximately 110 acres, featuring approximately 3,800 lineal feet of deep water frontage, three dry warehouses with approximately 278,000 square feet of storage space, one refrigerated warehouse with approximately 168,000 square feet of storage space, an approximately 45,000 square foot maintenance and repair facility and five container cranes. The Packer Avenue Facility's direct access to three major Class I railroads (Conrail, CSX and CP Rail) makes rail shipping cost effective to shippers throughout North America including Toronto and Montreal, Canada. At the Packer Avenue Facility, Holt provides stevedoring, warehousing and inland transportation of containerized and other cargoes through its subsidiary Holt Cargo Systems, Inc. ("Holt Cargo"). Holt Cargo handles weekly shipments of containerized general commodities as well as unitized steel.

  THE WILMINGTON FACILITY

     The Wilmington Facility, which is owned by an agency of the State of Delaware, occupies approximately 80 acres, featuring approximately 2,700 lineal feet of deep water frontage, four dry warehouses, a bulk orange juice facility, and two container cranes. The Wilmington Facility is an open terminal which is available to the Company as well as other stevedoring companies. At the Wilmington

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
Facility, Holt provides the services of stevedoring, maintenance and repair, and intraport trucking through its subsidiaries Murphy Marine and Wilmington Stevedores. These subsidiaries handle weekly shipments of containerized bananas for Dole Fresh Fruit Company and Chiquita Brands International, Inc. Additionally, Wilmington Stevedores unloads seasonal fruit, bulk cargoes, unitized steel and wood cargoes as well as Volkswagen automobiles. The Company believes it is the leading contract stevedore in the Wilmington Facility, as it handled in excess of 95% of the aggregate container volume and approximately 75% of the aggregate tonnage of cargo handled in the Wilmington Facility during 1998.

CUSTOMERS

     Holt's wide range of services coupled with its willingness to anticipate customer needs and develop services and facilities to accommodate those needs, has helped Holt to maintain and expand its customer base and develop strong, long-term customer relationships. In 1998, Holt's top 15 customers accounted for $52.4 million, or 54.3%, of total revenues. Holt estimates that it has provided these top 15 customers with services for between two and 25 years. No customer accounted for more than 10% of Holt's total revenue for the years ended December 31, 1996, 1997 and 1998, other than Columbus Line, Inc., which accounted for 10.5% of such revenue for the years ended December 31, 1996 and 1997. Holt obtains new stevedoring business by negotiating liner service contracts with shippers (importers and exporters of goods) or attracting spot-market vessels.

     Holt typically enters into one to five year contracts with its customers, with cancellation clauses varying from 30 to 180 days. These contracts also typically contain provisions with respect to the specific services to be provided, the volume of and pricing for such services and minimum productivity levels to be achieved by the Company.

MANAGEMENT INFORMATION SYSTEMS AND TECHNOLOGY

     Holt and the Lessee-Operators utilize automated information systems, including CTS, which facilitate the movement of cargo to and from the Holt Facilities and increase the efficiency of the operations at those facilities, through contracts with SLS. This capability helps differentiate the Holt Facilities from their competitors with less advanced technology. CTS is owned by SLS and made available to the Company. See "Risk Factors -- Related Entity Transactions" and "Certain Transactions."

     CTS utilizes a special bar-coding technology which provides customers with an innovative tracking system for their cargo. The system is especially effective when the cargo is unitized or characterized by contents of different weights, moisture content, or other unique characteristics. The system utilizes bar-code technology and a radio frequency environment linked directly to a computer. The entire logistic process for cargo, beginning with ship discharging, then sorting and segregation, and eventually all movements of the cargo to transit sheds, warehouses or trucks, is captured in real time and reported to the various cargo receivers immediately. The Company believes that none of its competitors can provide this level of detail regarding the location of specific cargo.

     CTS allows Holt and the Lessee-Operators to sort cargo by customer type, grade and destination. Prior to shipment each pallet of cargo is assigned a bar code on board the vessel. While the cargo is in transit, CTS receives the vessel's hold layout and location of specific goods, making it easier to implement an efficient stevedoring plan. Upon arrival, forklift operators scan these bar codes to determine where the pallets should be stored in the warehouse. CTS not only allows Holt and the Lessee-Operators to expedite the stevedoring process but also to optimize the allocation of warehouse space, thus reducing labor and storage costs. For the customer, CTS provides a process of pre-sorting inventory. Thus, when trucks arrive for cargo pick-up, the loading and delivery processes are streamlined, thereby reducing costs.

     In addition, a state-of-the-art container computer system is utilized to control container cargo and equipment movements throughout the Holt Facilities. The main components of this system include: computerized gate and yard operations, usage of radio frequency computer terminals to track containers and chassis movements, on-line inventory and activity reporting to customers, vessel planning and stowage linked to gate and yard movements for containers, use of the latest electronic data interchange technology to exchange shipping manifest and information regarding container

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
movement, booking, and stowage plans with the container lines, and a direct link to the United States Customs Automated Manifest System to facilitate cargo releases. Holt intends to introduce the container computer system at NPR's port in San Juan, where currently there is no similar system in place.

SALES AND MARKETING

     Holt's sales and marketing efforts address customer desires and employ a great deal of personal contact. Holt's sales and marketing personnel convey the Company's ability and desire to provide cost effective, high quality cargo handling and transport services. Holt's sales and marketing team is supplemented by marketing services provided by SLS. See "Certain Transactions." Holt has always provided significant resources for domestic and foreign travel in order to bring its services, facilities and family ethics direct to the customer.

     Holt focuses on developing long term relationships with customers in certain product niches including perishable products, wood products, steel products and containerized cargoes by providing specialized services. For example, each of the warehouses that the Company uses to store frozen imported meat has an integrated USDA Meat Inspection Department inspection room and resident inspector. In addition, the Company actively participates in trade organizations of its niche customers' industries, including the Produce Marketing Association of America, the International Hardwood Producers Association, the Meat Importers Council of America, the International Refrigerated Warehouse Association and the National Industrial Transportation League.

COMPETITION

     Holt competes in two separate arenas: (i) inter-port competition and (ii) intra-port competition. Holt believes the United States ports of Boston, New York (including Northern New Jersey), Baltimore and Norfolk as well as the Canadian ports of Saint John and Halifax are Holt's main inter-port competitors. Inter-port competition is based upon the following factors: (i) price; (ii) destination of the cargo; (iii) access to other modes of transportation such as rail and trucks; (iv) geographic location; (v) facilities to accommodate specific types of cargoes; (vi) quality of service; and (vii) quality of labor relations. In Wilmington, Holt competes against several stevedoring companies. In the Philadelphia port, the Gloucester and Packer Avenue Facilities compete against governmental and privately owned facilities. Intra-port competition is based upon the following factors: (i) adequacy of terminal facilities; (ii) quality of service; (iii) presence of value-added services; and (iv) price.

     The market for ocean-going cargo handling services is very competitive but Holt believes it maintains several competitive advantages, including the following: (i) ownership/long term lease of a substantial portion of the available waterfront property in the Philadelphia port; (ii) long-standing customer relationships; and (iii) the largest refrigerated warehousing capabilities of any marine terminal in the United States.

EMPLOYEE AND LABOR RELATIONS

     The stevedoring and terminal operator industries are dominated by two large unions (the International Longshore Worker's Union ("ILWU") on the west coast, and the ILA in the remaining United States ports). Master labor agreements are negotiated by the unions not only with the stevedores and marine terminal operators, but also with steamship lines and steamship agencies. In recent years, management has negotiated for the introduction of new technology and the modification of work rules to improve the efficiency of operations.

     Holt Cargo has relationships with four unions: (i) the ILA with a contract expiring September 30, 2001; (ii) the International Association of Machinists (the "IAM" or the "Machinists") with a contract expiring September 30, 2000;
(iii) the Teamsters with contracts expiring March 31, 2003 and December 31, 2000; and (iv) the Security Officers and Police Guard Union with a contract expiring January 31, 2000. At the Packer Avenue Facility, Holt Cargo employs the ILA for its stevedoring operations and the IAM for maintenance and repair operations. At the Gloucester Facility, the Lessee-Operators employ Teamsters for unloading the ships and warehousing the cargo. Holt presently

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
believes that Holt Cargo and the Lessee-Operators have satisfactory relations with their unions, notwithstanding two work stoppages by the ILA which occurred in 1993 and 1996, respectively.

     The first work stoppage resulted after Holt Cargo terminated its lease at the Gloucester Facility and Holt Hauling and Warehousing System, Inc. ("Holt Hauling") commenced leasing the facility to the Lessee-Operators, which have contracts with unions other than the ILA. The ILA claimed this to be in violation of the collective bargaining agreement between the ILA and Holt Cargo ("CBA") and staged an illegal work stoppage. The resulting arbitrations were resolved in favor of Holt Cargo, as Holt Hauling was found to have no obligations under the CBA.

     Also in 1993, Holt Cargo withdrew from the Philadelphia Marine Trade Association ("PMTA"), the local multi-employer collective bargaining unit that has historically negotiated and signed ILA contracts on behalf of Holt Cargo and other operators in the Port of Philadelphia. In 1993, while Holt Cargo opted out of the PMTA, it continued to operate under the terms of the existing CBA in effect at that time and scheduled to expire on September 30, 1994. At the expiration of the CBA in September of 1994, Holt Cargo negotiated its own contract directly with the ILA. When Holt Cargo's contract with the ILA expired in 1996 (concurrently with the PMTA contract), Holt Cargo attempted to again negotiate its own contract directly with the ILA. This strategy precipitated the second incident, a 23-day work stoppage by ILA workers at the Packer Avenue Facility. During the work stoppage, ships were unloaded and cargo was delivered by management. The work stoppage was resolved when Holt Cargo rejoined the PMTA and agreed to be bound by the five-year contract concluded by the PMTA that is in effect until 2001.

     In addition, Murphy Marine and Wilmington Stevedores are members of the PMTA and are covered by the PMTA contract with the ILA.

     Holt's employee workforce engages in (i) stevedoring, (ii) trucking, (iii) warehousing, (iv) mechanical repairs to material handling equipment and (v) routine maintenance and repair of the Gloucester Facility and the Packer Avenue Facility. Stevedoring operations are performed by ILA union longshoremen and non-union supervisory personnel. Longshoremen are hired on an as-needed basis, and depending upon the number of vessels being loaded or unloaded at any time, Holt may employ up to approximately 300 longshoremen.

PROPERTIES

  GLOUCESTER FACILITY

     Holt is headquartered at its Gloucester Facility in Gloucester City, New Jersey. The Gloucester Facility is comprised of approximately 150 acres of land and features approximately 4,200 lineal feet of deep water frontage, 18 warehouses with approximately one million square feet of dry space and approximately one million square feet of refrigerated space, and two container cranes. The two container cranes facilitate the loading and unloading of vessels and have the capability of traveling along two thousand feet of crane rail directly at the wharf. The majority of the warehouses have been constructed within the last six to eight years. Several of the warehouses are insulated and have heating capability. Overhead cranes with lifting capability of up to 25 tons are located within several of these dry warehouses.

     In order to accommodate customers using the Gloucester Facility, the facility includes a two-story office building comprising approximately 10,000 square feet and a maintenance and repair shop comprising approximately 41,000 square feet where repairs are made to customers' chassis and containers as well as the material handling equipment used by the Lessee-Operators. The Gloucester Facility is located within one mile of a major interstate highway and is directly across from the Packer Avenue Facility on the Delaware River.

  PACKER AVENUE FACILITY

     The Packer Avenue Facility, located in Philadelphia, Pennsylvania, is leased by AHI from the Philadelphia Regional Port Authority (the "PRPA") pursuant to a lease (the "PRPA Lease") and is subleased by Holt from AHI under a long term sublease (the "Sublease") which commenced in 1991 and expires in 2000. The terms of the PRPA Lease and the Sublease are renewable until 2040 through

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
four 10-year renewal options, the last two of which are exercisable provided that Holt completes certain required capital improvements. See "Risk Factors -- Related Entity Transactions" and "Certain Transactions." The Packer Avenue Facility comprises approximately 110 acres and features approximately 3,800 lineal feet of deep water frontage, three dry warehouses with approximately 278,000 square feet of storage space, and one refrigerated warehouse with approximately 168,000 square feet of storage space. Five cranes at the Packer Avenue Facility are leased by Holt from AHI, including four cranes which are leased by AHI from the PRPA under the PRPA Lease. The cranes have the capability of traveling up to 2,500 feet along the wharf providing direct shipside loading and unloading. The Packer Avenue Facility also has approximately 15,000 square feet of office space to service customers using the facility. The Packer Avenue Facility is located directly adjacent to Ameriport, an intermodal yard serving three Class I railroads and within one half mile of major interstate highways.

     The rent payable by Holt under the Sublease is equivalent to the rent payable by AHI under the PRPA Lease plus fifteen percent of that amount and consists of several components, including base rent, a container pick fee, a breakbulk cargo fee and certain other fees. Base rent is payable in equal monthly installments and increases annually provided that the PRPA completes certain capital improvements at the facility. Holt also pays a fixed monthly rental for the container crane owned by AHI. A container pick fee ranging from $1 to $10 per container is to be paid by Holt upon completion by the PRPA of certain capital improvements at the Packer Avenue Facility with respect to all containers loaded or unloaded onto or off any vessels at the Packer Avenue Facility in excess of 89,999 containers in any one year. Holt has not paid any container pick fees as of this date as the capital improvements have not been completed and the threshold level of container picks has not been met. Once the PRPA has completed these capital improvements, Holt has guaranteed that it will handle 225,000 container picks at the Packer Avenue Facility during each consecutive 36-month period. In the event Holt does not handle the required number of picks, then Holt is obligated to pay $10 per container multiplied by the difference between 225,000 and the number of containers actually handled. A "breakbulk cargo fee" is also payable by Holt at a rate of $1.50 per ton of temperature controlled breakbulk cargo handled at the Packer Avenue Facility, plus $0.20 per ton or $0.70 per ton, depending upon the type of cargo subject to certain minimum fees. Holt has agreed to be responsible for certain obligations such as the requirement to (i) carry general liability and other insurance applicable to similar companies in the industry, (ii) repair and maintain certain components of the Packer Avenue Facility such as the fire protection system, water, sewer and electrical utilities, but excluding structural maintenance and repair to the buildings and the wharf unless damaged by Holt,
(iii) conduct its business in accordance with all federal, state and local environmental laws, (iv) not place cargo loads in excess of those permitted at the Packer Avenue Facility, (v) maintain and repair the cranes located at the Packer Avenue Facility, (vi) provide access to the Packer Avenue Facility for the PRPA and its agents, contractors and employees, (vii) pay all utility costs,
(viii) pay any taxes, levies or assessments in connection with the Company's activities at the Facility, and (ix) not transfer its interest in the Sublease to any other party except as permitted and with notice to the PRPA.

     In the event that AHI or the Company fails to pay rent or perform its other obligations as required under the PRPA Lease or the Sublease, the PRPA and AHI, respectively, have the right to exercise remedies typically available to a commercial landlord including the right to terminate the PRPA Lease or the Sublease and to confess a judgment against AHI or Holt to recover possession of the Packer Avenue Facility. The PRPA Lease and the Sublease provide that the PRPA and AHI can only exercise remedies provided that AHI or Holt, respectively, has been given notice and time to cure the default, except that no notice or cure period applies after the third monetary default in any twelve-month period. The Company and AHI are engaged in litigation with the PRPA relating to the PRPA Lease. See "-- Legal Proceedings."

  WILMINGTON FACILITY

     The Wilmington Facility is an open terminal, owned by an agency of the State of Delaware, which is available to the Company as well as other stevedoring companies operating at that facility. The Wilmington Facility occupies approximately 80 acres, featuring approximately 2,700 lineal feet of deep water frontage, four dry warehouses, a bulk orange juice facility, and two container cranes.

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
GOVERNMENT REGULATION

     Holt is subject to regulation by various federal and state agencies, including the Surface Transportation Board, the Federal Maritime Commission, the United States Coast Guard and various similar federal and state agencies. These regulatory authorities have broad powers, generally governing activities such as authority to engage in motor carrier operations, operational safety, tariff filings of freight rates, and financial reporting. In addition, the Company's drivers, including owner-operators, also must comply with the safety and fitness regulations promulgated by the Department of Transportation, including those relating to drug testing and hours of service.

ENVIRONMENTAL MATTERS

     Holt's operations are also subject to various federal, state and local environmental laws and regulations, promulgated by the Environmental Protection Agency and similar state regulatory agencies. These regulations govern the management of hazardous wastes, discharge of pollutants into the air, surface and underground waters, and the disposal of certain substances. The Company is not aware of any material water or land fuel spills or hazardous substance contamination on its properties and believes that its operations are in material compliance with current environmental laws and regulations.

     Portions of the Gloucester Facility, including the Armstrong Building which houses Holt's corporate offices, are considered to be within a broad area which was designated by the EPA for investigation and possible remediation under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). This area, which covers over 65 properties in the Camden/Gloucester City area, was listed on EPA's National Priorities List ("NPL") on June 17, 1996, thereby invoking eligibility for investigation and remediation utilizing the federal "Superfund." Superfund activity is necessitated by the discovery, in 1981, that the Camden/Gloucester area contains levels of gamma radiation and radon/thorium decay products attributable to pre-1940 manufacturing activities of the former Wellsbach Company. The current Armstrong Building was part of the former manufacturing facility. Other than the small portion of the building occupied by office space, the building is primarily empty and unused. Future plans contemplate demolition of the building. In order to assess the need for special demolition requirements in light of ongoing EPA activity, in September 1997 Holt commenced a Remedial Investigation/Feasibility Study ("RI/FS"), addressing the Armstrong Building pursuant to an Administrative Consent Order with the EPA. The EPA continues to sample, independently, various outside soil areas, in addition to its ongoing activities in other portions of the NPL site area. Pending completion of the RI/FS, Holt has performed recent sampling and preliminary cost estimate analyses which indicate that it could cost up to approximately $210,000 to address contaminated areas in conjunction with building demolition.

LEGAL PROCEEDINGS

     Holt Cargo, Holt Hauling and AHI (collectively, the "Plaintiffs") commenced an action in December 1994 in the United States District Court for the Eastern District of Pennsylvania against the Delaware River Port Authority ("DRPA"), the Philadelphia Regional Port Authority ("PRPA") and the Port of Philadelphia and Camden ("PPC") (collectively, the "Defendants"). Certain counts alleging violations of the Sherman Act and Clayton Act (the "Antitrust Counts") and breach of the PRPA Lease by the PRPA (the "Breach Counts") filed in the initial complaint were voluntarily withdrawn by the Plaintiffs after a hearing on the Defendants' motion to dismiss was conducted by the Court. However the court did maintain jurisdiction over those counts in the complaint wherein the Plaintiffs allege that the Defendants along with other non-defendant co-conspirators, acting under color of state law committed predatory acts under a conspiracy designed to injure, harass, and appropriate the property of the Plaintiffs. The Plaintiffs are seeking to enjoin this conduct and damages in an unspecified amount for the Defendants' conduct which constitutes a violation of the Plaintiffs' substantive due process, equal protection and procedural due process rights under 42 U.S.C. Section 1983.

     Specifically, the Plaintiffs allege that in 1994, after the execution of the PRPA Lease, Pennsylvania and New Jersey agreed to unify their ports in an effort to eliminate intra-port competition and to enhance their ability to compete against other ports and adopted legislation to effectuate this

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
agreement. The Plaintiffs allege that the DRPA produced a "Strategic Business Plan" in conjunction with the PRPA, South Jersey Port Corporation, and the PPC which provided for a unified government agency to take over the entire Port District by waiting for the existing leases of the PRPA to expire, buying out the existing leases, or renegotiating out of the leases, or a combination which formed the basis of a scheme to attempt to terminate the PRPA Lease. The PRPA Lease does not allow for condemnation and therefore prevents the government port agencies from implementing their Plan to operate all of the government-owned facilities in the port as part of the unification process. According to the Plaintiffs, this scheme was contrary to the underlying express principle of the unifying legislation and related compact, which was designed to encourage private enterprise. The Plaintiffs further allege that, in an effort to control the entire Port District, the Defendants conspired to drive Holt Cargo and AHI out of the Packer Avenue Facility and other holdings, and to remove Holt Cargo, AHI, and Holt Hauling from their position within the Port District so government agencies could control the port district.

     The Defendants filed a response to the Complaint and the PRPA asserted a counterclaim alleging that the Plaintiffs breached their obligations under the PRPA Lease by operating the Packer Avenue Facility in a manner intended to benefit the Plaintiffs' other facilities, refusing to operate the Packer Avenue Facility so as to maximize its use, failing to market the Packer Avenue Facility in a first class manner and soliciting container business for the Gloucester Facility to the detriment of the Packer Avenue Facility. PRPA seeks compensatory damages and a ruling enjoining the Plaintiffs from continuing their alleged detrimental conduct.

     On March 23, 1998, the Court issued a Memorandum and Order granting the Defendants' Motions for Summary Judgment and dismissing PRPA's counterclaim. The Plaintiffs appealed to the U.S. Court of Appeals for the Third Circuit, which affirmed the District Court's decision.

     As a result of the withdrawal of the Antitrust Counts and the Breach Counts in the federal action, the Plaintiffs filed a Complaint on May 31, 1996 with the Federal Maritime Commission against Defendants and Pasha Auto Warehousing Inc. alleging violations of Section 10 of the Shipping Act of 1984 and Sections 16 and 17 of the Shipping Act of 1916 generally by engaging in unjust and unreasonable practices, discrimination and unreasonable refusals to deal with and giving unreasonable preferences to others to the detriment of the Plaintiffs and breaching the PRPA Lease. PRPA filed a counterclaim with the same allegations and seeking the same relief as the counterclaim filed by the Defendant with the District Court.

     The Plaintiffs have requested the Federal Maritime Commission ("FMC") to issue an order commanding the Defendants to cease and desist from the aforesaid violations, to establish and put in force such practices as the FMC determines to be reasonable and to pay damages to the Plaintiffs by way of reparation. The Defendants have filed motions for summary judgment with the FMC which are still pending. On March 31, 1999, Plaintiffs circulated to the Defendants a proposed draft of a stipulation to dismiss the case in exchange for PRPA's dismissal of its counterclaim.

                                      NPR

GENERAL

     NPR, operating under the trade name "Navieras," provides containerized cargo service between the United States, Puerto Rico and the Caribbean. Based on the total volume of fully containerized cargo carried between the United States and Puerto Rico during the year ended December 31, 1998, NPR ranked first overall, having transported approximately 32.9% of such cargo. At the Puerto Nuevo San Juan facility, NPR controls approximately 60% of the available waterfront container terminal facilities which provides significant operating efficiencies and competitive advantages.

     NPR's predecessor was formed in 1974 by the Puerto Rico Government in recognition of the vital importance of maritime transportation to the economic development of Puerto Rico. When NPR's predecessor commenced operations, it had a virtual monopoly. Over time, however, the development of competition combined with the bureaucratic management style associated with a government controlled entity had a negative impact on its competitive position and operating performance. In November 1992, the Puerto Rico Government began to evaluate publicly the merits of liquidating or divesting its shipping operations. Uncertainty surrounding the Puerto Rico Government's intentions and the possibility of liquidation provided competitors with the opportunity to increase market shares and resulted in significant deterioration in financial performance. In March 1995, pursuant to the Privatization, an investment group (including members of NPR's current management) purchased NPR's business. Since the Privatization, NPR's management has implemented various programs to significantly improve NPR's performance.

OVERVIEW OF OPERATIONS

     NPR operates four ships which carry primarily containerized cargo in standard size containers, employing 20-foot, 40-foot, 40HC, refrigerated and 45-foot marine containers. Two of NPR's vessels have been modified in order to accommodate expansion into the 53-foot "big box" segment of the market. For ocean-going transportation, these containers can be placed both inside the cargo hold and on the deck of a container ship, and for land transportation are placed on chassis and pulled by conventional tractors, or on rail cars in single or double stacks. NPR offers service three times per week between San Juan, Puerto Rico and the United States via the port of Jacksonville, Florida and weekly service between San Juan and the port of Philadelphia, Pennsylvania. These two ports of entry provide efficient gateways to major commercial areas throughout the United States and Canada. In April 1998, NPR added Miami as a new port of call in order to increase market penetration in the South Florida market and reduce intermodal transportation costs. Due to a change in the vessel deployment schedule resulting from Hurricane Georges, NPR is not currently calling at the Port of Miami. In connection with the Acquisition, NPR now calls at the Packer Avenue Facility in Philadelphia instead of its previous port of call of Elizabeth, New Jersey, in order to capitalize on several areas of expected cost savings. Through charter arrangements, NPR provides service two times a week between San Juan and the Dominican Republic and also, through a slot charter arrangement (i.e. the use of space on another carrier's vessel), services the Caribbean island of Trinidad and the United States Virgin Islands.


     In addition, NPR has developed and enhanced a sophisticated, efficient intermodal network which permits NPR to offer daily in-land transportation to and from the ports of Jacksonville, and Philadelphia via high speed rail and truck connections throughout the United States. Furthermore, as an operator of ocean-going vessels, which have sailing times that are generally more predictable than barges, NPR provides its customers with the convenience of on-time scheduled departures at all ports served.


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
     NPR owns five vessels, four of which currently are in operation and one of which can be made available to be rotated into service to minimize service disruptions when an operating vessel is in need of maintenance or repairs. All five are Jones Act vessels. The following table sets forth information regarding the five ships that NPR currently owns:

                                                 NUEVO SAN JUAN   CAROLINA   GUAYAMA   HUMACAO   MAYAGUEZ
                                                 --------------   --------   -------   -------   --------
Date Built.....................................       10/70          3/71      6/69      5/68      12/68
Age............................................     27 yrs.       26 yrs.    28 yrs.   29 yrs.   29 yrs.
Gross tons.....................................      19,444        19,454    19,283    19,046     19,203
Net tons.......................................      13,939        13,948    13,806    13,544     13,726
Displacement tons..............................      33,400        33,400    32,565    32,565     32,565
Twenty-foot equivalent units ("TEUs")..........       1,326         1,330     1,292     1,257      1,292
Refrigerated slots ("Reefers") (1).............          90            90        90        90         90
Length ("LOA").................................       704.5'        704.5'    700.5'    700.5'     700.5'
Beam...........................................          90'           90'       90'       90'        90'
Draft..........................................      35.846'       35.846'    35.846'   32.094'   32.094'
Rated Speed....................................      22 kts.       22 kts.    22 kts.   22 kts.   22 kts.
Shaft H.P......................................      27,300        27,300    27,300    27,300     27,300
Crew...........................................          28            28        28        28         28

------------------
(1) Included in TEUs indicated above.

     In San Juan, Puerto Rico, NPR leases approximately 60% of the available waterfront container terminal facilities at Puerto Nuevo through long-term leases with the Puerto Rico Ports Authority which run through 2018-2021. See "-- Properties". The San Juan port is Puerto Rico's primary port serving Puerto Rico's 3.7 million residents and businesses. In San Juan, the Company performs its own stevedoring operations on an approximately 110-acre facility, utilizing four container cranes. Due to its space advantage, NPR is able to offer a fully wheeled operation which keeps the containers on chassis at all times and allows for immediate pick-up and delivery. Stevedoring services for NPR's vessels in Jacksonville are performed by third parties, while in Philadelphia, they are performed by Holt at the Packer Avenue Facility. Utilizing its vessels, valuable port space in San Juan and over 20,000 containers and truck chassis, NPR provides cargo transportation services for over 2,500 customers.

     Following the Privatization, NPR's management successfully implemented a number of initiatives to reduce operating expenses. As a result of these initiatives, NPR's EBITDA increased from $8.2 million for the year ended January 5, 1997 to $13.1 million for the period beginning January 6, 1997 and ended November 20, 1997, while for the same periods its revenues decreased from $269.1 million to $245.3 million and its net income increased from a loss of $14.9 million to net income of $1.5 million. These initiatives included the following:

          o Increased Routing Efficiency. At the time of the Privatization, NPR's ships were calling five different ports in the United States:
            Elizabeth, New Jersey; Jacksonville, Florida; Baltimore, Maryland; Charleston, South Carolina; and New Orleans, Louisiana. After the Privatizations, the current management team reduced the number of ports of call in the United States from five to two, and was able to do so with minimal impact on revenues due to effective use of in-land transportation, a concept commonly referred to as intermodalism. In addition to the reductions in the ports of call, NPR has implemented improved vessel deployment. These initiatives have allowed NPR to reduce the number of operational vessels from five to four, resulting in reduced vessel expenses combined with increased capacity utilization while providing the same weekly level of service to Puerto Rico. The fifth vessel is rotated into service when one of the other vessels is in need of maintenance or repair, thereby maintaining continuity of service.

          o Closure of port facilities. As a result of the 1995 and 1996 closing of port facilities in Baltimore, Charleston and New Orleans, NPR eliminated annual rent of approximately $1.3 million. In addition, the Company closed seven sales and administrative offices and consolidated customer service operations at one service center in Tampa, Florida, resulting in annual savings of approximately $141,000. These initiatives, while reducing costs, have resulted in more efficient operations and improved customer service.

          o Reduction in staff. Subsequent to the Privatization, management has reduced overhead expenses through reductions in office headcount. The number of employees at NPR was reduced by 289, from 676 to 387, between the time of the Privatization and December 31, 1998. The Company believes that this headcount reduction will result in annualized savings of approximately $14.6 million and will be fully implemented by the end of 1999.

          o Reduced intermodal transportation costs. Due to the substantial volume of intermodal cargo handled by NPR in the United States, NPR significantly reduced its per-unit intermodal transportation costs by entering into high-volume contracts with railroads at favorable rates. NPR has entered into long-term contracts with the railroads which fixes its rail rates through the middle of 2000.

          o Reduced advertising costs. NPR has curtailed advertising expenses it perceived as ineffective, resulting in a decrease in advertising expenses from $458,000 in 1995 to $194,000 in 1997.

OVERVIEW OF PORT FACILITIES

     Puerto Nuevo terminal in San Juan, Puerto Rico is the hub for all cargo handled by NPR. Cargo received from and destined to the United States mainland and the Caribbean islands passes through this facility en route to its final destination. At Puerto Nuevo, NPR controls 110 acres, or approximately 60% of the waterfront container terminal facilities available to these cargo operations. At the terminal, NPR's facilities include approximately 3,300 feet of deep water berthing area, office space, gate, maintenance and storage facilities and four cranes. Three of the cranes are under long-term lease and one is owned by NPR. San Juan is the only deep water port on the favored north coast of Puerto Rico.

     NPR's terminal in Jacksonville, Florida, known as the Blount Island Terminal, is leased through 2005 and consists of approximately 42 acres. NPR is entitled to use approximately 5,500 feet of deep water berthing space and has preferential berthing and use of three cranes on four days of each week. Fees for dockage, wharfage and cranes are charged on a per load basis. The facility also includes facilities for maintenance, storage of cargo, office space and a computerized gate.

TNX JOINT VENTURE

     On August 6, 1997, NPR and Transroll Navegacao S.A. of Brazil ("Transroll") announced the formation of Transroll Navieras Express, Inc. ("TNX" or the "TNX joint venture") to provide cargo transportation service between numerous ports in the United States, San Juan and certain ports in South America. NPR owns approximately 40% of TNX. At the height of its operations, TNX leased or shared a total of six self-sustaining container vessels and was a party to slot chartering and vessel sharing agreements with several international shipping companies.

     A downturn in the Brazilian economy in the last quarter of 1998 resulted in overcapacity of vessel tonnage introduced into the trade lanes where TNX operates. Such overcapacity has led to competitive rate pressure, as a result of which TNX has terminated all of its vessel sharing, slot charter and other agreements with other shipping companies and completed its last voyage in November 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CUSTOMERS

     NPR has a diversified customer base consisting of both United States-based and Puerto Rico-based shippers of a variety of goods. Typical shipments to Puerto Rico include furniture, consumer goods, refrigerated and other food products, toys, new and used cars and apparel. Typical shipments from Puerto Rico include health products, electronics, shoes and scrap aluminum. The Company intends to continue NPR's efforts both to increase business with existing customers and add new customers. NPR's top 15 customers accounted for 28.5% of total revenues in 1998. No customer accounted for more than 10% of NPR's total revenues in 1998. NPR maintains a diversified customer base of over 2,500 companies, including several Fortune 500 companies.

     NPR has TVAs or fixed rate contracts covering the majority of its business. TVAs or fixed rate contracts generally specify service standards and provide customers with reduced rates in exchange for guaranteed minimum quantities during a specified time period. A TVA or fixed rate contract typically runs for a term of at least one year and provides for penalties to shippers in the event that the terms of the TVA or contract are not met. In 1998, a majority of NPR's revenues were from customers who were party to one or more TVAs or fixed rate contracts.

SALES AND MARKETING

     NPR's sales and marketing function is led by sales professionals who market NPR to shippers as a customer-oriented provider of value-priced premium and dependable service. NPR targets major shippers with high value cargo and high volume, repetitive shipments. The Company believes that price, speed of service and reliability are important determinants in marketing its services. The Company believes that NPR has developed a reputation among shippers in the United States-Puerto Rico market as a reliable provider of high quality and responsive service. The reliability of NPR's vessels is particularly important to its customers who depend on their efficient operation and the effective management of logistical complexities to deliver cargo in a timely and safe manner. The Company believes that NPR's commitment to high quality customer service and support is an important factor in maintaining relationships with major customers which enables it to market the best available rates as well as obtain timely information regarding its customers' future vessel requirements.

COMPETITION


     NPR currently competes with four carriers moving freight between the United States and Puerto Rico. The current operators in the Puerto Rico trade are Sea-Land Services, Inc. ("Sea-Land"), Crowley American Transport, Inc. ("Crowley"), Sea Star Line, LLC ("Sea Star") and Trailer Bridge, Inc ("Trailer Bridge"). Of these operators, NPR and Sea-Land operate high-speed container vessels while Crowley and Trailer Bridge operate towed, low-speed barges. As of November 1998, Sea Star began operating one high-speed container vessel and several flatdeck container barges. In May of 1999 Sea Star replaced their remaining barges with a second high speed vessel. Competition is based upon the following factors: (i) price; (ii) timeliness of delivery; (iii) quality of service; and (iv) locations of ports within the United States. NPR believes it maintains a competitive advantage by operating vessels which are faster and more reliable than barges. There can be no assurance that NPR will be able to compete successfully against current and future service of competition or that the current and future competitive pressure faced by NPR will not adversely affect its profitability or financial performance.


     NPR management believes other competitors are unlikely to enter the market as a result of limited port space in Puerto Rico and the requirement that all cargo traveling between Puerto Rico and the United States be carried exclusively by Jones Act vessels. Any new market entrant would need significant financial and other resources to effectively compete. Furthermore, the U.S.-Puerto Rico market is dominated by TVAs, creating a barrier to entry for any new market contract. Nevertheless, NPR faces the continuation of price competition from, and capacity expansion by, competitors already in the Puerto Rico market, some of which are part of larger transportation organizations which possess greater financial resources than the Company.

     Sea-Land and Crowley are currently participants in a subsidy program administered by MARAD which subsidizes certain of these carriers' vessels operating in international routes. In order to continue receiving these subsidies, Sea-Land and Crowley are subject to limitations on the number of container slots they may offer in the U.S.-Puerto Rico market. To the extent these carriers elect to continue receiving these subsidies, the Company believes that NPR will enjoy a competitive advantage, as NPR is not subject to any MARAD-imposed limitation on the number of container slots it may offer to customers.

GOVERNMENT REGULATION

     The Company's marine operations are conducted in the United States domestic and foreign trade. A set of federal laws known as the Jones Act requires that only United States built, owned and crewed vessels move freight in the domestic trade between ports in the United States, including the noncontiguous areas of Puerto Rico, Alaska, Hawaii and Guam. These marine operations are subject to regulation by various federal agencies, including the Surface Transportation Board, the successor agency to the Interstate Commerce Commission, MARAD and the United States Coast Guard. The marine operations in the United States foreign trade are, in addition, subject to regulation by the

Federal Maritime Commission. These regulatory authorities have broad powers governing activities such as operational safety, tariff filings of freight rates, certain mergers, consolidations and acquisitions, contraband and financial reporting. Management believes that its operations are in material compliance with current marine laws and regulations, but there can be no assurance that current regulatory requirements will not change. See "Risk Factors -- Potential Loss of Jones Act Protection."

     Pursuant to an agreement between NPR and MARAD, two of NPR's vessels are deemed to be "qualified agreement vessels" within the meaning of Section 607 of the United States Merchant Marine Act of 1936, as amended (which pertains to MARAD's Capital Construction Fund Program). As a result, such vessels are prohibited until March 3, 2000 from engaging in the contiguous domestic trade (defined as cargo transportation between ports located within the United States, excluding Alaska, Hawaii and Puerto Rico). The vessels are deemed "qualified agreement vessels" due to the use of Capital Construction Fund monies by the prior owner of the vessels in acquiring the vessels. The Company believes that the agreement will not have an adverse impact on NPR's operations as NPR's vessels are engaged in the non-contiguous domestic trade and the Company has no present intention of engaging in the contiguous domestic trade.

EMPLOYEE AND LABOR RELATIONS


     Approximately 28.9% of NPR's permanent employees are represented by labor unions, including five unions related to shipping operations and two unions related to land operations. At sea, NPR employs: (i) Masters, Mates & Pilots ("MMP") with a contract expiring June 30, 1999; (ii) Marine Engineers Beneficial Association ("MEBA"), with contracts expiring June 15, 1999; (iii) Seafarers International Union (SIU) with a contract expiring June 15, 2001; and (iv) two radio officer unions, the American Radio Association and Radio Officers Union, both with contracts which expired on December 31, 1998. NPR has commenced renegotiation of MMP and MEBA contracts which have been extended on an open-ended basis during the renegotiations. On land, NPR employs: (i) the ILA with a contract expiring September 30, 2001 and (ii) the Office and Professional Employees International Union ("OPEIU") (the clerical workers' union) with a contract expiring August 31, 2000. NPR regards its relations with its unions as satisfactory. The ILA's last strike against NPR was in 1977 and the OPEIU's last strike against NPR was in 1989.



     At December 31, 1998, NPR had 387 employees engaged in sales, transportation logistics, equipment management, administrative support and customer service. In addition, NPR employs 112 union shipboard employees. Longshoremen are hired on an as-needed basis, and depending upon the number of vessels being loaded or unloaded at any one time, NPR may employ up to 230 longshoremen.


ENVIRONMENTAL MATTERS

     NPR's operations are subject to various federal, state and local environmental laws and regulations, promulgated by the Environmental Protection Agency and similar state regulatory agencies. These regulations govern the management of hazardous wastes, discharge of pollutants into the air, surface and underground waters, and the disposal of certain substances. Management is not aware of any material water or land fuel spills or hazardous substance contamination on its properties and believes that its operations are in material compliance with current environmental laws and regulations.

     In connection with NPR's acquisition of its business in the Privatization in March 1995, NPR agreed to assume responsibility for the administration of certain asbestos-related tort claims against the Puerto Rico Government and the payment of the first $2 million of such claims. The Puerto Rico Government has retained liability for claims above the $2 million level. Currently, the number of filed asbestosis claims is approximately 1,150. A majority of the claims have been filed as independent actions in the United States District Court for the Northern District of Ohio.

LEGAL PROCEEDINGS

     NPR is the defendant in a lawsuit filed in November 1996 in the United States District Court for the District of Puerto Rico (Ocean Logistics Management, Inc. v. NPR, Inc., No. 96-2388 DRD). The plaintiff seeks damages arising out of an agreement between the plaintiff and NPR whereby NPR offered a discounted freight rate to the plaintiff in exchange for shipment of a guaranteed volume of containers between the mainland United States and Puerto Rico. The plaintiff claims that NPR unilaterally terminated the agreement approximately two and one-half months before its termination date, allegedly causing damages to the plaintiff. In its first amended complaint, the plaintiff asserted causes of action claiming breach of contract, breach of a distribution contract pursuant to Puerto Rico law, tortious interference with contractual relations, liability for outstanding commissions and trucking allowances and violations of the Sherman Act. The plaintiff seeks $4 million for each of the first four claims and $12 million for the fifth claim (presumably because of the treble damages provisions of the Sherman Act). On February 26, 1999, the Court ordered plaintiff to show cause why its cause of action claiming liability for outstanding commissions and trucking claims should not be dismissed in light of the fact that the Court on the same date dismissed all of plaintiff's other causes of action. Although the Company believes that any liability of NPR in connection with the lawsuit will be substantially less than $4 million, there can be no assurance in that regard or that the resolution of this lawsuit will not have a material adverse effect on the Company's financial condition or results of operations.


     NPR and the Company are also defendants in a lawsuit filed in May 1999, in the United States District Court for the District of Puerto Rico (Sea-Land Service, Inc., Piercrane, Inc. v. NPR (Navieras) Inc. et al., No. 99-1420). The plaintiffs seek damages in an amount not less than fifty million dollars ($50,000,000) to compensate them for damages to their property and business arising out of defendants' alleged negligence and NPR's breach of contract.



     In their lawsuit, the plaintiffs claim that during Hurricane Georges, NPR's cranes, one of which is leased from Sea-Land, broke from their securing arrangements and struck plaintiffs' cranes because defendants failed to properly prepare for the Hurricane. Furthermore, the plaintiffs claim that since NPR is obligated, under its lease with Sea-Land for one of the cranes, to indemnify Sea-Land for all losses incurred by Sea-Land in any way relating to possession and use of the crane, NPR's failure to hold Sea-Land harmless for the losses it suffered as a result of the leased crane striking plaintiffs' cranes, constitutes a breach of contract under the lease. Although the Company believes that any liability of NPR and the Company in connection with the lawsuit is covered by insurance, there can be no assurance in that regard or that the resolution of this lawsuit will not have a material adverse effect on the Company's consolidated financial position or results of operations.


PROPERTIES

     NPR is headquartered in Edison, New Jersey in a one-story leased building of approximately 65,000 square feet. Currently, 133 administrative employees work at this facility and approximately 50% of the facility is utilized. The headquarters' lease expires in February 2001. NPR's San Juan, Puerto Rico terminal is leased pursuant to multiple agreements with the Puerto Rico Ports Authority with total acreage of approximately 110 acres, including both preferential use berthing areas (20 acres for vessels) and exclusive use acreage (90 acres), with terms expiring from 2018 to 2021, including all renewal options. A parking lot is leased through 2005.

     NPR's approximately 42-acre terminal in Jacksonville, Florida, known as the Blount Island Terminal, is leased through year 2005. NPR is entitled to use approximately 5,500 feet of deep water berthing space and has preferential berthing and use of three cranes on four days of each week.

     NPR leases an additional approximately 13,000 square feet of administrative office space for 31 employees in San Juan, Puerto Rico under a lease which expires in April 2002, including a renewal option. This office space is approximately 95% utilized. Six small sales and administrative offices are leased in Chicago, Miami, Houston, Long Beach, metropolitan Atlanta and Washington, D.C. under leases with terms expiring from 1998 to 1999. NPR also leases an approximately 20,000 square feet fully integrated, computerized customer service center, located in a modern office building in Tampa, Florida, housing 61 employees, under a lease which expires in February 2003.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     The following table sets forth certain information regarding the directors and executive officers of the Company:


                 NAME                    AGE                  POSITION
                 ----                    ---                  --------
Thomas J. Holt.........................  62    Chairman, President and Chief Executive
                                               Officer
Lorraine Robins........................  69    Executive Vice President and Director
Bernard Gelman.........................  58    Vice President, Chief Financial
                                               Officer, Treasurer and Director
John A. Evans..........................  52    General Counsel, Vice President,
                                               Corporate Secretary and Director
Thomas J. Holt, Jr.....................  35    Director
Leo A. Holt............................  34    Director
Michael J. Holt........................  24    Director
The key employees of NPR are as follows:
Thomas J. Holt, Jr.....................  35    President and Chief Executive Officer
                                               of NPR
Edward W. O'Donnell....................  49    Executive Vice President and Commercial
                                               Director of NPR
David N. Whene.........................  40    Senior Vice President of Operations of
                                               NPR
Carl R. Fox............................  46    Senior Vice President of Strategic
                                               Planning and Administration of NPR


     Thomas J. Holt, Sr. has been Chairman, President and Chief Executive Officer of the Issuer since its capitalization in October 1997. He is the son of the founder of the Holt business. He has been actively involved with Holt for over 44 years and has served as an executive officer and director of each of the Holt Subsidiaries since 1965. He is a member of the Philadelphia District Export Council, World Trade Association of Philadelphia, Inc., Pacific Maritime Association and Imported Products Association. Mr. Holt is the father of Thomas
J. Holt, Jr., Leo A. Holt and Michael J. Holt, each a director of the Issuer.

     Lorraine Robins has been Executive Vice President and a director of the Issuer since its capitalization in October 1997. She has worked for Holt for the last 36 years and has served as Executive Vice President of each of the Holt Subsidiaries since 1983. She is a member of the World Trade Association of Philadelphia, Inc., and received the "Woman of the Year" award for outstanding achievement from the Women's International Trade Association.

     Bernard Gelman has been Vice President, Chief Financial Officer, Treasurer and a director of the Issuer since its capitalization in October 1997. He has worked for Holt for 30 years and has served as Vice President, Chief Financial Officer and Treasurer of Holt since 1970. He is a member of both the Pennsylvania Institute of Certified Public Accountants and The American Institute of Certified Public Accountants.

     John A. Evans has been General Counsel, Corporate Secretary and a director of the Issuer since its capitalization in October 1997 and Vice President since January 1998. He has worked for Holt for 26 years and has served as Corporate Secretary and General Counsel since 1983. He is both an attorney and a certified public accountant. He is a member of the American Institute of Certified Public Accountants, New Jersey Bar Association, Pennsylvania Bar Association and the American Bar Association.

     Thomas J. Holt, Jr. has been a director of the Issuer since its capitalization in October 1997. On February 1, 1999, he became the President and Chief Executive Officer of NPR, Inc. Prior thereto, he served as a director, executive officer and shareholder of AHI and SLS and has been involved in the stevedoring, marine terminal and warehousing business for over 15 years. He is a member of the Philadelphia Maritime Society and the World Trade Association of Philadelphia. He is the son of Thomas J. Holt, Sr., Chairman, President and Chief Executive Officer of the Issuer and the brother of Leo A. Holt and Michael
J. Holt, each a director of the Issuer.

     Leo A. Holt has been a director of the Issuer since its capitalization in October 1997. He is a director, executive officer and shareholder of AHI and SLS and has been involved in the stevedoring, marine terminal and warehousing business for over 14 years. He is a trustee with the Philadelphia Seaman's Church Institute, a member of both the World Trade Association of Philadelphia and the Produce Marketing Association. He is the son of Thomas J. Holt, Sr., Chairman, President and Chief Executive Officer of the Issuer and the brother of Thomas J. Holt, Jr., and Michael J. Holt, each a director of the Issuer.

     Michael J. Holt has been a director of the Issuer since its capitalization in October 1997. He is a director, executive officer and shareholder of AHI and SLS and has been involved with the stevedoring, marine terminal and warehousing business for over three years. He is the son of Thomas J. Holt, Sr., Chairman, President and Chief Executive Officer of the Issuer and the brother of Thomas J. Holt, Jr., and Leo A. Holt, each a director of the Issuer.

     Edward W. O'Donnell has been Executive Vice President and Commercial Director of NPR since the Privatization in March 1995. He has over 25 years experience in the maritime industry previously serving in executive capacities with several major shipping companies including Sea-Land, from 1972 to 1977, USL from 1979 to 1987 and Crowley from 1987 to 1990. He has particular experience in developing business in the Latin American markets including Brazil, Argentina and Venezuela. Prior to joining NPR, he was a consultant to Transroll, NPR's current joint venture partner, where he consulted on business matters affecting the United States-Brazil and Argentina trade.

     David N. Whene has served as Senior Vice President of Operations, Navieras, since October 1, 1998. Prior to that, he served as Senior Vice President of Operations for Blue Star Line, N.A., Ltd. from October 1986 to April 1998. Mr. Whene has worked in various management positions in stevedoring and shipping companies since 1979.

     Carl R. Fox has been Senior Vice President of Business Planning and Administration of NPR since May 1995. He has 22 years experience in the maritime industry. In this position at NPR he is involved in directing the strategic planning initiative focusing on development of short and long-term strategy; and the management of Information Technology, Human Resources, Administrative Services, and Reengineering. In addition, he has worked in a number of Financial and Planning positions at Crowley and USL.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the capitalization of the Issuer in October 1997, the Issuer did not pay any compensation to its executive officers. In 1996, decisions concerning compensation of executive officers were made by the Board of Directors of Holt, consisting, at that time, of Thomas J. Holt, Sr., Lorraine Robins and Bernard Gelman. See "Certain Transactions."

DIRECTOR COMPENSATION

     Directors of the Issuer are not currently compensated for their services as such. The Issuer reimburses directors for their expenses incurred in connection with their activities as directors. In the future, the Issuer may elect to compensate directors for their services as directors.

EXECUTIVE COMPENSATION

     The Issuer was capitalized in October 1997 and accordingly, paid no compensation during the years ended December 31, 1995, 1996 and 1997. Prior to April of 1998, all of the Issuer's executive officers were compensated by Holt. The following table sets forth, with respect to services rendered during 1996, 1997 and 1998, the total compensation paid by Holt to or for the account of the Company's Chief Executive Officer and the Company's three other executive officers (the "Named Executive Officers"). None of the Named Executive Officers is a party to an employment agreement with the Company. The named Executive Officers also provide services to, and receive additional compensation from certain of the Non-consolidated Affiliates. See "Certain Transactions."

                                                    ANNUAL COMPENSATION
                                                    --------------------       ALL OTHER
        NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)    COMPENSATION(1)
        ---------------------------          ----   ---------   --------    ---------------
Thomas J. Holt, Sr ........................  1998   $301,436    $     --        $  1,259
  Chairman of the Board, President           1997    254,782          --           2,906
  and Chief Executive Officer                1996    261,773          --           2,659
                                             1998   $131,700    $     --        $    573
Lorraine Robins ...........................  1997     98,530          --           1,626
  Executive Vice President                   1996    101,820          --           1,557
Bernard Gelman ............................  1998   $185,100    $     --        $    665
  Vice President, Chief Financial            1997    116,252          --           2,013
  Officer and Treasurer                      1996    120,200          --           1,926
                                             1998   $186,766    $     --        $    639
John A. Evans .............................  1997    110,450          --           1,596
  General Counsel and Secretary              1996    108,786          --           1,552

------------------
(1) Amounts indicated for 1998 include employer 401(k) contribution in the following amounts: Mr. Holt, $1,013; Ms. Robins, $327; Mr. Gelman, $419; and Mr. Evans, $393. Also includes $246 in group life insurance premiums for each Named Executive Officer.

401(K) PLAN

     The Company maintains a 401(k) Profit-Sharing Plan ("401(k) Plan") for the benefit of eligible employees of Holt which consists of a 401(k) component and a profit-sharing component. The 401(k) Plan, which is intended to be qualified under the Code, is a salary reduction plan and profit-sharing plan covering employees of Holt who have completed one year of service, and whose employment is not governed by a collective bargaining agreement.

     Under the 401(k) component, participants may elect to defer between 1% and 10% of their compensation up to a maximum of $9,500 per year, as adjusted by the IRS for changes in the cost of living, and to deposit such amount in the 401(k) Plan fund. The Company also currently matches contributions of between 75% and 200% (depending on the participant's years of service) of the first 1% of compensation deferred by a participant. Under the profit-sharing provisions of the 401(k) Plan, the Company may make contributions in amounts to be determined by the Company in its sole discretion. Any such Company profit-sharing contributions will be allocated among all eligible employees, in proportion to that employee's compensation from the Company. The Company's matching contributions and profit-sharing contributions allocated to each participant vest over six years, or earlier upon attainment of the appropriate retirement age, upon retirement for disability, upon death or upon termination of the 401(k) Plan.

     All contributions under the 401(k) Plan are currently invested, subject to participant-directed elections, in collective funds managed by PaineWebber Trust. Payment of 401(k) Plan benefits are generally made in a single lump sum or installments. Distribution of a participant's vested interest in his or her account generally occurs on the earlier of termination of employment for any reason (including retirement, death or disability) or by the April 1 following the calendar year the participant reaches age 70 1/2 if he or she is still employed.

NPR 1997 PHANTOM STOCK PLAN

  GENERAL

     Under the NPR Holding Corporation 1997 Phantom Stock Plan (the "Plan"), NPR Senior Management (the "Participants"), received grants of "Phantom Stock Units" in connection with the Acquisition. Each Phantom Stock Unit represents a conditional contractual right to the payment of compensation in the future, based on the value of the Phantom Stock Unit at the time payments are made under the Plan. No Participant contribution or payment is required in connection with the grant or receipt of payment with respect to Phantom Stock Units. The Phantom Stock Units granted to NPR Senior Management represent the value of 10% of the NPR common stock outstanding at the grant date, computed on a fully diluted basis as if the Phantom Stock Units were outstanding shares of NPR common stock, subject to adjustment for stock dividends, stock splits and similar dilutive events.

  VESTING OF PHANTOM STOCK UNITS

     In general, a participant's Phantom Stock Units will "vest" based on NPR's achievement of certain financial performance goals. If, for any calendar year beginning on or after January 1, 1998 and ending December 31, 2002, NPR achieves the financial performance target listed in the table below, Participants who are active employees on the last day of that calendar year, or who terminated employment after June 30 of the calendar year due to disability, death, resignation with good reason or termination by the Company without cause, will vest in the corresponding percentage of their Phantom Stock Units, as listed in the table below. Once an applicable financial performance target has been met with respect to a year, the applicable percentage of a participant's award is permanently vested. NPR's meeting (or failure to meet) the financial performance target with respect to subsequent years does not result in any additional vesting (or loss of the prior vesting). The financial performance target is based on NPR's net earnings, before interest, depreciation and amortization as defined in the Plan (for purposes of this section, "EBITDA").

                EBITDA TARGET                  VESTING PERCENTAGE
                -------------                  ------------------
$19.8 million................................          20%
 29.0 million................................          40
 29.4 million................................          60
 40.6 million................................          80
 44.1 million................................         100

     In the event of (i) a public offering of equity securities of the Issuer, NPR or an affiliate of either (a "Public Offering"), (ii) the liquidation of NPR, (iii) a merger of NPR, (iv) a change of control of NPR or (v) the sale of substantially all of the assets of NPR, any of which occurs before January 1, 2003, unvested Phantom Stock Units held by Participants who are active employees, or who terminated employment with NPR due to disability, death, resignation with good reason or termination by NPR without cause within six months of the applicable event, will become fully vested.

  PAYMENT OF VALUE OF VESTED PHANTOM STOCK UNITS

     As of any date, the value of all Phantom Stock Units in the aggregate is equal to the sum of (i) five times EBITDA per share of NPR (including, for this purpose, outstanding shares and Phantom Stock Units) for the immediately preceding twelve-month period, plus (ii) an amount designed to reflect one-half of the additional net after-federal-income-tax cost to the Participants of recognizing income on the payment of the value of the vested Phantom Stock Units at ordinary income tax rates instead of the income tax rates applicable to the recognition of long-term capital gains with respect to capital assets that have been held for more than 18 months.

     In general, if a Participant continues in service as an active employee through December 31, 2002, the value of the vested Phantom Stock Units will be paid in a cash lump sum within 60 days following the participant's termination of employment. If a Participant's employment with NPR terminates on or before December 31, 2002, then depending on the nature of such termination, the value of the vested Phantom Stock Units will be determined either (i) as of the end of the year in which the termination occurred, (ii) as of the end of the year preceding the termination date or (iii) as of December 31, 2002, and such value will be paid either (a) in a cash lump sum within 60 days following the date of the Participant's termination of employment, or (b) at a later date, up to 60 days following December 31, 2002.

     If there is (i) a liquidation of NPR, (ii) a merger of NPR, (iii) a change of control of NPR or (iv) the sale of substantially all of the assets of NPR before January 1, 2003, then the value of the vested Phantom Stock Units, measured as of the date of such event, will be paid to Participants in a cash lump sum as soon as reasonably practicable thereafter.

     Notwithstanding the foregoing, if the payment of the value of the vested Phantom Stock Units in a cash lump sum as described above would violate any agreement to which the Issuer or NPR is a party, which evidences or governs indebtedness for borrowed money (and which agreement was effective as of November 20, 1997, or which is a refinancing or replacement, in whole or in part, of such an agreement), NPR will pay the Participant as much of the amount as it can without violating the debt agreement, and pay the balance, plus interest at three points over the prime rate (as in effect when the payment would have been made but for the debt agreement) in periodic installments over the longer of (i) three years or (ii) a period measured by the duration of time between the Participant's termination of employment and December 31, 2002.

  FEDERAL INCOME TAX CONSEQUENCES

     A participant will recognize income for federal income tax purposes when and to the extent he receives payments pursuant to the Plan. Assuming that the payment reflects reasonable compensation for services, NPR will be entitled to deduct the payments as a compensation expense at the time of payment.

                              CERTAIN TRANSACTIONS

     The Issuer and each of its subsidiaries (the "S Corp. Businesses") are corporations subject to taxation under Subchapter S of the Code. As a result, the net taxable income of each S Corp. Business must be included in the taxable income of its shareholders as the S Corp. Businesses are not subject to tax at the corporate level with respect to such income. The S Corp. Businesses had historically made earnings distributions to their shareholders in amounts equal to or greater than the amount of the shareholders' Federal and State income tax liabilities arising from the S Corp. Business' status as S Corporations (other than NPR, Murphy Marine and Wilmington Stevedores, which became S corporations effective in January 1998). The amount of these distributions were $3.0 million, $4.5 million and $5.0 million for 1996, 1997 and 1998, respectively. The terms of the Notes generally will permit the S Corp. Businesses to make distributions to their shareholders with respect to their tax liabilities attributable to the S Corp. Businesses, subject to certain requirements described herein. Under current tax rates, the amount of the distributions are likely to exceed the tax liability which the S Corp. Businesses would have if they were not S corporations. See "Description of New Notes."

     Holt and the Non-consolidated Affiliates provide services and goods to each other. Holt provides to the Non-consolidated Affiliates stevedoring services, rental of warehouse space and building and equipment repair services. In 1996, 1997 and 1998, Holt received a total of $9,000, $55,000 and $41.000, respectively, for these services. The Non-consolidated Affiliates provide Holt with rental of warehouse space, building and equipment repairs, management services and the sale of ice. For 1996, 1997 and 1998 Holt paid the Non-consolidated Affiliates $1.7 million, $1.2 million and $1.0 million for these services and goods, respectively.

     Holt and the Non-consolidated Affiliates historically have made advances to each other for working capital purposes and have accrued amounts payable to each other arising out of the sale of services and goods. The outstanding advances and payables by the Non-consolidated Affiliates to Holt at December 31, 1996, 1997 and 1998 were $21.1 million, $21.3 and $25.4 million, respectively. None of these advances bears interest. The outstanding advances and payables by Holt to the Non-consolidated Affiliates at December 31, 1996, 1997 and 1998 were $10.3 million, $12.2 million and $14.0 million, respectively. See Note 10 of "Notes to Consolidated Financial Statements" of the Company.

     AHI subleases the Packer Avenue Facility (which includes four container cranes) and leases an additional crane to the Company. Pursuant to the PRPA Lease, which expires in 2040 (including all renewal options), the PRPA leases the Packer Avenue Facility to AHI and has granted to AHI rights to develop certain undeveloped additional waterfront property. Under the Sublease between AHI and Holt, Holt pays AHI the rental payable by AHI to the PRPA plus fifteen percent of that amount. See "Business -- Holt -- Properties." Leo A. Holt and Michael J. Holt, each a director of the Company and a son of Thomas J. Holt Sr., control AHI. Rental expenses and fees paid by Holt to AHI amounted to $2.5 million for the year ended December 31, 1996 and $3.0 million for the years ended December 31, 1997 and 1998, respectively. See Note 11 of "Notes to Consolidated Financial Statements" of the Company.

     Pursuant to agreements between Holt and SLS, SLS provides Holt with services relating to accounting, billing, management information processing, insurance risk analysis and coverage and marketing. All logistics and management information services provided to the Company's customers, including CTS and the Container Computer System, and certain of the Company's sales and marketing activities, are provided by SLS on behalf of the Company. As compensation for these services, Holt pays SLS an amount equal to five percent of Holt's gross revenue on a monthly basis. The terms of the consulting agreements expire in 2002. Leo A. Holt and Michael J. Holt, each a director of the Company and a son of Thomas J. Holt, Sr., control SLS. Fees paid by Holt to SLS for these services amounted to $3.7 million, $4.5 million and $6.5 million for the years ended December 31, 1996, 1997 and 1998, respectively. See Note 11 of "Notes to Consolidated Financial Statements" of the Company.

     In February and April 1998, the Company loaned a total of $5 million to Thomas J. Holt, Sr., the Company's Chairman, President and Chief Executive Officer. The loan bears interest at a rate of 1% over the prime rate and matures on December 31, 1999. Interest is payable quarterly.

     In January 1998, the Company sold to AHI for $5 million certain refrigeration equipment which the Company no longer needed in its operations. Of the total purchase price, $1.4 million was paid through December 31, 1998.

     Holt has entered into an Option to Purchase and Development Agreement with Delaware Avenue Enterprises, Inc. ("DAE"), a company of which the majority is owned and operated by Leo A. Holt and Michael J. Holt, directors of the Issuer. Pursuant to the agreement, Holt paid $8 million to DAE to acquire an option to purchase 11.5 acres of property located on the Delaware River in Philadelphia (the "Premises") for a price equal to 120% of any sum expended by DAE to improve and develop the Premises. The option expires on December 31, 2013. In connection with the agreement, DAE issued to the Company a $10 million promissory note that bears interest at 1% over the prime rate and matures on the earlier of December 31, 2013 or the date on which Holt exercises its option and purchases the Premises. The note is secured by a mortgage and security agreement on the Premises and a contiguous 28-acre site. See Note 11 of "Notes to the Consolidated Financial Statements" of the Company.

     Holt and certain of the Non-consolidated Affiliates guarantee certain of each other's indebtedness. See "Description of Certain Indebtedness."

                                SOLE STOCKHOLDER

     Thomas J. Holt, Sr., the Company's Chairman, President and Chief Executive Officer, owns 100% of the outstanding common stock of the Company. Other than the common stock, no other class of capital stock of the Company is authorized. The business address of the sole stockholder is 101 South King Street, Gloucester City, New Jersey 08030.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     In addition to the Notes, the Company is also subject to the following indebtedness and obligations (collectively, the "Other Indebtedness and Financings").

OBLIGATIONS OF THE COMPANY

  REVOLVING CREDIT FACILITY


     In connection with the Acquisition, the Company entered into a revolving credit facility (the "Revolving Credit Facility") with CoreStates Bank N.A. (since acquired by First Union National Bank), which was amended on November 18, 1998, to provide for up to $50 million of revolving loans and letters of credit (increased from $30 million in September 1998) (The "Credit Line") and further amended on February 25, 1999 to provide for a term loan of $17.3 million (the "Term Loan") as an advance against insurance proceeds expected to be realized by the Company and arising out of damages sustained during Hurricane Georges. Borrowings under the Revolving Credit Facility may be used for general corporate purposes, including working capital, repair of damages caused by Hurricane Georges and the issuance of up to $10 million in letters of credit. Amounts outstanding under the Revolving Credit Facility will bear interest at a variable rate at the Company's election of (i) the Base Rate (as defined therein) or (ii) the LIBO Rate (as defined therein) plus 2.50% per annum. The Company will be required to pay a letter of credit fee of 2% per annum on letters of credit outstanding and a commitment fee of 0.25% per annum of the unused portion of the Revolving Credit Facility. As of March 31, 1999, approximately $6.4 million in letters of credit and approximately $42.5 million of borrowings were outstanding under the Revolving Credit Facility. The maturity date of the Credit Line is November 17, 1999, which can be extended at the option of the Company for two additional one-year periods. The Term Loan matures on December 31, 1999.


     The Credit Line is secured by its five ships (the "Vessels") owned by NPR pursuant to the terms of First Preferred Ship Mortgages. The Term Loan is secured by the Company's accounts receivable and right, title and interest in the property insurance policy insuring all damages incurred by the Company as a result of Hurricane Georges.

     The Revolving Credit Facility contains financial covenants including a minimum net worth test, a debt to tangible net worth test and an interest coverage ratio test. In addition, the Revolving Credit Facility contains covenants that restrict certain mergers, acquisitions and sales of assets, the incurrence of indebtedness and making of guarantees, the payment of dividends, the repurchase of stock, the making of loans to shareholders and the granting of liens. In addition, the Revolving Credit Facility contains customary events of default, including any non-payment of principal, interest or fees when due, non-compliance with covenants, material breach of a representation or warranty, occurrence of certain bankruptcy and insolvency events, cross-defaults to other indebtedness, the existence of certain unstayed and undischarged liens and judgments, and the occurrence of a material adverse change.

  INDUSTRIAL REVENUE BONDS


     Holt Hauling financed the development of the Gloucester Facility, in significant part, through a series of Industrial Revenue Bonds (the "NJEDA Bonds") issued by the New Jersey Economic Development Authority ("NJEDA") commencing in 1983, with the most recent refunding bonds issued in 1997. The NJEDA Bonds outstanding as of March 31, 1999, including their interest rates and maturity dates, are as follows:


          o $10,000,000 Economic Development Bonds (Holt Hauling & Warehousing System, Inc., 1983 Project), Series G Refunding (non-AMT), bearing interest at 8.4% and maturing on December 15, 2015;

          o $9,000,000 Economic Development Bonds (Holt Hauling & Warehousing System, Inc., 1983 Project), Series H Refunding (AMT), bearing interest at 8.6% and maturing on December 15, 2017;

          o $5,000,000 Economic Development Revenue Refunding Bonds (Holt Hauling & Warehousing System, Inc., 1983 Project), 1995 Fixed Rate Series J, bearing interest at 8.5% and maturing on November 1, 2023;

          o $27,250,000 Economic Development Revenue Refunding Bonds (Holt Hauling & Warehousing System, Inc. -- 1983 Project), 1997 Series K, maturing on March 1, 2027, of which $18,750,000 bears interest at 7.75% and the remaining $8,500,000 bears interest at 7.90%.

     Each of the NJEDA Bonds is secured by mortgages on the Gloucester Facility. The bond indebtedness thereunder is guaranteed by the other Holt Subsidiaries as well as the Non-consolidated Affiliates. The respective Loan Agreements and related documents contain financial covenants including a minimum net worth test, a debt-to-tangible net worth test and an interest coverage ratio test. In addition, the applicable documents contain customary events of default, including any non-payment of principal, interest or fees when due, non-compliance with covenants, breach of representation or warranty in any material respect, occurrence of certain bankruptcy and insolvency events, cross-defaults to other indebtedness, and the existence of certain unstayed and undischarged liens and judgments.

  EQUIPMENT FINANCINGS


     Pursuant to a Container Lease Purchase Agreement dated as of June 5, 1996 with Interpool Limited ("Interpool"), NPR leased certain equipment from Interpool on a rolling basis up to a maximum principal amount of approximately $4.6 million. As of March 31, 1999, approximately $2.2 million was outstanding under this agreement.


     Holt Cargo, pursuant to a series of sale-leaseback, capital lease and loan transactions with Advanta Business Services Corp., The Bank of Gloucester, General Electric Capital Corporation (subsequently assigned to Michigan National Bank and MBC (as defined herein)), MetLife Capital Corporation, U.S. Fleet Leasing and Transamerica Business Credit Corporation, has financed its acquisition of a significant portion of its equipment. The terms of these financings are consistent with generally prevailing market terms and range from 36 to 60 months in term, with interest rates ranging from 6.6% to 11.6% fixed, to variable rates of straight prime or LIBOR plus 0.5% to 1.0%. The indebtedness under each of these facilities is secured by the specific equipment purchased or financed under such facilities, respectively.


     While some of these financing arrangements contain no financial covenants and other operational restrictions, a number of the agreements do contain customary covenants, including limitations on (i) the incurring additional indebtedness, (ii) creating liens, (iii) making restricted payments, including the payments of dividends, (iv) making investments, (v) engaging in mergers, consolidations and asset sales, and (vi) engaging in loans, investments and other transactions with affiliated parties. Certain of the financings include guarantees by certain of the Non-consolidated Affiliates and the applicable guarantees contain similar limitations and restrictions on the guarantors thereunder. As of March 31, 1999, the aggregate amount outstanding under these facilities was approximately $13.1 million.


  URBAN DEVELOPMENT ACTION GRANTS AND RELATED LOANS

     On December 28, 1983, the City of Gloucester City, New Jersey (the "City") entered into a Grant Agreement with the United States Department of Housing and Urban Development ("HUD") for an Urban Development Action Grant, the proceeds of which were to be loaned to Holt Hauling to assist in the financing of certain land and equipment acquisitions and port development improvements to the Gloucester Facility. The low cost loan in the aggregate amount of approximately $3.6 million (the "UDAG I Loan") was made to Holt Hauling pursuant to a Loan Agreement dated January 3, 1984, between the City and Holt Hauling.

     On August 3, 1984, the City entered into a second Grant Agreement with HUD for an Urban Development Action Grant, the proceeds of which were to be loaned to Holt Hauling to assist in the financing of certain additional equipment acquisitions and an extension of the marginal pier at the Gloucester Facility. The low cost loan in the amount of $2.0 million (the "UDAG II Loan") was made to Holt Hauling pursuant to a Loan Agreement dated January 3, 1984, between the City and Holt Hauling.

     Pursuant to a Second Amendment to Loan Agreements dated August 1, 1996, the UDAG I Loan and UDAG II Loans were consolidated and the promissory notes executed in connection therewith were refinanced by the issuance of an amended and restated Promissory Note in the restated principal amount of approximately $5.1 million (the "Restated Note"). The Restated Note bears interest at the rate of 6% per annum commencing on March 30, 1997, and is payable in 180 equal monthly payments based on a 25-year amortization, with a balloon payment due on March 31, 2012. The outstanding balance as of December 31, 1998 under the Restated Note was approximately $4.9 million.

  MULTI-CURRENCY FACILITY

     Riverfront is party to a Multi-Currency Secured Revolving Credit Facility, dated as of April 16, 1997, with Finansbanken ASA and an Amendment No. 1 to the Multi-Currency Secured Revolving Credit Facility, dated as of April 23, 1997, which provide Riverfront with access to a credit facility in the maximum principal amount of NOK 69.0 million. Riverfront's obligations under this Credit Facility are secured by a pledge of the shares of the stock of ACL owned by Riverfront. In addition, Holt Hauling and Holt Cargo serve as guarantors of the obligations of Riverfront. This credit facility requires Riverfront to maintain a loan to value ratio of 45% (based on the market value of the ACL stock), and contains a restriction on dividends but otherwise does not contain financial covenants. As of December 31, 1998, the outstanding balance was $9.0 million.

  OTHER TERM LOANS

     Holt Hauling entered into a Business Loan Agreement dated March 13, 1997 with Wilmington Savings Fund Society, FSB ("WSFS") pursuant to which WSFS extended a term loan in the original principal amount of approximately $208,000. The loan is payable in 35 equal installments of $2,355.66 each, with a final maturity date of March 13, 2000 and bears interest at a floating rate of prime plus 0.5% per annum. The WSFS loan is secured by a mortgage on real property and improvements thereon located at 329 and 701 North King Street, in Gloucester City, New Jersey. The indebtedness outstanding pursuant to such loan as of December 31, 1998 was approximately $189,791.

CERTAIN OPERATING LEASES

  EQUIPMENT FINANCING -- EMERALD EQUIPMENT LEASING, INC.

     On November 20, 1997, NPR sold certain of its assets consisting of containers, gensets and chassis (the "Emerald Equipment"), to Emerald Equipment Leasing, Inc. ("Emerald") for a purchase price of $35 million. The Emerald Equipment was then leased back to NPR and to Holt Cargo (collectively, the "Lessees"), pursuant to an Equipment Lease Agreement dated as of November 20, 1997 (the "Equipment Lease"). Under the Equipment Lease, the Lessees are obligated to make monthly payments to Emerald in the amount of approximately $738,000 per month for a term of 60 months. The Equipment Lease also provides that the Lessees may terminate the Equipment Lease effective as of the fourth anniversary of the Equipment Lease commencement date, provided that no default of the Lessees exists thereunder and provided that the Lessees make a lease termination payment to Emerald in the amount of $2.8 million. The Equipment Lease and payments have been assigned to MBC Leasing Corp. ("MBC"), which financed Emerald's acquisition of the Emerald Equipment pursuant to a Loan and Security Agreement dated as of November 20, 1997 (the "MBC Credit Agreement"), in the maximum principal amount of up to $35.0 million (the "Equipment Loan"). The Lessees' obligations under the Equipment Lease are guaranteed by the Issuer and each of its subsidiaries other than the Lessees, (the "Lease Guarantors") pursuant to a Lease Guaranty Agreement dated as of November 20, 1997 (the "Lease Guaranty"), which Lease Guaranty is also assigned to MBC as additional collateral.

     Of the $35.0 million available under the MBC Credit Agreement, $24.0 million was advanced on November 20, 1997 and an additional $11 million was advanced through October 31, 1998. A majority of the outstanding capital stock of Emerald is owned by certain employees of SLS (who are not executive officers or directors of SLS).

     The Equipment Lease payments were calculated to provide for full pass-through amortization of the amounts outstanding under the Equipment Loan as though it had been fully advanced. The initial advance of the Equipment Loan will bear interest at an annual rate of 9.25%. Subsequent advances will bear interest at a rate per annum equal to the interest rate for five year Treasury constant maturities plus 332 basis points. The entire outstanding principal balance of the Equipment Loan is due and payable on November 20, 2002.

     The MBC Credit Agreement contains customary covenants, including limitations on (i) the incurrence of additional indebtedness, (ii) the creation of liens, (iii) making restricted payments, including the payments of dividends,
(iv) making investments, (v) engaging in mergers, consolidations and asset sales, and (vi) engaging in loans, investments and other transactions with affiliated parties. Similar limitations are imposed on the Lessees and the Lease Guarantors in the Equipment Lease and the Lease Guaranty. In addition, the Lease Guarantors, on a consolidated basis, are required to comply with certain financial covenants including without limitation, (i) a ratio of indebtedness to tangible net worth, (ii) an interest coverage ratio, and (iii) minimum tangible net worth, in each case, as specified in the Lease Guaranty.

  CCIA OPERATING LEASES

     Holt Hauling obtained additional financing for terminal improvements through the issuance by the Camden County Improvement Authority ("CCIA") of $24.5 million of its Lease Revenue Bonds (Holt Hauling and Warehousing System, Inc. Project), 1996 Series A (the "CCIA-HHW Bonds"). Almost one-third of the CCIA-HHW Bonds ($7.6 million) bear interest at a rate of 9.625% per annum and mature on January 1, 2011. The remaining $16.9 million of the CCIA-HHW Bonds bear interest at a rate of 9.875% and mature on January 1, 2021. The CCIA-HHW Bonds are secured by a mortgage granted by CCIA on its interest in the terminal improvements and on its leasehold interest in the land on which such improvements are located. Payment of the CCIA-HHW Bonds is guaranteed by Holt Hauling and the Non-combined Affiliates. Holt Hauling granted a mortgage on its fee interest in the Gloucester Facility to secure repayment of the CCIA-HHW Bonds.

     The Company also financed its development of an additional seven acres of real property located in the City of Camden (the "Kaighn Point Property") through the issuance by the CCIA of $19.6 million of its Lease Revenue Bonds, 1997 Series A and 1997 Series B (the "CCIA-KPP Bonds" and, together with the CCIA-DRW Bonds (as defined herein) and CCIA-HHW Bonds, the "CCIA Bonds"). Of the $17.9 million of Series A Bonds issued, $500,000 mature on June 1, 2007 and bear interest at a rate of 7.375% per annum and $17.4 million mature on June 1, 2027 and bear interest at 8% per annum. The $1.6 million of Series B Bonds bear interest at 11.0% per annum and have a maturity date of June 1, 2004. The CCIA-KPP Bonds are secured by a fee mortgage granted by CCIA and a leasehold mortgage granted by Holt Hauling on the Kaighn Point Property. Payment of the CCIA-KPP Bonds is guaranteed by Holt Hauling and the Non-consolidated Affiliates. Holt Hauling and one of the Non-consolidated Affiliates granted a mortgage on their respective interest in the Gloucester Facility to secure repayment of the CCIA-KPP Bonds.

     The applicable documentation for each of the CCIA Bonds contain financial covenants including a minimum net worth test, a debt to tangible net worth test and an interest coverage ratio test. There are also restrictions on certain mergers, acquisitions and sales of assets, incurrence of additional indebtedness and the making of guarantees, the payment of dividends, the repurchase of stock, the making of loans to shareholders and the granting of liens. The documents contain customary events of default consistent with those contained in the NJEDA Bond documents.

OBLIGATIONS GUARANTEED BY THE COMPANY

  DRW BONDS

     One of the Lessee-Operators financed its development of a refrigerated warehouse located at the Gloucester Facility through the issuance by the CCIA of $18.5 million of its Lease Revenue Bonds (Dockside Refrigerated Warehouses, Inc. Project), Series 1994 (the "CCIA-DRW Bonds"). The CCIA-DRW Bonds bear interest at a rate of 8.4% per annum and mature on April 1, 2024. The CCIA-DRW Bonds are secured by a mortgage granted by CCIA on the warehouse and its leasehold interests in the real property on which the warehouse is located. In addition, Holt Hauling and one of the Non-consolidated Affiliates granted a mortgage in their interest in the Gloucester Facility to secure repayment of the CCIA-DRW Bonds, which is guaranteed by Holt Hauling and the Non-consolidated Affiliates.

  PAID BONDS

     The Philadelphia Authority for Industrial Development issued $7.0 million of its Revenue Bonds (Refrigerated Enterprises, Inc. Project) Series of 1992 (the "PAID Bonds") for the benefit of one of the Non-consolidated Affiliates. The PAID Bonds are secured by a mortgage on the Non-consolidated Affiliate's interest in the property financed with the PAID Bonds. Interest accrues at a rate of 9.05% per annum (8.75% following an "Exemption Event" as defined therein). The PAID Bonds have a maturity date of December 1, 2019. Repayment of the PAID Bonds is guaranteed by Holt and the other Non-consolidated Affiliates, and such guarantees are secured by a mortgage granted by Holt Hauling and one of the Non-consolidated Affiliates on their respective interests in the Gloucester Facility. The guarantors are subject to financial covenants including a minimum net worth test, a debt to tangible net worth test and an interest coverage ratio test. The Guaranty also contains restrictions on certain mergers, acquisitions and sales of assets, incurrence of additional indebtedness and the making of guarantees, the payment of dividends, the repurchase of stock, the making of loans to shareholders and the granting of liens. The documents contain customary events of default consistent with those contained in the NJEDA and CCIA Bond documents.

  NJEDA BONDS

     The NJEDA issued $6.1 million in Economic Development Refunding Bonds (777 Pattison Avenue Inc. 1988 and 1989 Projects), 1992 Refunding Series, which bear interest at 8.95% and mature on December 15, 2018 (8.65% following an "Exemption Event" (as defined therein)). The proceeds from the sale of these Bonds were loaned to one of the Non-combined Affiliates in order to make certain capital improvements at the Gloucester Facility. Repayment of the bond indebtedness is guaranteed by Holt and the other Non-consolidated Affiliates. The Bonds are secured by a mortgage on the Gloucester Facility.

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
                            DESCRIPTION OF NEW NOTES

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes, except in limited circumstances, will not be entitled to Liquidated Damages, and (iii) holders of the New Notes will not be, and upon consummation of the Exchange Offer, Holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights" and "-- Procedures for Tendering Old Notes".

     Set forth below is a summary of the material provisions of the New Notes. The New Notes will be issued pursuant to an indenture (the "Indenture") dated as of January 21, 1998, by and among The Holt Group, Inc. (the "Company"), the Guarantors and The Bank of New York, as trustee (the "Trustee"). The following summaries of certain provisions of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference.

GENERAL

     The New Notes will be senior unsecured, general obligations of the Company, limited in aggregate principal amount to $200.0 million, of which $140.0 aggregate principal amount is being issued on the Issue Date. The New Notes will be, jointly and severally, irrevocably, unconditionally and fully guaranteed on a senior basis by each of the Company's present and future Subsidiaries except for any Non-Recourse Subsidiaries (the "Guarantors"). The guarantees will rank pari passu with all existing and future unsubordinated indebtedness of the Guarantors and senior in right of payment to all existing and future subordinated indebtedness of the Guarantors. The obligations of each Guarantor under its guarantee, however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "Guarantees; Certain Bankruptcy Limitations" below. The term "Subsidiaries" as used herein, however, does not include Unrestricted Subsidiaries. The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

     The Indenture provides, in addition to the New Notes being issued on the Issue Date, for the issuance of up to $60.0 million aggregate principal amount of additional New Notes having identical terms and conditions to the New Notes offered hereby (the "Additional New Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional New Notes will be part of the same issue as the New Notes offered hereby and will vote on all matters with the New Notes offered hereby. For purposes of this section, reference to the New Notes does not include the Additional New Notes.

PRINCIPAL, MATURITY AND INTEREST

     The New Notes will mature on January 15, 2006. The New Notes will bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on January 15 and July 15 of each year, commencing July 15, 1998, to the persons in whose names such New Notes are registered at the close of business on January 1 and July 1 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

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
     Principal of, premium, if any, and interest and Liquidated Damages, if any, on the New Notes will be payable, and the New Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York, except as set forth below. At the option of the Company, payment of interest may be made by check mailed to the holders of the New Notes ("Holders") at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of New Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

GUARANTEES; CERTAIN BANKRUPTCY LIMITATIONS

     The Company is a holding company, conducting all of its business through Subsidiaries, which have guaranteed or will guarantee the Company's Obligations with respect to the New Notes, and Unrestricted Subsidiaries. See "Risk Factors." Holders of the New Notes will be direct creditors of each Guarantor by virtue of its guarantee.

     Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it receives in the Offering. The obligations of each Guarantor under its guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See "Risk Factors -- Fraudulent Transfer Considerations."

     If the obligations of a Guarantor under its guarantee were avoided, Holders of New Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the New Notes.

OPTIONAL REDEMPTION

     Except as described in the following paragraph, the Company will not have the right to redeem any New Notes prior to January 15, 2002. The New Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after January 15, 2002, upon not less than 30 days nor more than 60 days notice to each holder of New Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing January 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

YEAR                                                PERCENTAGE
----                                                ----------
2002..............................................   104.8750%
2003..............................................   102.4375%
2004 and thereafter...............................   100.0000%

     Until January 15, 2001 upon a Public Equity Offering of common stock for cash of the Company, up to 35% of the sum of (i) the original aggregate principal amount of the New Notes and (ii) the original aggregate principal amount of any Additional New Notes may be redeemed at the option of the Company within 90 days of such Public Equity Offering, on not less than 30 days, but not more than

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
60 days, notice to each holder of the New Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 109 3/4% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption not less than 65% of the sum of (i) the original aggregate principal amount of the New Notes and (ii) the original aggregate principal amount of any Additional New Notes remains outstanding. In the case of a partial redemption, the Trustee shall select the New Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The New Notes may be redeemed in part in multiples of $1,000 only.

     The New Notes will not have the benefit of any sinking fund.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or New Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the New Notes or portions thereof called for redemption, unless the Company defaults in the payment thereof.

CERTAIN COVENANTS

     The Indenture contains covenants including the following:

  REPURCHASE OF NEW NOTES AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

     The Indenture provides that in the event that a Change of Control has occurred, unless all New Notes have been called for redemption pursuant to the provisions described under the caption "Optional Redemption," each holder of New Notes will have the right, at such holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such holder's New Notes (provided that the principal amount of such New Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all New Notes properly tendered in response to the Change of Control Offer.

     As used herein, a "Change of Control" means (i) prior to the consummation of an initial Public Equity Offering an Excluded Person shall cease to own beneficially, directly or indirectly and of record 51% of the Capital Stock of the Company; or (ii) following the consummation of an initial Public Equity Offering (A) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities unless an Excluded Person "beneficially owns," directly or indirectly, in the aggregate a greater percentage of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities; or (B) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, unless an Excluded Person "beneficially owns," directly or indirectly, in the aggregate a greater percentage of the total voting power of all classes of Capital Stock of the Company then outstanding normally entitled to vote in the election of directors; or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     On or before the Change of Control Purchase Date, the Company will (i) accept for payment New Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all New Notes so tendered and (iii) deliver to the Trustee New Notes so accepted together with an Officers' Certificate listing the New Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of New Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any New Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control purchase feature of the New Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of the assets of the Company will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred. In addition, no assurances can be given that the Company will be able to acquire New Notes tendered upon the occurrence of a Change of Control.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance by the Company or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the New Notes that might be delivered by Holders seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the Holders the rights described under "Event of Default."

     Certain Indebtedness of the Company contains and future Indebtedness of the Company may contain prohibitions of the occurrence of certain events that would constitute a Change of Control or require such Existing Indebtedness or future Indebtedness to be repaid or repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the New Notes could cause a default under such Existing Indebtedness or future Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders following the occurrence of a Change of

Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the New Notes pursuant to the Change of Control Offer.

 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED CAPITAL STOCK

     The Indenture provides that, except as set forth in this covenant, the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or issue any Disqualified Capital Stock (including Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or issuance of Disqualified Capital Stock and (ii) on the date of such incurrence or issuance (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or issuance of Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to l (the "Debt Incurrence Ratio"), then the Company may incur such Indebtedness or issue Disqualified Capital Stock and the Guarantors may incur such Indebtedness (other than Disqualified Capital Stock).

     In addition, the foregoing limitations will not apply to:

            (a) the incurrence by the Company or any Guarantor of Purchase Money Indebtedness on or after the Issue Date; provided, that (i) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (a) (including any Indebtedness incurred to refinance, replace or refund such Indebtedness) shall not exceed $25.0 million, and (ii) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Guarantor, as applicable, of the property so purchased, leased or financed;

          (b) if no Event of Default shall have occurred and be continuing, the incurrence by the Company or any Guarantor of Indebtedness in an aggregate principal amount outstanding at any time (including Indebtedness incurred to refinance, replace or refund such Indebtedness) of up to $25.0 million;

          (c) the incurrence by the Company or any Guarantor of Indebtedness pursuant to the Credit Agreement up to an aggregate principal amount outstanding at any time (including any Indebtedness incurred to refinance, replace or refund such Indebtedness) of $50.0 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to reduce permanently the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (1)(b)(ii) of the first paragraph of the covenant "Limitation on Sale of Assets and Subsidiary Stock" or (ii) assumed by a transferee in an Asset Sale;

          (d) the incurrence by the Company or any Guarantor of Existing Indebtedness; and

          (e) the incurrence by any Non-Recourse Subsidiary of Permitted Non-Recourse Vessel Indebtedness.

     Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable. The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness is subordinate to the same extent in right of payment to the New Notes or the Guarantee, as applicable.

  LIMITATION ON RESTRICTED PAYMENTS

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock," or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Company and (ii) to the extent applied in connection with a Qualified Exchange), after the Issue Date.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit (t) pro rata dividends and other distributions on Equity Interests of a Subsidiary by such Subsidiary, (u) Restricted Investments, provided that, after giving pro forma effect to any such Investment, the aggregate amount of all such Investments made on or after the Issue Date that are outstanding (after giving effect to any such Investments that are returned to the Company or the Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not exceed $10.0 million plus (i) any cash proceeds received by the Company or any Guarantor from the Packer Avenue Proceeding and (ii) the Net Cash Proceeds received by the Company from the sale (other than to any of its Affiliates, to the extent used to effect a Qualified Exchange, or to make Restricted Payments other than pursuant to this clause (u)) of its Qualified Capital Stock after the Issue Date, (v) (i) payments pursuant to the Employee Stock Plan and (ii) repurchases of Capital Stock from employees of the Company or its Subsidiaries upon their death or disability or the termination of their employment, such payments under (i) and (ii) collectively not to exceed $15.0 million in the aggregate on and after the Issue Date and (w) payments required to be made under put rights pursuant to the TNX Shareholders Agreement not to exceed $10.0 million in the aggregate, and the provisions of the immediately preceding paragraph will not prohibit (x) a Qualified Exchange, (y) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions and (z) so long as the Company is a Subchapter S Corporation or substantially similar pass-through entity for federal income tax purposes, cash distributions paid by the Company to its shareholders from time to time in amounts permitted by and otherwise in accordance with the definition of Permitted Tax Distribution. The full amount of any Restricted Payment made pursuant to the foregoing clauses (t), (u), (v) and
(y) (but not pursuant to clauses (w), (x) and (z)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

     For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company. Additionally, at the time of each Restricted Payment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of the Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of the Indenture.

  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the New Notes or the Indenture or by other indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking pari passu with the New Notes (and the guarantees, as applicable), provided such restrictions are no more restrictive than those imposed by the Indenture and the New Notes,
(b) restrictions imposed by applicable law, (c) restrictions under the Existing Indebtedness and Permitted Non-Recourse Vessel Indebtedness, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (c) of the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock," provided such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided further such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph
(a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock," provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, and (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture on assets securing Senior Debt or Purchase Money Indebtedness incurred in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

  LIMITATION ON LIENS SECURING INDEBTEDNESS

     The Company and the Guarantors will not, and will not permit any of their Subsidiaries to create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or hereafter acquired on or after the Issue Date of the Indenture or upon any income or profits therefrom securing any Indebtedness of the Company or any Guarantor, provided that only with respect to other senior Indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking on a parity with the New Notes (and the guarantees, as applicable), the Company provides, and causes its Subsidiaries to provide, concurrently therewith, that the New Notes are equally and ratably so secured.

  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

     The Indenture provides that the Company and the Guarantors will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless (1)(a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied, subject to the next paragraph below, (i) within 330 days after the date of such Asset Sale, to the optional redemption of (a) Indebtedness secured by the items so subject to such Asset Sale or (b) the New Notes in accordance with the terms of the Indenture and other Indebtedness of the Company ranking on a parity with the New Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the New Notes and such other Indebtedness then outstanding or (ii) to the repurchase of (a) Indebtedness secured by the items so subject to such Asset Sale or (b) the New Notes and such other Indebtedness ranking on a parity with the New Notes and having similar provisions requiring the Company to purchase or redeem such Indebtedness with the proceeds from asset sales pursuant to a cash offer subject only to conditions, if any, required by law (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the New Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 330 days of such Asset Sale or (b) within 330 days following such Asset Sale, the Asset Sale Offer Amount is (i) invested in assets and property (except in connection with the acquisition of a Wholly-owned Subsidiary, other than notes, bonds, obligation and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) used to retire permanently Indebtedness permitted to be incurred pursuant to paragraph (c) of the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (2) at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of Cash or Cash Equivalents, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

     The Indenture provides that an acquisition of New Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clause (1)(a)(i) or clause
(l)(b) above (the "Excess Proceeds") exceeds $10.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis (in $1,000 increments) if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of New Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of clause (2) above, total consideration received means the total consideration received for such Asset Sales minus the amount of Purchase

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Money Indebtedness or Permitted Non-Recourse Vessel Indebtedness secured solely by and repaid with the proceeds from the assets sold or assumed by a transferee.

     Notwithstanding, and without complying with, the provisions of this covenant:

          (i) the Company and its Subsidiaries may, in the ordinary course of business, (1) convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business or (2) liquidate Cash Equivalents;

          (ii) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation" and the covenant "Limitation on Restricted Payments";

          (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

          (iv) the Company and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its Subsidiary Guarantors; and (v) the Company and each of its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind or grant Liens not prohibited by the Indenture.

     All Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) shall be invested, or used to repurchase (a) Indebtedness secured by the items so subject to such Event of Loss or (b) New Notes and on a pro rata basis with the New Notes other Indebtedness ranking on a parity with the New Notes, all within the period and as otherwise provided above in clauses 1(a) or 1(b) of the first paragraph of this covenant.

     In addition to the foregoing, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary of the Company except (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary or (ii) pursuant to an Asset Sale of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions, provided that after such sale, the Company or its Subsidiaries own a majority of the voting and economic Equity Interests of such Subsidiary.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance by the Company or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

     If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender New Notes pursuant to such Asset Sale Offer.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     The Indenture provides that neither the Company nor any of its Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's length transaction with a non-Affiliate, (ii) if involving consideration to either party in excess of $1.0 million unless such Affiliate Transaction(s) is the subject of an Officers' Certificate addressed and delivered to the Trustee certifying that such

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Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and
(iii) if involving consideration to either party in excess of $10.0 million, unless, in addition, the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation; provided, however, that clause (iii) also will be applicable to any Affiliate Transaction involving consideration to either party in excess of $5.0 million but equal to or less than $10.0 million unless such Affiliate Transaction is only with an Affiliate (x) engaged in business substantially similar and related to the business then conducted by the Company and its Subsidiaries (as permitted under the Indenture) and (y) such Affiliate Transaction is entered into in the ordinary course of business for purposes customary in the Company's industry.

  LIMITATION ON MERGER, SALE OR CONSOLIDATION

     The Indenture provides that the Company will not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the New Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and
(iii) (unless such transaction is solely the merger of the Company and one of its previously existing Wholly-owned Subsidiaries which is also a Guarantor and such transaction is not in connection with any other transaction) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock."

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to (except in the case of a lease), and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the New Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

  LIMITATION ON LINES OF BUSINESS

     The Indenture provides that neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

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  FUTURE SUBSIDIARY GUARANTORS

     The Indenture provides that all present and future Subsidiaries of the Company except for Non-Recourse Subsidiaries jointly and severally will guaranty irrevocably and unconditionally all principal, premium, if any, and interest (and Liquidated Damages, if any) on the New Notes on a senior basis. The term Subsidiary does not include Unrestricted Subsidiaries.

  RELEASE OF GUARANTORS

     The Indenture provides that no Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) another person unless (i) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior basis, all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's guarantee and the Indenture on the terms set forth in the Indenture, and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

     Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all of its assets to an entity which is not a Subsidiary Guarantor or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Subsidiary Guarantor will be deemed released from its obligations under its Guarantee of the New Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer.

  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Indenture prohibits the Company and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

  REPORTS

     The Indenture provides that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of New Notes identified to the Company by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

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EVENTS OF DEFAULT AND REMEDIES

     The Indenture defines an Event of Default as (i) the failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the New Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Company to pay all or any part of the principal, or premium, if any, on the New Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (iii) the failure by the Company or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the New Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the New Notes outstanding, (iv) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries,
(v) a default in any issue of Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $10.0 million (a) resulting from the failure to pay principal or interest when due or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv), above, relating to the Company or any of its Significant Subsidiaries), then in every such case, unless the principal of all of the New Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the New Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in clause (iv), above, relating to the Company or any of its Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding New Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of New Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the New Notes which have become due solely by such acceleration and except a default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the New Notes, the Holders of a majority in aggregate principal amount of the New Notes at the time outstanding may waive on behalf of all the Holders any default, except a default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest (or Liquidated Damages, if any) on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the New Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

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LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company may, at its option and at any time within one year of the Stated Maturity of the New Notes, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding New Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding New Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such New Notes when such payments are due from the trust funds; (ii) the Company's obligations with respect to such New Notes concerning issuing temporary New Notes, registration of New Notes, mutilated, destroyed, lost or stolen New Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the New Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the New Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the New Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such New Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such New Notes, and the holders of New Notes must have a valid, perfected, exclusive security interest in such trust; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the holders of such New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of such New Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate,
(i) through (vi) and, in the case of the opinion of counsel, clauses (i)

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(with respect to the validity and perfection of the security interest), (ii),
(iii) and (v) of this paragraph have been complied with.

AMENDMENTS AND SUPPLEMENTS

     The Indenture contains provisions permitting the Company, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the New Notes at the time outstanding, the Company, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided that no such modification may, without the consent of holders of at least 66 2/3% in aggregate principal amount of New Notes at the time outstanding, e.g., modify the provisions (including the defined terms used therein) of the covenant "Repurchase of New Notes at the Option of the Holder upon a Change of Control" in a manner adverse to the holders; and provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the New Notes as a right, or at the option, of the Company in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding New Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or
(iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES

     The Indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Indenture or the New Notes solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall not limit the obligation of any Guarantor pursuant to its guarantee of the New Notes.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Company, including, without limitation, by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any person of all or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

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
     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Board of Directors" means, with respect to any person, the board of directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Capitalized Lease Obligation" means, as to any person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (iii) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii), and (iii) maturing within one year after the date of acquisition.

     "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be

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computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense, and (iii) Consolidated Fixed Charges, provided that consolidated depreciation and amortization expense of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

     "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of: (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, (b) one-third ( 1/3) of Consolidated Rental Expense for such period attributable to operating leases of such person and its Consolidated Subsidiaries, and (c) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and
(d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

     "Consolidated Rental Expense" of any Person means the aggregate rental obligations of such Person and its Consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in conformity with GAAP, payable in respect of such period under leases of real or

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personal property (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event, that portion of Consolidated Fixed Charges of such Person representing payments by such Person or any of its Consolidated Subsidiaries in respect of Capitalized Lease Obligations.

     "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

     "Credit Agreement" means the credit agreement dated as of November 20, 1997 by and among the Company, certain of its subsidiaries and CoreStates Bank, N.A., providing for an aggregate $25.0 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, whether or not with the same lender, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement
(i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would be permitted by paragraph (c) of the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

     "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the date that is 91 days after the date which is following the Stated Maturity of the New Notes and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

     "Employee Stock Plan" means the NPR Holding Corporation 1997 Phantom Stock Plan under which certain members of the management of NPR, Inc. have received grants of phantom stock units in connection with the acquisition of NPR Holding Corporation, NPR-Navieras Receivables, Inc., NPR, Inc. and NPR S.A., Inc.

     "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

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     "Excluded Person" means, individually or collectively, Thomas J. Holt, Sr., and any of his estates, spouse, heirs, ancestors, lineal descendants, legatees, and legal representatives and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries.

     "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) dividends permitted under the terms of the covenant "Limitation on Restricted Payments" and payable, in form and amount, on a pro rata basis to all holders of common stock of the Company, and (c) transactions solely between the Company and any of its wholly owned Consolidated Subsidiaries or solely among wholly owned Consolidated Subsidiaries of the Company.

     "Existing Indebtedness" means Indebtedness of the Company and the Guarantors (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid or refinanced in accordance with the Indenture.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

     "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for more than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;
(c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional

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amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any person in any other person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock," the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer.

     "Issue Date" means the date of first issuance of the New Notes under the Indenture.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale.

     "Non-Recourse Subsidiary" means a Subsidiary which is a single purpose company, partnership or other legal person formed for the purpose of incurring Permitted Non-Recourse Vessel Indebtedness.

     "Obligation" means any principal, premium or interest payment, or monetary penalty, due by the Company or any Guarantor under the terms of the New Notes or the Indenture, including any liquidated damages due pursuant to the terms of the Registration Rights Agreement.

     "Packer Avenue Proceeding" shall mean that certain outstanding action commenced by Holt Cargo, Holt Hauling & Warehousing System, Inc. and Astro Holding, Inc. (the "Plaintiffs") in the United States District Court for the Eastern District of Pennsylvania against the Delaware River Port Authority (the "DRPA"), the Philadelphia Regional Port Authority (the "PRPA") and the Ports of

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Philadelphia and Camden (together with the DRPA and PPC, the "Defendants"). The
Plaintiffs allege that the Defendants, along with other unnamed co-conspirators, acting under the color of state law, committed predatory acts under a conspiracy designed to injure, harass and appropriate the property of the Plaintiffs. Plaintiffs are seeking damages for Defendants' conduct which constitutes a violation of Plaintiffs' substantive due process, equal protection and procedural due process rights under 41 U.S.C. Section 1983.

     "Permitted Indebtedness" means any of the following:

          a. the Company and the Guarantors may incur up to an aggregate principal amount of Indebtedness evidenced by the New Notes and represented by the Indenture;

          b. the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (a) of this definition or incurred under the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which is outstanding on the Issue Date;

          c. the Company and the Guarantors may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $20.0 million;

          d. the Company may incur Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may incur Indebtedness to any other Subsidiary Guarantor or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the New Notes and the date of any event that causes such Subsidiary Guarantor to no longer be a Subsidiary Guarantor shall be an Incurrence Date; and

          e. any Guarantor may guaranty any Indebtedness of the Company or another Guarantor that was permitted to be incurred pursuant to the Indenture, substantially concurrently with such incurrence or at the time such person becomes a Guarantor.

     "Permitted Investment" means (a) Investments in any of the New Notes; (b) Cash Equivalents; and (c) intercompany notes to the extent permitted under clause (d) of the definition of Permitted Indebtedness.

     "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens securing Indebtedness incurred under the Credit Facility in accordance with clause (c) of the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock"; (c) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen, crew's wages, wages of stevedores, salvage or other like Liens arising by operation of law in the ordinary course of business (including relating to maritime activities); provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or
(ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (e) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of

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the business of the Company or any of its Subsidiaries; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (i) Liens securing the New Notes; (j) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (k) Liens arising from Purchase Money Indebtedness permitted to be incurred under paragraph (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock," provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (l) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any such Subsidiary; (m) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (n) Liens incurred in connection with Permitted Non-Recourse Vessel Indebtedness; and (o) Liens securing Refinancing Indebtedness, incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the New Notes than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property.

     "Permitted Non-Recourse Vessel Indebtedness" means the incurrence by any Non-Recourse Subsidiary of Indebtedness for so long as (a) the liabilities of such Non-Recourse Subsidiary in respect thereof are not directly or indirectly the subject of a guarantee, indemnity or any other form of assurance, undertaking or support from the Company or any Guarantor which would constitute Indebtedness of the Company or the Guarantor, (b) in respect of which the person or persons making such Indebtedness available to such Non-Recourse Subsidiary have no recourse whatsoever to the Company or any Guarantor for the repayment of or payment of any sum relating to such Indebtedness and (c) which such Indebtedness is used for the purpose of refinancing seagoing vessels owned on the Issue Date or financing newly acquired seagoing vessels, any such vessels to be used solely by the Company, a Guarantor or such Non-Recourse Subsidiary.

     "Permitted Tax Distribution" means with respect to each tax year that the Company or a Guarantor (a "Taxpayer") qualifies as an S Corporation under the Internal Revenue Code of 1986 (as amended, or any successor statute), or any similar provision of state or local law, distributions of Tax Amounts (as defined below), provided that prior to any distribution of Tax Amounts a knowledgeable and duly authorized officer of the Taxpayer making such distribution certifies, and counsel reasonably acceptable to the Trustee opines, that such Taxpayer qualifies as an S Corporation for Federal income tax purposes and for the states in respect of which such distributions are being made and that at the time of such distributions, the most recent audited financial statements of the Company covering such Taxpayer provide that such Taxpayer was treated as an S Corporation for Federal income tax purposes for the period of such financial statements.

     "Public Equity Offering" means an underwritten offering of common stock of equity securities of the Company not constituting Disqualified Capital Stock for cash pursuant to an effective registration statement under the Securities Act.

     "Purchase Money Indebtedness" of any person means any Indebtedness of such person to any seller or other person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred within 120 days of such acquisition and is secured only by the assets so financed.

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     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

     "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the New Notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than (i) the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing or (ii) the New Notes, but only in the case of Refinancing Indebtedness described by (C)(ii) below, and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the New Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than (i) the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced or (ii) the Stated Maturity, but only if such final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced falls after the Stated Maturity and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the New Notes than the terms of the Liens securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that (i) a merger of another person with or into the Company or a Subsidiary Guarantor in accordance with the terms of the Indenture shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a Subsidiary Guarantor and (ii) Investments in any Person, so long as immediately upon such Investment such Person becomes a Subsidiary Guarantor, shall not be deemed to be a Restricted Investment.

     "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person (including, without limitation, pursuant to the Employee Stock Plan), (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment

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of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; or (ii) any dividend, distribution or other payment to the Company, or to any of its Subsidiary Guarantors, by the Company or any of its Subsidiaries.

     "Senior Debt" of the Company or any Guarantor means Indebtedness of the Company or such Guarantor arising under the Credit Agreement and without duplication, certain Existing Indebtedness or Indebtedness that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the New Notes or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of the Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, (e) Capitalized Lease Obligations, and (f) any liability for taxes owed or owing by the Company or such Guarantor.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Stated Maturity," when used with respect to any Note, means January 15, 2006.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the New Notes or such Guarantee, as applicable, in any respect or has a stated maturity after the Stated Maturity.

     "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "Tax Amounts" with respect to any year means (a) an amount equal to the higher of (i) the product of (A) the taxable income of the relevant Taxpayer for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage (as defined below), and (ii) the product of (A) the alternative minimum taxable income attributable to such Taxpayer for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage, in either case, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to such Taxpayer solely as a result of the stockholder's investment in such Taxpayer (including without limitation, tax losses, alternative minimum tax credits, other tax credits and carryforwards and carrybacks thereof to the extent such benefit is realized in the year for which the Tax Amount is being determined); provided, however, that in no event shall such Tax Percentage exceed the greater of (1) the highest aggregate applicable statutory marginal rate of Federal, state and local income tax (or, when applicable, alternative minimum tax), to which a corporation doing business in New York City would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm); and
(2) 50%. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods. The term "Tax Percentage" is the highest aggregate applicable statutory marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which an individual shareholder of the Taxpayer could be subject in the relevant year of determination (calculated in good faith by the Taxpayer and certified

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to the Trustee by a nationally recognized tax accounting firm). Distributions of
Tax Amounts may be made from time to time with respect to a tax year based on reasonable estimates, with a reconciliation within 40 days of the earlier of (i) the Taxpayer's filing of the Internal Revenue Service Form 1120S for the applicable taxable year; and (ii) the last date such form is required to be filed (without regard to any extensions). The stockholders of each Taxpayer will enter into a binding agreement with each Taxpayer to reimburse the applicable Taxpayer for certain positive differences between the distributed amount and the Tax Amount, which difference must be paid at the time of such reconciliation.

     "TNX Shareholders Agreement" means the Shareholders Agreement, dated as of November 20, 1997, by and among NPR Holding Corporation, certain members of NPR's senior management and the other entities and individuals signatory thereto.

     "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock." The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. As of the Issue Date, The Riverfront Development Corporation shall be an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Wholly-owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Company or one or more Wholly-owned Subsidiaries of the Company.

BOOK-ENTRY; DELIVERY; FORM AND TRANSFERS

     The Old Notes were offered and sold to "qualified institutional buyers" in reliance on Rule 144A. The Old Notes were issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     The Old Notes are represented by one or more Notes in registered, global form without interest coupons (the "Restricted Global Note"), and, except as set forth below, the New Notes will be represented by one or more Notes in registered, global form without interest coupons (the "Unrestricted Global Note," and together with the Restricted Global Note, the "Global Note"). The Restricted Global Note was, and the Unrestricted Global Note will be, deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "Exchange of Book-Entry Notes for Certificated Notes."

     The Trustee will act as paying agent and registrar.

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REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Holders of the New Notes are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the SEC a registration statement (the "Exchange Offer Registration Statement") on the appropriate form under the Securities Act with respect to the New Notes. The Registration Statement of which this Prospectus forms a part constitutes the Exchange Offer Registration Statement. The Company and the Guarantors further agreed to use their best efforts to have the Exchange Offer Registration Statement declared effective within 180 days of the Issue Date, as well as to use their best efforts to cause the Exchange Offer Registration Statement to be effective continuously, to keep the Exchange Offer open for a period of not less than 30 business days and cause the Exchange Offer to be consummated no later than the 30th business day after it is declared effective by the Commission.

     The Company and the Guarantors agreed that if (i) the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Notes which are Transfer Restricted Securities (as defined below) notifies the Company prior to the 20th business day following the consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer, (b) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds the Notes acquired directly from the Company and the Guarantors or any of their respective affiliates, the Company and the Guarantors will file with the Commission a Shelf Registration Statement to register for public resale the Transfer Restricted Securities held by any such Holder who provides the Company and the Guarantors with certain information for inclusion in the Shelf Registration Statement.

     For the purposes of the Registration Rights Agreement, "Transfer Restricted Securities" means each Old Note until the earliest of the date of which (i) such Old Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such Old Note has been disposed of in accordance with the Shelf Registration Statement, (iii) such Old Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (iv) such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement provides that, in the event that any of the following occur: (i) the Company and the Guarantors fail to file an Exchange Offer Registration Statement with the Commission on or prior to April 21, 1998,
(ii) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to July 20, 1998, (iii) the Exchange Offer is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared effective, (iv) if obligated to file the Shelf Registration Statement, the Company and the Guarantors fail to file the Shelf Registration Statement with the Commission on or prior to the 30th business day after such filing obligation arises, (v) if obligated to file a Shelf Registration Statement, the Shelf Registration Statement is not declared effective on or prior to the 90th day after the obligation to file a Shelf Registration Statement arises or (vi) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities (each, a "Registration Default"), then the Company and the Guarantors agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week, per $1,000 in principal amount of Transfer Restricted Securities. The Company shall not be required to pay

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liquidated damages for more than one Registration Default at any given time.
Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. All accrued Liquidated Damages shall be paid by the Company and the Guarantors to Holders entitled thereto in the same manner as interest payments on the Notes on semi-annual damages payment dates which correspond to interest payment dates for the Notes.

     Holders of Notes to be included in a Shelf Registration Statement will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

DEPOSITARY PROCEDURES

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note and (ii) ownership of such interests in the Global Note will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note).

     Investors in the Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in the Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see
"-- Exchange of Book-Entry Notes for Certificated Notes."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTE WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

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     Payments in respect of the principal of and premium, if any, and interest and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participants's records relating to the beneficial ownership interests in the Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Note for Notes in certificated form, and to distribute such Notes to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing the DTC's operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     The Global Note is exchangeable for definitive Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear a restrictive legend referred, unless the Company determines otherwise in compliance with applicable law.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material U.S. federal income tax consequences associated with the acquisition, ownership and disposition of the Notes applicable to holders of Notes who purchase the Notes upon original issuance. The summary is based upon current laws, regulations, rulings and judicial decisions, all of which are subject to change. The discussion below does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in the context of their specific investment circumstances or certain types of holders subject to special treatment under such laws (for example, financial institutions, tax-exempt organizations and insurance companies). In addition, the discussion does not address any aspect of state, local or foreign taxation and assumes that purchasers of the Notes will hold them as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code.

     For purposes of the discussion, a "U.S. holder" is an individual who is a citizen or resident of the U.S., a corporation, partnership or other entity created under the laws of the U.S. or any political subdivision thereof, or an estate that is subject to U.S. federal income taxation without regard to the source of income or a trust whose administration is subject to the primary supervision of a United States court and which has one or more U.S. Persons who have authority to control substantial decisions of the trust and a "Non-U.S. holder" is any holder who is not a U.S. holder.

     Prospective purchasers of the Notes are urged to consult their tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of the Notes as well as the application of state, local and foreign income and other tax laws.

U.S. HOLDERS

     Except as provided below under "-- Exchange Offer," if a Note is redeemed, sold or otherwise disposed of, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such Note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the Note. Such gain or loss will be capital gain or loss, assuming that the holder has held the Note as a capital asset, and none of the gain is market discount. Capital gain will be long-term if the holder has held the Note for more than eighteen months at the time of disposition.

     A "market discount Note" is a Note that is acquired other than at the original issuance, where the tax basis of the Note to the holder is less than the stated redemption price of the Note at maturity. The excess of such redemption price over the tax basis is the "market discount." In general, upon the disposition of a market discount Note, gain on shall be treated as ordinary income up to the amount of market discount attributable to the holder of the Note. Holders who acquire a Note after original issuance at a discount should consult their tax advisors concerning the recognition of the market discount.

NON-U.S. HOLDERS

  PAYMENTS OF INTEREST

     No withholding of United States federal income tax will be required with respect to payments by the Company of interest on a Note to a Non-U.S. Holder of such Note, provided that (i) the Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, is not a controlled foreign corporation that is related to the Company through stock ownership, a foreign tax-exempt organization or foreign private foundation for United States federal income tax purposes, and (ii) the requirements of section 871(h) or 881(c) of the Code, as set forth below, are satisfied. Notwithstanding the above, a Non-U.S. Holder that is engaged in the conduct of a United States trade or business will be subject to (i) United States federal income tax on interest that is effectively connected with such trade or business and (ii) if the Non-U.S. Holder is a corporation, a United States branch profits tax equal to 30% of its "effectively connected earnings

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and profits" (as adjusted) for the taxable year, unless it qualifies for an exemption from such tax or a lower tax rate under an applicable treaty.

  GAIN ON SALE OF NOTES

     A Non-U.S. Holder generally will not be subject to tax on any capital gains recognized upon the sale, exchange, redemption or other disposition of a Note unless (i) such gain is effectively connected with the conduct of a United States trade or business by the Non-U.S. Holder or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met. In the case of (i) above, the Non-U.S. Holder will be subject to tax on its net income at graduated rates. In the case of (ii) above, the Non-U.S. Holder will be subject to tax at a rate of 30% on any such capital gains to the extent that such capital gains exceed his United States source capital losses.

  FEDERAL ESTATE TAX

     A Note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and that the interest accrued on such Notes was not effectively connected with a United States trade or business.

  OWNER STATEMENT REQUIREMENT

     Sections 871(h) and 881(c) of the Code require that either the beneficial owner of a Note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that holds a Note on behalf of such owner file a statement with the Company or its agent to the effect that the beneficial owner is not a U.S. person in order to avoid withholding of United States federal income tax. Under current regulations, this requirement will be satisfied if the Company or its agent receives (i) a statement (an "Owner's Statement") from the beneficial owner of a Note in which such owner certifies, under penalties of perjury, that such owner is not a U.S. person and provides such owner's name and address, or (ii) a statement from the Financial Institution holding the Note on behalf of the beneficial owner in which the Financial Institution certifies, under penalties of perjury, that it has received the Owner's Statement together with a copy of the Owner's Statement. The beneficial owner must inform the Company or its agent (or, in the case of a statement described in clause (ii) of the immediately preceding sentence, the Financial Institution) within 30 days of any change in information on the Owner's Statement.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under current United States federal income tax law, a 31% "backup" withholding tax is applied to certain payments made to, and to the proceeds of sales before maturity by, certain U.S. persons if such persons (i) fail to furnish their taxpayer identification numbers which, for an individual, would be his or her Social Security Number or (ii) in certain circumstances, fail to certify, under penalties of perjury, that they have both furnished a correct taxpayer identification number and not been notified by the Internal Revenue Service that they are subject to backup withholding for failure to report interest payments. Under current regulations, this backup withholding will not apply to payments made by the Company or a paying agent on a Note if the Owner's Statement is received; provided in each case that the Company or the paying agent, as the case may be, does not have actual knowledge that the payee is a U.S. person.

     Under current regulations, payments of the proceeds of the sale of a Note to or through a foreign office of a "broker" will not be subject to backup withholding but will be subject to information reporting if the broker is a U.S. person, a controlled foreign corporation for United States federal income tax purposes, or a foreign person 50% or more of whose gross income is from a United States trade or business for a specified three-year period unless the broker has in its records documentary

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evidence that the holder of a Note is not a U.S. person and certain conditions are met or the holder of a Note otherwise establishes an exemption. Payment of the proceeds of a sale to or through the United States office of a broker is subject to backup withholding and information reporting unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

     On October 7, 1997, the Treasury Department released new Treasury Regulations governing the backup withholding and information reporting requirements described above. The new regulations would not generally alter the treatment of Non-U.S. Holders who furnish an Owner's Statement to the payor. The new regulations may change certain procedures applicable to the foreign office of a United States broker or foreign brokers with certain types of relationships to the United States. The new regulations generally are effective for payments made after December 31, 1998.

THE EXCHANGE OFFER

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not constitute a significant modification of the terms of the Old Notes and, therefore, such exchange will not constitute an exchange for United States federal income tax purposes. Accordingly, such exchange will have no United States federal income tax consequences to U.S. holders of the Old Notes and the holding period of the New Notes will include the holding period of the Old Notes and the basis of the New Notes will be the same as the basis of the Old Notes immediately before the exchange.

ORIGINAL ISSUE DISCOUNT AND STATED INTEREST

     The Old Notes were issued and the New Notes will be issued without original issue discount. Stated interest on the Old and New Notes will be taxable to a holder as ordinary interest income at the time it is accrued or paid in accordance with such holder's method of accounting for tax purposes.

BOND PREMIUM ON THE NEW NOTES

     If a holder of a New Note purchased the Old Notes for an amount in excess of the amount payable at the maturity date (or a call date, if appropriate) of the Old Notes, the holder may deduct such excess as amortizable bond premium over the aggregate terms of the Old Notes and the New Notes (taking into account earlier call dates, as appropriate), under a yield-to-maturity formula. The deduction is available only if an election is made by the purchaser or is in effect. This election is revocable only with the consent of the Service. The election applies to all obligations owned or subsequently acquired by the holder. The holder's adjusted tax basis in the Old Notes and the New Notes will be reduced to the extent of the deduction of amortizable bond premium. Except as may otherwise be provided in future regulations, under the Code the amortizable bond premium is treated as an offset to interest income on the Old Notes and the New Notes rather than as a separate deduction item.

MARKET DISCOUNT ON THE NEW NOTES

     Tax consequences of a disposition of the New Notes may be affected by the market discount provisions of the Code. These rules generally provide that if a holder acquired the Old Notes (other than in an original issue) at a market discount which equals or exceeds 1/4 of 1% of the stated redemption price of the Old Notes at maturity multiplied by the number of remaining complete years to maturity and thereafter recognizes gain upon a disposition (or makes a gift) of the New Notes, the lesser of (i) such gain (or appreciation, in the case of a gift) or (ii) the portion of the market discount which accrued while the Old or New Notes were held by such holder will be treated as ordinary income at the time of the disposition (or gift). For these purposes, market discount means the excess (if any) of the stated redemption price at maturity over the basis of such Old or New Notes immediately after their acquisition by the holder. A holder of the New Notes may elect to include any market discount (whether accrued under the Old Notes or the New Notes) in income currently rather than upon disposition of the New Notes. This election once made applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the Service.

     A holder of any New Note who acquired the Old Note at a market discount generally will be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry such Old or New Note until the market discount is recognized upon a subsequent disposition of such New Note. Such a deferral is not required, however, if the holder elects to include accrued market discount in income currently.

REDEMPTION OR SALE OF THE NEW NOTES

     Generally, any redemption or sale of the New Notes by a holder should result in taxable gain or loss equal to the difference between the amount of cash and the fair market value of property received (except to the extent that such cash or property received is attributable to accrued, but previously untaxed, interest) and the holder's tax basis in the New Notes. The tax basis of a holder of the New Notes should generally be equal to the price paid for the Old Notes exchanged therefor, plus any accrued market discount on the New Notes (and the Old Notes exchanged therefor) included in the holder's income prior to sale or redemption of the New Notes, or reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the New Notes. Such gain or loss generally would be long-term capital gain or loss if the holding period exceeded one year, except to the extent it constitutes accrued market discount.

     EACH HOLDER OF THE OLD NOTES SHOULD CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that holds Old Notes that were acquired for its own account as a result of market making or other trading activities (other than Old Notes acquired directly from the Company), may exchange Old Notes for New Notes in the Exchange Offer. However, any such broker-dealer may be deemed to be an "underwriter" within the meaning of such term under the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of New Notes received in the Exchange Offer. This prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this Prospectus, as it may be amended or supplemented from time to time. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer who receives New Notes in the Exchange Offer for use in connection with any such sale. The Company will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale of New Notes by broker-dealers may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify Holders (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

     By acceptance of the Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of New Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements herein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby is being passed upon for the Company by Pepper Hamilton LLP.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included herein have been audited by BDO Seidman LLP, independent certified public accountants, as set forth in their report appearing herein, and have been included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of NPR Holding Corporation and Subsidiaries as of January 5, 1997 and November 20, 1997 and for the periods ended December 31, 1995, January 5, 1997 and November 20, 1997 included herein have also been audited by BDO Seidman LLP, independent certified public accountants, as set forth in their report appearing herein, and have been included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             CHANGE OF ACCOUNTANTS

     On October 21, 1997, the Issuer engaged BDO Seidman LLP ("BDO") as NPR's independent public accountants. BDO's engagement was approved by the Issuer's Board of Directors. BDO also serves as independent public accountants to the Company. Pursuant to such engagement, BDO audited NPR's financial statements for the period March 3, 1995 through December 31, 1995, the year ended January 5, 1997 and the period January 6, 1997 to November 20, 1997, which financial statements are included herein. See "Consolidated Financial Statements of NPR Holding Corporation and Subsidiaries." Prior to such engagement, the Company had not consulted with BDO on issues relating to NPR's accounting principles or the type of audit opinion to be issued with respect to NPR's financial statements.

     Deloitte & Touche LLP ("Deloitte") were the prior auditors of NPR, and Deloitte audited the financial statements of NPR for the period from March 3, 1995 through December 31, 1995 and the year ended January 5, 1997. The report of Deloitte on such financial statements, which is not included herein, did not contain an adverse opinion nor a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit by Deloitte for the period from March 3, 1995 through December 31, 1995 and the year ended January 5, 1997, there was no disagreement between NPR and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte, would have caused them to make reference to the matter in their report. Deloitte has not been associated with any financial statements of NPR subsequent to the year ended January 5, 1997. Deloitte's appointment as NPR's independent public accountants was not renewed following the completion of Deloitte's engagement to audit NPR's financial statements described above.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
THE HOLT GROUP, INC. AND SUBSIDIARIES

Report of Independent Accountants...........................   F-2

Consolidated Balance Sheets as of December 31, 1997 and 1998
  and March 31, 1999 (unaudited)............................   F-3

Consolidated Statements of Income for the years ended
  December 31, 1996, 1997
  and 1998 and for the three months ended March 31, 1998 and
  1999 (unaudited)..........................................   F-5

Consolidated Statements of Comprehensive Income (Loss) for
  the years ended December 31, 1996, 1997 and 1998 and for
  the three months ended March 31, 1999 (unaudited).........   F-6

Consolidated Statements of Stockholder's Equity for the
  years ended December 31, 1996, 1997 and 1998 and the three
  months ended March 31, 1999 (unaudited)...................   F-7

Consolidated Statements of Cash Flows for the years ended
  December 31, 1996, 1997
  and 1998 and for the three months ended March 31, 1998 and
  1999 (unaudited)..........................................   F-8

Notes to the Consolidated Financial Statements..............   F-9


NPR HOLDING CORPORATION AND SUBSIDIARIES

Report of Independent Accountants...........................  F-27

Consolidated Balance Sheets as of January 5, 1997 and
  November 20, 1997.........................................  F-28

Consolidated Statements of Operations for the period from
  March 3, 1995 to December 31, 1995, the fifty-three weeks
  ended January 5, 1997 and the period from January 6, 1997
  to November 20, 1997......................................  F-29

Consolidated Statements of Stockholders' Equity (Deficiency)
  for the period from March 3, 1995 to December 31, 1995,
  the fifty-three weeks ended January 5, 1997, and the
  period from January 6, 1997 to November 20, 1997..........  F-30

Consolidated Statements of Cash Flows for the period from
  March 3, 1995 to December 31, 1995, the fifty-three weeks
  ended January 5, 1997 and the period from January 6, 1997
  to November 20, 1997......................................  F-31

Notes to the Consolidated Financial Statements..............  F-32

                       REPORT OF INDEPENDENT ACCOUNTANTS

Stockholder and Directors
The Holt Group, Inc.
Gloucester City, New Jersey

     We have audited the accompanying consolidated balance sheets of The Holt Group, Inc. and subsidiaries ("Holt") as of December 31, 1997 and 1998, and the related consolidated statements of income, comprehensive income (loss), stockholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of Holt's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Holt as of December 31, 1997 and 1998 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
April 13, 1999

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                            DECEMBER 31,
                                                       ----------------------
                                                         1997          1998        MARCH 31, 1999
                                                       --------      --------      --------------
                                                                                    (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS)
Assets
Current assets:
  Cash...........................................      $  8,005      $  4,821         $ 12,291
  Marketable securities..........................        40,156        26,143           31,278
  Receivables
     Trade.......................................        32,610        57,077           56,365
     Tenants.....................................        37,076        40,296           48,423
     Other.......................................        17,390        13,669           14,187
  Fuel and supplies..............................         2,201         2,338            2,209
  Prepaid expenses...............................         2,960         3,428           13,142
  Other current assets...........................           189         3,540              166
                                                       --------      --------         --------
     Total current assets........................       140,587       151,312          178,061
                                                       --------      --------         --------
Property, plant and equipment, net of accumulated
  depreciation and amortization..................       194,427       195,265          193,643
                                                       --------      --------         --------
Other assets
  Receivables, other.............................        11,288        29,032           24,591
  Investments....................................         2,925         2,925            2,925
  Unamortized financing costs....................         4,192         3,616            3,537
  Capitalized overhaul costs, net of
     amortization................................            --        19,333           17,468
  Other..........................................         7,697         9,344            9,916
  Receivables from non-consolidated affiliates...        21,262        25,403           23,059
                                                       --------      --------         --------
     Total other assets..........................        47,364        89,653           81,496
                                                       --------      --------         --------
                                                       $382,378      $436,230         $453,200
                                                       ========      ========         ========


        See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                                                            DECEMBER 31,
                                                       ----------------------
                                                         1997          1998        MARCH 31, 1999
                                                       --------      --------      --------------
                                                                                    (UNAUDITED)
                                                                 (DOLLARS IN THOUSANDS)
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Revolving credit facility......................      $  8,500      $ 37,000         $ 42,500
  Note payable, bank.............................         9,166         9,036           26,113
  Current maturities of long-term debt
     Notes payable, banks........................         1,012         1,779            1,740
     Other.......................................         3,089         3,211            3,519
  Accounts payable...............................        42,544        55,676           34,148
  Payroll taxes payable..........................         4,235         4,433            5,471
  Accrued expenses...............................        17,964        30,040           43,903
  Payments in excess of billings.................         3,355         3,353            3,920
                                                       --------      --------         --------
     Total current liabilities...................        89,865       144,528          161,314
                                                       --------      --------         --------
Long-term debt, net of current maturities
  Notes payable, banks...........................         1,864         1,164            1,050
  Notes payable, other...........................       189,802       205,624          205,310
                                                       --------      --------         --------
     Total long-term debt, net of current
        maturities...............................       191,666       206,788          206,360
                                                       --------      --------         --------
Payables to non-consolidated affiliates..........        12,190        13,979            9,938
                                                       --------      --------         --------
Other long term liabilities......................        15,928        11,108           10,844
                                                       --------      --------         --------
Commitments and contingencies
Stockholder's equity:
  Common stock, par value $.01, authorized 1,000
     shares, issued and outstanding 100 shares...            --            --               --
  Additional paid-in capital.....................           631         1,131            1,131
  Retained earnings..............................        55,147        60,685           69,593
  Accumulated other comprehensive income
     (loss)......................................        16,951        (1,989)          (5,980)
                                                       --------      --------         --------
Total stockholder's equity.......................        72,729        59,827           64,744
                                                       --------      --------         --------
                                                       $382,378      $436,230         $453,200
                                                       ========      ========         ========


        See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME


                                                                        FOR THE THREE MONTHS
                                           YEAR ENDED DECEMBER 31,         ENDED MARCH 31,
                                        -----------------------------   ---------------------
                                         1996       1997       1998       1998        1999
                                        -------   --------   --------   ---------   ---------
                                                                             (UNAUDITED)
                                                       (DOLLARS IN THOUSANDS)
Revenues
  Operating...........................  $57,803   $ 92,326   $328,586    $83,739     $78,798
  Rental income.......................   14,995     24,007     30,423      8,836      11,069
  Other...............................      269      2,610     11,426      3,190       5,456
  Revenue from non-consolidated
     affiliates.......................        9         55         41         --           5
                                        -------   --------   --------    -------     -------
        Total revenues................   73,076    118,998    370,476     95,765      95,328
                                        -------   --------   --------    -------     -------
Operating expenses
  Terminal............................   24,125     30,431    103,960     23,033      17,299
  General and administrative..........    8,865     26,112     55,517     14,430      15,199
  Equipment maintenance...............   10,720     15,796     50,228     16,766      17,192
  Insurance and safety................    4,797      2,998      6,493        838       1,577
  Vessel..............................       --      5,815     45,761     10,873       9,659
  Transportation......................    2,917      9,346     58,048     14,798      14,582
  Depreciation and amortization.......    4,025      8,652     16,598      4,524       4,958
  Operating taxes and licenses........      165        227        552         30         105
  Losses on investment in joint
     venture..........................       --         --      9,016         --          --
  Charges from non-consolidated
     affiliates.......................    1,703      1,207        741        210         109
                                        -------   --------   --------    -------     -------
        Total operating expenses......   57,317    100,584    346,914     85,502      80,680
                                        -------   --------   --------    -------     -------
Income from operations................   15,759     18,414     23,562     10,263      14,648
Interest expense, net.................    8,154      9,211     18,780      4,778       5,323
Other income
  Gain on sale of property and
     equipment........................      694          7         72         --          --
  Dividends received..................       --      1,595      5,799         --          --
  Realized foreign exchange loss......       --        (50)       (94)         3         (12)
                                        -------   --------   --------    -------     -------
        Total other income............      694      1,552      5,777          3         (12)
                                        -------   --------   --------    -------     -------
Net income............................  $ 8,299   $ 10,755   $ 10,559    $ 5,488     $ 9,313
                                        =======   ========   ========    =======     =======


        See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)


                                                                         FOR THE THREE MONTHS
                                           YEAR ENDED DECEMBER 31,          ENDED MARCH 31,
                                        ------------------------------   ---------------------
                                         1996       1997        1998       1998        1999
                                        ------   ----------   --------   ---------   ---------
                                                                              (UNAUDITED)
                                                       (DOLLARS IN THOUSANDS)
Net income............................  $8,299   $   10,755   $ 10,559    $ 5,488     $ 9,313
Other comprehensive income (loss):
  Foreign exchange translation
     adjustments......................      --          316        275        261         178
  Changes in market value on
     marketable securities............      --       16,635    (19,215)    (2,731)     (4,169)
                                        ------   ----------   --------    -------     -------
     Total other comprehensive income
        (loss)........................      --       16,951    (18,940)    (2,470)     (3,991)
                                        ------   ----------   --------    -------     -------
Total other comprehensive income
  (loss)..............................  $8,299   $   27,706   $ (8,381)   $ 3,018     $ 5,322
                                        ======   ==========   ========    =======     =======


        See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

             AND THE THREE MONTHS ENDED MARCH 31, 1999 (UNAUDITED)



                                    COMMON                                       ACCUMULATED
                                     STOCK     COMMON   ADDITIONAL                  OTHER           TOTAL
                                   NUMBER OF   STOCK     PAID-IN     RETAINED   COMPREHENSIVE   STOCKHOLDER'S
                                    SHARES     AMOUNT    CAPITAL     EARNINGS      INCOME          EQUITY
                                   ---------   ------   ----------   --------   -------------   -------------
                                                             (DOLLARS IN THOUSANDS)
Balance, January 1, 1996.........     100       $ --     $   631     $43,542       $    --         $44,173
Net income.......................                 --          --       8,299            --           8,299
Dividends paid...................                 --          --      (2,968)           --          (2,968)
                                      ---       ----     -------     -------       -------         -------

Balance, December 31, 1996.......     100         --         631      48,873            --          49,504
Net income.......................                 --          --      10,755            --          10,755
Foreign exchange adjustments.....                 --          --          --           316             316
Change in market value on
  marketable securities..........                 --          --          --        16,635          16,635
Dividends paid...................                 --          --      (4,481)           --          (4,481)
                                      ---       ----     -------     -------       -------         -------
Balance, December 31, 1997.......     100         --         631      55,147        16,951          72,729
Net income.......................                 --          --      10,559            --          10,559
Gain on sale of equipment to
  company owned by relatives of
  Holt's stockholder.............                 --         500          --            --             500
Foreign exchange adjustments.....                 --          --          --           275             275
Change in market value on
  marketable securities..........                 --          --          --       (19,215)        (19,215)
Dividends paid...................                 --          --      (5,021)           --          (5,021)
                                      ---       ----     -------     -------       -------         -------
Balance, December 31, 1998.......     100         --       1,131      60,685        (1,989)         59,827
Net income from January 1, 1999
  to March 31, 1999
  (unaudited)....................                 --          --       9,313            --           9,313
Foreign exchange adjustments
  (unaudited)....................                 --          --          --           178             178
Change in market value on
  marketable securities
  (unaudited)....................                 --          --          --        (4,169)         (4,169)
Dividends paid...................                 --          --        (405)           --            (405)
                                      ---       ----     -------     -------       -------         -------
Balance, March 31, 1999
  (unaudited)....................     100       $ --     $ 1,131     $69,593       $(5,980)        $64,744
                                      ===       ====     =======     =======       =======         =======


        See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                              THREE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,           MARCH 31,
                                                              -----------------------------   -------------------
                                                               1996       1997       1998       1998       1999
                                                              -------   --------   --------   ---------   -------
                                                                                                    (UNAUDITED)
                                                                                (DOLLARS IN THOUSANDS)
Cash flows from operating activities
  Net income................................................  $ 8,299   $ 10,755   $ 10,559   $   5,488   $ 9,313
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities
    Depreciation and amortization...........................    4,025      8,652     16,598       4,524     4,958
    (Gain) on sale of property and equipment................     (694)        (7)       (72)         (3)       --
    Provision for doubtful accounts.........................       --         --       (415)       (181)   (1,222)
  Changes in assets and liabilities
    (Increase) decrease in assets
    Trade receivables.......................................    3,858     20,705    (24,052)     (9,053)    1,936
    Tenants receivables.....................................   (5,173)   (22,809)    (3,220)     21,246    (8,127)
    Fuel and Supplies.......................................       --        (68)      (137)        158       129
    Prepaid expenses........................................      367     (2,779)      (468)     (1,247)   (9,714)
    Other current assets....................................    4,932      5,461     (3,351)          2     3,374
    Other assets............................................      285      1,939       (516)        (91)     (595)
    Increase (decrease) in liabilities
    Accounts payable........................................      816        374     13,132      (6,547)    1,021
    Payroll taxes payable...................................      (98)       765        198      (1,314)    1,038
    Accrued expenses........................................      588      2,034     12,076      (5,650)   (8,687)
    Payments in excess of billings..........................       --       (426)        (2)       (217)      567
    Other non-current liabilities...........................       --        (63)    (4,820)        (76)     (265)
                                                              -------   --------   --------   ---------   -------
Net cash (used in) provided by operating activities.........   17,205     24,533     15,510       7,039    (6,274)
                                                              -------   --------   --------   ---------   -------
Cash flows from investing activities
  Payment for NPR acquisition net of cash acquired..........       --    (67,105)        --          --        --
  Proceeds from sale of property and equipment..............      675          7      4,580       4,505        --
  Purchases of marketable securities........................       --    (23,521)    (4,927)         --    (9,303)
  Purchases and construction of property, plant and
    equipment...............................................   (6,936)    (9,674)   (19,058)     (4,735)   (1,064)
  Capitalized overhaul costs................................       --         --    (20,831)         --      (306)
  Decrease (increase) in other receivables..................   (1,397)    10,911    (14,023)    (18,999)    3,923
  Decrease (increase) in receivables from non-consolidated
    affiliates..............................................   (7,751)      (149)    (4,141)     (1,921)    2,344
  Decrease (increase) in payables to non-consolidated
    affiliates..............................................     (956)     1,917      1,790       3,598    (4,041)
  Increase in goodwill......................................       --         --     (1,222)     (1,222)       --
                                                              -------   --------   --------   ---------   -------
Net cash (used in) investing activities.....................  (16,365)   (87,614)   (57,832)    (18,774)   (8,447)
                                                              -------   --------   --------   ---------   -------
Cash flows from financing activities
  Redemption of preferred stock.............................       --       (740)        --          --        --
  Financing cost incurred...................................     (495)    (3,994)      (721)         --        --
  Net proceeds of (payments on) term notes..................       --    (33,940)   (28,500)     (8,500)   22,577
  Proceeds of long-term debt................................   10,986    166,387    144,585     140,000       781
  Payments on long-term debt................................   (8,941)   (55,314)   (71,705)   (126,289)     (762)
  Contribution of Capital...................................       --         --        500         500        --
  Dividends paid............................................   (2,969)    (4,481)    (5,021)         --      (405)
                                                              -------   --------   --------   ---------   -------
Net cash (used in) provided by financing activities.........   (1,419)    67,918     39,138       5,711    22,191
                                                              -------   --------   --------   ---------   -------
Net increase (decrease) in cash.............................     (579)     4,837     (3,184)     (6,024)    7,470
Cash, at beginning of year..................................    1,821      3,168      8,005       8,005     4,821
                                                              -------   --------   --------   ---------   -------
Cash, at end of year........................................  $ 1,242   $  8,005   $  4,821   $    1981   $12,291
                                                              =======   ========   ========   =========   =======
Supplemental disclosure of cash flow information
  Cash paid during the year for interest, net of amounts
    capitalized.............................................  $ 8,247   $  8,128   $ 16,374   $   3,820   $ 9,610
                                                              =======   ========   ========   =========   =======
Non-cash investing and financing activities
  Change in market value of marketable securities...........       --   $ 16,635   $(19,215)  $  (2,732)  $(4,169)
  Unrealized foreign exchange gain..........................       --        316        275         261       178
  Gain on sale of property and equipment to company owned by
    relatives of Holt's stockholder.........................       --         --        500         500        --
Acquisition of NPR Holding Corporation
  Fair market value of assets acquired......................  $    --   $179,709         --          --        --
  Liabilities assumed.......................................       --    110,679         --          --        --
                                                              -------   --------   --------   ---------   -------
  Cash paid.................................................  $    --   $ 69,030   $     --   $      --   $    --
                                                              =======   ========   ========   =========   =======


        See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     The Holt Group, Inc. and its subsidiaries (collectively referred to as "Holt") are engaged in stevedoring, trucking, warehousing and distribution services; rental of real estate and equipment in the Delaware Valley area, and operate and charter vessels.

BASIS OF PRESENTATION

     During October 1997, Holt Hauling and Warehousing System, Inc., Holt Cargo Systems, Inc., The Riverfront Development Corporation, Murphy Marine Services, Inc. and subsidiary (Wilmington Stevedores, Inc.), collectively, the Holt Subsidiaries, reorganized their operations. In order to effectuate the reorganization, on October 31, 1997, the Holt Subsidiaries sole stockholder contributed 100% of the common stock of the Holt Subsidiaries to The Holt Group, Inc., which is 100% owned by the same stockholder. Holt's wholly-owned subsidiaries are included in the accompanying consolidated financial statements. This reorganization has been reflected retroactively for all periods presented.


PRINCIPLES OF COMBINATION AND BASIS OF PRESENTATION

     The consolidated financial statements include Holt's wholly owned subsidiaries, Holt Hauling and Warehousing Systems, Inc. (HHW), Holt Cargo Systems, Inc. (HCS), Murphy Marine Services, Inc. (MMS), NPR Holding Corporation
(NPR), The Riverfront Development Corporation (RFD), San Juan International Terminals, Inc. (SAN) and SJIT, Inc. (SJIT).

     All significant intercompany transactions and balances have been eliminated.

CASH AND CASH EQUIVALENTS

     Holt considers highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

MARKETABLE SECURITIES

     Holt classifies its marketable equity securities as available-for-sale. Available-for-sale securities are carried at fair market value, with unrealized gains and losses reported as a component of stockholder's equity.

PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION AND AMORTIZATION

     Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from five to fifty years. Costs of construction in progress are segregated from other property accounts until construction is completed, at which time depreciation charges commence. Maintenance and repair costs are charged to operations as incurred, and major renewals and betterments are capitalized. Leasehold improvements are amortized over the life of the related assets.

OVERHAUL COSTS

     Costs incurred while a vessel is in drydock to satisfy the requirements of various periodic regulatory inspections are capitalized and amortized over the expected benefit period of approximately two to three years.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

VALUATION OF LONG-LIVED ASSETS

     When events and circumstances warrant, the carrying value of long-lived assets to be held and used is evaluated. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Holt believes that no material impairment existed at December 31, 1998.

INTEREST ON CONSTRUCTION

     Interest attributable to construction is capitalized into the cost of each project on a pro rata basis. Interest capitalized in 1996, 1997 and 1998 was $394, $650 and $1,106 respectively.

REVENUE RECOGNITION

     Stevedoring, trucking and distribution services revenue is recognized when services are provided to customers. Rental revenue is recognized over the term of each lease. Ocean revenue is recognized based on relative transit time (amount of days at sea) in each reporting period and related vessel operating expenses are recognized as incurred.

AMORTIZATION OF FINANCING COSTS

     Financing costs are amortized using the straight-line method over the terms of the respective bond issues.

INCOME TAXES

     Separate federal and state income tax returns are filed by the corporations comprising Holt, some of which are subchapter S corporations. As provided by the Internal Revenue Code, income of subchapter S corporations is reportable by the stockholders on their individual tax returns. Accordingly, no provision for federal or state income taxes has been reflected in the accompanying financial statements for the subchapter S corporations, which earned substantially all of the consolidated income for each year.

     Deferred income taxes which would apply only to non-subchapter S corporations are insignificant.

     Effective January 1, 1998, all of Holt's wholly owned subsidiaries file a consolidated federal return and, for certain state income taxes, subchapter S corporation tax returns as provided by the Internal Revenue Code.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

RECLASSIFICATIONS

     Certain amounts in the December 31, 1997 financial statements have been reclassified to conform to the December 31, 1998 presentation.



INTERIM DATA

     The accompanying unaudited consolidated balance sheets as of March 31, 1999 and 1998 and the unaudited consolidated statements of income, comprehensive income, stockholder's equity, and cash flows for the periods then ended include all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for the fair presentation of the financial position, results of operations and cash flows. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year.


RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
133). This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign currency denominated forecasted transaction.

     SFAS No. 133 amends SFAS No. 52 "Foreign Currency Translation" to permit special accounting for a hedge of a foreign currency forecasted transaction with a derivative. It supersedes SFAS No. 80 "Accounting for Futures Contracts, Risk and Financial Instruments with Concentrations of Credit Risk" and No. 119 "Disclosure and Derivative Financial Instruments and Fair Value of Financial Instruments." Such statement also amends SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" to include in SFAS No. 107 the disclosure provisions about concentrations of credit risk from SFAS No. 105. SFAS No. 133 also nullifies or modifies the consensus reached on a number of issues addressed by the Emerging Issues Task Force.

     SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Initial application of this statement should be as of the beginning of an entity's fiscal quarter following June 15, 1999. On that date, hedging relationships must be designated anew and documented pursuant to the provisions of this statement. Earlier application of all of the provisions of this statement is encouraged, but it is permitted only as of the beginning of any fiscal quarter that begins after issuance of this Statement. This statement should not be applied retroactively to financial statements of prior periods. Holt does not expect the impact of SFAS No. 133 to have a material effect on its Financial Reporting.

2.  ACQUISITION OF NPR HOLDING CORPORATION

     On November 20, 1997, Holt acquired 100% of the outstanding common stock of NPR Holding Corporation ("NPR") in exchange for $44.0 million cash and $25.0 million in notes to the selling stockholders. The operating plans for the combined business had a material impact on Holt and its

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)


2.  ACQUISITION OF NPR HOLDING CORPORATION -- (CONTINUED)

operations and financial condition and required the integration and the implementation of operating, finance and management systems and controls between Holt and NPR. This transaction was accounted for as a purchase and Holt's consolidated statements of income includes NPR's operations for the 45 days ended December 31, 1997 and for the year ended December 31, 1998.

     As part of the transaction, Holt repaid $39.7 million of existing debt obligations of NPR. Also, Holt entered into five-year employment agreements with certain members of NPR management and granted these employees "Phantom Stock Units" representing the right to receive the value of up to 10% of the common stock of NPR outstanding on November 20, 1997 (computed on a fully diluted basis as if the Phantom Stock Units were outstanding shares of NPR common stock), based on the achievement of specified performance goals, none of which were earned as of December 31, 1998.

     In connection with this acquisition, Holt also entered into a sale/leaseback agreement with a related party whereby certain equipment with a net book value of $35 million was sold for $24 million cash and a $11 million note receivable. The note receivable which was outstanding at December 31, 1997 was paid in full during November 1998. No gain or loss was recognized as the sales price was equal to the net carrying value of the equipment. The agreement provides for monthly rental payments of $738 for 60 months which are included in related party leases (see Note 8). Holt has the option to terminate the lease at the end of 48 months by returning the equipment and paying a termination fee of $2.8 million.

     Holt relocated NPR's U.S. northeastern port of call from Elizabeth, New Jersey to Philadelphia, Pennsylvania, a move designed to consolidate operations. Holt does not believe that the relocation will trigger a multiemployer plan withdrawal liability, which is estimated to be $17.1 million, plus interest (which, if triggered, would be payable over an eight-year period). However, there can be no assurance that the liability, or a portion thereof, will not become payable in the future.

3.  MARKETABLE SECURITIES AVAILABLE FOR SALE

     In April 1997, Holt purchased 1,096 shares (subsequently converted into 2,192 shares as a result of a 2-for-1 stock split) of common stock, representing 16.9% of the outstanding shares of Altantic Container Line AB (ACL), a publicly traded foreign corporation, at a cost of $23.5 million for cash and a $8.5 million note payable to a foreign bank. The note is due in December 1999 and bears interest at the London Inter-Bank Offered Rate (LIBOR) plus 2.25%.

     During June 1998, Holt purchased options to buy approximately 1.5 million shares (11.1%) of ACL stock at a cost of $5.2 million. These options were scheduled to expire in March of 1999. Prior to the expiration dates of these options, Holt entered into new option agreements for the 1.5 million shares and paid approximately $9.3 million for the new options, which are now scheduled to expire on December 1, 1999.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

3.  MARKETABLE SECURITIES AVAILABLE FOR SALE -- (CONTINUED)

     Marketable securities available-for-sale and other cost investments were as follows:

                                                           DECEMBER 31,
                                  ---------------------------------------------------------------
                                               1998                             1997
                                  ------------------------------   ------------------------------
                                            UNREALIZED                       UNREALIZED
                                             HOLDING                          HOLDING
                                              GAINS                            GAINS
                                   COST      (LOSSES)     TOTAL     COST      (LOSSES)     TOTAL
                                  -------   ----------   -------   -------   ----------   -------
Stock, ACL......................  $23,509     $ 2,069    $25,578   $23,509     $16,635    $40,144
Options, ACL....................    5,201      (4,649)       552        --          --         --
Other...........................       13          --         13        12          --         12
                                  -------     -------    -------   -------     -------    -------
                                  $28,723     $(2,580)   $26,143   $23,521     $16,635    $40,156
                                  =======     =======    =======   =======     =======    =======

     Dividends declared for the years ended December 31, 1997 and 1998 were $1,595 and $5,799 and are included other income in the accompanying Statements of Income.

     It is Holt's intent to dividend to Holt's sole stockholder the ACL shares and options it owns subject to all indebtedness related to the shares and options and also subject to receiving all necessary governmental and third party consents for ultimate distribution. As of March 31, 1999, such indebtedness amounted to $24.4 million, of which $9.0 million was payable to a bank and $15.4 million was payable to other subsidiaries of Holt. In conjunction with the distribution, Holt's sole shareholder shall assume such indebtedness and agree to pay the portion payable to Holt ($15.4 million) prior to December 31, 1999. In the event the dividend is not declared, Holt intends to otherwise liquidate the ACL stock and options.

4.  INVESTMENTS

  Technology Company

     The investment is in a shipping company which intends to use patented technology in the design and construction of ocean going vessels. The investment is stated at its cost of $2,925 and is included in "Investment" in the accompanying balance sheet.

  TNX Joint Venture

     Holt owns a 40% interest in a joint venture which provides cargo and transportation services between numerous ports in the United States, San Juan and certain ports in South America, which is accounted for under the equity method.

     The joint venture required a capital contribution of $500, which approximated Holt's share of operating losses as of and for the period ended November 20, 1997, the date of Holt's acquisition of NPR (see Note 1).

     As a result of operating losses incurred during 1998, Holt wound down the operations of the TNX joint venture (TNX). Holt terminated all of its vessel sharing, slot charter and other agreements with other shipping companies and completed its last voyage during November 1998.

     During 1998, Holt advanced $9 million to TNX for working capital. As a result of the losses from TNX operations and the winding down of operations, Holt fully reserved these advances at December 31, 1998. Holt does not anticipate making any further advances to the joint venture in 1999.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)


5.  PROPERTY, PLANT AND EQUIPMENT

                                                               DECEMBER 31,
                                         ---------------------------------------------------------
                                                    1997                          1998
                                         ---------------------------   ---------------------------
                          ESTIMATED                   ACCUMULATED                   ACCUMULATED
                            USEFUL                  DEPRECIATION AND              DEPRECIATION AND
                             LIFE          COST       AMORTIZATION       COST       AMORTIZATION
                        --------------   --------   ----------------   --------   ----------------
Land.................         --         $ 15,905       $    --        $ 15,905       $    --
Buildings............   15 to 50 years     29,692         9,206          30,236         9,985
Improvements.........    5 to 50 years     10,046         4,394          12,750         4,780
Equipment............    5 to 20 years     43,695        23,109          56,233        33,347
Vessels..............   11 to 14 years     94,104           805          97,300         8,114
Piers................   40 to 50 years     34,851        10,054          34,851        10,913
Construction in
  progress...........         --           13,702            --          15,129            --
                        --------------   --------       -------        --------       -------
                                         $241,995       $47,568        $262,404       $67,139
                                         ========       =======        ========       =======

     Construction in progress at December 31, 1997 and 1998 consists of $4.8 million of undeveloped land, ongoing construction of certain buildings and various crane improvements.

     There were no material commitments with respect to construction in progress at December 31, 1997 and 1998.


6.  THE REVOLVING CREDIT FACILITY AND LONG-TERM DEBT

                                                               DECEMBER 31,
                                                          ----------------------
                                                            1997          1998
                                                          --------      --------
Revolving Credit Facility..............................   $  8,500      $ 37,000
Notes payable, banks...................................     12,042        11,979
Senior unsecured notes.................................         --       140,000
Subordinated unsecured sellers notes...................     25,000            --
Senior unsecured increasing rate notes.................    100,000            --
Bonds payable
  1997 Fixed Rate Series K.............................     27,250        27,250
  1992 Fixed Rate Series G.............................     10,000        10,000
  1992 Fixed Rate Series H.............................      9,000         9,000
  1992 Fixed Rate Series J.............................      5,000         5,000
Construction mortgage payable..........................      4,989         4,896
Equipment financing....................................     11,652        12,689
                                                          --------      --------
                                                           213,433       257,814
Less current maturities
  Revolving Credit Facility............................      8,500        37,000
  Notes payable, banks.................................     10,178        10,815
  Equipment and construction notes payable.............      3,089         3,211
                                                          --------      --------
                                                          $191,666      $206,788
                                                          ========      ========

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)



6.  THE REVOLVING CREDIT FACILITY AND LONG-TERM DEBT -- (CONTINUED)


     As of December 31, 1998, maturities of the Revolving Credit Facility and long-term debt over the next five years are due as follows:

YEAR ENDING DECEMBER 31,
------------------------
1999.......................................   $51,026
2000.......................................     3,112
2001.......................................     2,710
2002.......................................     2,763
2003.......................................     1,812

     Substantially all property, plant and equipment are pledged as collateral for long-term debt.

     The bond indentures and loan agreements provide for certain covenants regarding working capital, net worth, dividend distributions and other financial matters. At December 31, 1997 and 1998, Holt was in compliance with the terms of the loan covenants.

  NOTES PAYABLE, BANKS

     At December 31, 1997 and 1998, notes payable, banks, consist of the following term notes:



                                                                  DECEMBER 31,
                                                              --------------------
                                                               1997         1998
                                                              -------      -------
Revolving credit facility due in October 1999 with
  interest payable monthly at 8.5%, secured by the
  vessels...............................................      $ 8,500      $37,000
Term loan due December 1999 with interest payable
  monthly at LIBOR (7.425% at December 31, 1998) plus
  2.25%, secured by investments in marketable
  securities............................................        9,166        9,036
Payable in monthly installments of $19 plus interest at
  1.25% over prime. The final payment of $1,186 is due
  in December 1999......................................        1,653        1,419
Payable in monthly installments of $28 plus interest at
  prime.................................................          528          750
Payable in monthly installments of $33 plus interest at
  1% over prime.........................................          195           --
Payable in monthly installments of $16 plus interest at
  prime.................................................          500          750
Payable in monthly installments of $.5 including
  interest at 11%.......................................           --           24
                                                              -------      -------
                                                              $20,542      $48,979
                                                              =======      =======

     The prime rate noted in certain loan agreements at December 31, 1997 and 1998 was 8.5% and 7.75% respectively.

SENIOR NOTES

     Senior Notes of $140,000 are due in January 2006. The notes bear interest at 9.75% with interest payable semiannually.

SUBORDINATED UNSECURED SELLERS NOTES

     The Subordinated Unsecured Sellers Notes of $25,000 plus accrued interest were due December 1998. The notes bear interest at 12.5%. The Subordinated Unsecured Sellers Notes were refinanced in connection with the issuance of the Senior Notes and, accordingly, have been classified as long-term debt in the accompanying balance sheet at December 31, 1997.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

6.  THE REVOLVING CREDIT FACILITY AND LONG-TERM DEBT -- (CONTINUED)

SENIOR UNSECURED INCREASING RATE NOTES

     The Senior Unsecured Increasing Rate Notes of $100,000 plus accrued interest were due December 1998. The Senior Unsecured Increasing Rate Notes bear interest at prime plus 2%. The Senior Unsecured Increasing Rate Notes were refinanced in connection with the issuance of the Senior Notes and, accordingly, have been classified as long-term debt in the accompanying balance sheet at December 31, 1997.

  BONDS PAYABLE

     1997 Fixed Rate Series K

     The bonds mature March 1, 2027 and bear interest at an effective rate of 7.8%, payable semi-annually. These bonds redeemed and replaced the 1986 fixed rate series D and E bonds.

     1992 Fixed Rate Series G

     The bonds mature at various dates through December 15, 2015, and bear interest at 8.4%, payable semi-annually. The bond indenture requires annual principal payments into a sinking fund beginning December 15, 2006 through 2015.

     1992 Fixed Rate Series H

     The bonds mature at various dates through December 15, 2017, and bear interest at 8.6%, payable semi-annually. The bond indenture requires annual principal payments into a sinking fund beginning December 15, 2008 through 2017.

     1992 Fixed Rate Series J

     The bonds mature at various dates through November 1, 2023, and bear interest at 8.5%, payable semi-annually. The bond indenture requires annual principal payments into a sinking fund beginning November 1, 2004 through 2023.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                             (DOLLARS IN THOUSANDS)

6.  THE REVOLVING CREDIT FACILITY AND LONG-TERM DEBT -- (CONTINUED)

  CONSTRUCTION MORTGAGE PAYABLE

     The mortgage is payable in monthly installments of $33 including interest at 6% beginning April 1997; final payment of $2,952 including interest, is due in March, 2012.

  EQUIPMENT FINANCING

     The equipment obligations are payable in monthly installments aggregating $217 plus interest. Interest rates at December 31, 1997 and December 31, 1998 ranged from 7.55% to 11.55%.

  OTHER LONG TERM LIABILITIES

     At December 31, 1997, and 1998, other long-term liabilities are as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                               1997         1998
                                                              -------      -------
Deferred rental payments................................      $   267      $   622
Reserves for insurance deductible.......................        1,015          507
Reserve for asbestos claims.............................        1,877        1,046
Reserve for post retirement benefits, net of current
  portions of $-0- and $637 for 1997 and 1998,
  respectively..........................................        9,228        8,419
Reserve for post employment benefits....................          714          514
Accrued closing costs -- non-current maturities.........        2,517           --
Other deferred payments.................................          310           --
                                                              -------      -------
                                                              $15,928      $11,108
                                                              =======      =======

7.  EMPLOYEE BENEFIT PLANS

     In connection with the acquisition described in Note 2, Holt assumed and continued all the NPR employee benefit plans.

  Pension and Postretirement Benefits Plans

     Substantially all nonunion employees of NPR are covered under a noncontributory defined benefit retirement plan. In addition, Holt has an unfunded plan to provide postretirement health care and life insurance benefits to certain NPR employees who retire with a minimum of 10 years of service. These benefits are accrued over the period the employee provides services to Holt.

     Holt amended the plan effective January 31, 1998 freezing the accrued benefit as of that date. This amendment eliminated for all employees the accrual of benefits for future service.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

7.  EMPLOYEE BENEFIT PLANS -- (CONTINUED)

     The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of assets for the period ended December 31, 1997 and for the year ended December 31, 1998, and a statement of the funded status as of December 31, 1997 and 1998:


                                                                   DECEMBER 31,
                                                     -----------------------------------------
                                                            1997                  1998
                                                     -------------------   -------------------
                                                     PENSION     OTHER     PENSION     OTHER
                                                     BENEFITS   BENEFITS   BENEFITS   BENEFITS
                                                     --------   --------   --------   --------
Reconciliation of benefit obligation
Benefit obligation at beginning of year/period.....  $45,215     $7,623    $45,293     $7,624
Service cost.......................................      118         12        129        125
Interest cost......................................      294         46      3,186        545
Participant contributions..........................       --          4         --         45
Acturial (gain) loss...............................      (79)       (14)     3,074        581
Benefits paid......................................     (255)       (47)    (3,143)      (854)
                                                     -------     ------    -------     ------
Benefit obligation at December 31..................  $45,293     $7,624    $48,539     $8,066
                                                     =======     ======    =======     ======



                                                                   DECEMBER 31,
                                                     -----------------------------------------
                                                            1997                  1998
                                                     -------------------   -------------------
                                                     PENSION     OTHER     PENSION     OTHER
                                                     BENEFITS   BENEFITS   BENEFITS   BENEFITS
                                                     --------   --------   --------   --------
Reconciliation of fair value of plan assets
Fair value of plan assets at beginning of
  year/period......................................  $47,846     $   --    $48,246     $   --
Actual return on plan assets.......................      655         --      4,291         --
Employer contributions.............................       --         43      1,028        809
Participant contributions..........................       --          4         --         45
Benefit payments...................................     (255)       (47)    (3,144)      (854)
                                                     -------     ------    -------     ------
Fair value of plan assets at December 31...........  $48,246     $   --    $50,421     $   --
                                                     =======     ======    =======     ======



                                                                 DECEMBER 31,
                                                   -----------------------------------------
                                                          1997                  1998
                                                   -------------------   -------------------
                                                   PENSION     OTHER     PENSION     OTHER
                                                   BENEFITS   BENEFITS   BENEFITS   BENEFITS
                                                   --------   --------   --------   --------
Funded status
Funded status at December 31.....................  $ 2,953    $(7,624)   $ 1,882    $(8,066)
Unrecognized (gain) loss.........................       --     (1,604)     2,592       (990)
                                                   -------    -------    -------    -------
Prepaid (accrued) benefit cost...................  $ 2,953    $(9,228)   $ 4,474    $(9,056)
                                                   =======    =======    =======    =======

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

7.  EMPLOYEE BENEFIT PLANS -- (CONTINUED)

     The following table provides the components of net periodic benefit cost for the plans:

                                                                   DECEMBER 31,
                                                     -----------------------------------------
                                                            1997                  1998
                                                     -------------------   -------------------
                                                     PENSION     OTHER     PENSION     OTHER
                                                     BENEFITS   BENEFITS   BENEFITS   BENEFITS
                                                     --------   --------   --------   --------
Service cost.......................................  $   118     $   12    $   129     $  125
Interest cost......................................      294         45      3,186        545
Expected return on plan assets.....................     (268)        --     (3,809)        --
Amortization of net (gain).........................      (13)        (5)        --        (33)
                                                     -------     ------    -------     ------
Net periodic benefit cost..........................  $   131     $   52    $  (494)    $  637
                                                     =======     ======    =======     ======

     Gains and losses in excess of 10% of the greater of the benefit obligation and the market-related value of assets are amortized over the average remaining service period of active participants.

     The assumptions used in the measurement of Holt's benefit obligations are shown in the following table:


                                                                           DECEMBER 31,
                                                        --------------------------------------------------
                                                                 1997                        1998
                                                        ----------------------      ----------------------
                                                        PENSION        OTHER        PENSION        OTHER
                                                        BENEFITS      BENEFITS      BENEFITS      BENEFITS
                                                        --------      --------      --------      --------
Discount rate.....................................        7.25%         7.25%         6.75%         6.75%
Expected return on plan assets....................        8.00%          n/a          8.00%          n/a

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in the assumed health care cost trend rates would have the following effects:

                                                                     1%            1%
                                                                  INCREASE      DECREASE
                                                                  --------      --------
Effect on total of service and interest cost components of
  net periodic postretirement health care benefit cost......        $ 12         $ (13)
Effect on the health care component of the accumulated
  postretirement benefit obligation.........................        $146         $(165)

     It is the policy of NPR to fund pension costs in accordance with actuarially computed funding requirements and the various bargaining agreements.

     Certain Holt employees are covered under union-sponsored collectively bargained defined benefit plans. Expenses for these plans were $3,365 in 1996, $5,722 in 1997 and $7,727 in 1998 as determined in accordance with negotiated labor contracts.

     NPR also provides a defined contribution 401(k) plan for its management employees. The plan is 100% contributory by the employees.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

8.  COMMITMENTS AND CONTINGENCIES AND OTHER MATTERS

  COMMITMENTS

     Contributions to certain labor-related benefit plans are subject to various assessments under certain collective bargaining agreements. Certain of these assessments are subject to audit and final determination, and in the opinion of Holt, the accompanying financial statements include adequate recognition of the estimated liability for these assessments.

     At December 31, 1997 and 1998, Holt was contingently liable for outstanding standby letters of credit in the amount of $6,290 and $6,340, respectively.

  HURRICANE GEORGES

     Holt's operations in San Juan, Puerto Rico have been affected by Hurricane Georges which struck the island during September 1998. Although certain of its buildings and cranes located at Puerto Nuevo suffered damages, NPR was able to continue to conduct business since two of Holt's high speed cranes were not damaged. Additionally, NPR's fleet of vessels did not incur any damage.

     The Net Book value of property damaged as a result of the hurricane was insignificant. Claims for business interruption and certain property damage are ongoing and are not reflected in the accompanying financial statements. Holt believes that substantially all of the damages will be covered by insurance. Holt has received $8 million as an advance against its insurance claim which has not yet been finalized.

  CONTINGENCIES

     Holt is the defendant in a lawsuit filed in November 1996 in United States District Court. Plaintiff seeks damages arising out of an agreement between plaintiff and Holt whereby Holt offered a discounted freight rate in exchange for shipment of a guaranteed volume of containers between the mainland United States and Puerto Rico. Plaintiff claims that Holt unilaterally terminated the agreement approximately two and one-half months before its termination date, allegedly causing damages. Plaintiff seeks $28.0 million for such damages. On February 26, 1999 the Court ordered Plaintiff to show cause why its cause of action claiming liability for outstanding commissions and trucking claims should not be dismissed in light of the fact that the Court on the same date dismissed all of Plaintiff's other causes of action.

     Holt is a party to various other legal proceedings, claims and assessments arising in the course of its business activities. Based upon information presently available, and in light of legal and other defenses and insurance coverage and other potential sources of payment available to Holt, management does not expect these legal proceedings, claims and assessments, individually or in the aggregate, to have a material impact on Holt's consolidated financial position or results of operations.

  GUARANTEES

     A governmental authority owns a building located on Holt's Gloucester Marine Terminal. The building has been leased out by the owner to a relative of the stockholder of Holt. Holt has guaranteed the tenant's lease payments aggregating $18,500 through April 2024. The guarantee is secured by a mortgage lien on the Gloucester Marine Terminal which is subordinate to the senior mortgage debt and on a parity with the remaining mortgage debt.

     A governmental authority has issued $7.0 million of its Revenue Bonds for the benefit of one of the non-consolidated affiliates, all of which is outstanding at December 31, 1998. The bonds are

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

8.  COMMITMENTS AND CONTINGENCIES AND OTHER MATTERS -- (CONTINUED)

secured by a mortgage on the non-consolidated affiliate's interest on the property financed by the bonds. The bonds bear an interest rate of 9.05% and mature on December 1, 2019. Repayment of bond indebtedness is guaranteed by Holt and the non-consolidated affiliates. The guarantee is secured by a mortgage granted by Holt and one of the non-consolidated affiliates on their respective interests in the Gloucester Facility. The guarantee provides for certain financial covenants, with which Holt was in compliance for all years presented.

     A governmental authority has issued $6.1 million of its Refunding Bonds for the benefit of one of the non-consolidated affiliates all of which is outstanding at December 31, 1998. The bonds bear an interest rate of 8.95% and mature on December 15, 2018. Repayment of bond indebtedness is guaranteed by Holt and the non-consolidated affiliates. The bonds and the guarantee are secured by a mortgage granted by Holt and the non-consolidated affiliate on their respective interests in the Gloucester Facility.

  LEASE COMMITMENTS

     As of December 31, 1998, Holt leases property and equipment under noncancelable operating leases requiring minimum annual rentals as follows:

                                          RELATED
                                           PARTY     OTHER
YEAR ENDING DECEMBER 31,                  LEASES     LEASES     TOTAL
------------------------                  -------   --------   --------
1999...................................   $10,282   $ 18,908   $ 29,190
2000...................................    10,302     17,766     28,068
2001...................................     8,857     15,584     24,441
2002...................................     8,120     14,038     22,158
2003...................................        --     10,635     10,635
Thereafter.............................        --    104,979    104,979
                                          -------   --------   --------
                                          $37,561   $181,910   $219,471
                                          =======   ========   ========

     Rental payments under the Related Party Lease (referenced above) consist of several components, including base rent, a container pick fee, a break bulk cargo fee and certain other fees.

     Holt has a 25-year noncancelable lease and a 30-year noncancelable lease for certain buildings located on the Gloucester Marine Terminal and a marine terminal facility located in Camden, New Jersey (collectively the "Facilities") all of which are owned by the same governmental authority referred to in the first paragraph under "Guarantees" above. Minimum annual rentals are reflected in the above schedule. Holt has the right to purchase the Facilities throughout the term of the lease. The purchase price is the greater of the fair market value of the Facilities or the amount required to optionally redeem or defease the bonds under the landlord's indenture.

     Rent expense under noncancelable lease obligations charged to operations was $4,748 in 1996, $8,364 in 1997 and $26,816 in 1998.

9.  LEASES

     Holt is the lessor of substantially all of the Gloucester Marine Terminal utilizing operating leases for periods generally greater than one year.

     Minimum rentals receivable under noncancelable lease arrangements as of December 31, 1998 were as follows:

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

9.  LEASES -- (CONTINUED)


                                          RELATED
YEAR ENDING DECEMBER 31,                   PARTY     OTHER      TOTAL
------------------------                  -------   --------   --------
1999....................................  $  483    $ 11,877   $ 12,360
2000....................................     121      11,824     11,945
2001....................................      --      11,136     11,136
2002....................................      --       6,240      6,240
2003....................................      --       5,460      5,460
Thereafter..............................      --      85,295     85,295
                                          ------    --------   --------
                                          $  604    $131,832   $132,436
                                          ======    ========   ========

     Net book value of property being leased was approximately $49.0 million and $50.9 million at December 31, 1997 and 1998, respectively.

10.  NON-CONSOLIDATED AFFILIATE TRANSACTIONS

     Holt transacts business with companies under the control of Holt's principal stockholder. These transactions include providing advances to and from those companies. These advances do not bear interest.

     Holt also provided services and goods to these companies which include stevedoring services, rental of warehouse space and building and equipment repairs. At December 31, 1997 and 1998, $21,262 and $25,403 was due to Holt in connection with net advances made and services performed on behalf of certain non-consolidated affiliates. At December 31, 1997 and 1998, $12,190 and $13,979 was due to certain non-consolidated affiliates in connection with net advances and services received. Revenue for these services totaled $9, $55 and $41 in 1996, 1997 and 1998. These companies provided services to Holt which included rental of warehouse space, building and equipment repairs, management services and sale of ice. Payments for these services totaled $1,703, $1,207 and $741 in 1996, 1997 and 1998.

     The cost of the goods and services provided by and charged to non-consolidated affiliates are at prices which management believes are comparable to those provided to non-related customers.

11.  OTHER RELATED PARTY TRANSACTIONS

  LEASES

     In 1996, 1997, and 1998, Holt leased property and equipment from a company owned by family members of Holt's stockholder who are also directors of Holt under a non-cancelable lease which expires December 30, 2000 and which is renewable through 2040 pursuant to four 10-year renewal options. Rental payments under this lease totaled $2,481 in 1996, $2,981 in 1997 and $2,972 in 1998 and are included in the minimum annual rentals disclosed in Note 8 above.

     Pursuant to the sale/leaseback agreement (see Note 2), Holt made rental payments totaling -0-, $738 and $8,857 for the years ended December 31, 1996, 1997 and 1998, respectively. Contingent minimum annual rentals are disclosed in
Note 8 above.

     Holt leases property to a company owned by a relative of Holt's principal stockholder. At December 31, 1997 and 1998, "Tenant Receivables" includes $18,046 and $29,074 respectively, due from this company.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

11.  OTHER RELATED PARTY TRANSACTIONS -- (CONTINUED)

  CORPORATE SERVICES

     Holt has an agreement to purchase general and administrative support services from another company owned by these same family members. The cost of the services provided to Holt are negotiated on an arms length basis which are comparable to those provided to non-related customers during the normal course of business. Payments for these services totaled $3,748 in 1996, $4,492 in 1997 and $6,509 in 1998.

     In the normal course of business, Holt performs services for this company. At December 31, 1997 and 1998, Receivables Tenants includes $1,238 and $513 respectively.

     Also at December 31, 1997 and 1998, "Other Noncurrent Receivables" included $3,500 and $12,023, respectively, due from the company that provides support services to Holt and other companies owned by the same family members.

  SALE OF EQUIPMENT

     On January 5, 1998, Holt sold certain equipment to a company owned by relatives of Holt's stockholder who are also directors of Holt for $5 million of which $3.6 million is included in "Other Noncurrent Receivables" in the accompanying balance sheet. The sale resulted in a gain of $500 which is included as a component of stockholder's equity.

  AGREEMENTS

     During 1998, Holt has entered into an Option to Purchase and Development Agreement with Delaware Avenue Enterprises, Inc. (DEL), a company owned and operated by relatives of Holt's stockholder who are also directors of Holt. Pursuant to the agreement, Holt paid $8 million to DEL to acquire an option to purchase 11.5 acres of property located on the Delaware River in Philadelphia (the "Premises") for a price equal to 120% of any sum expended by DEL to improve and develop the Premises for use by Holt in its future operations. The option expires on December 31, 2013. The cost of the option is included in "Noncurrent Receivables Other" in the accompanying balance sheet.

     In connection with the agreement, DEL issued to the Company a $10 million promissory note that bears interest at 1% over the prime rate and matures on the earlier of December 31, 2013 or the date on which Holt exercises its option and purchases the Premises. The note is secured by a mortgage and security agreement on the Premises and a contiguous 28-acre site. The note is included in "Noncurrent Receivables Other" in the accompanying balance sheet.

  NOTE RECEIVABLE

     In 1998, Holt's principal stockholder executed three notes totaling $5 million in favor of Holt. The notes bear interest at prime plus 1% (8.75% at December 31, 1998) and are due on or before December 31, 1999 and are included in "Other Current Receivables" in the accompanying Balance Sheet.

12.  CONCENTRATIONS OF CREDIT RISK

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising Holt's customer base. Holt does not require collateral from its customers. During 1996 and 1997, sales to one customer accounted for 10.5% of revenues and less than 10% of revenues for 1998.

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

13.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     As of December 31, 1998, the estimated fair values of Holt's financial instruments and significant assumptions made in determining fair values are as follows:

     -- Cash, accounts receivable, accounts payable, payroll taxes payable and accrued expenses: The amounts reported in the balance sheet approximate fair value due to the short-term maturities of these instruments.

     -- Receivables, other and long-term debt: The amounts reported in the balance sheet are at market rates of interest and approximate fair value.

     -- Receivable from/payables to non-consolidated affiliates: Due to uncertain repayment terms, it is not practicable to estimate fair market value.

14.  NON-GUARANTOR SUBSIDIARY

     Holt's wholly owned subsidiary, RFD, is not a guarantor on the Senior Notes (See Note 6). The guarantor subsidiaries are wholly owned and provide full, complete, unconditional, joint and several guarantees on the Senior Notes. Additionally, Holt's parent, HGI has no operations or assets other than its investment in subsidiaries. Accordingly, Holt has not presented separate financial statements and other disclosures concerning the subsidiary guarantors as management has determined that such information is not material to investors.

     Summarized financial information is as follows:

                                                       DECEMBER 31, 1998
                           -------------------------------------------------------------------------
                                         SUBSIDIARY
                             HGI         GUARANTORS        RFD        ELIMINATIONS      CONSOLIDATED
                           --------      ----------      -------      ------------      ------------
Current assets...........  $  5,794       $119,388       $26,130        $     --          $151,312
Non-current assets.......   257,325        297,419         2,925        (272,751)          284,918
Current liabilities......    44,533         89,741         9,069              --           143,343
Non-current
  liabilities............   140,000        174,258        15,257         (96,456)          233,059

                                                 YEAR ENDED DECEMBER 31, 1998
                           -------------------------------------------------------------------------
                                         SUBSIDIARY
                             HGI         GUARANTORS        RFD        ELIMINATIONS      CONSOLIDATED
                           --------      ----------      -------      ------------      ------------
Revenue..................  $ 28,730       $394,943       $    --        $(54,197)         $370,476
Operating income.........    25,073         27,422          (204)        (28,729)           23,562
Net income...............    11,036         23,941         4,811         (29,229)           10,559

                                                       DECEMBER 31, 1997
                           -------------------------------------------------------------------------
                                         SUBSIDIARY
                             HGI         GUARANTORS        RFD        ELIMINATIONS      CONSOLIDATED
                           --------      ----------      -------      ------------      ------------
Current assets...........  $    500       $ 99,943       $40,144        $     --          $140,587
Non-current assets.......   208,048        240,497         3,925        (210,679)          241,791
Current liabilities......    11,134         69,497         9,234              --            89,865
Non-current
  liabilities............   125,000        144,188        14,817         (64,221)          219,784

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

14.  NON-GUARANTOR SUBSIDIARY -- (CONTINUED)


                                                 YEAR ENDED DECEMBER 31, 1997
                           -------------------------------------------------------------------------
                                         SUBSIDIARY
                             HGI         GUARANTORS        RFD        ELIMINATIONS      CONSOLIDATED
                           --------      ----------      -------      ------------      ------------
Revenue..................  $     --       $132,746       $    --        $(13,748)         $118,998
Operating income
  (loss).................    (2,344)        20,790          (149)            117            18,414
Net income (loss)........    (3,883)        13,513         1,008             117            10,755

                                                       DECEMBER 31, 1996
                           -------------------------------------------------------------------------
                                         SUBSIDIARY
                             HGI         GUARANTORS        RFD        ELIMINATIONS      CONSOLIDATED
                           --------      ----------      -------      ------------      ------------
Current assets...........  $     --       $ 46,282       $    --        $     --          $ 46,282
Non-current assets.......    49,222        134,586         3,405         (61,016)          126,197
Current liabilities......        --         48,913           487              --            49,400
Non-current
  liabilities............        --         84,749           620         (11,794)           73,575

Revenue..................  $  8,299       $ 79,198       $     5        $(14,426)         $ 73,076
Operating income.........     8,299         21,886            --         (14,426)           15,759
                                                 YEAR ENDED DECEMBER 31, 1996
                           -------------------------------------------------------------------------
                                         SUBSIDIARY
                             HGI         GUARANTORS        RFD        ELIMINATIONS      CONSOLIDATED
                           --------      ----------      -------      ------------      ------------
Net income...............     8,299          8,299            --          (8,299)            8,299


     RFD's current assets consist primarily of marketable securities. RFD's liabilities consist of bank debt and advances from two of the subsidiary guarantors. RFD's net income is a result of dividends received.


15.  INTERIM DATA (UNAUDITED)


NOTE PAYABLE, BANK


     On February 25, 1999, the Revolving Credit Facility was amended to provide for an additional $17,250 in the form of a term loan. The term loan is due the earlier to occur of the finalization of the insurance claim regarding Hurricane Georges or December 31, 1999.


FINANCIAL INFORMATION -- NON-GUARANTEE SUBSIDIARY
     As of March 31, 1998 and 1999 and for the three months then ended, summarized financial information is as follows (See Note 14):



                                                        MARCH 31, 1998
                           -------------------------------------------------------------------------
                                         SUBSIDIARY
                             HGI         GUARANTORS        RFD        ELIMINATIONS      CONSOLIDATED
                           --------      ----------      -------      ------------      ------------
Current assets...........  $  7,225       $ 87,100       $37,412        $     --          $131,737
Non-current assets.......   211,392        247,752         3,925        (214,166)          248,903
Current liabilities......       216         57,656         9,118              --            66,910
Non-current
  liabilities............   140,000        136,053        14,818         (53,468)          237,403

                     THE HOLT GROUP, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)



15.  INTERIM DATA (UNAUDITED) -- (CONTINUED)


                                               THREE MONTHS ENDED MARCH 31, 1998
                           -------------------------------------------------------------------------
                                         SUBSIDIARY
                             HGI         GUARANTORS        RFD        ELIMINATIONS      CONSOLIDATED
                           --------      ----------      -------      ------------      ------------
Revenue..................  $ 10,196       $103,195       $    --        $(17,626)         $ 95,765
Operating income.........        --         83,739            --              --            83,739
Net income...............     5,488         10,160          (146)        (10,014)            5,488

                                                        MARCH 31, 1999
                           -------------------------------------------------------------------------
                                         SUBSIDIARY
                             HGI         GUARANTORS        RFD        ELIMINATIONS      CONSOLIDATED
                           --------      ----------      -------      ------------      ------------
Current assets...........  $  5,565       $141,232       $31,264        $     --          $178,061
Non-current assets.......   285,075        176,440         3,925        (190,299)          275,141
Current liabilities......    63,141         89,295         8,878              --           161,314
Non-current
  liabilities............   140,002        169,883        24,816        (107,560)          227,141

                                               THREE MONTHS ENDED MARCH 31, 1999
                           -------------------------------------------------------------------------
                                         SUBSIDIARY
                             HGI         GUARANTORS        RFD        ELIMINATIONS      CONSOLIDATED
                           --------      ----------      -------      ------------      ------------
Revenue..................  $ 14,014       $101,325       $    --        $(20,011)         $ 95,328
Operating income.........        --         34,659            --         (20,011)           14,648
Net income...............     9,314         14,258          (244)        (14,014)            9,314

MARKETABLE SECURITIES AVAILABLE FOR SALE

     In the event that Holt exercises its options for the 1.5 million shares of ACL stock at the agreed price of approximately 53 krone per share at the June 10, 1999 exchange rate of approximately 7.8 nok to the dollar, Holt will pay $10.1 million.

     The market value of the 2,192,800 ACL shares and the options for an additional 1.5 million ACL shares as of March 31, 1999 was $31.3 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Stockholders and Directors
NPR Holding Corporation and Subsidiaries
Edison, New Jersey

     We have audited the accompanying consolidated balance sheets of NPR Holding Corporation and Subsidiaries (NPR) as of January 5, 1997 and November 20, 1997, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the periods ended December 31, 1995, January 5, 1997 and November 20, 1997. These consolidated financial statements are the responsibility of NPR's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NPR as of January 5, 1997 and November 20, 1997, and the consolidated results of its operations and its consolidated cash flows for the periods ended December 31, 1995, January 5, 1997 and November 20, 1997, in conformity with generally accepted accounting principles.

BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
April 24, 1998

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              JANUARY 5,   NOVEMBER 20,
                                                                 1997          1997
                                                              ----------   ------------
                                                               (DOLLARS IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.................................   $  1,850      $  1,926
  Trade and other receivables, net of allowance of $23,838
     at January 5, 1997 and $26,454 at November 20, 1997....     40,342        34,459
  Fuel and operating supplies, net of reserves of $638 at
     January 5, 1997 and $-0- at November 20, 1997..........      2,427         2,533
  Prepaid expenses and other current assets.................      1,854         2,176
                                                               --------      --------
Total current assets........................................     46,473        41,094
                                                               --------      --------
Vessels, property and equipment, net........................     94,249        83,446
Capitalized overhaul costs and other noncurrent assets,
  net of accumulated amortization of $2,604 at January 5,
  1997 and $3,464 at November 20, 1997......................      2,716         3,546
Goodwill, net of accumulated amortization of $372 at January
  5, 1997 and $551 at November 20, 1997.....................      2,697         2,517
                                                               --------      --------
                                                               $146,135      $130,603
                                                               ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities
  Note payable..............................................   $ 17,104      $  5,649
  Current maturities of long-term debt......................      8,074         8,719
  Accounts payable and accrued liabilities..................     48,575        57,587
  Payments in excess of billings............................      7,300         6,587
                                                               --------      --------
     Total current liabilities..............................     81,053        78,542
                                                               --------      --------
Other accrued liabilities...................................     42,843        35,623
Long-term debt, net of current maturities...................     33,539        26,245
Redeemable preferred stock..................................        689           739
Commitments and Contingencies
Stockholders' equity (deficiency)
  Common stock
     Class A-1; par value $.001; authorized 16,000 shares;
       issued and outstanding 15,177 shares at January 5,
       1997 and November 20, 1997...........................         --            --
     Class A-2; par value $.001; authorized 16,000 shares;
        no shares issued or outstanding.....................         --            --
     Class B; par value $.001; authorized, issued and
       outstanding 450 shares...............................         --            --
     Class C; par value $.001; authorized 2,057 shares,
        issued and outstanding 2,023 shares at January 5,
       1997 and 2,057 at November 20, 1997..................         --            --
     Additional paid-in capital.............................     15,116        15,116
     Accumulated deficit....................................    (27,105)      (25,662)
                                                               --------      --------
Total stockholders' equity (deficiency).....................    (11,989)      (10,546)
                                                               --------      --------
                                                               $146,135      $130,603
                                                               ========      ========

          See accompanying notes to consolidated financial statements.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              MARCH 3, 1995     JANUARY 1, 1996    JANUARY 6, 1997
                                                   TO                 TO                 TO
                                            DECEMBER 31, 1995   JANUARY 5, 1997   NOVEMBER 20, 1997
                                            -----------------   ---------------   -----------------
                                                            (DOLLARS IN THOUSANDS)
Revenues
  Ocean revenue...........................      $228,228           $265,110           $238,670
  Other revenue...........................         5,539              3,987              6,671
                                                --------           --------           --------
        Total revenues....................       233,767            269,097            245,341
                                                --------           --------           --------
Expenses
  Vessel (including vessel fuel of $12,154
     at December 31, 1995, $14,365 at
     January 5, 1997 and $12,484 at
     November 20, 1997....................        48,012             48,941             43,915
  Cargo handling..........................        49,006             57,662             50,287
  Terminal................................        55,010             56,145             52,793
  Transportation..........................        34,512             49,535             42,144
  Selling, general and administrative.....        42,922             48,644             40,108
  Depreciation and amortization...........        10,699             14,524             10,618
                                                --------           --------           --------
        Total operating expenses..........       240,161            275,451            239,865
                                                --------           --------           --------
Income (loss) from operations.............        (6,394)            (6,354)             5,476
                                                --------           --------           --------
Other (income) expense
  Interest expense........................         5,812              7,171              5,973
  Investment loss.........................            --                 --                500
  Miscellaneous expense (income), net.....           (33)             1,407             (2,490)
                                                --------           --------           --------
        Other expenses, net...............         5,779              8,578              3,983
                                                --------           --------           --------
Net income (loss).........................      $(12,173)          $(14,932)          $  1,493
                                                ========           ========           ========

          See accompanying notes to consolidated financial statements.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                 (DOLLARS IN THOUSANDS, SHARES IN WHOLE UNITS)

                                                          ADDITIONAL                     TOTAL
                                         COMMON STOCK      PAID-IN     ACCUMULATED   STOCKHOLDER'S
                                       SHARES   AMOUNT     CAPITAL       DEFICIT     (DEFICIENCY)
--------------------------------------------------------------------------------------------------
Issuance of shares, March 1995.......  17,781   $    --    $15,213       $    --        $15,213
Shares acquired and cancelled........    (438)       --       (150)           --           (150)
Net loss for the period ended
  December 31, 1995..................      --        --         --       (12,173)       (12,173)
--------------------------------------------------------------------------------------------------
Stockholders' equity,
  December 31, 1995..................  17,343        --     15,063       (12,173)         2,890
Issuance of shares...................     307        --         53            --             53
Net loss for the period ended
  January 5, 1996....................      --        --         --       (14,932)       (14,932)
--------------------------------------------------------------------------------------------------
Stockholders'
  (deficiency),
  January 5, 1997....................  17,650        --     15,116       (27,105)       (11,989)
Issuance of shares...................      34        --         --            --             --
Preferred stock dividends accrued....      --        --         --           (50)           (50)
Net income for period ended
  November 20, 1997..................      --        --         --         1,493          1,493
--------------------------------------------------------------------------------------------------
Stockholders' (deficiency),
  November 20, 1997..................  17,684        --     15,116       (25,662)       (10,546)
                                       ======   =======    =======       =======        =======

          See accompanying notes to consolidated financial statements.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        MARCH 3, 1995     JANUARY 1, 1996    JANUARY 6, 1997
                                                             TO                 TO                 TO
                                                      DECEMBER 31, 1995   JANUARY 5, 1997   NOVEMBER 20, 1997
                                                      -----------------   ---------------   -----------------
                                                                      (DOLLARS IN THOUSANDS)
Increase (decrease) in cash
Cash flows from operating activities:
Net income (loss)...................................      $(12,173)          $(14,932)           $ 1,493
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Depreciation and amortization.....................        10,699             14,524             10,618
  Amortization of debt issuance costs...............         1,166              1,385              1,349
  Allowance for bad debts...........................           572              2,536              2,616
  (Gain) loss on sale of property and equipment.....           (21)               582             (2,502)
  Share of TNX operating loss.......................            --                 --                500
Changes in assets and liabilities:
  (Increase) decrease in assets
    Trade and other receivable......................        (4,878)            (5,317)             3,267
    Fuel and operating supplies.....................           (13)               293               (106)
    Prepaid expenses and other current assets.......        (1,627)             1,206               (321)
  Increase (decrease) in liabilities
    Accounts payable and accrued expenses...........         1,697             (7,189)             9,719
    Payments in excess of billings..................         2,253              2,200               (714)
    Other noncurrent assets and liabilities.........         8,754             (3,024)           (10,257)
                                                          --------           --------            -------
Net cash provided by (used in) operating
  activities........................................         6,429             (7,736)            15,662
                                                          --------           --------            -------
Cash flows from investing activities:
Cash paid to purchase assets of PRMSA...............       (52,780)                                   --
Refund from PRMSA for adjustment of purchase
  price.............................................                            5,654                 --
Cash paid to settle Mills litigation................          (250)                --                 --
Acquisition costs paid..............................        (6,479)                --                 --
Purchase of property and equipment and capitalized
  overhaul costs....................................        (4,063)            (3,342)              (854)
Proceeds from sale of property and equipment........           220                756              4,580
Investment in TNX...................................            --                 --               (500)
                                                          --------           --------            -------
Net cash provided by (used in) investing
  activities........................................       (63,352)             3,068              3,226
                                                          --------           --------            -------
Cash flows from financing activities:
Proceeds from issuance of common stock..............        15,213                 53                 --
Proceeds from bank loans............................        45,000                 --                 --
Repayments of bank loans............................        (4,056)            (9,723)            (7,357)
Purchase of treasury stock..........................          (150)                --                 --
Net borrowings (payments) under line of credit
  agreement.........................................         2,939             14,165            (11,455)
                                                          --------           --------            -------
Net cash provided by (used in) financing
  activities........................................        58,946              4,495            (18,812)
                                                          --------           --------            -------
Net increase (decrease) in cash and cash
  equivalents.......................................         2,023               (173)                76
Cash and cash equivalents, at beginning of period...            --              2,023              1,850
                                                          --------           --------            -------
Cash and cash equivalents, at end of period.........      $  2,023           $  1,850              1,926
                                                          ========           ========            =======
Supplemental disclosures of cash flow information:
Cash paid during the period for interest............      $  4,212           $  4,909              3,617
                                                          ========           ========            =======
Noncash investing and financing transactions
Preferred stock dividends accrued...................            --                 --                 50
Details of Acquisition in 1995:
  Fair value of assets acquired.....................       155,856                 --                 --
  Liabilities assumed...............................       108,731                 --                 --
                                                          --------           --------            -------
  Cash paid.........................................      $ 47,125           $     --            $    --
                                                          ========           ========            =======

          See accompanying notes to consolidated financial statements.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


1.  ORGANIZATION AND OPERATIONS

  FORMATION OF COMPANY

     NPR Holding Corporation ("NPR") was incorporated December 12, 1994. NPR was established to purchase the net assets of the Puerto Rico Maritime Shipping Authority ("PRMSA"). On March 3, 1995, NPR acquired all of the stock of the Puerto Rico Marine Management Inc. ("PRMMI") and assumed certain liabilities of PRMSA, for a cash payment of $52,780 and the issuance of a $5,000 Promissory Note. The transaction was financed with the proceeds of NPR's sale of common stock and the proceeds of a $45,000 collateralized bank loan (Note 6). All assets and liabilities have been recorded at fair values as of March 3, 1995. On February 27, 1995, NPR created two wholly owned subsidiaries, NPR-Navieras Receivables, Inc. and NPR, Inc. to effectuate the purchase of the PRMSA assets. NPR, Inc. serves as the operating company. NPR and its subsidiaries, operating under the trade name Navieras, operate a fleet of five Lancer class container ships and more than 20,000 containers and chassis.

     NPR and PRMSA subsequently adjusted the purchase price as provided for in the agreement dated March 3, 1995. In summary, PRMSA paid NPR $5,654 in cash for the working capital shortfall pursuant to the purchase agreement, and NPR agreed to assume $2,000 of PRMSA's liability for asbestos claims and issue an additional promissory note to PRMSA in the amount of $1,000. This adjustment has been included in the initial accounting for the purchase.

  RESTRUCTURING OF NPR'S OPERATION

     Immediately after the purchase, NPR implemented its restructuring and revitalization plan. The plan installed a new management team to meet NPR's current and future operating demands, established a new vessel deployment schedule to accelerate the frequency of its transportation services, closed unprofitable port facilities, and refurbished NPR's port cranes.

     Associated with the acquisition, management committed to a restructuring plan which involved closing down certain leased facilities. The facilities consisted of the New Orleans, Baltimore and Charleston operating terminals and certain sales offices at other locations. Also included was involuntary severance for management and other employees covered by collective bargaining agreements at these and other facilities. As of the acquisition date, $7,066 in restructuring costs, consisting of approximately $5,607 in remaining lease payments and other facility costs and $1,459 in severance costs, were recognized as liabilities in the purchase transaction and included in the acquisition cost allocation. For periods ended December 31, 1995, January 5, 1997, and November 20, 1997, lease payments and other facility costs paid totaled $395, $1,214, and $127, respectively. Severance cost paid totaled $406, $933, and $0, respectively, for the same periods.

     As of January 5, 1997, the planned closings were completed. The New Orleans lease commitment, which originally extended through January 2003 was terminated effective September 25, 1996. The lease termination agreement stipulated that NPR pay a lease termination fee of $4,804, payable over the remaining life of the original lease. The closing costs including the lease termination fee, were included in the restructuring costs referred to above.

  SALE OF COMPANY

     On November 20, 1997, NPR's outstanding common stock was acquired by The Holt Group, Inc. (see Note 15). These financial statements present the results of operations and financial position prior to the acquisition by Holt.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ACCOUNTING PERIOD

     NPR's fiscal year is a 52 or 53 week period ending the Sunday following December 31, except if December 31, is a Sunday. Since NPR started its operations on March 3, 1995, after the acquisition of the PRMSA assets, NPR's first fiscal period which ended December 31, 1995, was a 43 week period (see
Note 1). All costs incurred by NPR during the period between the date of formation and the acquisition date have been included as either acquisition or financing costs. Fiscal year 1996 which ended January 5, 1997, consisted of 53 weeks. Fiscal year 1997, which ended November 20, 1997 (see Note 15), consisted of 45 weeks.

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of NPR Holding Corporation and its wholly owned subsidiaries, NPR-Navieras Receivables, Inc. and NPR, Inc. after eliminating intercompany accounts and transactions.

  OCEAN REVENUE AND VESSEL OPERATING EXPENSES

     Ocean revenue is recognized based on relative transit time in each reporting period and related vessel operating expenses are recognized as incurred.

  FUEL AND OPERATING SUPPLIES

     Bunker fuel and garage inventories are valued at the lower of first-in, first-out cost or market.

  CASH AND CASH EQUIVALENTS

     NPR considers highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

  VESSELS, PROPERTY AND EQUIPMENT

     Vessels, property and equipment are stated at cost. Depreciation and amortization is provided on the straight-line basis over estimated useful lives as follows:

Vessels                                     12 years

Vessel betterments                          Over the remaining lives of the vessels

Containers and trailers                     12 years (new) and 11 years (used)

Chassis                                     12 years (new) and 11 years (used)

Terminal property and equipment             3 - 10 years

Leasehold rights and improvements           Over the term of the lease

     Expenditures for renewals and betterments which improve or extend the life of the assets are capitalized. Cost and accumulated depreciation of assets sold, retired or otherwise disposed of are removed from the accounts and any resulting gain or loss is included in operations.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

   LONG-LIVED ASSETS

     NPR adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121) during the period ended December 31, 1995. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. The adoption of this standard did not have a material impact on NPR's results of operations.

     When events and circumstances warrant, the carrying value of long-lived assets to be held and used are evaluated. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. NPR believes that no material impairment existed at November 20, 1997.

  MAINTENANCE, REPAIR AND OVERHAUL COSTS

     Maintenance and repair costs incurred while the asset is in service are charged to operations in the current period.

     Costs incurred while a vessel is in drydock (e.g., overhaul) to satisfy the requirements of various periodic regulatory inspections are capitalized and amortized over the expected benefit period.

     Maintenance and repairs to the vessel fleet while in periodic drydock which do not materially prolong the useful life of an asset are estimated and accrued over the period of time between drydockings, and such accruals are charged to operations currently.

     The costs to be incurred to restore certain leased equipment to the condition mandated by the lease agreements are estimated and accrued over the average in-service life.

  EQUIPMENT OFF-HIRE LEASE TERMINATION LIABILITY

     NPR operates various equipment under operating leases. NPR is liable for any damages incurred on the equipment upon lease termination that do not have damage protection rates included in the lease payments. The liability is based upon NPR's estimate of expected lease termination charges and the liability is adjusted by periodic charges to operating expenses as necessary.

  CLAIMS NOT COVERED BY INSURANCE

     Accrual for claims not covered by NPR's insurance, principally cargo claims, injuries, property and vessel damages, include an estimate based on individual claims outstanding and an estimated amount for losses incurred but not reported on the basis of past experience.

  GOODWILL

     The excess of the cost of the net assets acquired over their fair value at the date of acquisition is being amortized on the straight-line method over 15 years. Amortization expense charged to operations for the period March 3, 1995 to December 31, 1995, the period January 1, 1996 to January 5, 1997 and January 6, 1997 to November 20, 1997 was $167, $205 and $179, respectively.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates are based on pertinent information available to management as of November 20, 1997. The estimated fair value, which approximates cost of cash equivalents, trade and other receivables, accounts payable and accrued expenses are reflected in the consolidated balance sheets. The estimated fair value of long-term debt approximates face amount since substantially all borrowings are at variable rates. There are no significant instruments with off-balance sheet risk such as hedging contracts or derivatives.

  INCOME TAXES

     NPR files its U.S. federal income tax return on a consolidated basis. Income tax expense is determined pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and deferred tax liabilities are determined based upon differences between the financial and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

3.  LOAN AND SECURITY AGREEMENT

     The Loan and Security Agreement ("Agreement") as amended January 28, 1997 and referred to in Notes 5 and 6 requires that NPR maintain certain financial ratios, amounts, and other covenants as defined in that Agreement. NPR, from time to time, did not meet covenants regarding the delivery of audited annual financial statements, the delivery or application of the proceeds of NPR's sale of individual items of collateral, the cash flow coverage ratio and tangible net worth as of or for certain periods, as specified in that Agreement. On October 20, 1997, the Lenders collectively agreed to amend the Agreement and to waive any default or event of default for NPR's failure to comply with the covenants referred to above during periods prior to such amendment. In addition, covenants regarding tangible net worth were amended for certain future periods up to and including January 4, 1998.

     NPR was in compliance with all terms of the Agreement, as amended. On November 20, 1997, in conjunction with the sale of NPR (see Note 15), all amounts outstanding under this agreement were paid in full.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

4.  VESSELS, PROPERTY AND EQUIPMENT

     Vessels, property and equipment at January 5, 1997 and November 20, 1997 consist of the following (in thousands):

                                                               JANUARY 5,   NOVEMBER 20,
                                                                  1997          1997
                                                               ----------   ------------
Vessels and vessel betterments..............................    $ 54,324      $ 54,324
Containers, chassis and trailers............................      54,296        52,558
Terminal property and equipment.............................       6,315         6,118
Leasehold rights and improvements...........................         572           598
Construction-in-progress....................................         319            97
                                                                --------      --------
                                                                 115,826       113,695
Less accumulated depreciation and amortization..............      21,577        30,247
                                                                --------      --------
Vessels, property and equipment, net........................    $ 94,249      $ 83,446
                                                                ========      ========

     Substantially all of the assets of NPR are pledged as collateral for the Tranche 2 and Tranche 3 loans (see Note 6).

     On December 4, 1996, NPR sold the S.S. Ponce. The proceeds were distributed in accordance with the Ponce Disposition Agreement with PRMSA, whereas, NPR received approximately $800 as reimbursement of the vessel's lay-up costs. NPR recorded a loss on the sale of the S.S. Ponce during 1996 of approximately $800. On April 28, 1997, the Kennedy Building located in San Juan, Puerto Rico was sold, resulting in a gain of $2,807, which is included in other income on the accompanying statement of operations.

5.  NOTE PAYABLE

     On March 3, 1995, NPR as borrower, entered into a Loan and Security Agreement with LaSalle National Bank as Agent and as Trustee, and with LaSalle National Bank and Transamerican Business Credit Corporation as Lenders. Subsequently, on September 20, 1995, this Agreement was modified to include BOT Financial Corp. as an additional Lender. This Agreement provides for a three-year term with two additional one-year options at NPR's discretion to extend, and pledges all accounts receivable as collateral. The Loan and Security Agreement provides for a line of credit up to 85% of the face amount of eligible accounts receivable, less the face amount of all issued and outstanding Letters of Credit, or $20 million, whichever is less. The interest rate on this segment of the Loan and Security Agreement known as the Tranche 1 Loan, is established at 1% per annum in excess of the prime rate. During the period January 6, 1997 through November 20, 1997, the Tranche 1 borrowings ranged from a low of $2,818 to a high of $17,104. During the period January 1, 1996 through January 5, 1997, the Tranche 1 borrowings ranged from a low of $2,067 to a high of $17,109. The unused line of credit as of November 20, 1997 was $13,778. At November 20, 1997 and January 5, 1997, the effective interest rate was 9.5%, and the collateralized accounts receivable were $33,636 and $36,030, respectively.

     Upon the sale of NPR, Inc. on November 20, 1997, the Tranche 1 Loan was paid in full. On January 28, 1997, LaSalle National Bank, as sole lender, in accordance with the March 3, 1995 Credit Agreement and with the consent of the other Lenders, provided an additional $3 million LaSalle Loan. This Tranche 4 Loan was guaranteed by a Participation Agreement where Berkshire Fund III Investment Co. provided a $1 million Standby Letter of Credit and Pyramid Ventures, Inc. contributed $2 million. LaSalle National Bank issued a single $3 million advance to NPR, as a nonrevolving loan. Tranche 4 remained fully extended, with an 8.5% effective interest rate, until it was paid in full upon the sale of NPR, Inc. on November 20, 1997.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

6.  LONG-TERM DEBT

     The Loan and Security Agreement with LaSalle National Bank (see Note 5) provides for a maximum $30 Million Tranche 2 Loan and a maximum $15 Million Tranche 3 Loan. NPR also has a $5 Million and a $1 Million borrowing from Puerto Rico Maritime Shipping Authority known as the Seller's Notes (see Note 1).

     In July 1996, NPR entered into a seven-year lease/purchase agreement with Interpool, Inc. The principal amount of $3,238 represented the lease/purchase of 594 units of 45-feet high cube steel containers. The total lease obligation of $4,555 includes $1,317 in total interest payments over the term. Monthly payment on this lease varies and is calculated on a $3.00 (Three dollar) per diem, per unit basis. Ownership effectively reverts to NPR at the expiration of the lease in September 2003.

     Following is a summary of long-term debt at January 5, 1997 and November 20, 1997:

                                                               JANUARY 5,   NOVEMBER 20,
                                                                  1997          1997
                                                               ----------   ------------
Tranche 2
     Payable in various monthly amounts through March 2000,
     plus interest at 1.25% above the prime rate, commenced
     April 1, 1995, secured by equipment, furniture and
     other assets...........................................    $22,833       $18,118
Tranche 3
     Payable in various monthly amounts through March 1999,
     plus interest at 2.25% above the prime rate, secured by
     the vessels............................................      8,885         6,579
PRMSA Notes
     10% unsecured Seller's Notes due March 5, 2005,
     interest calculated semi-annually (NPR has the option
     either to pay the interest semi-annually or to include
     the semi-annual interest as additional principal. For
     the period January 6, 1997 to November 20, 1997 and the
     period January 1, 1996 to January 5, 1997, NPR added to
     principal $707 and $552, respectively).................    $ 6,806       $ 7,513
Interpool
     Payable monthly on a per diem basis, commenced July
     1996 with a seven year term, expiring September 2003...      3,089         2,754
                                                                -------       -------
                                                                 41,613        34,964
     Less current maturities ...............................      8,074         8,719
                                                                -------       -------
     Long-term debt, net of current maturities .............    $33,539       $26,245
                                                                =======       =======

     The Tranche 2, Tranche 3 and the PRMSA Notes were paid in full upon the sale of NPR (see Note 15).

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

7.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                  JANUARY 5,         NOVEMBER 20,
                                                                     1997                1997
                                                                  ----------         ------------
CURRENT
Accounts payable.........................................          $32,709             $40,724
Accrued liabilities......................................            8,762              10,219
Other liabilities........................................            2,064               1,587
Accrued dry docking costs................................            5,040               5,057
                                                                   -------             -------
                                                                   $48,575             $57,587
                                                                   =======             =======
LONG-TERM
Reserve for insurance deductible.........................          $   904             $   840
Accrued closing cost -- noncurrent maturities............            3,140               3,112
Reserve for equipment off-hire termination...............            6,180               5,903
Reserve for asbestos claims..............................            1,933               1,883
Reserve for employee benefit plans (see Note 8)..........           24,712              23,555
Other....................................................            5,974                 330
                                                                   -------             -------
                                                                   $42,843             $35,623
                                                                   =======             =======

8.  EMPLOYEE BENEFIT PLANS

     In connection with the acquisition described (in Note 1), NPR assumed and continued all the employee benefit plans as defined by PRMSA.

  PENSION PLAN

     Substantially all nonunion employees of NPR are covered under a noncontributory defined benefit retirement plan. The net pension cost for this plan included the following components:

                                                                  JANUARY 5,         NOVEMBER 20,
                                                                     1997                1997
                                                                  ----------         ------------
Service cost-benefits earned during the period...........          $ 1,550             $ 1,301
Interest cost on projected benefit obligation............            3,457               3,232
Actual return on plan assets.............................           (2,879)             (3,088)
                                                                   -------             -------
Net periodic pension cost................................          $ 2,128             $ 1,445
                                                                   =======             =======

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

8.  EMPLOYEE BENEFIT PLANS -- (CONTINUED)

     A reconciliation of the funded status of the Plan as of January 5, 1997 and November 20, 1997 is as follows:

                                                               JANUARY 5,   NOVEMBER 20,
                                                                  1997          1997
                                                               ----------   ------------
Actuarial present value of benefit obligations
     Vested benefits........................................    $ 40,316      $ 40,208
     Nonvested benefits.....................................       2,283         4,892
                                                                --------      --------
Accumulated benefit obligation..............................      42,599        45,100
Effect on projected future compensation.....................       6,846         6,761
                                                                --------      --------
Projected benefit obligation................................      49,445        51,861
Plan assets at fair value (primarily common stocks and U.S.
  obligations)..............................................      40,377        47,846
                                                                --------      --------
Projected benefit obligation in excess of plan assets.......      (9,068)       (4,015)
Unrecognized net (gain).....................................      (5,889)       (9,762)
                                                                --------      --------
(Accrued) pension cost......................................    $(14,957)     $(13,777)
                                                                ========      ========

     The discount rate used in determining the projected benefit obligation was 7.5% at January 5, 1997 and 7.25% at November 20, 1997. The expected long-term rate of return on plan assets was 8% at January 5, 1997 and November 20, 1997. The assumed rate of salary increase was 4.5% at January 5, 1997 and 5% November 20, 1997.

     In connection with the sale of NPR (Note 15), NPR's pension plan was frozen as of January 15, 1998.

     NPR also provides a defined contribution 401(k) Plan for its management employees. The plan is 100% contributory by the employees.

     The remaining employees of NPR are covered by multiemployer retirement plans. The employer is required to pay contributions to the multiemployer plans as required by the applicable collective bargaining agreements. Under the provisions of the Employee Retirement Income Security Act (ERISA), NPR, as well as the other employers participating in such multiemployer plans may be contingently liable for its proportional share of the plan's unfunded vested benefits in the event of plan termination or NPR's withdrawal from such plans (see Note 13). NPR contributed and charged to expense $2,679, $2,670, and $2,475, respectively for the periods ended December 31, 1995, January 5, 1997 and November 20, 1997.

     It is the policy of NPR to fund pension costs in accordance with actuarially computed funding requirements and the various bargaining agreements.

  POSTRETIREMENT BENEFITS OTHER THAN PENSION

     NPR has an unfunded plan to provide postretirement health care and life insurance benefits to certain employees who retire with a minimum of 10 years of service. These benefits are accrued over the period the employee provides services to NPR.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

8.  EMPLOYEE BENEFIT PLANS -- (CONTINUED)
     Postretirement benefit expense was $672, $769 and $582 for the periods ended December 31, 1995, January 5, 1997 and November 20, 1997, respectively, as follows:

                                                                                           JANUARY 6,
                                                         MARCH 3,         JANUARY 1,        1997 TO
                                                         1995 TO           1996 TO          NOVEMBER
                                                       DECEMBER 31,       JANUARY 5,          20,
                                                           1995              1997             1997
                                                       ------------       ----------       ----------
Service cost....................................           $144              $192             $132
Interest cost...................................            528               577              503
Amortization of gain............................             --                --              (53)
                                                           ----              ----             ----
Postretirement benefit cost.....................           $672              $769             $582
                                                           ====              ====             ====

     In general, retiree health benefits are paid as covered expenses are incurred. The following table sets forth the unfunded status of the Plan at January 5, 1997 and November 20, 1997:

                                                                  JANUARY 5,       NOVEMBER 20,
                                                                     1997              1997
                                                                  ----------       ------------
Accumulated postretirement benefit
Retirees...................................................         $5,329            $5,100
Fully eligible active employees............................          1,541             1,337
Other active employees.....................................          1,527             1,186
                                                                    ------            ------
Total APBO.................................................          8,397             7,623
Add unrecognized net gain..................................            717             1,559
                                                                    ------            ------
Accrued postretirement benefit liability...................         $9,114            $9,182
                                                                    ======            ======

     The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% at January 5, 1997 and 7.25% at November 20, 1997. The assumed rate of increase in administrative charges are 6% at January 5, 1997 and 4% at November 20, 1997. The rate of increase in the per capita cost of covered health care benefits is assumed to be 10.2%, decreasing gradually to 5.25% by calendar year 2005.

9.  MILLS SETTLEMENT AGREEMENT AND ISSUANCE OF REDEEMABLE PREFERRED STOCK

     On June 1, 1995, NPR entered into an agreement with Mills Capital Advisor, Inc. ("Mills") and Russel T. Stern, Jr. ("RTS") to settle: (a) certain claims made by Mills in an action filed in the Circuit Court of Cook County, Illinois, Chancery Division, captioned Mills Capital Advisors, Inc. V. BT Investment Partners, Inc., Case No. 95 CH 1725 (the "Litigation"), and (b) all obligations of the Mills and BT Investment Partners, Inc. ("BTIP") agreement dated March 23, 1995 (the "Settlement Agreement").

     NPR authorized 689 shares of preferred stock with a liquidation value of $.1 per share, no voting rights, a 3% cumulative dividend provision based on the stock's liquidation value, and a redemption schedule stipulating that the redeemed preferred shares stock are canceled and not reissued. The first redemption date was set at June 1, 2002 at which time NPR would be required to redeem issued and outstanding shares of preferred stock having an aggregate liquidation value of $258, at a price per share equal to the liquidation value. The second redemption date was set at June 1, 2003 at which time, NPR would be required to redeem issued and outstanding shares of preferred stock having an aggregate liquidation value of $258, at a price per share equal to the liquidation value plus cumulative

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

9.  MILLS SETTLEMENT AGREEMENT AND ISSUANCE OF REDEEMABLE PREFERRED
STOCK -- (CONTINUED)
and unpaid dividends. The final redemption date was set at June 1, 2004 at which time all outstanding shares of preferred stock would be required to be redeemed at liquidation value plus cumulative and unpaid dividends.

     On November 20, 1997, in conjunction with the sale of NPR (see Note 15), the Settlement Agreement was satisfied through redemption of all outstanding preferred stock in consideration of a payment by NPR of $740, including accrued dividends of approximately $50.

10.  COMMON STOCK

     All shares of NPR's Common Stock are identical in all respects and entitle the holders to the same rights and privileges, subject to the same qualifications, limitations and restrictions except for the voting rights, dividends and distributions as specified below.

     Holders of Class A-1 Common, Class B Common and Class C Common are entitled to one vote per share on all matters to be voted on by the stockholders of NPR. Holders of Class A-2 Common have the same voting rights except that they shall have no voting rights when all Common Stock holders vote as one class on matters involving: 1) merger or consolidations, 2) sales of substantially all of NPR's assets, and 3) any amendment of NPR's Certificate of Incorporation.

     Dividends or distributions of earnings shall be paid ratably to all of the holders of the Common Stocks.

     At January 5, 1997 and November 20, 1997, there were 2,023 and 2,057 shares of Class C Common Stock outstanding, respectively, held by NPR's management. Pursuant to the stockholders' agreement establishing certain limitation features, contingent upon NPR achieving targeted earning levels, or in defined circumstances upon the sale of stock or results of operations, said stock would become vested and be entitled to participate fully in the proceeds of such exchanges and earnings distributions.

     Dividends or distributions in connection with the distributions from sources other than earnings shall be paid ratably to each holder in the class and in the order set forth below until the sum of all nonearnings distributions are paid:

     Class A (A-1 and A-2) Common up to the first $1,000 per share

     Class B Common for the next $1,010 per share

     Class C Common for the next $10 per share

     Any remaining distributions shall be distributed to all of the holders of Common Stock ratably.

     The Class A-1 Common holders can convert any or all of their shares of Class A-1 into the same number of shares of Class A-2 Common, and vice versa. On November 20, 1997, all of the outstanding shares of all classes of common stock were purchased by The Holt Group, Inc. (See Note 15).

11.  INCOME TAXES

     No provision for income taxes was provided in any period presented due to the significant losses that NPR incurred.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

11.  INCOME TAXES -- (CONTINUED)
     The significant components of the Net Deferred Tax Asset (Liability) consist of the following at January 5, 1997 and November 20, 1997:

                                                                  JANUARY 5,       NOVEMBER 20,
                                                                     1997              1997
                                                                  ----------       ------------
Depreciation and amortization..............................        $(13,005)         $(10,295)
Net operating loss.........................................          21,450            42,915
Foreign tax credit.........................................             714             1,059
Pension and retiree benefits...............................          11,508             9,431
Inventories................................................             111                --
Compensation and benefits..................................             300               505
Receivables................................................          10,914            10,544
Equipment off-hire.........................................           2,830             2,355
Contract dry dock..........................................           4,508             3,571
Intangibles................................................           2,557               822
Other......................................................           1,329             1,140
Deferred tax asset valuation reserve.......................         (43,216)          (62,047)
                                                                   --------          --------
Total......................................................        $     --          $     --
                                                                   ========          ========

     As it is more likely than not that none of the future tax benefits of any of the components of the deferred tax asset will be realized, a valuation reserve of $27,213 and $62,047 at January 5, 1997 and November 20, 1997, respectively has been established.

     For income tax reporting, NPR has net operating loss carryforwards aggregating approximately $9 million available to reduce future U.S. income taxes and $101 million available to reduce Puerto Rico income taxes. Subsequent to the acquisition of NPR by The Holt Group, Inc. (See Note 15) the Company adopted S corporation status, whereby the shareholders' record income and loss on their personal tax returns and the net operating losses and the deferred tax asset will be unavailable to reduce future taxable income of NPR.

12.  OPERATING LEASES

     Future minimum rental payments required under noncancelable operating leases that have initial or remaining terms in excess of one year, and the remaining future lease payments and consideration for the early termination of the leases associated with the facility closings at November 20, 1997 are as follows:

December 1997-1998.                           $ 8,388
1999.......................................     6,531
2000.......................................     5,814
2001.......................................     4,693
2002.......................................     4,574
Thereafter.................................     8,557
                                              -------
                                              $38,557
                                              =======

     Rental expense for the periods ended December 31, 1995, January 5, 1997 and November 20, 1997 was $4,524, $5,603 and $5,830, respectively.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

13.  COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

  COMMITMENTS

     Contributions to certain labor-related benefit plans are subject to various assessments under certain collective bargaining agreements. Certain of these assessments are subject to audit and final determination, and in the opinion of NPR, the accompanying financial statements include adequate recognition of the estimated liability for these assessments.

  CONTINGENCIES

     NPR is the defendant in a lawsuit filed in November 1996 in United States District Court. Plaintiff seeks damages arising out of an agreement between plaintiff and NPR whereby NPR offered a discounted freight rate in exchange for shipment of a guaranteed volume of containers between the mainland United States and Puerto Rico. Plaintiff claims that NPR unilaterally terminated the agreement approximately two and one-half months before its termination date, allegedly causing damages. Plaintiff seeks $28.0 million for such damages. NPR has filed a motion to dismiss the complaint, which remains pending. NPR intends to vigorously defend against the lawsuit. There can be no assurance that the resolution of this lawsuit will not have a material adverse effect on NPR's financial condition or results of operations.

     NPR is a party to various other legal proceedings, claims and assessments arising in the course of its business activities. Based upon information presently available, and in light of legal and other defenses and insurance coverage and other potential sources of payment available to NPR, management does not expect these legal proceedings, claims and assessments, individually or in the aggregate, to have a material adverse impact on NPR's consolidated financial position or results of operations.

     As of November 20, 1997, NPR has outstanding letters of credit in the amount of $1,400, expiring on various dates through October 19, 1998, of which $110 was fully collateralized.

14.  START OF NEW SERVICE, TNX (TRANSROLL NAVIERAS EXPRESS, INC.)

     NPR announced a new venture with Transroll Navegacao, S.A. of Brazil (TNX) whereby a weekly express service in the South American trade lanes will commence. NPR has a 49.99% share of TNX. TNX's inaugural sailing commenced in October 1997, calling at the South American ports of Fortaleza-Vitoria, Buenos Aires, Rio Grande, Imbituba/Sao Francisco de Sul, Santos and Rio de Janeiro. In connection with this service, NPR has agreed to guarantee to TNX up to $1,500 total reimbursement related to the time chartering of three vessels -- MV Norpol, MV Antares and MV Aldebaran.

     The joint venture requires a $500 capital contribution and advances up to $2.0 million which will be funded from the proceeds of Holt's proposed offering of Senior Notes due 2006.

     For the period ended November 20, 1997, TNX incurred a net loss of $975. NPR's share of the loss amounted to approximately $500.

                    NPR HOLDING CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

15.  SALE OF NPR

     On November 20, 1997, NPR's outstanding common stock was acquired by The Holt Group, Inc. in exchange for $44.0 million cash and $25.0 million in notes to the selling shareholders. The operating plans for the combined business will have a material impact on NPR and its operations and financial condition and will require the integration of administrative finance, sales and marketing functions and the implementation of operating, finance and management systems and controls between Holt and NPR.

     As part of the sale transaction, Holt contributed $39.7 million to NPR which was used to repay existing debt obligations of NPR. Also, NPR entered into five-year employment agreements with certain members of NPR management and granted these employees "Phantom Stock Units" representing the right to receive the value of up to 10% of the common stock of NPR outstanding on November 20, 1997 based on the achievement of specified performance goals. NPR then distributed to its shareholders 10% of the outstanding capital stock of TNX (see above) and caused $670 in cash bonuses to be distributed to certain management employees of NPR's in 1997.

     In connection with the sale, NPR also entered into a $35 million equipment sale/leaseback agreement with a related party. The agreement provides for monthly rental payments of $738 for 60 months. NPR has the option to terminate the lease at the end of 48 months by returning the equipment and payment of a termination fee of $2.8 million.

     The combined company has relocated its U.S. northeastern port of call from Elizabeth, New Jersey to Philadelphia, Pennsylvania, a move designed to consolidate operations. Holt does not believe that the relocation will trigger a multiemployer plan withdrawal liability, which is estimated to be $17.1 million, plus interest (which, if triggered, would be payable over an eight-year period). However, there can be no assurance that the liability, or a portion thereof, will not become payable in the future.

     These financial statements are not representative of the postmerger business of NPR.

     ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS.

                        BY REGISTERED OR CERTIFIED MAIL:
                              The Bank of New York
                               101 Barclay Street
                        Corporate Trust Services Window
                                  Ground Level
                            New York, New York 10286
                              Attn: Jackie Warren

                           BY HAND/OVERNIGHT EXPRESS:
                              The Bank of New York
                             101 Barclay Street, 7E
                            New York, New York 10286
                          Attn: Reorganization Section

                            FACSIMILE TRANSMISSION:

                                 (212) 815-6339

                              TO CONFIRM RECEIPT:

                                 (212) 815-5924

(ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER OR REGISTERED OR CERTIFIED MAIL)

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             OFFER TO EXCHANGE ALL
                                  OUTSTANDING
                          9 3/4% SENIOR NOTES DUE 2006
                        ($140,000,000 PRINCIPAL AMOUNT)
                        FOR 9 3/4% SENIOR NOTES DUE 2006

                                     [LOGO]

                              THE HOLT GROUP, INC.

                            -----------------------
                                   PROSPECTUS
                            -----------------------

                                            , 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Holt Group, Inc. (the "Company"), Holt Cargo Systems, Inc. ("Holt Cargo"), Murphy Marine Services, Inc. ("Murphy Marine"), Wilmington Stevedores, Inc. ("Wilmington Stevedores"), San Juan International Terminals, Inc. ("San Juan"), SJIT, Inc. ("SJIT"), NPR, Inc. ("NPR"), NPR-Navieras Receivables, Inc. ("Navieras"), NPR Holding Corporation ("NPR Holding") and NPR S.A., Inc. ("NPR S.A.") (collectively, the "Delaware Registrants") are Delaware corporations. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The certificates of incorporation of the Company, Murphy Marine, San Juan, SJIT and NPR S.A. contain provisions eliminating or limiting their directors' personal liability to the corporation or its stockholders to the extent permitted by Section 102(b)(7) of the DGCL.

     Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any person, including officers and directors, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. A Delaware corporation may indemnify its officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer, director, employee or agent actually and reasonably incurred in connection therewith. The certificates of incorporation of Holt Cargo, NPR, Navieras and NPR Holding and the by-laws of the Company, Murphy Marine, Wilmington Stevedores and NPR S.A. contain indemnification provisions permitted by Section 145 of the DGCL.

     Holt Hauling and Warehousing System, Inc. ("Holt Hauling") is a Pennsylvania corporation. Sections 513 and 518 of the Pennsylvania Corporations and Unincorporated Associations statute (the "Associations Code") and Sections 1741-1750 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") provide for indemnification of the directors and officers of Holt Hauling. Under Sections 1741-1750 of the BCL, directors and officers of Holt Hauling may be indemnified by the Holt Hauling against all expenses actually and reasonably incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of Holt Hauling or by reason of the fact that such director or officer serves or served as a representative of another entity at the request of Holt Hauling, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Holt Hauling; and, provided further that with respect to any criminal proceedings, such officer or director had no reasonable cause to believe that his or her conduct was unlawful. Section 1745 of the BCL permit Holt Hauling to pay expenses incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon Holt Hauling's receipt of an undertaking by or on behalf of the representative to repay the amount so advanced if said person is ultimately determined not to be entitled to indemnification under the BCL. Section 1713 expressly does not permit the limitation of directors' responsibility or liability arising from any criminal statute or liability for the payment of taxes pursuant to federal, state or local law. Under the BCL, the personal liability of the officers and directors of Holt Hauling shall not be limited if the responsibility or liability arises under or any criminal statute or the liability concerns for the payment of tax pursuant to federal, state or local law.

     Section 1743 of the BCL mandates indemnification by Holt Hauling of its officers, directors and representatives when such individuals are ultimately successful on the merits or otherwise in defense of any third-party action or proceedings, of any or derivative or corporate actions.

     Subject to certain limitations and exceptions, the Company and its subsidiaries have insurance coverage for losses by any person who is or hereafter may be a director or officer of the Company arising from claims against that person for any wrongful act in his capacity as a director or officer of the Company or any of its subsidiaries.

     The foregoing discussion is qualified in its entirety by reference to the DGCL, the Associations Code, the BCL and the by-laws of the Delaware Registrants and Holt Hauling.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following is a complete list of Exhibits filed as part of this Registration Statement.


 *3.1   Certificate of Incorporation of the Company.
 *3.2   By-laws of the Company.
 *3.3   Certificate of Incorporation of Holt Cargo Systems, Inc.
 *3.4   By-laws of Holt Cargo Systems, Inc.
 *3.5   Articles of Incorporation of Holt Hauling and Warehousing
        Systems, Inc.
 *3.6   By-laws of Holt Hauling and Warehousing Systems, Inc.
 *3.7   Certificate of Incorporation of Murphy Marine Services, Inc.
 *3.8   By-laws of Murphy Marine Services, Inc.
 *3.9   Certificate of Incorporation of Wilmington Stevedores, Inc.
 *3.10  By-laws of Wilmington Stevedores, Inc.
 *3.11  Certificate of Formation of NPR, Inc.
 *3.12  By-laws of NPR, Inc.
 *3.13  Certificate of Incorporation of NPR-Navieras Receivables,
        Inc.
 *3.14  By-laws of NPR-Navieras Receivables, Inc.
 *3.15  Certificate of Incorporation of NPR Holding Corporation.
 *3.16  By-laws of NPR Holding Corporation.
 *3.17  Certificate of Incorporation of NPR S.A., Inc.
 *3.18  By-laws of NPR S.A., Inc.
 *3.19  Certificate of Incorporation of San Juan International
        Terminals, Inc.
 *3.20  By-laws of San Juan International Terminals, Inc.
 *3.21  Certificate of Incorporation of SJIT, Inc.
 *3.22  By-laws of SJIT, Inc.
 *4     Indenture, dated January 21, 1998, among the Company, the
        Guarantors and The Bank of New York.
 *5     Opinion of Pepper Hamilton LLP.
 *10.1  Purchase Agreement, dated January 14, 1998, among the
        Company, the Guarantors and

        Donaldson, Lufkin & Jenrette.
 *10.2  Exchange Registration Rights Agreement, dated January 21,
        1998, among the Company, its subsidiaries and Donaldson, Lufkin & Jenrette Securities Corporation.
 *10.3 Stock Purchase Agreement, dated September 25, 1997, among the Company and the selling shareholders of NPR Holding
        Corporation signatory thereto.
 *10.4 Securities Purchase Agreement, dated November 20, 1997, between the Company and HS Funding, Inc.
 *10.5 Securities Purchase Agreement, dated November 18, 1997, among the Company and the persons listed and the signature pages attached thereto.
 *10.6  Shareholders Agreement, dated November 20, 1997, among the
        Shareholders signatory thereto.
 *10.7  Agreement, dated August 6, 1997, between Transroll Navagacao
        S.A. and NPR Holding Corporation.
 *10.8  First Amendment to Joint Venture Agreement dated November
        20, 1997.
 *10.9  NPR 1997 Phantom Stock Plan.
 *10.10 Settlement Agreement, dated April __, 1997, among The New
        York Shipping Association -- International Longshoreman's
        Association Pension Trust Fund, Puerto Rico Maritime
        Shipping Authority, Government Development Bank for Puerto
        Rico and NPR, Inc.
 *10.11 Payment Agreement, dated April __, 1997, among Government
        Development Bank for Puerto Rico, Puerto Rico Maritime
        Shipping Authority, NPR, Inc., and NPR Holding Corporation.
 *10.12 United States Pension Services, Inc. 401(k) Plan and Trust.
 *10.13 Loan Agreement, dated January 3, 1984, between the City of
        Gloucester City, New Jersey and Holt Hauling and Warehousing
        System, Inc.
 *10.14 First Amendment to Loan Agreement, dated January 3, 1984, dated March 31, 1991, between the City of Gloucester City,
        New Jersey and Holt Hauling and Warehousing System, Inc.
 *10.15 Loan Agreement, dated August 3, 1984, between the City of
        Gloucester City, New Jersey and Holt Hauling and Warehousing
        System, Inc.
 *10.16 First Amendment to Loan Agreement, dated August 3, 1984, dated March 31, 1991, between Holt Hauling and Warehousing
        System, Inc. and the City of Gloucester City, New Jersey.
 *10.17 Second Amendment to Loan Agreements, dated January 3, 1984, and August 3, 1984, dated August 1, 1996.
 *10.18 Multi Currency Secured Revolving Credit Facility dated April
        16, 1997, between The Riverfront Development Corporation and
        Finansbanken ASA.
 *10.19 Amendment No. 1 to Multi Currency Secured Revolving Credit
        Facility dated April 16, 1997, dated April 23, 1997, between
        The Riverfront Development Corporation and Finansbanken ASA.
 *10.20 Equipment Lease Agreement, dated November 18, 1997, between
        Emerald Equipment Leasing, Inc., NPR, Inc. and Holt Cargo
        Systems, Inc.
 *10.21 Lease Guaranty Agreement, dated November 20, 1997, by the
        Company, Holt Hauling and Warehousing System, Inc.,
        Wilmington Stevedores, Inc., Murphy Marine Services, Inc.,
        The Riverfront Development Corporation, NPR-Navieras
        Receivables, Inc., and NPR S.A., Ind., for the benefit of Emerald Equipment Leasing, Inc. with respect to various duties and obligations of NPR, Inc. and Holt Cargo Systems, Inc.
 *10.22 Amended and Restated Lease and Operating Agreement, dated
        December 30, 1990, between Philadelphia Regional Port
        Authority and Holt Cargo Systems, Inc. for Packer Avenue
        Marine Terminal.
 *10.23 Sublease, dated June 14, 1991, between Astro Holdings, Inc.
        and Holt Cargo Systems, Inc.



 *10.24 Assignment of Lease, dated June 14, 1991, between Holt Cargo
        Systems, Inc. and Astro Holdings, Inc.
 *10.25 Loan and Security Agreement, dated August 8, 1989, between
        Holt Cargo Systems, Inc. and Bank Leumi Le-Israel B.M.
 *10.26 Modification of Loan and Security Agreement, dated November
        13, 1992, between Holt Cargo Systems, Inc. and Bank Leumi
        Le-Israel B.M. and Second Modification of Loan and Security
        Agreement, dated December 31, 1992.
 *10.27 Third Modification of Loan and Security Agreement, dated
        July 1, 1995, between Holt Cargo Systems, Inc. and PNC Bank,
        National Association (successor in interest to Bank Leumi
        Le-Israel B.M.).
 *10.28 Loan Agreement, dated July 20, 1995, among Holt Cargo
        Systems, Inc., Holt Hauling and Warehousing Systems, Inc.,
        Broadway Equipment Leasing Corp., Refrigerated Distribution
        Center, Inc., Triple Seven Ice, Inc., Holt Cargo Systems of
        California, Inc., The Riverfront Development Corporation,
        777 Pattison Avenue, Inc., Holt Warehousing Company, Marine
        Information Technology, Inc., B.H. Sobelman & Co., Inc., T.
        and L. Leasing Corp., CRT, Inc., Refrigerated Enterprises,
        Inc., Oregon Avenue Enterprises, Incorporated, Pattison
        Avenue Warehousing Corp., Murphy Marine Services, Inc.,
        Rockside International Fish Co., Inc., Wilmington
        Stevedores, Inc. and Meridian Bank.
 *10.29 Container Lease Purchase Agreement, dated June 5, 1996, between NPR, Inc. and Interpool Limited, and Membership and
        Equipment Lease Agreement dated April 1, 1996 between
        Interpool Limited and NPR, Inc.
 *10.30 Credit Agreement, dated November 20, 1997, between the
        Company and CoreStates Bank, N.A.
 *10.31 Business Loan Agreement, dated March 13, 1997, between Holt
        Hauling and Warehousing System, Inc. and Wilmington Savings
        Fund Society, FSB.
 *10.32 Series G Loan Agreement, dated January 2, 1992, between Holt
        Hauling and Warehousing System, Inc. and the New Jersey
        Economic Development Authority.
 *10.33 Series H Loan Agreement, dated January 2, 1992, between Holt
        Hauling and Warehousing System, Inc. and the New Jersey
        Economic Development Authority.
 *10.34 Series G Mortgage and Security Agreement, dated as of
        January 2, 1992, between Holt Hauling and Warehousing
        System, Inc. and Mellon Bank, N.A.
 *10.35 Series H Mortgage and Security Agreement, dated January 2,
        1992, between Holt Hauling and Warehousing System, Inc. and
        Mellon Bank, N.A.
 *10.36 Series J Loan Agreement, dated June 1, 1995, between Holt
        Hauling and Warehousing System, Inc. and the New Jersey
        Economic Development Authority.
 *10.37 Series J Mortgage and Security Agreement, dated June 1,
        1995, between Holt Hauling and Warehousing System, Inc. and
        The Bank of New York (NJ).
 *10.38 Lease Agreement, dated January 15, 1996, between Holt
        Hauling and Warehousing System, Inc. and Camden County
        Improvement Authority.
 *10.39 Mortgage and Security Agreement, dated January 15, 1996, between Holt Hauling and Warehousing System, Inc., 777
        Pattison Ave., Inc. and The Bank of New York (NJ).
 *10.40 Mortgage and Security Agreement, dated May 15, 1992, between
        Holt Hauling and Warehousing System, Inc., 777 Pattison
        Ave., Inc. and Fidelity Bank, National Association.
 *10.41 Memorandum of Installment Sale Agreement, dated May 15,
        1992, among Philadelphia Authority for Industrial
        Development, Refrigerated Enterprises, Inc., Holt Hauling and Warehousing System, Inc., B.H. Sobelman & Co., Inc.,
        Refrigerated Distribution Center, Inc., Oregon Avenue
        Enterprises, Incorporated, Holt Cargo System, Inc., The
        Riverfront Development Corp., CRT, Inc., Triple Seven Ice,
        Inc. and 777 Pattison Ave., Inc.



 *10.42 Installment Sale Agreement, dated May 15, 1992, among
        Philadelphia Authority for Industrial Development,
        Refrigerated Enterprises, Inc., Holt Hauling and Warehousing
        System, Inc., B.H. Sobelman & Co., Inc., Refrigerated
        Distribution Center, Inc., Oregon Avenue Enterprises,
        Incorporated, Holt Cargo Systems, Inc., The Riverfront
        Development Corp., CRT, Inc., Triple Seven Ice, Inc.,
        Pattison Avenue Warehousing Corp., and 777
        Pattison Ave., Inc.
 *10.43 Series K Loan Agreement, dated February 1, 1997, between New
        Jersey Economic Development Authority and Holt Hauling and
        Warehousing System, Inc.
 *10.44 Series K Mortgage and Security Agreement, dated February 1,
        1997, among Holt Hauling and Warehousing, 777 Pattison Ave.,
        Inc. and New Jersey Economic Development Authority.
 *10.45 Mortgage and Security Agreement, dated March 15, 1994, among
        Holt Hauling and Warehousing System, Inc., 777 Pattison
        Ave., Inc. and The Bank of New York N.A.
 *10.46 Contract of Sale, dated April __, 1994, between Holt Hauling and Warehousing System, Inc. and Camden County Improvement
        Authority.
 *10.47 First Leasehold Mortgage and Security Agreement, dated June
        1, 1997, between Holt Hauling and Warehousing System, Inc.
 *10.48 Loan Agreement, dated March 2, 1992, among 777 Pattison
        Ave., Inc., Holt Hauling and Warehousing System, Inc., B.H.
        Sobelman & Co., Inc., Refrigerated Distribution Center,
        Inc., Oregon Avenue Enterprises, Incorporated, Holt Cargo
        Systems, Inc., CRT, Inc., The Riverfront Development Corp.,
        Triple Seven Ice, Inc., Pattison Avenue Warehousing Corp.
        and Refrigerated Enterprises, Inc.
 *10.49 Security Agreement, dated January 24, 1997, by Holt Cargo
        System, Inc. in favor of Transamerica Business Credit
        Corporation.
 *10.50 Client Services Agreement, dated July 10, 1995, between SLS
        Services, Inc. and Wilmington Stevedores, Inc.
 *10.51 Client Services Agreement, dated April 1, 1994, between SLS
        Services, Inc. and Holt Cargo Systems, Inc.
 *10.52 Client Services Agreement, dated April 1, 1994, between SLS
        Services, Inc. and Holt Hauling & Warehousing System, Inc.
 *10.53 Client Services Agreement, dated July 1, 1994, between SLS
        Services, Inc. and Murphy Marine Services, Inc.
 *10.54 Client Services Agreement, dated April 1, 1994, between SLS
        Services, Inc. and The Riverfront Development Corporation.
 *10.55 Amendment No. 1 to Client Services Agreement, dated January
        __, 1998, by and among SLS Services, Inc., Holt Cargo
        Systems, Inc., Holt Hauling & Warehousing System, Inc.,
        Murphy Marine Services, Inc., The Riverfront Development
        Corporation and Wilmington Stevedores, Inc.
 *10.56 Option to Purchase and Development Agreement, dated March
        27, 1998, between Delaware Avenue Enterprises, Inc. and Holt
        Hauling and Warehousing System, Inc.
 *10.57 Promissory Notes dated February 25, 1998, April 2, 1998 and
        April 29, 1998 by Thomas J. Holt, Sr. in favor of The Holt
        Group, Inc.
 *10.58 Amended and Restated Credit Agreement among the Holt Group,
        Inc., Holt Cargo Systems, Inc., Holt Hauling and Warehousing
        System, Inc., Murphy Marine Services, Inc., NPR Holding
        Corporation, NPR, Inc., NPR-Navieras Receivables, Inc., NPR,
        S.A., Inc., San Juan International Terminals, Inc.,
        S.J.I.T., Inc., and Wilmington Stevedores, Inc., and First
        Union National Bank, Summit Bank, Wilmington Trust of
        Pennsylvania and MBC Leasing Corp. with First Union National
        Bank as Agent dated February 25, 1999.
 *21    Subsidiaries of Registrant.
  23.1  Consent of BDO Seidman, LLP.
 *23.2  Consent of Pepper Hamilton LLP (included in Exhibit 5).


  25       Form T-1.
 *27.1     Financial Data Schedule for The Holt Group, Inc.
           (1993-1997).
 *27.2     Financial Data Schedule for The Holt Group, Inc. (June 30,
           1997 and 1998).
 *27.3     Financial Data Schedule for NPR Holding Corporation
           (1995-1997).
 *27.4     Financial Data Schedule for The Holt Group, Inc. (December
           31, 1998).
  27.5(a)  Financial Data Schedule for The Holt Group, Inc. (March 31,
           1998 and 1999).
  27.5(b)  Financial Data Schedule for The Holt Group, Inc. (March 31,
           1998 and 1999).
 *99.1     Form of Letter of Transmittal.
 *99.2     Form of Notice of Guaranteed Delivery.
 *99.3     Form of Exchange Agent Agreement, dated __________, 1998,
           between The Bank of New York and the Company.


------------------
 * Previously filed.

(b) Financial Statement Schedules.

     All schedules have been omitted because they are not applicable, not required, or the required information is included in the Financial Statements or the notes thereto.

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Delaware Registrants and Holt Hauling pursuant to the foregoing provisions, or otherwise, the Delaware Registrants and Holt Hauling have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Delaware Registrant or Holt Hauling, of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, a Delaware Registrant or Holt Hauling will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, THE HOLT GROUP, INC., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Gloucester City, New Jersey on the 11th day of June, 1999.


                                        THE HOLT GROUP, INC.

                                        By: /s /  THOMAS J. HOLT, SR.
                                           -------------------------------------
                                            Thomas J. Holt, Sr.
                                            President, Chairman of the Board and
                                            Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                 TITLE                                 DATE
       ---------                                 -----                                 ----
/s /  THOMAS J. HOLT,         President, Chairman of the Board and                   June 11, 1999
SR.                           Director (The Principal Executive Officer)
------------------------
Thomas J. Holt, Sr.

/s /  BERNARD GELMAN          Vice President, Chief Financial Officer and            June 11, 1999
------------------------      Director (The Principal Financial Officer
Bernard Gelman                and Principal Accounting Officer)

/s /  JOHN A. EVANS           Director                                               June 11, 1999
------------------------
John A. Evans

/s /  LEO A. HOLT             Director                                               June 11, 1999
------------------------
Leo A. Holt

/s /  THOMAS J. HOLT,         Director                                               June 11, 1999
JR.
------------------------
Thomas J. Holt, Jr.

/s /  MICHAEL J. HOLT         Director                                               June 11, 1999
------------------------
Michael J. Holt

/s /  LORRAINE ROBINS         Director                                               June 11, 1999
------------------------
Lorraine Robins

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, HOLT CARGO SYSTEMS, INC., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Gloucester City, New Jersey on the 11th day of June, 1999.


                                        HOLT CARGO SYSTEMS, INC.

                                        By: /s /  THOMAS J. HOLT, SR.
                                           -------------------------------------
                                            Thomas J. Holt, Sr.
                                            President, Chairman of the Board and
                                            Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                 TITLE                                 DATE
       ---------                                 -----                                 ----
/s /  THOMAS J. HOLT,         President, Chairman of the Board and                   June 11, 1999
SR.                           Director (The Principal Executive Officer)
------------------------
Thomas J. Holt, Sr.


/s /  BERNARD GELMAN          Vice President, Chief Financial Officer and            June 11, 1999
------------------------      Director (The Principal Financial Officer
Bernard Gelman                and Principal Accounting Officer)

/s /  LORRAINE ROBINS         Director                                               June 11, 1999
------------------------
Lorraine Robins

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, HOLT HAULING AND WAREHOUSING SYSTEM, INC., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Gloucester City, New Jersey on the 11th day of June, 1999.


                                        HOLT HAULING AND WAREHOUSING SYSTEM,
                                        INC.

                                        By: /s /  THOMAS J. HOLT, SR.
                                           -------------------------------------
                                            Thomas J. Holt, Sr.
                                            President, Chairman of the Board and
                                            Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                 TITLE                                 DATE
       ---------                                 -----                                 ----
/s /  THOMAS J. HOLT,         President, Chairman of the Board and                   June 11, 1999
SR.                           Director (The Principal Executive Officer)
------------------------
Thomas J. Holt, Sr.

/s /  BERNARD GELMAN          Vice President, Chief Financial Officer and            June 11, 1999
------------------------      Director (The Principal Financial Officer
Bernard Gelman                and Principal Accounting Officer)

/s /  LORRAINE ROBINS         Director                                               June 11, 1999
------------------------
Lorraine Robins

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, MURPHY MARINE SERVICES, INC., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Gloucester City, New Jersey on the 11th day of June, 1999.


                                          MURPHY MARINE SERVICES, INC.

                                          By: /s /  MARK MURPHY
                                            ------------------------------------
                                              Mark Murphy
                                              President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                 TITLE                                 DATE
       ---------                                 -----                                 ----
/s /  MARK MURPHY             President (The Principal Executive Officer)            June 11, 1999
------------------------
Mark Murphy

/s /  BERNARD GELMAN          Vice President - Finance and Director (The             June 11, 1999
------------------------      Principal Financial Officer and Principal
Bernard Gelman                Accounting Officer)

/s /  THOMAS J. HOLT,         Director                                               June 11, 1999
SR.
------------------------
Thomas J. Holt, Sr.

/s /  LORRAINE ROBINS         Director                                               June 11, 1999
------------------------
Lorraine Robins

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, WILMINGTON STEVEDORES, INC., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Gloucester City, New Jersey on the 11th day of June, 1999.


                                          WILMINGTON STEVEDORES, INC.

                                          By: /s /  MARK MURPHY
                                            ------------------------------------
                                              Mark Murphy
                                              President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       SIGNATURE                                 TITLE                                 DATE
       ---------                                 -----                                 ----
/s /  MARK MURPHY             President (The Principal Executive Officer)            June 11, 1999
------------------------
Mark Murphy

/s /  BERNARD GELMAN          Vice President - Finance and Director (The             June 11, 1999
------------------------      Principal Financial Officer and Principal
Bernard Gelman                Accounting Officer)

/s /  THOMAS J. HOLT,         Director                                               June 11, 1999
SR.
------------------------
Thomas J. Holt, Sr.

/s /  LORRAINE ROBINS         Director                                               June 11, 1999
------------------------
Lorraine Robins

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, SAN JUAN INTERNATIONAL TERMINALS, INC., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Gloucester City, New Jersey on the 11th day of June, 1999.


                                       SAN JUAN INTERNATIONAL TERMINALS, INC.

                                       By: /s /  THOMAS J. HOLT, SR.
                                          --------------------------------------
                                           Thomas J. Holt, Sr.
                                           President, Chairman of the Board,
                                          Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                  TITLE                                DATE
        ---------                                  -----                                ----
/s /  THOMAS J. HOLT, SR.       President, Chairman of the Board and                 June 11, 1999
--------------------------      Director (The Principal Executive Officer)
Thomas J. Holt, Sr.

/s /  BERNARD GELMAN            Vice President - Finance and Director (The           June 11, 1999
--------------------------      Principal Financial Officer and Principal
Bernard Gelman                  Accounting Officer)

/s /  LORRAINE ROBINS           Executive Vice President and Director                June 11, 1999
--------------------------
Lorraine Robins

/s /  JOHN A. EVANS             Director                                             June 11, 1999
--------------------------
John A. Evans

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, SJIT, INC., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Gloucester City, New Jersey on the 11th day of June, 1999.


                                        SJIT, INC.

                                        By: /s /  THOMAS J. HOLT, SR.
                                           -------------------------------------
                                            Thomas J. Holt, Sr.
                                            President, Chairman of the Board,
                                           Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                 TITLE                                 DATE
       ---------                                 -----                                 ----
/s /  THOMAS J. HOLT,         President, Chairman of the Board and                   June 11, 1999
SR.                           Director (The Principal Executive Officer)
------------------------
Thomas J. Holt, Sr.

/s /  BERNARD GELMAN          Vice President - Finance and Director (The             June 11, 1999
------------------------      Principal Financial Officer and Principal
Bernard Gelman                Accounting Officer)

/s /  LORRAINE ROBINS         Executive Vice President and Director                  June 11, 1999
------------------------
Lorraine Robins

/s /  JOHN A. EVANS           Director                                               June 11, 1999
------------------------
John A. Evans

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, NPR HOLDING CORPORATION, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Edison, New Jersey on the 11th day of June, 1999.


                                        NPR HOLDING CORPORATION

                                        By: /s /  THOMAS J. HOLT, JR.
                                           -------------------------------------
                                            Thomas J. Holt, Jr.
                                            President, Chief Executive Officer
                                            and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                TITLE                            DATE
           ---------                                -----                            ----
/s /  THOMAS J. HOLT, JR.            President, Chief Executive Officer            June 11, 1999
-------------------------------      and Director (The Principal
Thomas J. Holt, Jr.                  Executive Officer)

/s /  BERNARD GELMAN                 Vice President and Director                   June 11, 1999
-------------------------------      (The Principal Financial Officer
Bernard Gelman                       and Principal Accounting Officer)

/s /  THOMAS J. HOLT, SR.            Director                                      June 11, 1999
-------------------------------
Thomas J. Holt, Sr.

/s /  LORRAINE ROBINS                Director                                      June 11, 1999
-------------------------------
Lorraine Robins

/s /  LEO A. HOLT                    Director                                      June 11, 1999
-------------------------------
Leo A. Holt

/s /  MICHAEL J. HOLT                Director                                      June 11, 1999
-------------------------------
Michael J. Holt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, NPR-NAVIERAS RECEIVABLES, INC., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Edison, New Jersey on the 11th day of June, 1999.


                                        NPR-NAVIERAS RECEIVABLES, INC.

                                        By: /s /  THOMAS J. HOLT, JR.
                                           -------------------------------------
                                            Thomas J. Holt, Jr.
                                            President, Chairman of the Board and
                                            Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                TITLE                              DATE
         ---------                                -----                              ----
/s /  THOMAS J. HOLT, JR.        President, Chief Executive Officer and            June 11, 1999
---------------------------      Director (The Principal Executive
Thomas J. Holt, Jr.              Officer)

/s /  BERNARD GELMAN             Vice President and Director                       June 11, 1999
---------------------------      (The Principal Financial Officer and
Bernard Gelman                   Principal Accounting Officer)

/s /  THOMAS J. HOLT, SR.        Director                                          June 11, 1999
---------------------------
Thomas J. Holt, Sr.

/s /  LORRAINE ROBINS            Director                                          June 11, 1999
---------------------------
Lorraine Robins

/s /  LEO A. HOLT                Director                                          June 11, 1999
---------------------------
Leo A. Holt

/s /  MICHAEL J. HOLT            Director                                          June 11, 1999
---------------------------
Michael J. Holt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, NPR, INC., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Edison, New Jersey on the 11th day of June, 1999.


                                        NPR, INC.

                                        By: /s /  THOMAS J. HOLT, JR.
                                           -------------------------------------
                                            Thomas J. Holt, Jr.
                                            President, Chief Executive Officer
                                            and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                TITLE                               DATE
         ---------                                -----                               ----
/s /  THOMAS J. HOLT, JR.        President, Chief Executive Officer and             June 11, 1999
---------------------------      Director (The Principal Executive
Thomas J. Holt, Jr.              Officer)

/s /  BERNARD GELMAN             Vice President and Director                        June 11, 1999
---------------------------      (The Principal Financial Officer and
Bernard Gelman                   Principal Accounting Officer)

/s /  THOMAS J. HOLT, SR.        Director                                           June 11, 1999
---------------------------
Thomas J. Holt, Sr.

/s /  LORRAINE ROBINS            Director                                           June 11, 1999
---------------------------
Lorraine Robins

/s /  LEO A. HOLT                Director                                           June 11, 1999
---------------------------
Leo A. Holt

/s /  MICHAEL J. HOLT            Director                                           June 11, 1999
---------------------------
Michael J. Holt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, NPR S.A., INC., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Edison, New Jersey on the 11th day of June, 1999.


                                        NPR S.A., INC.

                                        By: /s /  THOMAS J. HOLT, JR.
                                           -------------------------------------
                                            Thomas J. Holt, Jr.
                                            President, Chief Executive Officer
                                            and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                TITLE                               DATE
         ---------                                -----                               ----
/s /  THOMAS J. HOLT, JR.        President, Chief Executive Officer and             June 11, 1999
---------------------------      Director (The Principal Executive
Thomas J. Holt, Jr.              Officer)

/s /  BERNARD GELMAN             Vice President and Director                        June 11, 1999
---------------------------      (The Principal Financial Officer and
Bernard Gelman                   Principal Accounting Officer)

/s /  THOMAS J. HOLT, SR.        Director                                           June 11, 1999
---------------------------
Thomas J. Holt, Sr.

/s /  LORRAINE ROBINS            Director                                           June 11, 1999
---------------------------
Lorraine Robins

/s /  LEO A. HOLT                Director                                           June 11, 1999
---------------------------
Leo A. Holt

/s /  MICHAEL J. HOLT            Director                                           June 11, 1999
---------------------------
Michael J. Holt

                                 EXHIBIT INDEX

EXHIBIT
  NO.          DESCRIPTION
-------        -----------
  23.1         Consent of BDO Seidman, LLP.
  25           Form T-1.
  27.5(a)      Financial Data Schedule for The Holt Group, Inc. (March 31,
               1998 and 1999).
  27.5(b)      Financial Data Schedule for the Holt Group, Inc. (March 31,
               1998 and 1999).